     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             LSI LOGIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                94-2712976
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                     ORGANIZATION)

                            1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             DAVID E. SANDERS, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             LSI LOGIC CORPORATION
                            1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                 LARRY W. SONSINI, ESQ.                                WILLIAM H. HINMAN, JR., ESQ.
                   JOHN A. FORE, ESQ.                                      SHEARMAN & STERLING
                EDWARD F. VERMEER, ESQ.                                    1550 EL CAMINO REAL
     WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL                        MENLO PARK, CA 94025
                      CORPORATION                                             (650) 330-2200
                   650 PAGE MILL ROAD
              PALO ALTO, CALIFORNIA 94304
                     (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SHARES              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
              TO BE REGISTERED                      REGISTERED            PER UNIT              PRICE         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
  % Convertible Subordinated Notes due
  2006.......................................    $287,500,000(1)            100%           $287,500,000(1)       $79,925.00
Common stock, $0.01 par value per share
  issuable upon conversion of the Notes......         --(2)                  --                   --                --(4)
Common stock, $0.01 par value per share......      5,750,000(3)           $51 1/2            $296,125,000        $82,322.75
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Includes over-allotment option of $37,500,000 Convertible Subordinated Notes, which the underwriters have the option to purchase to cover over-allotments, if any.

(2) Such indeterminate number of shares of Common Stock as shall be required for issuance upon conversion of the Notes being registered hereunder.

(3) Includes over-allotment option of 750,000 shares of Common Stock, which the underwriters have the option to purchase to cover over-allotments, if any.

(4) No additional consideration will be received for the Common Stock issuable upon conversion of the Notes being registered hereunder and, therefore, no registration fee is required pursuant to Rule 457(i).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus, one to be used in connection with an offering of 5,000,000 shares of common stock of LSI Logic Corporation (5,750,000 shares if the over-allotment option is exercised in full) and one to be used in connection with an offering of approximately
$250,000,000 in aggregate principal amount of   % Convertible Subordinated Notes
due 2006 by LSI Logic Corporation ($287,500,000 principal amount if the over-allotment option is exercised in full). The complete debt prospectus follows this explanatory note. The equity prospectus follows the debt prospectus. Final forms of each prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IN NOT PERMITTED.

PROSPECTUS (Subject to Completion)
Issued July 29, 1999

                                  $250,000,000
                                [LSI Logic Logo]

                     % CONVERTIBLE SUBORDINATED NOTES DUE 2006
                            ------------------------

                Interest Payable on             and
                            ------------------------

HOLDERS MAY CONVERT THE NOTES INTO OUR COMMON STOCK AT ANY TIME BEFORE
            , 2006, AT A CONVERSION PRICE OF $     PER SHARE, SUBJECT TO
ADJUSTMENT IN CERTAIN EVENTS.
                            ------------------------

WE MAY NOT REDEEM ANY OF THE NOTES BEFORE             , 2002, AS DESCRIBED IN
THE "DESCRIPTION OF NOTES" BEGINNING ON PAGE 51.

THE NOTES ARE SUBORDINATED IN RIGHT OF PAYMENT TO ALL OF OUR SENIOR DEBT AND ARE SUBORDINATED BY OPERATION OF LAW TO ALL LIABILITIES (INCLUDING TRADE PAYABLES) OF OUR SUBSIDIARIES. THE NOTES WILL RANK EQUALLY TO OUR 4 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004.
                            ------------------------

FOR A MORE DETAILED DESCRIPTION OF THE NOTES, SEE "DESCRIPTION OF NOTES" BEGINNING ON PAGE 51.
                            ------------------------

CONCURRENT WITH THIS OFFERING OF NOTES, WE ARE CONDUCTING A SEPARATE OFFERING OF 5,000,000 SHARES OF OUR COMMON STOCK. THE OFFERING OF NOTES IS NOT CONDITIONED ON THE COMPLETION OF OUR OFFERING OF COMMON STOCK.
                            ------------------------

OUR COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE UNDER THE SYMBOL "LSI." ON JULY 27, 1999, THE REPORTED LAST SALE PRICE OF OUR COMMON STOCK ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE WAS $51 1/2 PER SHARE.
                            ------------------------

INVESTING IN THE NOTES OR OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
                            ------------------------

                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                            ------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase up to an additional $37,500,000 principal amount of notes to cover over-allotments. Morgan Stanley &
Co. Incorporated expects to deliver the notes to purchasers on          , 1999.
                            ------------------------
MORGAN STANLEY DEAN WITTER
                BANCBOSTON ROBERTSON STEPHENS
                               J.P. MORGAN & CO.
                                            MERRILL LYNCH & CO.

           , 1999

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Incorporation of Certain Documents by
  Reference................................     3
Forward-Looking Statements.................     4
Prospectus Summary.........................     5
Risk Factors...............................     8
Use of Proceeds............................    18
Common Stock Price Range...................    18
Dividend Policy............................    18
Capitalization.............................    19
Selected Consolidated Financial Data.......    20
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................    22

                                             PAGE
                                             ----
Business...................................    40
Management.................................    49
Description of Notes.......................    51
Description of Capital Stock...............    57
Certain Federal Income Tax
  Considerations...........................    61
Underwriters...............................    66
Legal Matters..............................    67
Independent Accountants....................    67
Available Information......................    67
Trademark Acknowledgements.................    67
Index to Consolidated Financial
  Statements...............................   F-1

                            ------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in the prospectus. We are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the notes.

     Until             , 1999, all dealers that buy, sell or trade the notes,
whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete.

     - The description of the common stock in our Registration Statement on Form 8-A filed on August 29, 1989, under Section 12(g) of the Exchange Act.

     - The description of our Amended and Restated Preferred Shares Rights Agreement in our Registration Statement on Form 8-A-12G/A filed on December 8, 1998, under Section 12(g) of the Exchange Act.

     - Annual Report on Form 10-K filed on March 5, 1999 and 10-K/A filed on July 28, 1999 for the fiscal year ended December 31, 1998.

     - Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 27, 1998, filed on April 8, 1999.

     - Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1999, filed on May 12, 1999.

     - Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999, filed on July 28, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Investor Relations
     LSI Logic Corporation
     1551 McCarthy Boulevard
     Milpitas, California 95035
     (408) 433-6777

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve risks and uncertainties, such as statements concerning: growth and future operating results; future customer benefits attributable to our products; developments in our markets and strategic focus; new products and product enhancements; potential acquisitions and the integration of acquired businesses, products and technologies; strategic relationships; and future economic, business and regulatory conditions. Such forward-looking statements are generally accompanied by words such as "anticipate," "expect," "intend" or other words that convey uncertainty of future events or outcomes. Statements made herein are as of the date of this prospectus and should not be relied upon as of any subsequent date. The section below entitled "Risk Factors" sets forth certain factors that could cause our actual future results to differ materially from these forward-looking statements. These factors and other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear or are incorporated by reference herein.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information contained elsewhere in this prospectus and financial statements, including the notes thereto, included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements before making an investment decision. Unless otherwise specified, all information herein assumes no exercise of the underwriters' over-allotment option.

                             LSI LOGIC CORPORATION

     We are a worldwide leader in the design, development, manufacture and marketing of high performance application specific integrated circuits and application specific standard products. Our submicron process technologies, combined with our CoreWare design methodology, enable us to integrate system level solutions on a single chip. We tailor our products to the specific application requirements of original equipment manufacturers and other customers in the following markets:

     - networking,

     - telecom/wireless,

     - consumer,

     - computer,

     - storage components, and

     - storage systems.

     Many of our customers are worldwide leaders in their end markets. Our customers include:

     - Cisco Systems, Inc.,

     - Compaq Computer Corporation,

     - Hewlett-Packard Company,

     - IBM Corporation,

     - NCR,

     - Sony Corporation, and

     - Sun Microsystems, Inc.

     Since our inception, we have based our technology and our business strategy on integrating increasingly complex electronic building blocks onto a few chips or a single chip. High-level, industry-standard building blocks of the type that were previously independent chips, such as microprocessors, networking controllers, digital signal processors and video compression engines, are used as "cores" that are connected electronically, along with a customer's proprietary logic and memory, to form an entire system on a single chip. Consequently, our customers achieve higher system performance, lower system cost and faster time-to-market with a differentiated product.

     We operate our own manufacturing facilities in order to control our deployment of advanced wafer fabrication technology, our manufacturing costs and our response to customer delivery requirements. In December 1998, we began production in a state-of-the-art facility in Gresham, Oregon. The new facility is equipped for advanced manufacturing operations and designed to accommodate our expansion requirements well into the foreseeable future. Our production operations in the United States and Japan, as well as those of our assembly and test subcontractors in Asia, are ISO certified, an important international measure for quality.

     We market our products and services worldwide through direct sales, marketing and field technical staff and through independent sales representatives and distributors. In addition, we specifically market our storage system products to original equipment manufacturing and end users through value added resellers.

     We were originally incorporated in California in 1980. In 1987, we were reincorporated in Delaware. Our principal offices are located at 1551 McCarthy Boulevard, Milpitas, California 95035, and our telephone number is (408) 433-8000. Our home page on the Internet is at www.lsilogic.com.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                                                                                         SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,(1)                         JUNE 30,
                                         ------------------------------------------------------------   -------------------
                                           1994        1995         1996         1997         1998        1998       1999
                                         --------   ----------   ----------   ----------   ----------   --------   --------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
                                                                                                        -------------------
STATEMENT OF OPERATIONS DATA:
Revenues...............................  $923,663   $1,288,790   $1,271,855   $1,322,626   $1,516,891   $669,002   $964,629
Operating income (loss)(2).............   149,589      316,823      191,749      194,936     (128,359)    70,380     39,006
Net income (loss)(2)...................   103,146      238,663      150,362      164,981     (139,478)    62,795    (77,933)
Basic earnings (loss) per share........       .95         1.89         1.15         1.17         (.97)       .44       (.54)
Shares used in computing basic earnings
  (loss) per share.....................   108,141      126,028      131,181      140,880      143,153    142,868    144,883

Diluted earnings (loss) per share......       .86         1.72         1.08         1.14         (.97)       .43       (.52)
Shares used in computing diluted
  earnings (loss) per share............   127,233      142,113      145,423      146,446      143,153    144,377    149,614

OTHER DATA:
Ratio of earnings to fixed
  charges(4)...........................      5.7x        11.4x         7.2x        10.6x           --       9.5x       1.7x

                                                                                  JUNE 30, 1999
                                                              ------------------------------------------------------
                                                                ACTUAL      AS ADJUSTED(5)    AS FURTHER ADJUSTED(6)
                                                              ----------    --------------    ----------------------
                                                                                  (IN THOUSANDS)
                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........  $  345,143      $  345,143            $
Working capital.............................................     518,402         588,439
Total assets................................................   2,755,715       2,763,590
Total debt..................................................     719,987         727,862
Stockholders' equity........................................   1,486,083       1,486,083

---------------
(1) Our fiscal years ended on December 31 in 1997 and 1998, and the Sunday closest to December 31 in 1994, 1995 and 1996. For presentation purposes, this prospectus and the Annual Consolidated Financial Statements refer to December 31 as year end.

(2) In 1998, we recorded a $146 million charge for acquired in-process research and development associated with the acquisition of Symbios and a $75 million charge for restructuring. See Notes 2 and 3 of Notes to Annual Consolidated Financial Statements. For the six months ended June 30, 1999, we recorded a $4.6 million charge for in-process technology associated with the acquisition of ZSP Corporation on April 14, 1999, restructuring and merger costs primarily in connection with the merger with SEEQ and a $92 million charge for a cumulative effect of a change in accounting principle, net of tax, associated with the unamortized preproduction balance associated with the Gresham manufacturing facility. See Notes 2, 3 and 9 to the notes to the unaudited consolidated condensed financial statements for the six months ended June 30, 1999.

(3) Diluted earnings per share for the year ended December 31, 1998 and for the six month period ended June 30, 1999, would have been $0.68 per share and $0.28 per share, respectively, using a 25% effective tax rate on pre-tax income, if the following items were excluded: (i) the acquired in-process research and development charge of $145.5 million for the year ended December 31, 1998 and $4.6 million for the six month period ended June 30, 1999, respectively, (ii) the restructuring and merger related charges of $75.4 million for the year ended December 31, 1998 and $5.9 million for the six month period ended June 30, 1999, respectively, (iii) the amortization of intangibles of $22.4 million for the year ended December 31, 1998 and $23.0 million for the six month period ended June 30, 1999, respectively,
    (iv) net other non-recurring charges of $9.1 million for the year ended December 31, 1998 and (v) the cumulative effect of a change in accounting principle of $92 million for the six months ended June 30, 1999.

(4) Computed by dividing (i) earnings before taxes adjusted for fixed charges, minority interest and capitalized interest net of amortization by (ii) fixed charges, which includes interest expense and capitalized interest incurred, plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor, plus amortization of debt issuance costs. In 1998, earnings were inadequate to cover fixed charges by $140 million.

(5) Reflects the issuance of the notes offered by this prospectus (assuming no exercise of the underwriters' over-allotment option) and the application of the proceeds from this offering (after deducting estimated expenses of this offering).

(6) Reflects the issuance of the notes offered by this prospectus and the concurrent issuance of 5,000,000 shares of our common stock (assuming no exercise of the underwriters' over-allotment option in either case) and the application of the proceeds from both offerings (after deducting estimated expenses of both offerings). This offering is not conditioned on the completion of our offering of common stock.

                                  THE OFFERING

SECURITIES OFFERED.........  $250,000,000 principal amount of   % convertible
                             subordinated notes due 2006 (plus an additional
                             $37,500,000 principal amount if the underwriters' over-allotment option is exercised in full).

INTEREST...................    % per year. We will pay interest semi-annually in
                             arrears in cash on                and
                                            of each year, beginning
                                            , 2000.

CONVERSION.................  The notes will be convertible into common stock at the option of the holder at any time prior to
                             maturity at a conversion price of $     per share,
                             subject to adjustment in certain events.

SUBORDINATION..............  The notes are subordinated to all of our existing and future senior indebtedness. As of June 30, 1999, we had approximately $133 million of indebtedness outstanding that would have constituted senior indebtedness (after repayment of a portion of the indebtedness outstanding under our existing credit facility with proceeds of this offering), and our subsidiaries had approximately $144 million of indebtedness and other liabilities outstanding to which the notes would have been effectively subordinated (including trade and other payables but excluding approximately $71 million of indebtedness guaranteed by us and included above as senior indebtedness, intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles). The notes offered by this prospectus will rank equally with our outstanding 4 1/4% convertible subordinated notes due 2004 in an aggregate principal amount of $345 million. Neither we nor our subsidiaries are limited from incurring additional debt under the indenture.

OPTIONAL REDEMPTION........  At any time on or after                , 2002, we
                             may redeem the notes on at least 30 days' notice, in whole or in part, at the redemption prices listed in this prospectus together with accrued interest.

FUNDAMENTAL CHANGE.........  In the event of a fundamental change you will have the right to require us to redeem all of any part of your notes at 100% of the principal amount to be redeemed plus accrued interest.

SINKING FUND...............  None.

USE OF PROCEEDS............  We intend to use the proceeds of this offering and the concurrent offering of our common stock to repay indebtedness under our existing credit facility and for general corporate purposes. To the extent that we do not consummate the concurrent offering of our common stock, we intend to use the proceeds of this offering to repay indebtedness under our existing credit facility.

NYSE SYMBOL................  LSI.

CONCURRENT OFFERING........  Concurrent with this offering of the notes we are conducting a separate offering of 5,000,000 shares of our common stock. This offering is not conditioned on the completion of our offering of common stock.

                                  RISK FACTORS

     Before you invest in the notes or shares of common stock underlying the notes, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase the notes. The risks set out below are not the only risks we face.

     If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of the notes and common stock could decline, and you may lose all or part of your investment.

     Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this prospectus and in the documents incorporated herein by reference. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

IF WE ARE NOT ABLE TO IMPLEMENT NEW PROCESS TECHNOLOGIES SUCCESSFULLY, OUR OPERATING RESULTS AND FINANCIAL CONDITION WILL BE ADVERSELY IMPACTED.

     The semiconductor industry is intensely competitive and characterized by constant technological change, rapid product obsolescence and evolving industry standards. We believe that our future success depends, in part, on our ability to improve on existing technologies and to develop and implement new ones in order to continue to reduce semiconductor chip size and improve product performance and manufacturing yields. We must also adopt and implement emerging industry standards and adapt products and processes to technological changes. If we are not able to implement new process technologies successfully or to achieve volume production of new products at acceptable yields, our operating results and financial condition will be adversely impacted.

     In addition, we must continue to develop and introduce new products that compete effectively on the basis of price and performance and that satisfy customer requirements. We continue to emphasize engineering development and acquisition of CoreWare building blocks, or cores, and integration of our CoreWare libraries into our design capabilities. Our cores and ASSPs are intended to be based upon industry standard functions, interfaces and protocols so that they are useful in a wide variety of systems applications. Development of new products and cores often requires long-term forecasting of market trends, development and implementation of new or changing technologies and a substantial capital commitment. We cannot assure you that ASSPs or cores that we select for investment of our financial and engineering resources will be developed or acquired in a timely manner or will enjoy market acceptance.

DISRUPTION OF OUR MANUFACTURING FACILITIES COULD CAUSE DELAYS IN SHIPMENTS OF PRODUCTS TO OUR CUSTOMERS AND COULD RESULT IN CANCELLATION OF ORDERS OR LOSS OF CUSTOMERS.

     A variety of reasons, including work stoppages, fire, earthquake, flooding or other natural disasters, or Year 2000 related problems could cause disruption of operations at any of our primary manufacturing facilities or at any of our assembly subcontractors. Although we carry business interruption insurance, the disruption could result in delays in shipments of products to our customers. We cannot assure you that alternate production capacity would be available if a major disruption were to occur, or that if it were available, it could be obtained on favorable terms. A disruption could result in cancellation of orders or loss of customers. The loss would result in a material adverse impact on our operating results and financial condition.

OUR LACK OF LONG-TERM VOLUME PRODUCTION CONTRACTS WITH OUR CUSTOMERS COULD RESULT IN INSUFFICIENT CUSTOMER ORDERS WHICH WOULD RESULT IN UNDERUTILIZATION OF OUR MANUFACTURING FACILITIES.

     We generally do not have long-term volume production contracts with our customers. We cannot control whether and to what extent customers place orders for any specific ASIC design or ASSPs and the quantities of products included in those orders. Insufficient orders will result in underutilization of our manufacturing facilities and would adversely impact our operating results and financial condition.

BRINGING OUR NEW WAFER FABRICATION FACILITY TO FULL OPERATING CAPACITY COULD TAKE LONGER AND COST MORE THAN ANTICIPATED.

     Our new wafer fabrication facility in Gresham, Oregon, began production in December 1998. The Gresham facility is a sophisticated, highly complex, state-of-the-art factory. Actual production rates depend upon the reliable operation and effective integration of a variety of hardware and software components. We cannot assure you that all of these components will be fully functional or successfully integrated within the currently projected schedule or that the facility will achieve the forecasted yield targets. Our inability to achieve and maintain acceptable production capacity and yield levels could have a material adverse impact on our operating results and financial condition.

     In addition, the amount of capital expenditures required to bring the facility to full operating capacity could be greater than we currently anticipate. Higher costs to bring the facility to full operating capacity will reduce margins and could have a material adverse impact on our results of operations and financial condition. As of June 30, 1999, we have spent approximately $789 million in capital expenditures on the Gresham facility. We plan to spend no more than $250 million in capital expenditures in 1999, approximately $84 million of which relate to the Gresham facility.

OUR LACK OF GUARANTEED SUPPLY ARRANGEMENTS WITH OUR SUPPLIERS COULD RESULT IN OUR INABILITY TO OBTAIN SUFFICIENT RAW MATERIALS FOR USE IN THE PRODUCTION OF OUR PRODUCTS.

     We use a wide range of raw materials in the production of our semiconductors, host adapter boards and storage systems products, including silicon wafers, processing chemicals, and electronic and mechanical components. We generally do not have guaranteed supply arrangements with our suppliers and do not maintain an extensive inventory of materials for manufacturing. Some of these materials we purchase from a limited number of vendors, and some we purchase from a single supplier. On occasion, we have experienced difficulty in securing an adequate volume and quality of materials. We cannot assure you that if we have difficulty in obtaining materials or components in the future alternative suppliers will be available, or that available suppliers will provide materials and components in a timely manner or on favorable terms. If we cannot obtain adequate materials for manufacture of products, there could be a material impact on our operating results and financial condition.

HIGH CAPITAL REQUIREMENTS AND HIGH FIXED COSTS CHARACTERIZE OUR BUSINESS, AND WE FACE A RISK THAT REQUIRED CAPITAL MIGHT BE UNAVAILABLE WHEN WE NEED IT.

     In order to remain competitive, we must continue to make significant investments in new facilities and capital equipment. We spent $330 million in 1998 and $29 million in the first two fiscal quarters of 1999, net of retirements and refinancings, on investments in new facilities and capital equipment, not including facilities and capital equipment acquired with Symbios. We expect to spend no more than $250 million during 1999. We expect to continue to make significant investments in new facilities and capital equipment. We believe that we will be able to meet our operating and capital requirements and obligations for the foreseeable future using existing liquid resources, funds generated from our operations and our ability to borrow funds. We believe that our level of liquid resources is important, and we may seek additional equity or debt financing from time to time. However, we cannot assure you that additional financing will be available when needed or, if available, will be on favorable terms. Moreover, any future equity or convertible debt financing will decrease existing stockholders' percentage equity ownership and may result in dilution, depending on the price at which the equity is sold or the debt is converted. In addition, the high level of capital expenditures required to remain competitive results in relatively high fixed costs. If demand for our products does not absorb additional capacity, the fixed costs and operating expenses related to increases in our production capacity could have a material adverse impact on our operating results and financial condition.

THE NATURE OF OUR INDUSTRY COULD CREATE FLUCTUATIONS IN OUR OPERATING RESULTS WHICH COULD RESULT IN A SUDDEN AND SIGNIFICANT DROP IN THE PRICE OF OUR STOCK AND OTHER SECURITIES, PARTICULARLY ON A SHORT-TERM BASIS.

     Future operating results will continue to be subject to quarterly variations based upon a wide variety of factors including:

     - The cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - The availability and extent of utilization of manufacturing capacity,

     - Erosion in the price of our products, and

     - The timing of new product introductions, the ability to develop and implement new technologies and other competitive factors.

     Operating results could also be impacted by sudden fluctuations in customer requirements, currency exchange rate fluctuations and other economic conditions affecting customer demand and the cost of operations in one or more of the global markets in which we do business.

     We operate in a technologically advanced, rapidly changing and highly competitive environment, and we predominantly sell custom products to customers operating in a similar environment. Accordingly, changes in the conditions of any of our customers may have a greater impact on our operating results and financial condition than if we predominantly offered standard products that could be sold to many purchasers. While we cannot predict what effect these various factors may have on our financial results, their aggregate effect could result in significant volatility in future performance and the trading prices of our common stock and the notes. Our failure to meet the performance expectations published by external sources could result in a sudden and significant drop in the price of our common stock, the notes and other securities, particularly on a short-term basis.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN PRICE REDUCTIONS, FEWER CUSTOMER ORDERS, REDUCED REVENUES, REDUCED GROSS MARGINS AND LOST MARKET SHARE.

     We compete in markets that are intensely competitive, and which exhibit both rapid technological changes and continued price erosion. Our competitors include many large domestic and foreign companies that have substantially greater financial, technical and management resources than us. Several major diversified electronics companies offer ASIC products and/or other products that are competitive with our product lines. Other competitors are smaller, specialized and emerging companies attempting to sell products in particular markets that we also target. In addition, we face competition from some companies whose strategy is to provide a portion of the products and services that we offer. For example, these competitors may offer semiconductor design services, license design tools, and/or provide support for obtaining products at an independent foundry. Some of our large customers, some of whom may have licensed elements of our process and product technologies, may develop internal design and production operations to produce their own ASICs, thereby displacing our products. Therefore, we cannot assure you that we will be able to continue to compete effectively with our existing or new competitors. Loss of competitive position could result in price reductions, fewer customer orders, reduced revenues, reduced gross margins, and loss of market share, any of which would affect our operating results and financial condition.

     To remain competitive, we continue to evaluate our worldwide manufacturing operations, looking for additional cost savings and technological improvements. If we are not able to implement successfully new process technologies and to achieve volume production of new products at acceptable yields, our operating results and financial condition may be affected.

     Our future competitive performance depends on a number of factors, including our ability to:

     - Accurately identify emerging technological trends and demand for product features and performance characteristics,

     - Develop and maintain competitive products,

     - Enhance our products by adding innovative features that differentiate our products from those of our competitors,

     - Bring products to market on a timely basis at competitive prices,

     - Properly identify target markets,

     - Respond effectively to new technological changes or new product announcements by others,

     - Reduce semiconductor chip size, increase device performance and improve manufacturing yields,

     - Adapt products and processes to technological changes, and

     - Adopt and/or set emerging industry standards.

     We cannot assure you that our design, development and introduction schedules for new products or enhancements to our existing and future products will be met. In addition, we cannot assure you that these products or enhancements will achieve market acceptance, or that we will be able to sell these products at prices that are favorable to us.

OUR SIGNIFICANT INVESTMENTS IN RESEARCH AND DEVELOPMENT BEFORE WE CONFIRM THE TECHNICAL FEASIBILITY AND COMMERCIAL VIABILITY OF A PRODUCT PRESENT RISKS THAT WE WILL BE UNABLE TO RECOVER THE DEVELOPMENT COSTS ASSOCIATED WITH SUCH PRODUCT.

     We must continue to make significant investments in research and development in order to continually enhance the performance and functionality of our products, to keep pace with competitive products and to satisfy customer demands for improved performance, features and functionality. Technical innovations are inherently complex and require long development cycles and appropriate professional staffing. We must complete development of such innovations before they are obsolete, and make them sufficiently compelling to attract customers. Also, we must incur substantial research and development costs before we confirm the technical feasibility and commercial viability of a product. Therefore, we spend substantial resources determining the feasibility of certain innovations that may not lead to a product but may instead result in numerous dead ends and sunk costs. We cannot assure you that revenues from future products or product enhancements will be sufficient to recover the development costs associated with such products or enhancements. Moreover, we may not be able to secure the financial resources necessary to fund future development.

OUR ACQUISITION AND INVESTMENT ALLIANCE ACTIVITIES COULD DISRUPT OUR ONGOING BUSINESS.

     We intend to continue to make investments in companies, products and technologies, either through acquisitions or investment alliances. We are currently evaluating potential acquisition and investment alliances and will continue to do so on an ongoing basis. We do not currently have any commitments for a material acquisition or investment alliance. Acquisitions and investment activities often involve risks, including:

     - We may experience difficulty in assimilating the acquired operations and employees,

     - We may be unable to retain the key employees of the acquired operation,

     - The acquisition or investment may disrupt our ongoing business,

     - We may not be able to incorporate successfully the acquired technology and operations into our business and maintain uniform standards, controls, policies and procedures, and

     - We may lack the experience to enter into new markets, products or technologies.

     Some of these factors are beyond our control. Failure to manage growth effectively and to integrate acquisitions would affect our operating results or financial condition.

CHANGES IN FOREIGN CURRENCY EXCHANGE RATES COULD AFFECT OUR OPERATIONS OR CASH FLOWS.

     We have international subsidiaries that operate and sell our products globally. Our international sales totaled approximately $560 million in 1998 and $373 million in the first two fiscal quarters of 1999. Further, we purchase a substantial portion of our raw materials and equipment from foreign suppliers, and we incur labor and other operating costs in foreign currencies, particularly in our Japanese manufacturing facilities. As a result, we are exposed to changes in foreign currency exchange rates or weak economic conditions in the other countries.

     Our debt obligations in Japan totaled approximately 8.6 billion yen, approximately $71 million, at June 30, 1999. These obligations expose us to exchange rate fluctuations for the period of time from the start of the transaction until it is settled. In recent years, the yen has fluctuated substantially against the U.S. dollar. We use forward exchange, currency swap, interest rate swap and option contracts to manage our exposure to currency fluctuations and changes in interest rates. There were no interest rate swap or currency swap contracts outstanding as of June 30, 1999. We cannot assure you, however, that such hedging transactions will eliminate exposure to currency rate fluctuations and changes in interest rates. Notwithstanding our efforts to foresee and mitigate the effects of changes in fiscal circumstances, fluctuations in currency exchange rates in the future could affect our operations and/or cash flows. In addition, high inflation rates in foreign countries could affect our future results.

IF WE DO NOT SUCCESSFULLY COMPLETE MODIFICATIONS TO OUR SYSTEMS AND COMMERCIAL ARRANGEMENTS IN A TIMELY MANNER TO ACCOMMODATE THE NEW EUROPEAN CURRENCY, MATERIAL DISRUPTION OF OUR BUSINESS COULD OCCUR.

     A new European currency was implemented in January 1999 to replace the separate currencies of eleven western European countries. In response, we are changing our operations as we modify systems and commercial arrangements to deal with the new currency. Modifications are necessary in operations such as payroll, benefits and pension systems, contracts with suppliers and customers, and internal financial reporting systems. We expect a three-year transition period during which transactions may also be made in the old currencies. This requires dual currency processes for our operations. We have identified issues involved and are developing and implementing solutions. The cost of this effort is not expected to have a material effect on our business or results of operations. We cannot assure you, however, that all problems will be foreseen and corrected or that no material disruption of our business will occur.

CHANGES IN INTERNATIONAL TRADE AND ECONOMIC CONDITIONS COULD ADVERSELY IMPACT OUR ABILITY TO MANUFACTURE OR SELL IN FOREIGN MARKETS AND COULD RESULT IN A DECLINE IN CUSTOMER ORDERS.

     We have substantial business activities in Europe and the Pan-Asia region. Both manufacturing and sales of our products may be adversely impacted by changes in political and economic conditions abroad. A change in the current tariff structures, export compliance laws or other trade policies, in either the United States or foreign countries could adversely impact our ability to manufacture or sell in foreign markets.

     The recent economic crisis in Asia has affected business conditions and pricing in the region. We subcontract test and assembly functions to subcontractors in Asia. A significant reduction in the number or capacity of qualified subcontractors or a substantial increase in pricing could cause longer lead times, delays in the delivery of customer orders or increased costs. Such conditions could have an adverse impact on our operating results. Additionally, our customers sell products, especially consumer products, into the Pan-Asia region. A significant decrease in sales to end-users and consumers in the area could result in a decline in orders and have an impact on our operating results and financial condition.

OUR MARKETING STRATEGY CREATES RISKS ASSOCIATED WITH CUSTOMER CONCENTRATION.

     We expect that we will become increasingly dependent on a limited number of customers for a substantial portion of our net revenues. This is as a result of our strategy to direct our marketing and selling efforts toward selected customers. During 1998, Sony Corporation accounted for 12% of net revenues. We fill Sony's orders as they are placed and accepted. We do not have a supply contract with Sony and Sony is not obligated to purchase our products.

     Our operating results and financial condition could be affected if:

     - We do not win new product designs from major customers,

     - Major customers cancel their business with us,

     - Major customers make significant changes in scheduled deliveries, or

     - Prices of products that we sell to these customers are decreased.

OUR BUSINESS AS A HIGH TECHNOLOGY COMPANY PRESENTS RISKS OF INTELLECTUAL PROPERTY OBSOLESCENCE, INFRINGEMENT AND LITIGATION.

     Our success is dependent in part on our technology and other proprietary rights. We believe that there is value in the protection afforded by our patents, patent applications and trademarks. However, the semiconductor industry is characterized by rapidly changing technology. Our future success depends primarily on the technical competence and creative skills of our personnel, rather than on patent and trademark protection.

     As is typical in the semiconductor industry, from time to time we have received communications from other parties asserting that they possess patent rights, mask work rights, copyrights, trademark rights or other intellectual property rights which cover certain of our products, processes, technologies or information. We are evaluating several such assertions. We are considering whether to seek licenses with respect to certain of these claims. Based on industry practice, we believe that licenses or other rights, if necessary, could be obtained on commercially reasonable terms for existing or future claims. Nevertheless, we cannot assure you that licenses can be obtained, or if obtained will be on acceptable terms or that litigation or other administrative proceedings will not occur. Litigation of such claims or the inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms could have an impact on our operating results and financial condition.

CYCLICAL FLUCTUATIONS IN OUR MARKETS COULD CAUSE A DOWNTURN IN DEMAND FOR OUR PRODUCTS AND RESULT IN LOWER REVENUES.

     We may experience period-to-period fluctuations or a decline as a result of the following:

     - Rapid technological change, rapid product obsolescence, and price erosion in our products,

     - Fluctuations in supply and demand in the semiconductor or storage markets for our products,

     - Maturing product cycles in our products or products produced by our customers, and

     - Fluctuations or declines in general economic conditions, which often produce abrupt fluctuations or declines in our products or the products or services offered by our suppliers and customers.

     Significant industry-wide fluctuations or a downturn as a result of these factors could affect our operating results and financial condition.

     The semiconductor industry also has experienced periods of rapid expansion of production capacity. Even if our customers' demand were not to decline, the availability of additional excess production capacity in our industry creates competitive pressure that can degrade pricing levels, which can also depress our revenues. Also, during such periods, customers who benefit from shorter lead times may delay some purchases into future periods, which could affect our demand and revenues for the short term. We cannot assure you that we will not experience such downturns or fluctuations in the future, which could affect our operating results and financial condition.

WE DEPEND ON KEY EMPLOYEES AND FACE COMPETITION IN HIRING AND RETAINING QUALIFIED EMPLOYEES.

     Our employees are vital to our success. Moreover, our key management, engineering and other employees are difficult to replace. We generally do not have employment contracts with our key employees. Further, we do not maintain key person life insurance on any of our employees. The expansion of high technology companies in Silicon Valley and Colorado has increased demand and competition for qualified personnel. We may not be able to attract, assimilate or retain additional highly qualified employees in the future. These factors could affect our business, financial condition and results of operations.

IF WE, OUR SUPPLIERS OR OUR CUSTOMERS DO NOT SUCCESSFULLY, TIMELY OR ADEQUATELY ADDRESS THE YEAR 2000 ISSUE, WE COULD EXPERIENCE A SIGNIFICANT DISRUPTION OF OUR FINANCIAL MANAGEMENT AND CONTROL SYSTEMS OR A LENGTHY INTERRUPTION IN OUR MANUFACTURING OPERATIONS.

     As with many other companies, the Year 2000 computer issue presents risks for us. We use a significant number of computer software programs and operating systems in our internal operations, including applications used in our financial, product development, order management and manufacturing systems.

     The inability of computer software programs to accurately recognize, interpret and process date codes designating the year 2000 and beyond could cause systems to yield inaccurate results or encounter operating problems resulting in the interruption of the business operations which they control. This could adversely affect our ability to process orders, forecast production requirements or issue invoices. A significant failure of the computer integrated manufacturing systems, which monitor and control factory equipment, would disrupt manufacturing operations and cause a delay in completion and shipping of products. Moreover, if our critical suppliers' or customers' systems or products fail because of a Year 2000 malfunction, it could impact our operating results. Finally, our own products could malfunction as a result of a failure in date recognition, giving rise to the possibility of warranty claims and litigation.

     Based on currently available information, our management does not believe that the Year 2000 issues discussed above, related to internal systems or products sold to customers, will have a material impact on our financial condition or overall trends in results of operations. However, we are uncertain to what extent we may be affected by such matters. A significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations caused by a Year 2000 related issue could result in a material adverse impact on our operating results and financial condition. In addition, it is possible that a supplier's failure to ensure Year 2000 capability or our customer's concerns about Year 2000 readiness of our products would have a material adverse effect on our results of operations.

THE NOTES ARE SUBORDINATED AND OUR ABILITY TO REPAY THE NOTES IS DEPENDENT IN PART ON THE EARNINGS OF OUR SUBSIDIARIES.

     The notes are unsecured and subordinated to our senior indebtedness and rank equally with our outstanding 4 1/4% convertible subordinated notes due 2004.

     Upon the occurrence of:

     - bankruptcy,

     - liquidation,

     - reorganization, or

     - acceleration of the notes
our assets will be available to pay the notes only after we have paid all of our senior indebtedness. After we repay our senior indebtedness, we may not have enough assets to repay the notes. The notes are effectively subordinated to the liabilities, including trade payables, of our subsidiaries.

     The notes are exclusively obligations of LSI Logic Corporation. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

     Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

     Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

     Neither we nor our subsidiaries are prohibited or limited from incurring additional debt under the indenture. As of June 30, 1999, we had approximately $133 million of senior indebtedness. As of June 30, 1999, our subsidiaries had approximately $144 million of indebtedness and other liabilities to which the notes were effectively subordinated. This amount included trade and other payables, but excluded:

     - approximately $71 million of indebtedness guaranteed by us,

     - intercompany liabilities, and

     - liabilities not required to be on a balance sheet in accordance with generally accepted accounting principles.

     We and our subsidiaries will also incur other debt in the future. See "Description of Notes -- Subordination of Notes."

WE MAY NOT BE ABLE TO REDEEM THE NOTES UPON A FUNDAMENTAL CHANGE.

     If a fundamental change occurs, a holder may require us to redeem their notes. If a fundamental change occurs, we may not have enough funds to pay the redemption price for all tendered notes. In addition, our existing credit facility prohibits redemptions of the notes. Our existing credit facility also provides that both the triggering of redemption rights as a result of a fundamental change and the occurrence of a change of control would be an event of default under the credit facility. We may also enter into future debt agreements that may contain similar provisions.

     If a fundamental change occurs when we are prohibited from redeeming notes, we could either:

     - seek the consent of our lenders to redeem the notes, or

     - refinance the debt containing this prohibition.

     If we do not obtain a consent from our lenders or repay these borrowings, we would be prohibited from redeeming the notes. If we failed to redeem notes, it would be an event of default under the indenture. If we had an event of default under the indenture, or the fundamental change resulted in an event of default under our senior indebtedness, the indenture would restrict our ability to pay the noteholders.

     A "fundamental change" is limited to certain types of transactions. A fundamental change may not include other events that might adversely affect our financial condition. This provision may not protect you if we engage in a highly leveraged transaction, reorganization or merger. See "Description of Notes -- You may require as to redeem the notes upon a fundamental change."

A PUBLIC MARKET MAY NOT DEVELOP FOR THE NOTES.

     Prior to this offering, there has been no trading market for the notes. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to make a market. Their market making activity will also be subject to the limits imposed by the securities laws. As a result, we cannot guarantee that there will be a market for the notes. Even if a market does develop, we cannot guarantee that a market will be maintained. If an active market for the notes does not develop, the trading price of the notes could decrease.

OUR NOTES MAY NOT BE RATED OR MAY RECEIVE A LOWER RATING THAN ANTICIPATED.

     We believe it is likely that one or more rating agencies may rate the notes. If one or more rating agencies assign the notes a rating lower than expected by investors, the market price of the notes and our common stock would be materially adversely affected.

POSSIBLE VOLATILITY OF PRICE OF COMMON STOCK AND NOTES.

     The market price of our common stock has been volatile in the past. The market price of the notes and the common stock may be volatile in the future. The trading price of the notes and the common stock may be significantly affected by the following factors:

     - The cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - The availability and extent of utilization of manufacturing capacity,

     - Erosion in the price of our products,

     - The timing of new product introductions, the ability to develop and implement new technologies and other competitive factors,

     - Our announcement of new products or product enhancements or similar announcements by our competitors, and

     - General market conditions or market conditions specific to particular industries.

     In addition, the stock prices of many companies in the technology and emerging growth sectors have fluctuated widely due to events unrelated to their operating performance. These fluctuations may adversely affect the market price of the notes and the common stock.

                                USE OF PROCEEDS

     The net proceeds to us from the sale of the notes offered by this prospectus are estimated to be approximately $242 million (approximately $279 million if the underwriters' over-allotment option is exercised in full) after deducting the estimated discount and other expenses of this offering payable by us. We intend to use the proceeds of this offering and the concurrent offering of our common stock to repay indebtedness under our existing credit facility and for general corporate purposes. From time to time we consider investments in companies, products and technologies, either through acquisition or investment alliances, for which the proceeds may be used. We are currently evaluating potential acquisitions and investment alliances and will continue to do so on an ongoing basis. We do not currently have any commitments for such use of the proceeds. To the extent that we do not consummate the concurrent offering of our common stock, we intend to use the proceeds of this offering to repay indebtedness under our existing credit facility. The banks' lending commitments under the credit facility will be permanently reduced by the amount of the loan repayment. The revolver reduces by $34.4 million per quarter beginning December 31, 1999 until the total commitment reaches $300 million and bear interest at variable rates calculated as either the prime rate or LIBOR plus the applicable margin. As of June 30, 1999, the interest rate for the revolver and the yen sub-facility were 5.96% and 1.14%, respectively. All of the proceeds of these loans were used to finance the costs and related expenses of our acquisition of Symbios, Inc. in August 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                            COMMON STOCK PRICE RANGE

     Our common stock is listed on the New York Stock Exchange Composite Tape under the symbol "LSI." The following table lists the high and low per share sale prices for our common stock as reported by the New York Stock Exchange Composite Tape for the periods indicated:

                                                               HIGH        LOW
                                                              -------    -------
Year ended December 31, 1997:
  First quarter.............................................  $ 38 1/4   $ 25 7/8
  Second quarter............................................  46 7/8     32
  Third quarter.............................................  36 3/4     28 3/8
  Fourth quarter............................................    32 11/   18 5/8
Year ended December 31, 1998:
  First quarter.............................................  $ 27 1/2   $ 19 5/16
  Second quarter............................................  29 3/8     20 3/4
  Third quarter.............................................  25 1/8     11 1/2
  Fourth quarter............................................  20 1/2     10 1/2
Year ended December 31, 1999:
  First quarter.............................................  $ 32       $ 16 1/8
  Second quarter............................................  46 3/16    27 1/2
  Third quarter (through July 27, 1999).....................  53 5/8     45 1/8

     On July 27, 1999, the reported last sale price of our common stock as reported on the New York Stock Exchange Composite Tape was $51 1/2 per share.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends and currently do not anticipate paying cash dividends in the foreseeable future. In addition, our credit facility limits our ability to declare and pay dividends.

                                 CAPITALIZATION

     The following table sets forth our cash, cash equivalents, short-term investments, current portion of long-term obligations and capitalization at June 30, 1999 on an actual basis and as adjusted to give effect to the sale of the notes offered by us (assuming the underwriters' over-allotment option is not exercised) and the application of the net proceeds of the offering, after deducting estimated expenses of this offering and as further adjusted to give effect to the concurrent offering of our common stock offered by us (assuming the underwriters' over-allotment option is not exercised) and the application of the net proceeds of that offering and this offering, after deducting estimated expenses of both offerings. This offering is not conditioned on the completion of our offering of common stock. See "Use of Proceeds." This table should be read in conjunction with our consolidated financial statements and the other information included or incorporated by reference in this prospectus.

                                                                         JUNE 30, 1999
                                                            ---------------------------------------
                                                                                        AS FURTHER
                                                              ACTUAL     AS ADJUSTED     ADJUSTED
                                                            ----------   ------------   -----------
                                                                          UNAUDITED
                                                                        (IN THOUSANDS)
Cash, cash equivalents and short-term investments.........  $  345,143       345,143
                                                            ==========    ==========    ==========
Current portion of long-term obligations..................  $   72,051         2,014
                                                            ==========    ==========    ==========
Long-term obligations:
     Long-term obligations................................  $  302,936       130,848
     4 1/4% Convertible Subordinated Notes due 2004.......     345,000       345,000
       % Convertible Subordinated Notes due 2006..........          --       250,000
                                                            ----------    ----------    ----------
          Total long-term obligations.....................     647,936       725,848
Stockholders' equity:
  Preferred Stock, $.01 par value; 2,000 shares
     authorized; none issued or outstanding, actual and as
     adjusted.............................................          --
  Common Stock, $.01 par value; 450,000 shares authorized;
     145,967 issued and outstanding, actual and as
     adjusted.............................................       1,460         1,460
  Additional paid-in capital..............................   1,159,402     1,159,402
  Retained earnings.......................................     290,445       290,445
  Accumulated other comprehensive income..................      34,776        34,776
                                                            ----------    ----------    ----------
          Total stockholders' equity......................   1,486,083     1,486,083
                                                            ----------    ----------    ----------
               Total capitalization.......................  $2,134,019     2,211,931
                                                            ==========    ==========    ==========

     This capitalization table excludes (i) 21.2 million shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $23.49 per share and 8.4 million shares available for grant under our 1982 Incentive Stock Option Plan, 1991 Equity Incentive Plan and 1995 Director Option Plan, (ii) 1.7 million shares issuable under our Employee Stock Purchase Plan,
(iii) 11 million shares issuable upon conversion of the 4 1/4% convertible
subordinated notes due 2004 and (iv)        shares issuable upon conversion of
the notes offered by this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statement of operations data for the three years in the period ended December 31, 1998, and the balance sheet data at December 31, 1997 and 1998, are derived from the audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the years ended December 31, 1994 and 1995, and the balance sheet data at December 31, 1994, 1995 and 1996 are derived from audited consolidated financial statements not included in this prospectus. The consolidated statement of operations data for the six months ended June 30, 1998 and 1999 and the balance sheet data at June 30, 1998 and 1999 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus.

                                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,(1)                            JUNE 30,
                                ------------------------------------------------------------    -----------------------
                                  1994        1995         1996         1997         1998          1998         1999
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues......................  $923,663   $1,288,790   $1,271,855   $1,322,626   $1,516,891    $  669,002   $  964,629
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Costs and expenses:
  Costs of revenues...........   535,383      679,588      716,755      694,274      884,598       367,392      616,289
  Research and development....   102,351      126,911      187,749      229,735      291,125       130,857      151,569
  Selling, general and
    administrative............   130,671      163,286      171,733      196,359      226,258        97,601      124,272
  Acquired in-process research
    and development...........        --           --           --        2,850      145,500            --        4,600(2)
  Restructuring of operations
    and other non-recurring
    charges...................     4,647         (114)          --           --       75,400            --        5,871(2)
  Amortization of
    intangibles...............     1,022        2,296        3,869        4,472       22,369         2,772       23,022
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
        Total costs and
          expenses............   774,074      971,967    1,080,106    1,127,690    1,645,250       598,622      925,623
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) from
  operations..................   149,589      316,823      191,749      194,936     (128,359)       70,380       39,006
Interest expense..............   (18,867)     (16,776)     (13,850)      (1,860)      (8,865)         (175)     (20,200)
Interest income and other.....    19,855       35,448       30,483       34,891        7,719        13,637        4,273
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before income
  taxes, minority interest and
  cumulative effect of change
  in accounting principle.....   150,577      335,495      208,382      227,967     (129,505)       83,842       23,079
Provision for income taxes....    43,684       93,790       57,521       60,819        9,905        20,890        9,160
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before minority
  interest and cumulative
  effect of change in
  accounting principle........   106,893      241,705      150,861      167,148     (139,410)       62,952       13,919
Minority interest in net
  income of subsidiaries......     3,747        3,042          499          727           68           157           78
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before
  cumulative effect of change
  in accounting principle.....   103,146      238,663      150,362      166,421     (139,478)       62,795       13,841
Cumulative effect of change in
  accounting principle........        --           --           --       (1,440)          --            --      (91,774)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Net income (loss).............  $103,146   $  238,663   $  150,362   $  164,981   $ (139,478)   $   62,795   $  (77,933)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========

                                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,(1)                            JUNE 30,
                                ------------------------------------------------------------    -----------------------
                                  1994        1995         1996         1997         1998          1998         1999
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
Basic earnings per share:
  Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  $    .95   $     1.89   $     1.15   $     1.18   $     (.97)   $      .44   $      .10
  Cumulative effect of change
    in accounting principle...        --           --           --         (.01)          --            --         (.64)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
  Net income (loss)...........  $    .95   $     1.89   $     1.15   $     1.17   $     (.97)   $      .44         (.54)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========
Shares used in computing basic
  earnings (loss) per share...   108,141      126,028      131,181      140,880      143,153       142,868      144,883
Diluted earnings per share:
  Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  $    .86   $     1.72   $     1.08   $     1.15   $     (.97)   $      .43   $      .09
  Cumulative effect of change
    in accounting principle...        --           --           --         (.01)          --            --         (.61)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
  Net income (loss)...........  $    .86   $     1.72   $     1.08   $     1.14   $     (.97)(3) $      .43  $     (.52)(3)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========
Shares used in computing
  diluted earnings (loss) per
  share.......................   127,233      142,113      145,423      146,446      143,153       144,377      149,614

OTHER DATA:
Ratio of earnings to fixed
  charges(4)..................       5.7x        11.4x         7.2x        10.6x          --           9.5x         1.7x

                                               AS OF DECEMBER 31,                              AS OF JUNE 30,
                         --------------------------------------------------------------    -----------------------
                            1994         1995         1996         1997         1998          1998         1999
                         ----------   ----------   ----------   ----------   ----------    ----------   ----------
                                                              (IN THOUSANDS)                     (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents
  and short-term
  investments..........     430,224      688,657      721,924      500,456      291,526    $  419,128   $  345,143
Working capital........     423,745      747,152      714,961      448,677      238,724       441,698      518,402
Total assets...........   1,289,126    1,865,708    1,974,628    2,155,365    2,823,805     2,163,950    2,755,715
Total debt.............     289,045      257,945      331,977      116,008      747,523       109,244      719,987
Total stockholders'
  equity...............     549,474    1,227,029    1,330,528    1,586,382    1,524,473     1,637,572    1,486,083

------------------------

(1) Our fiscal years ended on December 31, 1997 and 1998, and the Sunday closest to December 31 in 1994, 1995 and 1996. For presentation purposes, this prospectus and the Audited Consolidated Financial Statements refer to December 31 as year end.

(2) In 1998, we recorded a $145.5 million charge for acquired in-process research and development associated with the acquisition of Symbios and a $75.4 million charge for restructuring. See Notes 2 and 3 of Notes to the Consolidated Financial Statements. For the six months ended June 30, 1999, the company recorded a $4.6 million charge for in-process technology associated with the acquisition of ZSP Corporation on April 14, 1999, restructuring and merger costs primarily in connection with the merger with SEEQ and a $92 million charge for a cumulative effect of a change in accounting principles, net of tax, associated with the unamortized preproduction balance associated with the Gresham manufacturing facility. See Notes 2, 3 and 9 to the Notes to the Unaudited Consolidated Condensed Financial Statements for the six months ended June 30, 1999.

(3) Diluted earnings per share for the year ended December 31, 1998 and for the six month period ended June 30, 1999, would have been $0.68 per share and $0.28 per share, respectively, using a 25% effective tax rate on pre-tax income, if the following items were excluded: (i) the acquired in-process research and development charge of $145.5 million for the year ended December 31, 1998 and $4.6 million for the six month period ended June 30, 1999, respectively, (ii) the restructuring and merger related charges of $75.4 million for the year ended December 31, 1998 and $5.9 million for the six month period ended June 30, 1999, respectively, (iii) the amortization of intangibles of $22.4 million for the year ended December 31, 1998 and $23.0 million for the six month period ended June 30, 1999, respectively,
    (iv) net other non-recurring charges of $9.1 million for the year ended December 31, 1998 and (v) the cumulative effect of a change in accounting principle involved in the six months ended June 30, 1999.

(4) Computed by dividing (i) earnings before taxes adjusted for fixed charges, minority interest and capitalized interest net of amortization by (ii) fixed charges, which includes interest expense and capitalized interest incurred, plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor, plus amortization of debt issuance costs. In 1998, earnings were inadequate to cover fixed charges by $140 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Statements in this discussion and analysis include forward-looking information statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve known and unknown risks and uncertainties. Our actual results in future periods may be significantly different from any future performance suggested in this prospectus. Risks and uncertainties that may affect our results may include, among others:

     - Fluctuations in the timing and volumes of customer demand,

     - Currency exchange rates,

     - Availability and utilization of our manufacturing capacity,

     - Timing and success of new product introductions, and

     - Unexpected obsolescence of existing products.

OVERVIEW

     We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors. These factors include, among others:

     - Cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - Availability and extent of utilization of manufacturing capacity,

     - Price erosion,

     - Competitive factors,

     - Timing of new product introductions,

     - Changes in product mix,

     - Fluctuations in manufacturing yields,

     - Product obsolescence, and

     - The ability to develop and implement new technologies.

     Our operating results could also be impacted by sudden fluctuations in customer requirements, currency exchange rate fluctuations and other economic conditions affecting customer demand and the cost of operations in one or more of the global markets in which we do business. We operate in a technologically advanced, rapidly changing and highly competitive environment. We predominantly sell custom products to customers operating in a similar environment. Accordingly, changes in the conditions of any of our customers may have a greater impact on our operating results and financial position than if we predominantly offered standard products that could be sold to many purchasers. While we cannot predict what effect these various factors may have on our financial results, the aggregate effect of these and other factors could result in significant volatility in our future performance. To the extent our performance may not meet expectations published by external sources, public reaction could result in a sudden and significantly adverse impact on the market price of our securities, particularly on a short-term basis.

     We have international subsidiaries which operate and sell our products in various global markets. We purchase a substantial portion of our raw materials and equipment from foreign suppliers and incur labor and other operating costs in foreign currencies, particularly at our Japanese manufacturing facilities. As a result, we are exposed to international factors such as changes in foreign currency exchange rates or weak economic conditions of the respective countries in which we operate. We utilize forward exchange, currency swap, interest swap and option contracts to manage our exposure associated with currency fluctuations on intercompany transactions and certain foreign currency denominated commitments. With the exception of purchased option contracts and forward contracts, there were no currency swap or interest rate swap contracts outstanding as of June 30, 1999 and December 31, 1998. (See Note 8 to the Unaudited Consolidated Condensed Financial Statements.) Our corporate headquarters and some of our manufacturing facilities are located near major earthquake faults. As a result, in the event of a major earthquake, we could suffer damages which could significantly and adversely affect our operating results and financial condition.

RESULTS OF OPERATIONS

     On June 22, 1999, we completed a merger of our wholly-owned subsidiary with SEEQ in a transaction accounted for as a pooling of interests and SEEQ became a wholly-owned subsidiary. All financial information has been restated retroactively to reflect SEEQ and our combined operations as if the merger had occurred at the beginning of the earliest period presented (see Note 2 to the Unaudited Consolidated Condensed Financial Statements). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas we operate on a fiscal year ending on December 31.

     Where more than one material factor caused changes in results, we have quantified each material factor throughout the MD&A where practicable.

SIX MONTHS ENDED JUNE 30, 1999 VERSUS SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

Revenue

     Revenues for the second quarter of 1999 increased $165 million or 49% to $501 million compared to $336 million during the same period of 1998. The material factors contributing to this increase included additional revenues from the acquisition of Symbios in the third quarter of 1998 (see Note 6 to the Unaudited Consolidated Condensed Financial Statements). The increase was also attributable to increased demand for products used in communications and networking applications. The increase was offset in part by decreased demand for our component products used in computer product applications.

     Revenues for the first half of 1999 increased $296 million or 44% to $965 million compared to $669 million for the same period of the prior year. The material factors contributing to the increase included additional revenues from the acquisition of Symbios in the third quarter of 1998. The increase was also attributable to increased demand for products used in communications and networking applications. The increase was offset in part by the decreased demand and lower average selling prices for our component products used in computer and consumer product applications.

     One customer represented 11% of revenues for the three months ended June 30, 1999. There were no customers with revenues greater than or equal to 10% of total consolidated revenues for the six months ended June 30, 1999.

Operating costs and expenses

     Key elements of the consolidated statements of operations, expressed as a percentage of revenues, were as follows:

                                                           THREE MONTHS     SIX MONTHS
                                                              ENDED           ENDED
                                                             JUNE 30,        JUNE 30,
                                                           ------------    ------------
                                                           1999    1998    1999    1998
                                                           ----    ----    ----    ----
Gross margin.............................................   37%     47%     36%     45%
Research and development expenses........................   15%     20%     16%     20%
Selling, general and administrative expenses.............   13%     16%     13%     15%
Amortization of intangibles..............................    2%     --       2%     --
Income from operations...................................    5%     11%      4%     11%

Gross margin

     The gross margin percentage decreased to 37% during the second quarter of 1999 from 47% in the same period in 1998 and decreased to 36% during the first half of 1999 from 45% in the same period in 1998. The decrease reflected a combination of the following elements:

      - Changes in product mix primarily related to Symbios product additions from August 6, 1998,

      - Lower average selling prices, including the impact from currency fluctuations, and

      - Increased cost of revenues from commencing operations at our new fabrication facility in Gresham, Oregon in December of 1998.

     Our operating environment, combined with the resources required to operate in the semiconductor industry, requires that we manage a variety of factors. These factors include, among other things:

      - Product mix,

      - Factory capacity and utilization,

      - Manufacturing yields,

      - Availability of certain raw materials,

      - Terms negotiated with third-party subcontractors, and

      - Foreign currency fluctuations.

     These and other factors could have a significant effect on our gross margin in future periods.

     Changes in the relative strength of the yen may have a greater impact on gross margin than other foreign exchange fluctuations due to our large wafer fabrication operations in Japan. Although the yen strengthened (the average yen exchange rate for the second quarter and first half of 1999 increased 12% and 10%, respectively, from the same periods in 1998), the effect on gross margin and net income was not significant because yen denominated sales offset a substantial portion of yen denominated costs during the period. Moreover, we hedged a portion of our remaining yen exposure. (See Note 8 to the Unaudited Consolidated Condensed Financial Statements.) Future changes in the relative strength of the yen or mix of foreign denominated revenues and costs could have a significant effect on gross margins or operating results.

Research and development

     Research and development expenses increased $9 million or 14% to $75 million and $21 million or 16% to $152 million during the three and six month periods ended June 30, 1999, respectively, compared to $66 million and $131 million in the same periods of 1998, respectively. The material factors resulting in this increase were the following:

     - Expenditures for research and development activities which were a continuation of research and development activities of the Symbios business included in our unaudited consolidated financial statements in the second quarter and the first half of 1999,

     - Expenditures related to the continued development of advanced sub-micron products and process technologies,

     - Salary increases during the second quarter of 1999.

     For the three and six months ended June 30, 1999, the above noted increases were offset in part by $3 million which is directly attributable to a technology transfer agreement entered into with a non-public technology company located in Malaysia during the second quarter of 1999. (See Note 4 of the Notes to the Unaudited Consolidated Condensed Financial Statements).

     As a percentage of revenues, R&D expenses decreased to 15% and 16% for the second quarter and the first half of 1999, respectively, compared to approximately 20% for the comparable periods in 1998. The effects of our restructuring programs in the third quarter of 1998 primarily accounted for the decrease (see Note 5 of Notes to the Unaudited Consolidated Condensed Financial Statements). As we continue our commitment to technological leadership in our markets and realize the further benefit of cost savings from our restructuring efforts, we are targeting our R&D investment in the second half of 1999 to be approximately 13% of revenues.

Selling, general and administrative

     Selling, general and administrative expenses increased $11 million or 20% to $63 million and $26 million or 27% to $124 million for the three and six months ended June 30, 1999, respectively, compared to $52 million and $98 million during the same periods in 1998, respectively. The increase was primarily attributable to the inclusion of current expenses relating to the former Symbios business acquired on August 6, 1998 and salary increases in the second quarter of 1999. As a percentage of revenues, SG&A expenses decreased to approximately 13% for the three and six month periods ended June 30, 1999 from 16% and 15% during the same periods in 1998, respectively. We expect that SG&A expenses as a percentage of revenues will decline to approximately 12% of revenues during the second half of 1999 as we continue to realize the benefits of cost savings from the restructuring programs established in the third quarter of 1998.

Restructuring and merger related expenses

     Restructuring and merger related expenses were $8 million and $6 million for the three and six month periods ended June 30, 1999, respectively. There were no restructuring or merger related expenses recorded in the same periods of 1998. In connection with the merger with SEEQ on June 22, 1999 (see Note 2 of the Notes to the Unaudited Consolidated Condensed Financial Statements), we recorded $3 million in restructuring charges and $5 million in merger related expenses. The merger expenses related primarily to investment banking and other professional fees directly attributable to the merger with SEEQ. The restructuring charge is comprised of $2 million in write-downs of fixed assets which were duplicative to the combined company, $0.5 million of exit costs relating to non-cancelable building lease contracts and $0.5 million provision for severance costs related to the involuntary termination of certain employees. The exit costs and employee severance costs were recorded in accordance with EITF No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The fixed and other assets write-downs were recorded in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The restructuring actions as outlined by the restructuring plan are intended to be executed to completion by June 30, 2000, one year from the date the reserve was taken.

     The $6 million in restructuring and merger related expenses for the six months ended June 30, 1999 also included a $2.5 million reversal of restructuring reserves recorded in the first quarter of 1999. During the first quarter of 1999, we determined that $2.5 million of the restructuring reserve originally established in the third quarter of 1998 would not be utilized as a result of the completion of activities in the U.S., Europe and Japan, including the trade-in of certain software at a gain which was previously written down. For a description of the restructuring costs recorded in the third quarter of 1998 and changes to the restructuring reserves in the second quarter of 1999, refer to Note 5 of the Notes to the Unaudited Consolidated Condensed Financial Statements.

     The savings from the restructuring plan associated with the acquisition of SEEQ are not considered to be significant.

     As a result of the execution of restructuring plan announced in the third quarter of 1998, we expect to realize savings in 1999 of approximately $37 million in reduced employee expenses, $10 million in depreciation savings and $3 million related to reduced lease and maintenance contract expenses primarily associated with the reduction in the number of engineering design centers and sales facilities and administrative offices worldwide. As of June 30, 1999, the remaining cash requirements will be related primarily to severance payouts. The resources for such payments will come from cash on hand at the time the severance payouts are distributed.

In-process research and development

     On April 14, 1999, we acquired all of outstanding capital stock of ZSP Corporation for a total purchase price of $11.3 million which consisted of $7 million in cash (which included approximately $0.6 million in direct acquisition costs), and assumed liabilities up to $4.3 million in accordance with the purchase agreement with ZSP. The merger was accounted for as a purchase (See
Note 3 to the Notes to the Consolidated Condensed Financial Statements). ZSP, a development stage semiconductor company, was involved in the design and marketing of programmable Digital Signal Processors for use in wired and wireless communications. The results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in our consolidated condensed financial statements as of April 14, 1999, the effective date of the purchase, through the end of the period.

     In connection with the purchase of ZSP, we recorded a $4.6 million charge to in-process research and development during the second quarter of 1999. The amount was determined by identifying research projects for which technological feasibility had not been established and no alternative future uses existed. We acquired ZSP's in-process DSP research and development project that was targeted at the telecommunications market. This product is being developed specifically for voice over net or voice over internet protocol applications and is intended to have substantial incremental functionality, greatly improved speed and a wider range of interfaces than ZSP's current technology.

     The value of the one project identified to be in progress was determined by estimating the future cash flows from the project once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value as defined below. The net cash flows from the identified project are based on our estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs and applicable income taxes for the project. These estimates were compared and found to be in line with industry analysts forecasts of growth in the telecommunications market. Estimated total revenues are expected to peak in the years 2002 and 2003 and then decline in 2004 as other new products are expected to become available. These projections are based on our estimates of market size and growth, expected trends in technology, and the expected timing of new product introductions by us and our competitors.

     We applied a royalty percentage of 25% of operating income for the project in-process to attribute value for dependency on predecessor core technologies. The discount rate used was 25% for the project, a rate 1,000 basis points higher than the industry weighted average cost of capital estimated at approximately 15% to account for the risks associated with the inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of the technology, the profitability level of such technology and the uncertainty of technological advances which could impact the estimates described above.

     The percentage of completion for the project was determined using milestones representing management's estimate of effort, value added and degree of difficulty of the portion of the project completed as of April 14, 1999, as compared to the remaining research and development to be completed to bring the project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are:

     - Researching the market requirements and the engineering architecture and feasibility studies,

     - Design and verification milestones, and

     - Prototyping and testing the product (both internal and customer testing).

     Development of ZSP's digital signal processor project started in May 1998. As of April 14, 1999, we estimated the project was 65% complete. As of the acquisition date, the cost to complete the project was estimated at $1 million for the remainder of 1999.

     However, development of the technology remains a substantial risk to us due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and competitive threats from other companies. Additionally, the value of other intangible assets acquired may become impaired. Our management believes that the in-process research and development charge of $4.6 million is valued consistently with the SEC staff's view regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the valuation model and require us to revise the amount allocated to in-process research and development.

Amortization of goodwill and other intangibles

     Amortization of goodwill and other intangibles increased $11 million to $12 million and $20 million to $23 million in the three and six months ended June 30, 1999, respectively, compared to $1 million and $3 million during the same periods in 1998, respectively. The increase was primarily related to amortization of goodwill and other intangibles associated with the acquisition of Symbios in the third quarter of 1998 and the acquisition of ZSP in the second quarter of 1999.

Interest expense

     Interest expense increased $10 million and $20 million for the three and six month periods ended June 30, 1999 as compared to the same periods in the prior year. The increase was attributable to interest expense on the bank debt facility, which we entered into during the third quarter of 1998 to fund the purchase of Symbios, and the 4 1/4% convertible subordinated notes issued in March 1999. (See Note 10 of Notes to the Unaudited Consolidated Condensed Financial Statements.) Additionally, in 1999, we did not capitalize any interest associated with the construction of the new fabrication facility in Gresham, Oregon, as operations of the facility commenced in December 1998.

Interest income and other

     Interest income and other decreased $3 million to $2 million and $9 million to $4 million in the second quarter and the first half of 1999, respectively, as compared to $5 million and $13 million during the same periods in 1998, respectively. The decrease was primarily attributable to the following:

     - A reduction in interest income attributable to lower average balances of cash, cash equivalents and short-term investments during the first half of 1999 as compared to the same period in the prior year. The lower average balances of cash, cash equivalents and short term investments resulted primarily from cash outlays associated with the purchase of Symbios in the third quarter of 1998 and debt repayments, net of borrowings, primarily during the first quarter of 1999; and

     - The combination of slightly higher losses on both foreign exchange and fixed asset disposals during the three and six months ended June 30, 1999 compared to the same periods of 1998.

Provision for income taxes.

     The tax provision for the three and six months ended June 30, 1999 was at an effective rate of 43% and 40%, respectively, compared to 25% for the three and six months ended June 30, 1998, respectively. The rate in the first half of 1999 was impacted by the write-offs relating to IPR&D, SEEQ merger costs and restructuring charges during the second quarter of 1999. Our effective tax rate can be above or below the U.S. statutory rate primarily due to non-deductible IPR&D and merger and restructuring charges offset in part by earnings of our foreign subsidiaries taxed at lower rates and the utilization of prior loss carryovers and other tax credits.

FISCAL YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

Revenue In 1998, we adopted Statement of Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." We concluded that we operate in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, we design, develop, manufacture and market integrated circuits, including application-specific integrated circuits, application-specific standard products and related products and services. Semiconductor design and service revenues include engineering design services, licensing of our advanced design tools software, and technology transfer and support services. Our customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, we design, manufacture, market and support high performance data storage management and storage systems solutions, including a complete line of Redundant Array of Independent Disks ("RAID") storage systems, subsystems and related software. The following table describes revenues from the Semiconductor and Storage Systems segments as a percentage of total consolidated revenues:

                    REPORTABLE SEGMENTS:                      1996    1997    1998
                    --------------------                      ----    ----    ----
Semiconductor...............................................  100%    100%     94%
Storage Systems.............................................    --      --      6%
                                                              ----    ----    ----
                                                              100%    100%    100%
                                                              ====    ====    ====

     The Storage Systems segment was added in 1998 with the purchase of Symbios (see Note 2 of the Notes to the Audited Consolidated Financial Statements), and therefore financial data are not available for comparative purposes in prior years. In addition, the segment does not meet the quantitative thresholds of a reportable segment as defined in SFAS No. 131, and accordingly, separate financial information related to the segment has been excluded for the fiscal year 1998.

     Total revenues increased 15.2% to $1.52 billion in 1998 from $1.32 billion in 1997. Material factors resulting in this increase were additional revenues from Symbios after August 6, 1998, and increased demand for our component products used in communications and networking applications. The increase was offset in part by decreased demand for our component products used in computer product applications and lower average selling prices when expressed in dollars for component products used in computer and consumer product applications. Design and service revenues remained relatively consistent as compared to 1997 at 5% of total Semiconductor segment revenues. In 1997, all revenues were from the Semiconductor segment. During 1998, one customer represented 12% of our consolidated revenues.

     Total revenues increased to $1.32 billion in 1997 from $1.27 billion in 1996. Material factors resulting in the increase in revenues during 1997 were an increase in demand for our component products used in consumer and communication applications. The increase was offset in part by declines in demand for our component products used in computer applications and by lower average selling prices during 1997 as compared to 1996 when expressed in dollars. Design and service revenues remained relatively consistent as compared to 1996 at 6% of total revenues. One customer represented 22% in 1997 and 14% in 1996 of our consolidated revenues.

Operating costs and expenses Key elements of the consolidated statements of operations, expressed as a percentage of revenues, were as follows:

                                                              1996    1997    1998
                                                              ----    ----    ----
Gross profit margin.........................................   44%     48%     42%
Research and development expense............................   15%     17%     19%
Selling, general and administrative expense.................   14%     15%     15%
(Loss)/income from operations...............................   15%     15%     (8)%

Gross margin Gross margin percentage for 1998 decreased to 42% from 48% in 1997. The decrease reflects a combination of the following elements:

     - Non-recurring inventory charges of $7.7 million,

     - Changes in product mix related to Symbios product additions from August 6, 1998,

     - Lower average selling prices, including the impact from currency fluctuations, and

     - Increased cost of sales from commencing operations at our new fabrication facility in Gresham, Oregon in December of 1998, including $11.8 million in lower of cost or market charges.

     The gross margin percentage for 1997 increased to 48% of revenues, compared with 44% in 1996. The increase was primarily related to increased manufacturing yields largely attributable to the installation of chemical mechanical polishing equipment during the fourth quarter of 1996 and to an improvement in capacity utilization during 1997 as compared to 1996. The increase was partially offset by lower average selling prices.

     Our operating environment, combined with the resources required to operate in the semiconductor industry, requires that we manage a variety of factors. These factors include, among other things:

     - Product mix,

     - Factory capacity and utilization,

     - Manufacturing yields,

     - Availability of certain raw materials,

     - Terms negotiated with third-party subcontractors, and

     - Foreign currency fluctuations.

     These and other factors could have a significant effect on our gross margin in future periods.

     Changes in the relative strength of the yen may have a greater impact on gross margin than other foreign exchange fluctuations due to our large wafer fabrication operations in Japan. Although the yen weakened (the average yen exchange rate for 1998 decreased 9.9% from 1997), the effect on gross margin and net income was not significant because yen denominated sales offset a substantial portion of yen denominated costs during those periods. Moreover, we hedged a portion of our remaining yen exposure. (See Note 6 of the Audited Notes to the Consolidated Financial Statements.) Future changes in the relative strength of the yen or mix of foreign denominated revenues and costs could have a significant effect on gross margins or operating results.

Research and development Total research and development increased 26.7% or $61.4 million to $291.1 million during 1998 as compared to 1997. The increase was attributable to the following:

     - Research and development expenditures for Symbios included in our consolidated financial statements since August 6, 1998,

     - Expenditures related to the continued development of advanced sub-micron products and process technologies, and

     - Upgrade from 6 inch to 8 inch wafer fabrication capability at our Santa Clara, California research and development facility.

     As a percentage of revenues, R&D expenses were 19% in 1998, 17% in 1997, and 15% in 1996. Total R&D expenses increased from previous years' R&D spending by $42 million to $229.7 million in 1997 and by $61 million to $187.7 million in 1996. The increase in 1997 as compared to 1996 was primarily attributed to increased compensation and staffing levels and expansions of our product development centers as we continued to develop higher technology sub-micron products and the related manufacturing, packaging and design processes. As we continue our commitment to technological leadership in our markets and realize the benefit of cost savings from our restructuring programs in the third quarter of 1998, we are targeting our research and development investment in the second half of 1999 to be approximately 13% to 15% of revenues.

Selling, general and administrative Selling, general and administrative expenses increased $30.0 million during 1998 as compared to 1997. The increase was primarily attributable to SG&A expenses from Symbios since August 6, 1998. SG&A expenses as a percentage of revenue were 15% in 1998 and 1997 and 14% in 1996.

     SG&A expenses increased $25 million in 1997 and $8 million in 1996 from previous years' SG&A spending. The increases during 1997 and 1996 were primarily attributable to increased information technology costs related to upgrading our business systems and infrastructure. We are targeting SG&A expenses to decline in 1999 to 13% of revenues as the benefit of cost savings are realized during 1999 from the restructuring programs established in the third quarter of 1998.

In-process research and development We reduced our estimate of the amount allocated to in-process research and development by $79.3 million from the $224.8 million amount previously reported in the third quarter of 1998 to $145.5 million for the year ended December 31, 1998. Amortization of intangibles increased by $4.3 million from $18.1 million to $22.4 million for the year ended December 31, 1998. The basic loss per share and loss per share assuming dilution decreased from $1.51 to $0.97 for the year ending December 31, 1998.

     We allocated amounts to IPR&D and intangible assets in the third quarter of 1998 in a manner consistent with widely recognized appraisal practices at the date of acquisition of Symbios. Subsequent to the acquisition, the Commission staff expressed views that took issue with certain appraisal practices generally employed in determining the fair value of the IPR&D that was the basis for our measurement of our IPR&D charge. The charge of $224.8 million, as first we reported, was based upon assumptions and appraisal methodologies the SEC has since announced it does not consider appropriate.

     As a result of computing IPR&D using the Commission's preferred methodology, we decided to revise the amount originally allocated to IPR&D. We have revised earnings for 1998 and have amended our report on Form 10-Q and report on Form 8-K/A previously filed with the Commission. The revised quarterly results for the third and fourth quarters of 1998 are included in this report under Part II, Item 8 "Financial Statements and Supplementary Data."

     The $145.5 million allocation of the purchase price to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established and no alternative future uses existed. We acquired technology consisting of storage and semiconductor research and development projects in process. The storage projects consist of designing controller modules, a new disk drive and a new version of storage management software with new architecture to improve performance and portability. The semiconductor projects consist of client/server products being designed with new architectures and protocols and a number of ASIC and peripheral products that are being custom designed to meet the specific needs of specific customers. The amounts of in-process research and development allocated to each category of projects was $50.7 million for storage projects, $69.1 million for client/server projects and $25.7 million for ASIC and peripheral projects.

Net cash flows The value of these projects was determined by estimating the expected cash flows from the projects once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated values as defined below. The net cash flows from the identified projects are based on our estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from those projects. These estimates are based on the assumptions mentioned below. The research and development costs included in the model reflect costs to sustain projects, but exclude costs to bring in-process projects to technological feasibility.

     The estimated revenues are based on management projections of each in-process project for semiconductor and storage systems products, and the aggregated business projections were compared and found to be in line with industry analysts' forecasts of growth in substantially all of the relevant markets. Estimated total revenues from the IPR&D product areas are expected to peak in the year 2001 and decline from 2002 to 2005 as other new products are expected to become available. These projections are based on our estimates of market size and growth, expected trends in technology, and the nature and expected timing of new product introductions by us and our competitors.

     Projected gross margins approximate Symbios' recent historical performance and are in line with industry margins in the semiconductor and storage systems industry sectors. The estimated selling, general and administrative costs are consistent with Symbios' historical cost structure which is in line with industry averages at approximately 15% of revenues. Research and development costs are consistent with Symbios' historical cost structure.

Royalty rate We applied a royalty charge of 25% of operating income for each in-process project to attribute value for dependency on predecessor core technologies.

Discount rate Discounting the net cash flows back to their present value is based on the industry weighted average cost of capital ("WACC"). The industry WACC is approximately 15% for semiconductors and 16% for storage systems. The discount rate used in discounting the net cash flows from IPR&D is 20% for semiconductor and 21% for storage systems, a 500 basis point increase from the respective industry WACCs. This discount rate is higher than the industry WACC due to inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of such technology, the profitability levels of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

Percentage of completion The percentage of completion for each project was determined using milestones representing management's estimate of effort, value added, and degree of difficulty of the portion of each project completed as of August 6, 1998, as compared to the remaining research and development to be completed to bring each project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are:

     - Researching the market requirements and the engineering architecture and feasibility studies,

     - Design and verification milestones, and

     - Prototyping and testing the product (both internal and customer testing).

     Each of these phases has been subdivided into milestones, and then the status of each of the projects was evaluated as of August 6, 1998. We estimate as of the acquisition date, the storage projects in aggregate are approximately 74% complete and the aggregate costs to complete are $25.2 million ($5.7 million in 1998, $14.5 million in 1999 and $5.0 million in 2000). We estimate the semiconductor projects are approximately 60% complete for client/server projects and 55% complete for ASIC and peripheral projects. As of the acquisition date, we expect the cost to complete all semiconductor projects to be approximately $24.1 million ($8.7 million in 1998, $14.8 million in 1999 and $0.6 million in 2000).

     Substantially all of the IPR&D projects are expected to be completed and generating revenues within the 24 months following the acquisition date.

     However, development of these technologies remains a significant risk to us due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and significant competitive threats from numerous companies. Failure to bring these products to market in a timely manner could adversely affect sales and profitability of the combined company in the future. Additionally, the value of other intangible assets acquired may become impaired. Our management and advisers believe that the restated IPR&D charge of $145.5 million is valued consistently with the Commission staff's views regarding valuation methodologies. There can be no assurances, however, that the Commission staff will not take issue with any assumptions used in our valuation model and require us to further revise the amount allocated to IPR&D.

     In July 1997, we acquired all issued and outstanding shares of the common stock of Mint Technology, Inc. ("Mint") for $9.5 million in cash and options to purchase approximately 681,726 shares of common stock with an intrinsic value of $11.3 million. The acquisition was accounted for as a purchase. (See Note 8 of the Notes to the Audited Consolidated Financial Statements.) Approximately $2.9 million of the purchase price was allocated to IPR&D and was expensed in the third quarter of 1997. The nature of the projects in process at the date of acquisition related to computer aided design tools, in particular, those that would be used for functional verification of the chip design. The additional costs to complete the tools were approximately $850,000 and were completed in the fourth quarter of 1997. The actual development timeline and costs were in line with estimates.

INTEREST EXPENSE. Interest expense increased to $8.9 million in 1998 from $1.9 million in 1997. The increase was primarily attributable to interest expense on the new debt facility with a bank which we entered into to fund the purchase of Symbios. (See Notes 2 and 4 of the Notes to the Audited Consolidated Financial Statements.) It was offset in part by the capitalization of interest as part of the construction at our new manufacturing facility in Gresham, Oregon. Interest expense was $1.9 million in 1997 compared to $13.9 million in 1996. The decrease resulted from the conversion of all of our $144 million, 5 1/2% Convertible Subordinated Notes to common stock on March 24, 1997 (See Note 4 of the Notes to the Audited Consolidated Financial Statements) and the capitalization of interest as part of the construction of the Gresham facility.

INTEREST INCOME AND OTHER. Interest income and other decreased $27.2 million to $7.7 million in 1998 from $34.9 million in 1997. The decrease was primarily attributable to the combination of a reduction of $18 million in interest income generated from our lower average balances of cash, cash equivalents and short-term investments during 1998 and lower interest rates in 1998 as compared to 1997. The lower average balances of cash, cash equivalents and short term investments resulted primarily from cash outlays associated with the purchase of Symbios and purchases of property and equipment for the new fabrication facility in Gresham, Oregon. Additionally, we charged to other expense the following:

     - $8.1 million of surplus fixed assets, and

     - $14.3 million of our equity investment in two non-public technology companies with impairment indicators considered to be other than temporary. (See Note 1 of the Notes to the Audited Consolidated Financial Statements.)

     The decrease in interest income and other was offset in part by a $16.7 million gain on sale of a long-term investment in a non-public technology company and a $3.1 million gain on the sale of a building owned by a European affiliate.

     Interest and other income increased $4.7 million in 1997 compared to 1996. The increase was primarily attributable to a decrease in foreign exchange losses from $6.9 million in 1996 to $1.6 million in 1997, which related primarily to a reduced foreign exchange exposure at our European sales affiliate. In addition, we received other income from insurance settlement proceeds, the disposal of land owned by a European affiliate and other miscellaneous gains. These gains were offset in part by losses on the final sale of equipment from our Milpitas wafer manufacturing facility. (See Note 7 of the Notes to the Audited Consolidated Financial Statements.)

PROVISION FOR INCOME TAXES. In 1998, we recorded a provision for income taxes with an effective tax rate of 8%. The tax rate in 1998 was impacted by the write-offs relating to IPR&D and restructuring charges during the third quarter of 1998, which were not deductible for tax purposes. Excluding these charges, the effective tax rate would have been 25%. The rates were 27% and 28% in 1997 and 1996, respectively. The tax rate in the years presented was lower than the U.S. statutory rate primarily due to earnings of our foreign subsidiaries taxed at lower rates and the utilization of prior loss carryovers and other tax credits.

MINORITY INTEREST. There was a 91% decrease in minority interest in net income of subsidiaries in 1998 attributable to the purchase of minority interest shares of our Japanese affiliate LSI Logic K.K. The changes in minority interest in 1998 and 1997 were attributable to the composition of earnings and losses among certain of our international affiliates for each of the respective years. The changes in minority interest in 1996 was primarily attributable to the purchase in that year of minority held shares of LSI Logic Japan Semiconductor, Inc. ("JSI"), formerly known as Nihon Semiconductor, Inc., and LSI Logic Europe, Ltd. (formerly known as LSI Logic Europe, plc). (See Note 8 of the Notes to the Audited Consolidated Financial Statements.)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. On November 21, 1997, the Emerging Issues Task Force ("EITF") issued EITF 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Re-engineering and Information Technology Transformation." EITF 97-13 required that we expense, in the fourth quarter of 1997, all costs previously capitalized in connection with business process re-engineering activities as defined by the statement. Accordingly, we recorded a charge of $1.4 million, net of related tax of $0.6 million, during the fourth quarter of 1997. (See Note 1 of the Notes to the Audited Consolidated Financial Statements.)

Restructuring

     We remain committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios into our operations, our management, with the approval of the Board of Directors, committed itself to a plan of action and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included the following elements:

     - Worldwide realignment of manufacturing capacity,

     - Consolidation of certain design centers, sales facilities and administrative offices, and

     - Streamlining of our overhead structure to reduce operating expenses.

     The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 2 of the Notes to the Audited Consolidated Financial Statements, such costs relating to Symbios were accrued as a liability assumed in the purchase in accordance with EITF 95-3.

     Restructuring costs include the following elements:

     - $37.2 million related primarily to fixed assets impaired as a result of the decision to close, by the third quarter of 1999, a manufacturing facility in Tsukuba, Japan,

     - $4.7 million for termination of leases and maintenance contracts primarily in the U.S. and Europe,

     - $1.7 million for non-cancelable purchase commitments primarily in Europe,

     - $13.1 million in fixed asset and other asset write-downs, primarily in the U.S., Japan and Europe,

     - Approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales facilities and administrative offices primarily in the U.S. and Europe, and

     - $16.3 million in work force reduction costs.

     Other exit costs include $0.9 million related to payments made for early lease contract terminations and the write-down of surplus assets to their estimated realizable value: $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide.

     The workforce reduction costs primarily include severance costs related to involuntary reduction of approximately 900 jobs from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance on assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and management estimates. Severance costs and other exit costs noted above were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be completed by September 30, 1999, one year from the date the reserve was taken.

     As of December 31, 1998, the remaining cash requirements were related primarily to severance payouts. Cash requirements for severance payments were approximately $5 million in the first quarter of 1999 with the remaining $7 million spread evenly over the second and third quarter of 1999. We used our cash balances on hand at the time the severance distributions are made.

     As a result of the execution of the restructuring plan announced in the third quarter of 1998, we recognized reduced employee expenses in the fourth quarter of 1998 of approximately $4.0 million and expect to realize further savings of approximately $37.3 million in 1999. Depreciation expense savings of approximately $1.7 million were realized in the fourth quarter of 1998 and we realized further savings of approximately $9.5 million in 1999. We also realized additional savings of $2.6 million in 1999 related to the reduction in the number of engineering design centers and sales and administrative offices worldwide. These savings included reduced lease and maintenance contract expenses.

     The following table sets forth our 1998 restructuring reserves as of September 30, 1998, and activity against the reserve for the three month period ending December 31, 1998:

                                               SEPTEMBER 30, 1998                            DECEMBER 31,
                                                 RESTRUCTURING                 TRANSLATION       1998
                                                    EXPENSE         UTILIZED   ADJUSTMENT      BALANCE
                                               ------------------   --------   -----------   ------------
                                                                     (IN THOUSANDS)
Write-down of manufacturing facility(a)......       $37,200         $(35,700)    $   --        $ 1,500
Other fixed asset related charges(a).........        13,100          (13,100)        --             --
Payments to employees for severance(b).......        16,300           (4,700)        --         11,600
Lease terminations and maintenance
  contracts(c)...............................         4,700             (100)        --          4,600
Noncancelable purchase commitments (c).......         1,700             (100)        --          1,600
Other exit costs(c)..........................         2,400           (1,200)        --          1,200
Cumulative currency translation adjustment...                                     1,512          1,512
                                                    -------         --------     ------        -------
          Total..............................       $75,400         $(54,900)    $1,512        $22,012
                                                    =======         ========     ======        =======

---------------
(a) Amounts utilized represent a write-down of fixed assets due to impairment. The amounts were accounted for as a reduction of the assets and did not result in a liability. The $1.5 million balance for the write-down of the facility relates to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 290 employees.

(c) Amounts utilized represent cash charges.

YEAR 2000 DISCLOSURE

     The following statement is a Year 2000 Readiness Disclosure under the Year 2000 Information and Readiness Disclosure Act of 1998.

     As with many other companies, the Year 2000 computer issue presents risks for us. We use a significant number of computer software programs and operating systems in our internal operations, including applications used in our financial, product development, order management and manufacturing systems. There are areas in which the Year 2000 computer issue could negatively impact us and our business. If internal systems do not properly recognize and process date information for years into and beyond the turn of the century, there could be an adverse impact on our operations. Moreover, if critical suppliers' or customers' systems or products fail because of a Year 2000 malfunction, there could be an adverse impact on our operating results. Finally, our products could malfunction as a result of a failure in date recognition. A Year 2000 problem could arise if our systems were to fail to properly recognize and process date information for several reasons: they could fail to properly recognize years that begin with the digits "20" instead of "19"; they could attribute specially assigned meanings to certain date code digits, such as "99"; or they could fail to recognize the year 2000 as a leap year. The inability of computer software programs to accurately recognize, interpret and process date codes designating the year 2000 and beyond could cause systems to yield inaccurate results or encounter operating problems, including interruption of the business operations such systems control.

     We are engaged in a comprehensive program to assess our Year 2000 risk exposure and to plan and implement remedial and corrective action where necessary. We have reviewed all of our major internal systems, including human resources, financial, engineering and manufacturing systems, to assess Year 2000 readiness and to identify critical systems that require correction or remediation. Assessment of our design engineering systems and products was completed in the first quarter of 1999. Based on the results of this assessment, it is anticipated that remediation of critical systems will be completed and tested by the end of the third quarter 1999. We believe that our existing human resources, financial and business software systems are Year 2000 ready. We cannot assure you, however, that integration and testing of new, corrected or updated programs or systems with which they interface will not result in necessary corrective action to one or more critical systems. A significant disruption of our financial or business systems would adversely impact our ability to process orders, manage production and issue and pay invoices. Our inability to perform these functions for a long period of time could result in a material impact on our results of operations and financial condition.

     Our manufacturing facilities incorporate sophisticated computer integrated manufacturing systems which depend on a mix of the Company's proprietary software and systems and software purchased from third parties. Failure of these systems would cause a disruption in the manufacturing process and could result in a delay in completion and shipment of products. Our assessment of the Year 2000 readiness of our manufacturing systems is complete. Based on information currently available, we believe that our systems will not be materially impacted by Year 2000 issues. However, we cannot assure you that a significant disruption in systems resulting from a Year 2000 problem will not occur. If the computer integration system fails for this or any other reason, there could be a material adverse impact on our operating results and financial condition.

     We are working with critical suppliers of products and services to assess their Year 2000 readiness with respect both to their operations and the products and services they supply to us. Comprehensive inquiries have been sent and responses are being monitored, with appropriate follow-up where required. This analysis will continue well into 1999, with corrective action taken commensurate with the criticality of affected products and services.

     Our assessment program also has encompassed our own product offerings. Our ASICs are custom-designed chips which implement the customer's functional or engineering specifications. As designer and manufacturer of the physical implementation of a customer's design in silicon, we generally do not have specific knowledge of the role of the customer's ASIC within the complete system for which it is intended. Whether the chip will operate correctly depends on the system function and the software design and integration, which will be determined independently by the customer or other third party suppliers. Our ASSP and storage systems products, on the other hand, do implement chip and system functionality designed by us. They include graphics processing, audio/video signal decoding, data transmission, I/O control and data storage whose functionality generally is not date dependent. We have completed our assessment of the Year 2000 readiness of these products, and there is no information to indicate that Year 2000 issues will have a material impact on sales or functionality of our standard product offerings. Customers are seeking assurances of our Year 2000 readiness with increasing frequency, and we are endeavoring promptly and completely to address their concerns. However, we have no control over a customer's Year 2000 readiness. Customers who believe that the products they purchase from us may not be Year 2000 compliant may seek alternative sources of supply. A significant decline in new orders or increase in cancellations of existing backlog could have a material adverse impact on our results of operations or financial condition.

     We are at work on the development of various types of contingency plans to address potential problems with critical internal systems and third party interactions. Our contingency plans include procedures for dealing with a major disruption of internal business systems, plans for long term factory shutdown and identification of alternative vendors of critical materials in the event of Year 2000 related disruption in supply. Contingency planning will continue through at least 1999, and will depend heavily on the results of the remediation and testing of critical systems. The potential ramifications of a Year 2000 type failure are potentially far-reaching and largely unknown. We cannot assure you that a contingency plan in effect at the time of a system failure will adequately address the immediate or long term effects of a failure, or that such a failure would not have a material adverse impact on our operations or financial results in spite of prudent planning.

     Our costs to date related to the Year 2000 issue consist primarily of reallocation of internal resources to evaluate and assess systems and products as described above and to plan our remediation and testing efforts. We have not maintained detailed accounting records, but based on our review of department budgets and staff allocations, we believe these costs to be immaterial. We currently estimate that the total cost of ongoing assessment, remediation, testing and planning directly related to Year 2000 issues will amount to approximately $15 million. Of this, approximately $8 million is expected to consist of expenses attributed to redeployment of labor resources and overhead, $3 million for the cost of software and external consulting fees and $4 million for additional capital expenditures. The capital expenditures represent the early replacement of information technology equipment and software to obtain the full benefits of Year 2000 protections versus the normal technical obsolescence replacement cycle. The estimate is based on the current assessment of the projects and is subject to change as the projects progress. We cannot assure you that remediation and testing will not identify issues which require additional expenditure of material amounts which could result in an adverse impact on financial results in future reporting periods.

     Based on currently available information, management does not believe that the Year 2000 issues discussed above related to internal systems or products sold to customers will have a material adverse impact on our financial condition or overall trends in results of operations. However, we are uncertain to what extent we may be affected by such matters. In addition, we cannot assure you that the failure to ensure Year 2000 capability by a supplier not considered critical or another third party would not have a material adverse effect on us.

ADOPTION OF THE EURO

     In 1998, we established a task force to address the issues raised by the implementation of the European single currency. Our primary focus has been the changes needed to address a mix of Euro and local denomination transactions during the transition period from January 1, 1999 through January 1, 2002.

     As of January 1, 1999, we began transacting business in Euros. We implemented a new bank account structure throughout Europe to accommodate customers and vendors and to improve liquidity management in Europe.

     We do not presently expect that the introduction and use of the Euro will materially affect our foreign exchange and hedging activities or our use of derivative instruments. We do not believe that the introduction of the Euro will result in any significant increase in costs to the Company, and all costs associated with the introduction of the Euro will be expensed in accordance with our policy. We do not expect that the transition to the Euro will result in any competitive pricing or will adversely impact any of our internal computer systems. While we will continue to evaluate the impact of the Euro introduction over time, based on currently available information, we do not believe that the introduction of the Euro currency will have a significant adverse impact on our financial condition or overall trends in results of operations.

FINANCIAL CONDITION AND LIQUIDITY

     Cash, cash equivalents and short-term investments increased by $53 million during the first six months of 1999 to $345 million from $292 million at the end of 1998. The increase was primarily generated from operations partially offset by purchases of property and equipment, repayment of debt obligations, net of borrowings, and purchases net of sales of equity securities.

     Working capital increased by $279 million to $518 million at June 30, 1999 from $239 million at December 31, 1998. The increase in working capital was primarily a result of the following elements:

     - Lower current liabilities as a result of repayment of the short-term portion of the debt facility in the first quarter of 1999, lower accounts payable due to the timing of invoice receipt and payment, and lower income taxes payable primarily resulting from the timing of payments, and

     - Higher short-term investments, accounts receivable and inventories. The increase in accounts receivable was attributable to higher sales in the second quarter of 1999 as compared to the fourth quarter of 1998. The increase in inventories reflected the expectation of continued sales growth in 1999 that would be higher than the rate in 1998.

     The increase in working capital was offset in part by lower prepaids and other current assets and higher accrued salaries, wages and benefits as compared to December 31, 1998. The increase in accrued salaries and wages related to the timing of payments and accruals as of June 30, 1999 compared to December 31, 1998.

     During the first six months of 1999, we generated $100 million of cash and cash equivalents from operating activities compared to $68 million during the same period in 1998. The increase in cash and cash equivalents provided from operations was primarily attributable to:

     - Higher net income (before depreciation and amortization, write-off of unamortized preproduction costs, non-cash restructuring charges and the gain on stock investments); and

     - A decrease in prepaids and other assets and an increase in accrued and other liabilities.

     The decrease in prepaids and other assets was primarily attributable to a $23 million increase in the accumulated amortization of goodwill and other intangibles during the first half of 1999 offset in part by timing differences of payments on prepaids and other current assets. The increase in accrued and other liabilities was primarily due to an increase in accrued salaries and wages and benefits offset in part by a decrease in income taxes payable.

     The increased cash from operations was offset in part by an increase in accounts receivable, inventories, and a decrease in accounts payable. The increase in accounts receivable was primarily a result of higher revenues in the first half of 1999 as compared to the first half of 1998. Inventories were primarily higher as revenues are expected to continue to be higher for the second half of 1999 as compared to 1998. The decrease in accounts payable was primarily as a result of timing of invoice receipt and the higher volumes of business in June 1999 compared to June 1998.

     Cash and cash equivalents used in investing activities during the first six months of 1999 were $109 million compared to $47 million during the same period in 1998. The primary investing activities during the first six months of 1999 included the following:

     - Purchases and sales of debt and equity securities available-for-sale;

     - The acquisition of a non-public technology company; and

     - Purchases of property and equipment.

     The increase in cash used in investing activities during the first six months of 1999 as compared to the same period in 1998 was primarily attributable to a decrease in the maturities and sales of debt and equity securities available-for-sale offset in part by a decrease in both the purchases of debt and equity securities available for sale and purchases of property and equipment. We believe that maintaining technological leadership in the highly competitive worldwide semiconductor industry requires substantial ongoing investment in advanced manufacturing capacity. Net capital additions were $29 million and $148 million during the first six months of 1999 and 1998, respectively. The decrease in additions from 1998 was primarily attributable to reduced purchases of property and equipment related to construction of the new wafer fabrication facility in Gresham, Oregon. We expect to incur capital expenditures of no more than $250 million in 1999.

     Cash and cash equivalents used for financing activities during the first six months of 1999 totaled $9 million, compared to $12 million provided by financing activities in the same period of 1998. The increase in cash used during the first six months of 1999 was primarily attributable to repayment of the credit facility, net of proceeds, from the issuance of the 4 1/4% convertible subordinated notes (see Note 4 to the Unaudited Consolidated Condensed Financial Statements.) The increase in cash used is offset in part by proceeds from sale of common stock issued pursuant to our employee stock option and purchase plans.

     During March of 1999, we issued $345 million of 4 1/4% convertible subordinated notes due in 2004. The Convertible Notes are subordinated to all existing and future senior debt, are convertible 60 days following issuance into shares of our common stock at a conversion price of $31.353 per share and are redeemable at our option, in whole or in part, at any time on or after March 20, 2002. Each holder of the Convertible Notes has the right to cause us to repurchase all of such holder's Convertible Notes at 100% of their principal amount plus accrued interest upon the occurrence of certain events and in certain circumstances. Interest is payable semiannually. We paid approximately $9.5 million for debt issuance costs related to the Convertible Notes. The debt issuance costs are being amortized using the interest method. We used the net proceeds from the Convertible Notes to repay debt obligations as outlined below.

     On August 5, 1998, we entered into a credit agreement with JSI and ABN AMRO. The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 and thereafter syndicated to a group of lenders determined by ABN AMRO and us. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility, and a $150 million senior unsecured revolving credit facility.

     On August 5, 1998, we borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, we borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of March 31, 1999 the spread was 1%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid it's existing 11.4 billion yen ($79.2 million) credit facility and borrowed 8.6 billion yen ($70.5 million at June 30,
1999) bearing interest at adjustable rates. In March of 1999, we repaid the $150 million outstanding under the 364 day Facility and $185.5 million outstanding under the Revolver primarily using proceeds from the Convertible Notes. Borrowings outstanding under the Revolver including the yen sub-facility were $370 million as of June 30, 1999. As of June 30, 1999, the interest rate for the Revolver and the yen sub-facility were 5.96% and 1.14%, respectively. Debt issuance costs were not significant.

     In accordance with the existing credit agreement, we must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. As of June 30, 1999, we were in compliance with these covenants.

     We believe that our level of financial resources is an important competitive factor in our industry. Accordingly, we may, from time to time, seek additional equity or debt financing. We believe that our existing liquid resources and funds generated from operations, combined with funds from such financing and our ability to borrow funds, will be adequate to meet our operating and capital requirements and obligations through the foreseeable future. However, we can provide no assurance that such additional financing will be available when needed or, if available, will be on favorable terms. Any future equity financing will decrease existing stockholders' equity percentage ownership and may, depending on the price at which the equity is sold, result in dilution.

RECENT ACCOUNTING PRONOUNCEMENTS

     In April 1998, the Accounting Standards Executive Committee released Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. We will expense the unamortized preproduction balance of $91.8 million, net of tax as of January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

     In 1998, we adopted SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. The primary difference between our net income and our comprehensive income is due to foreign currency translation adjustments. We are showing comprehensive income in the Statement of Stockholders' Equity.

     In 1998, we adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and replaces the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of our operations or financial position or the segments we reported in 1998. (See Note 11 of Notes to Audited Consolidated Financial Statements.)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges, and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Upon adoption of SFAS No. 133, we will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While we believe the adoption of this statement will not have a significant effect on our results of operations as most derivative instruments are closed on the last day of each fiscal quarter, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

                                    BUSINESS

     LSI Logic Corporation is a worldwide leader in the design, development, manufacture and marketing of high performance application specific integrated circuits ("ASICs") and application specific standard products ("ASSPs"). We use advanced process technologies and design methodologies to design, develop and manufacture highly complex circuits. Our submicron process technologies, combined with our CoreWare(R) design methodology, provide us with the ability to integrate system level solutions on a single chip. Our products are tailored to the specific application requirements of OEMs and other customers in the networking, telecom/wireless, consumer, computer, storage components and storage systems markets. Our methodology has been used to create custom and standard semiconductors for a variety of applications in each of these markets. In August 1998, we acquired Symbios, Inc., a leading supplier of client/server storage solutions, enabling us to extend our market focus to storage components and storage systems. Our customers, which include Cisco Systems, Inc., Compaq Computer Corporation, Hewlett Packard Company, IBM Corporation, NCR, Sony Corporation and Sun Microsystems, Inc., are worldwide leaders in their end markets.

     Since our inception, our technology and our business strategy have been based on integrating increasingly complex electronic building blocks onto a few chips or a single chip. High-level, industry-standard building blocks of the type that were previously independent chips, such as microprocessors, networking controllers, digital signal processors and video compression engines, are used as "cores" that are connected electronically, along with a customer's proprietary logic and memory, to form an entire system on a single chip. The results for our customers are higher system performance, lower system cost and faster time-to-market with a differentiated product. We have been a leader in developing and promoting important industry standard architectures, functions, protocols and interfaces. This focus enables us to launch standards-based products quickly, allowing our customers and ourselves to achieve time-to-market and other competitive advantages.

     We use proprietary and leading third-party electronic design automation ("EDA") software design tools in the design phase of our work. Our design tool environment is highly integrated with our manufacturing process requirements so that it will accurately simulate product performance, reducing design time and project cost. We offer a broad range of design and manufacturing options to our customers in implementing their product specifications. A customer may use its own engineers to implement a design, use our engineers on a "turn-key" basis to completely design their ASICs, or collaborate with us in a combined engineering effort. We have an extensive network of design centers located around the world and staffed with highly experienced engineers. These centers enable us to have close interaction with our customers' engineering, management and system architects, facilitating design development for new products and ongoing after-sales customer support.

     We operate our own manufacturing facilities in order to control our deployment of advanced wafer fabrication technology, our manufacturing costs and our response to customer delivery requirements. In December 1998, we began production in a new, state-of-the-art facility in Gresham, Oregon that is equipped for advanced manufacturing operations and is designed to accommodate our expansion requirements well into the foreseeable future. Our production operations in the United States and Japan, as well as those of our assembly and test subcontractors in Asia, are ISO certified, an important international measure for quality.

     We have developed and use complementary metal oxide semiconductor ("CMOS") process technologies to manufacture integrated circuits implementing submicron geometries. Our advanced processes are capable of producing products with an effective electrical channel length within transistors as small as 0.18 micron. During the first quarter of 1998, we announced our next generation process technology that has an effective electrical channel length within transistors of
0.13 micron, which is planned to be ready for production in the fourth quarter of 1999.

     We market our products and services worldwide through direct sales, marketing and field technical staff and through independent sales representatives and distributors. We market our storage system products to OEMs and end users through value added resellers.

PRODUCTS AND SERVICES

     We design, manufacture, market and sell semiconductor products and storage systems solutions.

     In our semiconductor business, we primarily manufacture, market and sell ASICs. ASICs are semiconductors that are designed for a unique, customer-specified application. We also market and sell a variety of integrated standard components called ASSPs that are designed by us for specific electronic systems applications. Our ASSPs are sold to multiple customers, such as OEMs, who offer system-level products using applications for which our ASSPs are designed. Both our ASICs and ASSPs are manufactured using our proprietary process technologies.

     Our semiconductor products are increasingly based upon our cell-based technology. This technology allows us to design products using predefined circuit elements, called cells, that are standard building blocks of electronic functions. These cells can be integrated into a product to implement a customer's design specifications. Our emphasis on our newer cell-based product lines reflects the market preference for developing advanced integrated circuit products. Customers obtain greater flexibility in the design of system level products using cell-based technology than is available using an array-based methodology which limits the placement of circuits to a fixed grid. We also continue to manufacture and sell gate-array products which were designed using prior technologies.

     Our CoreWare design methodology offers a comprehensive design approach for creating a system on a chip efficiently, predictably and rapidly. Our CoreWare libraries include pre-designed implementations of industry standard electronic functions, interfaces and protocols. Some of these are targeted for specific types of products, and others can be used in a variety of product applications. Examples of the cores which are targeted for specific applications are:

     - Switched Ethernet/Fast Ethernet/Gigabit Ethernet for networking and communications,

     - Fibre Channel for storage applications,

     - IEEE 1394 for storage and consumer product applications, and

     - Audio/video encoders and decoders for consumer products.

     Cores that can be used in product applications across a broad range of product markets include:

     - The MiniRISC(R) family of MIPS-based RISC (reduced instruction set computing) processor cores,

     - The GigaBlaze(R) SeriaLink(R)transceiver core,

     - The ARM(R) CPU core,

     - The OakDSPCore(R) digital signal processor core, and

     - The HyperPHY high speed I/O (input/output) transceiver core.

     Our acquisition of Symbios, Inc. resulted in a significant expansion of our product lines designed for applications involving data storage and transmission between a host computer and peripheral devices such as disk drives, scanners and printers. We offer many industry standard I/O technologies, such as SCSI (small computer system interface, pronounced "skuzzy"), Fibre Channel, PCI (peripheral component interface), IEEE 1394, USB (universal serial bus) and I2O (intelligent I/O) compliant software.

     In addition to our integrated circuit products, we develop and market high-performance data storage management and storage system solutions. These products are targeted at key data storage applications, including:

     - On-line transaction processing,

     - Data warehousing,

     - Internet servers,

     - Electronic commerce,

     - Video delivery, editing and production, and

     - Migration of mission critical applications off mainframe computers.

     We offer a comprehensive array of storage products that can be integrated on a component basis or aggregated into a complete storage solution. This broad array of products includes the following:

     - Host adapter boards ("HAB"),

     - Drive enclosures,

     - Disk array controllers, and

     - Complete Redundant Array of Independent Disks ("RAID") storage systems.

     We also develop and market storage management software called SYMplicity(TM) Storage Manager. To meet open computing standards, our storage solutions products are designed to operate within the Windows NT, UNIX and Novell operating systems environments.

     In addition to the product offerings mentioned above, we continue to expand our design services. The semiconductor design flow is an interactive process involving participation by both us and our customers. We seek to engage customers early in their new system product development process. We provide advice on product design strategies to optimize product performance and suitability for the targeted application. We also offer design engineering and consulting services in the areas of system architecture and system level design simulation, verification and synthesis used in the development of complex integrated circuits. In offering a wide variety of design services, we allow the customer to determine our level of participation in the design process.

     We make various circuit elements from our library available to our customers. These elements range from simple cells to larger and more complex elements and silicon structures called macrocells, megacells and megafunctions. The most complex of these cells are the cores that make up our CoreWare library.

     Our software design tool environment supports and automatically performs key elements of the design process from circuit concept to physical layout of the circuit design. The design tool environment features a combination of internally developed proprietary software and third party tools which are highly integrated with our manufacturing process requirements. The design environment includes expanded interface capabilities with a range of third party tools from leading EDA vendors such as Cadence Design Systems, Inc., Mentor Graphics Corporation, Synopsys, Inc. and Avant! Corporation, and features hardware/software co-verification capability.

     After completion of the ASIC engineering design effort, we produce and test prototype circuits for shipment to the customer. We then begin volume production of integrated circuits that have been developed through one or more of the arrangements described above in accordance with the customer's quantity and delivery requirements.

MARKETING AND CUSTOMERS

     We primarily market our products and services to leading OEMs that develop and manufacture products for the following applications:

     - Networking. Our products are used in local area network ("LAN") and wide area network ("WAN") equipment such as hubs, routers and switches. Drawing from our CoreWare library, customers can use RISC processors, digital signal processors ("DSPs"), HyperPHY high speed transceiver cores, and Ethernet cores, including our GigaBlaze core capable of transmission at more than one gigabit per second. We also offer mixed-signal (digital and analog) integration and ASSPs such as the ATMizer(R) family of products that supports segmentation and reassembly, or SAR, functions on a single chip.

     - Telecommunications and Wireless. We provide our telecommunications customers with a blend of high performance, high integration and low power solutions for Internet access, switching, digital

       WAN and residential broadband applications. Wireless customers benefit from strong microprocessor and DSP core offerings, mixed-signal functions, industry standard buffers and interfaces, and a range of ASSPs including our Cablestream(TM) QAM receiver.

     - Consumer. We target high-volume consumer product applications with advanced digital technology and complete system solutions. Our products have been designed into video games and digital set-top box systems for satellite, cable and terrestrial TV reception. We also offer highly integrated, cost-effective ASSP solutions for digital cameras and DVD player and PC applications.

     - Computer. We provide tools, libraries, semiconductor processes and packaging products which enable our OEM customers to reliably develop high performance, high complexity designs for leading edge computer systems. For the office automation market, we provide a suite of MIPS(R) and ARM embedded processors and industry standard bus interface cores such as USB, IEEE 1394 and PCI.

     - Storage Components. We design and manufacture semiconductor components that facilitate data storage and transmission between a host computer and peripheral devices such as disk drives, scanners and printers. We offer many industry standard I/O technologies, such as SCSI, Fibre Channel, PCI, IEEE 1394, USB and I2O compliant software.

     - Storage Systems. We develop and market scaleable and integrated hardware and software solutions for the enterprise market. To provide our OEM customers with the flexibility to create differentiated products, we offer a broad array of storage products that can be integrated on a component basis or aggregated into a complete storage solution. This broad array of products includes HABs, drive enclosures, disk array controllers and complete RAID storage systems.

     In each of the foregoing applications we seek to leverage our systems-level ASIC strength to the benefit of acknowledged market leaders. We recognize that this strategy may result in increased dependence on a limited number of customers for a substantial portion of our revenues. It is possible that we will not achieve significant sales volumes from one or more of the customers or applications we have selected. This could result in lower revenues and higher unit costs due to an underutilization of resources.

     We market our semiconductor products and services primarily through our network of direct sales and marketing and field engineering offices located in North America, Europe, Japan and elsewhere in Pan-Asia. In 1998, we opened a representative office in Beijing, China. We also use independent distributors and sales representatives. Distributors typically offer customers engineering support and purchase product from us for resale to their customers. Sales representatives facilitate sales by us directly to customers and typically do not carry inventory. International sales are subject to risks common to export activities, including governmental regulations, tariff increases and other trade barriers and currency fluctuations.

     We sell our storage hardware and software solutions primarily to OEMs. However, we also sell our RAID storage systems to resellers, system integrators and distributors under the brand name MetaStor(R).

     In 1998, Sony Corporation accounted for approximately 12% of our revenues. No other customer accounted for greater than 10% of total revenue. Although we do not currently foresee any reduction in volume of products ordered by Sony, a significant decline in product orders could have a material adverse impact on our operating results and financial condition.

MANUFACTURING

     Our semiconductor manufacturing operations convert a design into packaged silicon chips and support customer volume production requirements. Manufacturing begins with fabrication of custom diffused silicon wafers. Layers of metal interconnects are deposited onto the wafer and patterned using customized photo masks. Wafers are then tested, cut into die and sorted. The die that pass initial tests are then sent to the assembly process where the fabricated circuits are encapsulated into ceramic or plastic packages. The finished devices undergo additional testing and quality assurance before shipment. Dedicated computer systems are used in this comprehensive testing sequence. The test programs use the basic functional test criteria from the design simulation. For ASICs, the functional test criteria are specified by the customer.

     We own and operate manufacturing facilities in the United States, Japan and Hong Kong. We utilize various high performance CMOS process technologies in the volume manufacture of our products. Our advanced manufacturing facilities feature highly specialized chemical mechanical polishing equipment which increase yields and allow for higher levels of chip customization. The production operations are fully computer integrated to increase efficiency and reduce costs.

     Semiconductor process technologies are identified in terms of the size of the channel length within the transistors, measured in millionths of a meter called "microns." The measurement of the channel length is expressed in two ways: effective electrical channel length and drawn gate length. The effective channel length is smaller than the drawn gate length. In this prospectus, we use the effective channel length to identify our process technologies.

     Our advanced submicron manufacturing processes are capable of producing products with an effective electrical channel length within each transistor as small as 0.18 micron (G11 process technology) allowing for up to 24,000,000 usable gates on a single chip. Our G10 process technology is capable of producing 0.25 micron products. During the first quarter of 1998, we announced our next generation 0.13 micron G12 process technology, which is planned to be ready for production in the fourth quarter of 1999. These advanced process technologies allow for greater circuit density and increased functionality on a single chip.

     Substantially all of our wafers are fabricated in facilities in Tsukuba, Japan, Colorado Springs, Colorado and our new factory in Gresham, Oregon. In the Fall of 1998, we announced that the older of the two Tsukuba factories, which produces the 0.38 micron products, will be closed in 1999 after eleven years of service. This action was taken as part of a comprehensive restructuring and cost reduction plan.

     The new manufacturing facility in Gresham, Oregon, began volume production in December 1998. Located on 325 acres outside of Portland, the facility is equipped for advanced manufacturing operations and is designed to accommodate our expansion requirements well into the foreseeable future. The Gresham plant is equipped to produce eight-inch wafers hosting products manufactured to the G10 and G11 processes.

     The manufacturing of our HABs and other storage system products involves the assembly and testing of components, including our semiconductors, which are then integrated into final products. We utilize subcontractors for the assembly and test of our HABs. Our storage system products are assembled and tested internally.

     Our fixed costs for manufacturing are high and are expected to remain high because we must continually make significant capital expenditures and add new advanced capacity in order to remain competitive. If demand for our products does not absorb the additional capacity, the increase in fixed costs and operating expenses related to increases in production capacity may result in a material adverse impact on our operating results and financial condition.

     We have developed a high-density interconnect packaging technology, known as Flip Chip, which essentially replaces the wires that connect the edge of the die to a package with solder bumps spread over the entire external surface of the die. This technology enables us to reach exceptional performance and lead count levels in packages required for process technologies of 0.18 micron and below. We also offer a mini ball grid array package that features a smaller package size without sacrificing electrical and thermal performance. And we also offer a wide array of ceramic and plastic wirebond packaging options.

     Final assembly (i.e., encapsulation in a plastic or ceramic package) and test operations are conducted by our Hong Kong affiliate through independent subcontractors in the Philippines, Malaysia, Korea and Hong Kong. We perform ceramic package assembly for our products at our Fremont, California facility.

     Both manufacturing and sales of our products may be impacted by political and economic conditions abroad. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures, export compliance laws or other trade policies, could adversely affect our ability to manufacture or sell products in or into foreign markets. The recent economic crisis in Asia could affect the viability of our assembly and test subcontractors in that area. We cannot guarantee that current arrangements with our component suppliers or assembly, testing and packaging subcontractors will continue, and we do not maintain an extensive inventory of assembled components. The failure to secure assembly and test capacity could affect our sales and result in a material adverse impact on our operating results and financial condition.

     Although there has been no evidence of problems, it is still impossible to predict the effects on Hong Kong business operations of the 1997 reversion of Hong Kong to the Peoples' Republic of China ("PRC"). Our Hong Kong subsidiary exercises primary control over our manufacturing and assembly and test operations. If the PRC were to attempt to control or otherwise impose increased governmental influence over business activities in Hong Kong, our operations could be adversely affected.

     Development of advanced manufacturing technologies in the semiconductor industry frequently requires that critical selections be made as to those vendors from which essential equipment (including future enhancements) and after-sales services and support will be purchased. Some of our equipment selections require that we procure certain specific types of materials or components specifically designed to our specifications. Therefore, when we implement specific technology choices, we may become dependent upon certain sole-source vendors. Accordingly, our capability to switch to other technologies and vendors may be substantially restricted and may involve significant expense and delay in our technology advancements and manufacturing capabilities.

     The semiconductor equipment and materials industries also include numerous vendors that are relatively small and have limited resources. Several of these vendors provide equipment and or services to us. We do not have long-term supply or service agreements with vendors of certain critical items, and shortages could occur in various essential materials due to interruption of supply or increased demand in the industry. Given the limited number of suppliers of certain of the materials and components used in our products, if we experience difficulty in obtaining essential materials in the future, we cannot assure you that alternative suppliers would be available to meet our needs, or that if available, such suppliers would provide components in a timely manner or on favorable terms. Should we experience such disruptions, our operations could be materially affected, which could have a material adverse impact on our operating results and financial condition. Our operations also depend upon a continuing adequate supply of electricity, natural gas and water.

     Our manufacturing facilities incorporate sophisticated computer integrated manufacturing systems which depend upon a mix of our proprietary software and systems and software purchased from third parties. Failure of these systems would cause a disruption in the manufacturing process and could result in a delay in completion and shipment of products. Based on our assessment of the Year 2000 issues, we believe that the operation of the computer integrated manufacturing systems will not be adversely impacted by the Year 2000. However, we cannot assure you that a significant disruption in the system resulting from a Year 2000 related issue will not occur. If the computer integration system fails for this or any other reason, there could be a material adverse impact on our operating results and financial condition.

     Additional risk factors are set forth in the Risk Factors section above.

BACKLOG

     Generally, we do not have long-term volume purchase contracts with our customers. Instead, customers place purchase orders that are subject to acceptance by us. The timing of the performance of design services and the placement of orders included in our backlog at any particular time are generally within the control of the customer. For example, there could be a significant time lag between engagement for design services and the delivery of a purchase order for the product. Or a customer may from time to time revise delivery quantities or delivery schedules to reflect changes in the customer's needs. For these reasons, our backlog as of any particular date is not a meaningful indicator of future sales.

COMPETITION

     The semiconductor industry is intensely competitive and characterized by constant technological change, rapid product obsolescence, evolving industry standards, and price erosion. Many of our competitors are larger, diversified companies with substantially greater financial resources. Some of these also are customers who have internal semiconductor design and manufacturing capacity. We also compete with smaller and emerging companies whose strategy is to sell products into specialized markets or to provide a portion of the products and services which we offer.

     Our major competitors include large domestic companies such as IBM Corporation, Lucent Technologies, Inc., Motorola, Inc. and Texas Instruments, Inc. We also face competition from large foreign corporations, including Toshiba Corporation, NEC Corporation and SGS Thomson Microelectronics, S.A.

     The principal competitive factors in the industry include:

     - Design capabilities (including EDA programs, cell libraries and engineering skills),

     - Quality of the products and services delivered,

     - Product functionality,

     - Delivery time, and

     - Price.

     In addition, standard products and system level offerings compete on the following factors:

     - Quality of system integration,

     - Existence and accessibility of differentiating features, and

     - Quality and availability of supporting software.

     We believe that we presently compete favorably with respect to these factors. It is possible, however, that other custom design approaches or competing system level products will be developed by others which could have a material adverse impact on our competitive position.

     We are increasingly emphasizing our CoreWare design methodology and system-on-a-chip capability. Competitive factors that are important to the success of this strategy include:

     - Selection, quantity and quality of our CoreWare library elements,

     - Our ability to offer our customers systems level expertise, and

     - Quality of software to support system-level integration.

     Although there are other companies that offer similar types of products and related services, we believe that we currently compete favorably with those companies. However, competition in this area is increasing, and we cannot assure you that our CoreWare methodology approach and product offerings will continue to receive market acceptance.

     We also compete in the storage systems market, which is characterized by many of the same pressures found in the semiconductor industry. We believe that important competitive factors in the storage systems market include the following:

     - Product performance and price,

     - Support for new industry and customer standards,

     - Scalability,

     - Features and functionality, and

     - Reliability, technical service and support.

     Our failure to compete successfully with respect to any of these or other factors could have a material adverse effect on our results of operations and financial condition. Our storage system products compete primarily with products from independent storage providers such as Adaptec, the CLARiiON business unit of Data General Corporation, EMC Corporation, MTI Technologies, Inc., Mylex Corporation and Network Appliance, Inc. In addition, many of our current customers in this market, as well as certain potential customers, also have internal storage divisions which produce products that compete directly or indirectly with our storage system products. We cannot assure you that these customers, which include Compaq Computer Corporation, Dell Computer Corporation, Hewlett Packard Company, IBM Corporation, Sun Microsystems, Inc., and Unisys Corporation, will continue to purchase storage products from us.

RESEARCH AND DEVELOPMENT

     Our industry is characterized by rapid changes in products, design tools and process technologies. We must continue to improve our existing products, design tool environment and process technologies and to develop new ones in a cost effective manner to meet changing customer requirements and emerging industry standards. If we are not able to successfully introduce new products, design tool environments and process technologies or to achieve volume production of products at acceptable yields using new manufacturing processes, there could be a material adverse impact on our operating results and financial condition.

     We operate research and development facilities in California, Colorado and Kansas. The following table shows our expenditures on research and development activities for each of the last three fiscal years.

              YEAR                     AMOUNT       PERCENT OF REVENUE
              ----                 --------------   ------------------
                                   (IN THOUSANDS)
1996............................      $187,749              15%
1997............................      $229,735              17%
1998............................      $291,125              19%

     Research and development expenses primarily consist of salaries and related costs of employees engaged in ongoing research, design and development activities and subcontracting costs. As we continue our commitment to technological leadership in our markets and realize the benefit of cost savings from our restructuring programs in the third quarter of 1998, we are targeting our research and development investment in the second half of 1999 to be approximately 13% to 15% of revenues.

PATENTS, TRADEMARKS AND LICENSES

     We own various United States and international patents and have additional patent applications pending relating to certain of our products and technologies. We also maintain trademarks on certain of our products and services and claim copyright protection for certain proprietary software and documentation. While patent and trademark protection for our intellectual property is important, we believe our future success is primarily dependent upon the technical competence and creative skills of our personnel.

     We also protect our trade secret and other proprietary information through agreements with our customers, suppliers, employees and consultants and through other security measures. We have also entered into certain cross-license agreements that generally provide for the non-exclusive licensing of design and product manufacturing rights and for cross-licensing of future improvements developed by either party.

     We continue to expand our portfolio of patents and trademarks. We offer a staged incentive to engineers to identify, document and submit invention disclosures. We have developed an internal review procedure to maintain a high level of disclosure quality and to establish priorities and plans for filings both in the United States and abroad. The review process is based solely on engineering and management judgment, with no assurance that a specific filing will issue, or if issued, will deliver any lasting value to us. We cannot assure you that the rights granted under any patents will provide competitive advantages to us or will be adequate to safeguard and maintain our proprietary rights. Moreover, the laws of certain countries in which our products are or may be manufactured or sold may not protect our products and intellectual property rights to the same extent as the laws of the United States.

     Please see additional risk factors set forth in the Risk Factors section above and Note 12 of Notes to Consolidated Financial Statements.

ENVIRONMENTAL REGULATION

     Federal, state and local regulations, as well as those of other nations, impose various environmental controls on the use and discharge of certain chemicals and gases used in semiconductor processing. Our facilities have been designed to comply with these regulations, and we believe that our activities conform to present environmental regulations. However, increasing public attention has been focused on the environmental impact of electronics and semiconductor manufacturing operations. While to date we have not experienced any materially adverse impact on our business from environmental regulations, we cannot assure you that such regulations will not be amended so as to impose expensive obligations on us in the future. In addition, violations of environmental regulations or unpermitted discharges of hazardous substances could result in the necessity for the following actions:

     - Additional capital improvements to comply with such regulations or to restrict discharges,

     - Liability to our employees and/or third parties, and

     - Business interruptions as a consequence of permit suspensions or revocations or as a consequence of the granting of injunctions requested by governmental agencies or private parties.

EMPLOYEES

     At June 30, 1999, we and our subsidiaries had approximately 6,150 employees.

     In connection with our restructuring and cost reduction plan announced in October 1998 following the Symbios acquisition, we announced a workforce reduction of 1,200 jobs or approximately 17% of the workforce to be achieved by October 1999. The reduction was primarily a result of the following actions:

     - Closure of the manufacturing facility in Japan and the former Symbios test and assembly facilities in Colorado,

     - Consolidation of duplicative design centers and sales offices in the U.S. and Europe, and

     - Closure of redundant administrative functions.

     Our future success depends in large part on the continued service of our key technical and management personnel and on our ability to continue to attract and retain qualified employees, particularly those highly skilled design, process and test engineers involved in the manufacture of existing products and the development of new products and processes. Although we consider our employee relations to be good, the competition for such personnel is intense, and the loss of key employees or the inability to hire such employees when needed could have a material adverse input on our business and financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company, and certain information about them as of June 30, 1999, are as follows:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Wilfred J. Corrigan........................  61    Chairman, Chief Executive Officer and
                                                   Director
Elias J. Antoun............................  42    Executive Vice President, Consumer Products
John P. Daane..............................  35    Executive Vice President, Communications,
                                                   Computer and ASIC Products
John D'Errico..............................  56    Executive Vice President, LSI Storage
                                                   Products and Colorado Operations
Thomas Georgens............................  39    Senior Vice President, Storage Systems
W. Richard Marz............................  55    Executive Vice President, Geographic
                                                   Markets
R. Douglas Norby...........................  64    Executive Vice President, Chief Financial
                                                   Officer and Director
David E. Sanders...........................  51    Vice President, General Counsel and
                                                   Secretary
Lewis C. Wallbridge........................  55    Vice President, Human Resources
Joseph M. Zelayeta.........................  52    Executive Vice President, Worldwide
                                                   Operations
T.Z. Chu...................................  65    Director(1)(2)
Malcolm R. Currie..........................  72    Director(1)(2)
James H. Keyes.............................  58    Director(1)(2)
Matthew J. O'Rourke........................  61    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Wilfred J. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since our organization in January 1981. Mr. Corrigan also serves on the boards of directors of several privately held corporations.

     Elias J. Antoun was named Executive Vice President, Consumer Products in March 1998. Mr. Antoun joined the Company in 1991 and has served in senior management and executive positions including General Manager of Finance and, more recently, President of LSI Logic K.K.

     John P. Daane was named Executive Vice President, Communications, Computer and ASIC Products, in October 1997. Mr. Daane joined us in 1985, and has served in senior management and executive positions since 1992, including, most recently, Vice President and General Manager of the Communication Products Division.

     John D'Errico was named Executive Vice President, Storage Components and Colorado Operations in August 1998. Mr D'Errico joined us in 1984 and has held various senior management and executive positions at our manufacturing facilities in the U.S. and Japan. Most recently, Mr. D'Errico served as Vice President and General Manager, Pan-Asia.

     Thomas Georgens was named Senior Vice President and General Manager, Storage Systems, Inc. in August 1998, upon the acquisition of Symbios, Inc. Mr. Georgens joined Symbios in 1996, where he served as Vice President and General Manager of Storage Systems. Before joining Symbios, Mr. Georgens was employed by EMC Corporation, where he served as Director of Engineering Operations for the Systems Group and later as Director of Internet Marketing.

     W. Richard Marz joined the Company in September 1995 as Senior Vice President, North American Marketing and Sales, and was named Executive Vice President, Geographic Markets in May 1996. Before joining us, Mr. Marz was a long-time senior sales and marketing executive at Advanced Micro Devices, Inc., a semiconductor manufacturer.

     R. Douglas Norby has been a director of the Company since 1993. He has served as Executive Vice President and Chief Financial Officer of the Company since November 1996. From September 1993 until November 1996, he served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, an EDA company. From July 1992 until September 1993, he served as President and Chief Executive Officer of Pharmetrix Corporation, a health care company located in Menlo Park, California. Mr. Norby also serves on the board of directors of Corvas International, Inc., a biopharmaceutical company.

     David E. Sanders has served as Vice President, General Counsel and Secretary of the Company since 1991. He joined the Company in 1986. Prior to joining the Company, he served as Associate General Counsel of Advanced Micro Devices, Inc.

     Lewis C. Wallbridge has served as Vice President, Human Resources of the Company since joining the Company in 1984. Prior to joining the Company, he served as director of Human Resources of Amdahl Corporation.

     Joseph M. Zelayeta was named Executive Vice President, Worldwide Operations in September 1997. Employed with the Company since 1981, Mr. Zelayeta has held management and executive positions in research and development and manufacturing operations since 1986.

     T.Z. Chu has been a director of the Company since 1992. He served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997. From August 1993 until March 1995, he served as President and Chief Executive Officer of Hoefer Scientific Instruments, a manufacturer of scientific instruments. From January 1992 until August 1993, he acted as a consultant to Hambrecht & Quist, an investment banking firm and to Thermo Instrument Systems, Inc., a manufacturer of analytical instruments.

     Malcolm R. Currie has been a director of the Company since 1992. He serves as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles. He served as Chairman and Chief Executive Officer of Hughes Aircraft Company from March 1988 until his retirement in July 1992. He presently serves on the boards of directors of Unocal Corporation, Investment Company of America, SM&A Corp., and Regal One Corp., and as Chairman of the Board of Trustees of the University of Southern California.

     James H. Keyes has been a director of the Company since 1983. He has served as Chairman and Chief Executive Officer of Johnson Controls, Inc. since January 1993. Johnson Controls, Inc. is a global leader in automotive systems and facility management and control. He also serves on the boards of directors of Pitney Bowes, Inc. and the Chicago Federal Reserve Board.

     Matthew J. O'Rourke has been a director of the Company since 1999. He was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Prior to his retirement, he served as the managing partner at Price Waterhouse's New York National Office from 1994 to 1996 and as managing partner for Northern California from 1988 to 1994. Since his retirement, Mr. O'Rourke has provided services as an independent business consultant. He is a member of the board of directors of Read-Rite Corporation, a manufacturer of recording heads and related assemblies for computer disk and tape drives and other data storage products.

                              DESCRIPTION OF NOTES

     We will issue the notes under an indenture dated as of             , 1999,
between us and State Street Bank and Trust Company of California, N.A., as trustee. The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. You should look at the indenture and the form of note that will be filed as an exhibit to this registration statement.

GENERAL

     The notes represent unsecured general obligations to us subordinate in right of payment to certain of our other obligations and will rank equally with our outstanding 4 1/4% convertible subordinated notes due 2004. The notes will be limited to $250,000,000 aggregate principal amount ($287,500,000 aggregate principal amount if the underwriters' over-allotment option is exercised in full). The notes will be issued in denominations of $1,000 and multiples of
$1,000. The notes will mature on           , 2006 unless earlier converted or
redeemed.

     The notes will bear interest at the rate of   % per year, beginning on
            , 1999. We will pay interest on                and                of
each year, beginning on                , 2000. Interest is based on a 360-day
year composed of twelve 30-day months. Interest will be paid to holders of record:

     - as of                in the case of the                interest payment
       date, and

     - as of                in the case of the                interest payment
       date,

subject to certain exceptions if notes are converted or redeemed prior to the interest payment date.

     The indenture does not contain any financial covenants or restrictions on our paying dividends, any restrictions on our incurring additional indebtedness, including senior indebtedness, nor any restrictions on our ability to issue additional securities or repurchase our outstanding securities. The indenture contains no covenants or other provision that will protect you in the event of a highly leveraged transaction or a change in control, except to the extent that you may be able to redeem your notes as discussed below.

     Payments on the notes will be made at the office of the paying agent. The paying agent office will initially be an office or agency of the trustee in the Borough of Manhattan, the City of New York.

CONVERSION OF NOTES

     You may convert your note, in whole or in part, into common stock at any time prior to maturity. However, if we call a note for redemption, you may convert a note only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If you have submitted your notes for redemption upon a fundamental change, you may convert your note only if you withdraw your conversion election.

     The initial conversion price is $       per share of common stock, subject
to adjustment as described below. We will not issue fractional shares of common stock upon conversion of notes. Instead, we will pay cash equal to the market price of the common stock on the business day prior to the conversion date. Except as described below, you will not receive any accrued interest or dividends upon conversion. If you convert your notes during the period from the record date to the next interest payment date, you will be required to pay us the interest on conversion unless we have called the notes for redemption on a redemption date during this time period.

     We will adjust the conversion price if the following events occur:

     (1) the issuance of common stock as a dividend or distribution on common stock,

     (2) the issuance of rights or warrants to purchase common stock to all holders of common stock,

     (3) certain subdivisions and combinations of common stock,

     (4) distributions of capital stock, other than common stock, or debt instruments or assets to all holders of common stock, including securities but excluding the following:

        - rights or warrants listed in (2) above,

        - dividends or distributions listed in (1) above, and

        - cash distributions listed in (5) below,

     (5) distributions of cash, excluding any quarterly cash dividends on the common stock if the quarterly dividend distribution does not exceed the greater of:

        - the cash dividend per share from the previous quarter not requiring an adjustment under this provision, or

        - 3.75% of the sale price of common stock during the ten trading days prior to the dividend declaration date, excluding any dividend or distribution in connection with our liquidation or dissolution or winding up,

     (6) payment on a tender offer or exchange offer by us or our subsidiary for the common stock if the payment exceeds the current market price of the common stock on the trading day next succeeding the last date for tenders or exchanges, and

     (7) payment on certain tender offers or exchange offers by a third party if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We will make this adjustment only if:

        - the tender offer or exchange offer increases the share ownership of the person making the offer to more than 25% of our common stock and

        - the cash and other consideration paid exceeds the current market price of the common stock.

        We will not make this adjustment if as of closing we will engage in a merger, consolidation or sale of all or substantially all of our assets.

     Under our preferred shares rights plan, upon conversion holders will receive, in addition to the common stock, the rights described in the preferred shares rights plan, subject to customary exceptions.

     In the event of:

     - any reclassification of our common stock, or

     - a consolidation, merger or combination involving LSI Logic, or

     - a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety in which common stock holders would be entitled to receive stock, other securities or property or assets or cash with respect to their common stock, you will generally be allowed to convert your notes into the same type of consideration received by common stock holders immediately prior to one of these types of events.

     You may as a result of certain types of conversion price adjustments be subject to U.S. income tax. See "Certain Federal Income Tax Considerations."

     We may at any time reduce the conversion price by any amount for a period of at least 20 days, if our board of directors determines that such reduction would be in our best interests. If we reduce the conversion price, we must give you at least 15 days' prior notice. We may, at our option, also reduce the conversion price to reduce any income tax to holders of common stock resulting from any dividend or distribution of stock. See "Certain Federal Income Tax Considerations."

     We will not make any adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price. We will carry forward any adjustments less than 1% of the conversion price.

OPTIONAL REDEMPTION BY LSI LOGIC CORPORATION

     No sinking fund exists for the notes. On or after          , 2002, we may
redeem the notes, in whole or in part, on at least 30 days' notice at the following redemption prices:

     - if redeemed from          , 2002 through          , 2003, at      % of
       the principal amount,

     - if redeemed from          , 2003 through          , 2004, at      % of
       the principal amount,

     - if redeemed from          , 2004 through          , 2005, at      % of
       the principal amount,

     - if redeemed on or after          , 2005, at 100% of the principal amount.

     Holders in each case will receive accrued interest to, but excluding, the redemption date. If the redemption date is an interest payment date, then interest shall be paid to the record holder.

     If we redeem less than all of the notes, the trustee will select the notes to be redeemed in multiples of $1,000:

     - by lot,

     - pro rata, or

     - by another method the trustee considers fair and appropriate.

     If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion shall be attributed first to the portion selected for redemption.

     We may not give notice of any redemption of notes if we have defaulted in payment of interest on the notes and there is an event of default.

YOU MAY REQUIRE US TO REDEEM THE NOTES IN THE EVENT OF A FUNDAMENTAL CHANGE

     If a fundamental change occurs prior to             , you may require us to
redeem, in whole or in part, your notes 30 days after our notice of the fundamental change. We will redeem the notes at 100% of the principal amount plus accrued interest to, but excluding, the repurchase date. If the repurchase date is an interest payment date, then interest shall be paid to the record holder.

     We will mail to all record holders a notice within 10 days after the occurrence of a fundamental change. We will also deliver a notice to the trustee. You must deliver to us, on or before the 30th day after the date of our fundamental change notice, your redemption notice together with the notes duly endorsed for transfer.

     We will comply with any applicable provisions of Rule l3e-4 and any other tender offer rules under the Exchange Act in the event of a fundamental change.

     A "fundamental change" is any transaction or event in which substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration that is not substantially all common stock listed, or that will be listed, on:

     - a U.S. national securities exchange,

     - approved for quotation on the Nasdaq National Market, or

     - any similar U.S. system of automated dissemination of quotations of securities prices.

     These redemption rights could discourage a potential acquiror from acquiring us. However, we are not aware of any specific effort to acquire us by means of a merger, tender offer, solicitation or otherwise. The redemption upon a fundamental change feature is not part of any specific plan to adopt a series of antitakeover provisions and we have no such plans.

SUBORDINATION OF NOTES

     The notes are subordinated to the prior payment in full of all of our senior indebtedness and will rank equally with our outstanding 4 1/4% convertible subordinated notes.

     If we dissolve, wind up, liquidate or reorganize our business, we will repay the senior indebtedness before we make any payments on the notes. If the notes are accelerated because of an event of default, we will first pay the holders of any senior indebtedness in full before we are permitted to pay you. The indenture requires us to promptly notify the holders of senior indebtedness if payment of the notes accelerates because of an event of default.

     We may not make any payment on the notes if there is:

     - a default in the payment of senior indebtedness,

     - any other default of designated senior indebtedness that permits the holders of designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice, or

     - any judicial proceeding pending with respect to any payment default or non-payment default.

     We may resume payments on the notes:

     - in case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

     - in the case of a non-payment default, the earlier of:

      - the date on which the non-payment default is cured or waived or ceases to exist, or

      - 179 days after the date on which the payment blockage notice is received.

     No new period of payment blockage may be commenced unless 365 days have passed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed on the date of delivery of any payment blockage notice to the trustee shall be the basis for any later payment blockage notice.

     If the trustee or you receive any payment or distribution on the notes not permitted by the subordination provisions of the indenture, then the trustee or you must hold the payment or distribution in trust for the benefit of holders of senior indebtedness to pay all senior indebtedness.

     In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and you may receive less, ratably, than our other creditors.

     We will pay the trustee reasonable compensation and will indemnify the trustee against certain losses, liabilities or expenses it may incur in connection with its duties. The trustee's claims for such payments will generally be senior to any claims asserted by you.

EVENTS OF DEFAULT; NOTICE AND WAIVER

     An event of default on the notes includes any of the following:

     - default in payment of the principal or premium,

     - default for 30 days in payment of interest,

     - default for 60 days after notice in the observance or performance of any other covenants in the indenture, or

     - certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

     The trustee may withhold notice to you of any default, except defaults in payment of principal, premium or interest on the notes. However, the trustee must consider it to be in your interest to withhold this notice.

     If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the notes offered by this prospectus may declare the principal, premium, and accrued interest on the notes to be immediately due and payable. If we file for protection under the bankruptcy code or similar insolvency laws, the principal, premium and accrued interest on the notes automatically become due and payable.

     The holders of a majority of the principal amount of the notes offered by this prospectus may cancel any acceleration with respect to the notes for a non-payment default and waive certain non-payment defaults.

     Payments of principal, premium, or interest on the notes that are not made
when due will accrue interest at the annual rate of   % from the required
payment date.

     The holders of a majority of the notes offered by this prospectus will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

     You may not pursue any remedy under the indenture, except in the case of a default in the payment of principal, premium or interest on the notes, unless:

     - you have given the trustee written notice of an event of default,

     - the holders of at least 25% in principal amount of the notes offered by this prospectus make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy,

     - the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the notes, and

     - the trustee fails to comply with the request within 60 days after receipt.

MODIFICATION OF THE INDENTURE

     With the consent of the holders of a majority in principal amount of the notes, we may modify the indenture or enter into any supplemental indenture that shall:

     - extend the fixed maturity of any note,

     - reduce the rate or extend the time for payment of interest of any note,

     - reduce the principal amount or premium of any note,

     - reduce any amount payable upon redemption of any note,

     - adversely change our obligation to redeem any note upon a fundamental change,

     - impair the right of a holder to institute suit for payment on the note,

     - change the currency in which any note is payable,

     - impair the right to convert the notes,

     - adversely modify the subordination provisions of the indenture, or

     - reduce the percentage of notes required for consent to any modification of the indenture.

The indenture also permits certain types of modifications of its terms without the consent of the holders of a majority in principal amount the notes.

FORM, DENOMINATION AND REGISTRATION

     The notes will be issued in fully registered form, without coupons, in denominations of $1,000 principal amount and multiples thereof.

Global note, book-entry form

     The notes will be evidenced by one or more global notes, which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Holders of the notes may hold their interests in the global notes directly through DTC or indirectly through organizations which are participants in DTC, whom we also refer to as participants. Transfers between participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interest in the global notes to such persons may be limited.

     Holders of the notes may beneficially own interests in the global notes held by DTC only through participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we also refer to as indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of the global note. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders thereof.

     Payment of interest on, and the redemption price of, the global notes will be made to Cede & Co., as the registered owner of the global notes by wire transfer of immediately available funds on each interest payment date or the redemption date, as the case may be. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We have been informed by DTC that, with respect to any payment of interest on, or the redemption price of, the global notes, DTC's practice is to credit participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by the global notes as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to owners of beneficial interests in the principal amount represented by the global notes held through the participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

     Neither we nor the trustee (or any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described below), only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the initial purchasers. Some of the participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, it is under no obligations to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is a any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the global notes.

DEFINITIONS USED IN THE DESCRIPTION OF NOTES

     "Senior indebtedness" means the principal, premium and interest on, rent payable under, and any other amounts due on all of our current and future indebtedness. However, senior indebtedness does not include:

     - indebtedness evidenced by the notes,

     - our indebtedness to any of our majority-owned subsidiaries except to the extent that the indebtedness is pledged by the subsidiary as security for any senior indebtedness,

     - our accounts payable to trade creditor in the ordinary course of business, and

     - any particular indebtedness in which the instrument evidencing the indebtedness provides that the indebtedness shall not be senior in right of payment to, or is subordinated to, the notes.

     - our outstanding 4 1/4% convertible subordinated notes due 2004.

     "Indebtedness" means:

     - all obligations of any person:

        - for borrowed money,

        - evidenced by a note, debenture, bond or written instrument,

        - for leases of the person required to be accounted for as capitalized lease obligations on the balance sheet of the person and all obligations and other liabilities under any lease or related document in connection with the lease of real property that provides that the person is contractually obligated to purchase or cause a third party to purchase the leased property, or

        - letters of credit, local guarantees or bankers' acceptances,

     - all obligations of others of the type described in the above clause or the clauses below assumed by or guaranteed in any manner by the person,

     - all obligations secured by a lien affecting title or resulting in a lien to which the property of such person is subject,

     - all obligations of any person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements, and

     - all obligations, contingent or otherwise, of any person under any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability described above.

     "Designated senior indebtedness" means senior indebtedness under our existing credit facility and any other particular senior indebtedness in which the instrument creating or evidencing the debt or the assumption or guarantee of the debt (or related agreements or documents to which we are a party) expressly provides that such senior indebtedness shall be designated senior indebtedness for purposes of the indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior indebtedness to exercise the rights of designated senior indebtedness).

INFORMATION CONCERNING THE TRUSTEE

     We have appointed State Street Bank and Trust Company of California, N.A., as trustee under the indenture, paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

     Boston EquiServe, LP, an affiliate of the trustee, is the transfer agent for the common stock. BancBoston, N.A., an affiliate of the trustee, is a lender under our existing credit facility. The indenture contains certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

     COMMON STOCK. As of July 26, 1999, there were 147,391,417 shares of common stock outstanding held by approximately 4,084 holders of record. Each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders. Our certificate of incorporation provides that at all elections of directors, each holder of stock shall be entitled to cumulative voting. The holder may cast all of these votes for a single candidate or may distribute them among the number of directors to be elected. Holders of common stock are entitled to receive dividends declared by the board of directors, out of funds legally available for the payment of dividends subject to preferences that may be applicable to the holders of preferred stock. Upon liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of liabilities, subject to prior distribution rights of preferred stock. The holders of common stock have no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock.

     All outstanding shares of common stock are fully paid and nonassessable.

     PREFERRED STOCK. As of July 26, 1999, no shares of preferred stock were issued and outstanding. The board of directors has the authority to issue the preferred stock in one or more series and to fix the following rights, preferences, privileges and restrictions of the preferred stock without further vote or action by our stockholders:

     - dividend rights and rates,

     - terms of conversion, voting rights, terms of redemption, liquidation preferences,

     - the number of shares constituting any series or the designation of such series.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control and may adversely affect the voting and other rights of the holders of common stock. Except in accordance with the rights plan described below, we have no present plans to issue any shares of preferred stock.

     PREFERRED SHARES RIGHTS PLAN. On November 16, 1988, our board of directors authorized a dividend distribution of one share purchase right for each share of common stock outstanding as of the close of business on December 15, 1988 and each future share of common stock. The Amended and Restated Preferred Shares Rights Agreement dated November 20, 1998 between us and BankBoston, N.A., as rights agent, provides, among other things, that after a distribution date, each right entitles the registered holder to purchase from us 1/1000 of a share of our Series A participating preferred stock, $0.01 par value, initially at a price of $100.00.

     The rights will expire ten years after the date of issuance, or December 15, 2008, unless earlier redeemed, and will become exercisable and transferable separately from the common stock following the tenth day after a person or group:

     - acquires beneficial ownership of 20% or more of our common stock,

     - announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 30% or more of our common stock, or

     - a later date after the occurrence of an event described in clause (i) or
       (ii) above as may be determined by a majority of directors not affiliated with the acquiring group or person.

     If (a) an acquiror obtains 30% or more of our common stock, (b) an acquiring entity combines with us in a transaction in which we are the surviving company and our common stock remains outstanding and unchanged or (c) we effect or permit certain "self-dealing" transactions with an owner of 20% or more of our common stock or its affiliates or associates, then each right will entitle the holder to purchase, at the then-current purchase price, a number of shares of common stock having a then-current market value of twice the purchase price.

     If (x) we merge into another entity, (y) an acquiring entity merges into us and our common stock is changed into or exchanged for other securities or assets or (z) we sell more than 50% of our assets or earning power, then each right will entitle the holder to purchase, at the then-current purchase price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the purchase price.

     We may redeem the rights at our option for $0.01 per right at any time on or prior to the tenth day after public announcement that a person or group has acquired beneficial ownership of 20% or more of our common stock or such later date as may be determined by a majority of the directors not affiliated with the acquiring group or person. The rights are also redeemable at our option following the shares acquisition date if:

     - such redemption is in connection with a consolidation or merger in which we are not the surviving corporation,

     - no acquiror has held more than 20% of our common stock for less than the last three years, and

     - the redemption is approved by a majority of the directors not affiliated with the acquiring group or person.

Our right of redemption may be reinstated if the acquiring person or group reduces its beneficial ownership to 10% or less of our common stock.

     The Series A participating preferred purchasable upon exercise of the rights will be nonredeemable and junior to any other series of our preferred stock. Each share of Series A participating preferred will have a preferential cumulative quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of common stock. In the event of liquidation, the holders of Series A participating preferred will receive a preferred liquidation payment equal to 1,000 times the aggregate amount to be distributed per share to the holders of shares of common stock plus accrued dividends. Following payment of the Series A liquidation preference, and after the holders of shares of common stock shall have received an amount per share equal to the quotient obtained by dividing the Series A liquidation preference by 1,000, the holders of Series A participating preferred and holders of common stock will share ratably and proportionately the remaining assets to be distributed in liquidation. Each share of Series A participating preferred Stock will have 1,000 votes and will vote together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other securities, cash and/or other property, each share of Series A participating preferred will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock.

     Although the rights should not interfere with a business combination approved by the board of directors in the manner set forth in the rights plan, they may cause substantial dilution to a person or group that attempts to acquire control without approval by the board.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

     The Section 203 restrictions do not apply if:

     (1) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status,

     (2) upon consummation of the transaction which resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, the "voting stock". The 85% calculation does not include those shares:

        - owned by directors who are also officers of the target corporation, and

        - held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer, or

     (3) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to LSI Logic Corporation. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CHARTER AND BYLAW PROVISIONS

     Our charter and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders as follows:

     - our charter provides for cumulative voting at all elections of directors,

     - our board has the power to establish the rights, preferences and privileges of authorized and unissued shares,

     - our charter limits the liability of our directors, in their capacity as directors but not in their capacity as officers, to LSI Logic Corporation or its stockholders to the fullest extent permitted by Delaware law.

INDEMNIFICATION ARRANGEMENTS

     Our bylaws provide that our directors, officers and agents shall be indemnified against expenses, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status. However, the director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of LSI Logic Corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

CHANGE OF CONTROL AGREEMENTS

     We have entered into certain severance agreements with each of our executive officers providing for the acceleration of unvested options held by such executive officers and the payment of certain lump sum amounts and benefits upon an involuntary termination at any time within twelve (12) months after a change of control.

     A "change of control" is defined as

     - the consummation of a merger or consolidation with any other corporation, other than a merger or consolidation in which we are the surviving entity,

     - the approval by our stockholders of a plan of liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, and

     - any person becoming the beneficial owner, as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, of 50% or more of our total outstanding voting securities. Our successors shall be bound under the change of control severance agreements. The change of control severance agreements terminate on November 20, 2003. Although these should not interfere with a business combination, they may cause a substantial dilution to a person or group that attempts to acquire us without approval of our board of directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Boston EquiServe, L.P.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and of common stock into which you may convert the notes. This is not a complete analysis of all the potential tax consequences that you may need to consider before investing. This summary is based on current laws, regulations, rulings and decisions. All of these may change, possibly with retroactive effect. This summary applies only to beneficial owners who hold notes and common stock as "capital assets". This discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, such as banks, holders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, non-U.S. persons or entities except to the extent specifically set forth below, dealers in securities or currencies, persons that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes or persons deemed to sell notes or common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the "Code"). This summary also does not discuss the tax considerations applicable to subsequent purchasers of the notes. We have not sought any ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary. We cannot guarantee that the IRS will agree with these statements and conclusions. This summary does not consider the effect of the federal estate or gift tax laws or the tax laws, except as set forth below with respect to non-U.S. holders, of any applicable foreign, state, local or other jurisdiction.

     BEFORE YOU INVEST IN THESE SECURITIES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND FOR INFORMATION ABOUT ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

     For purposes of this discussion, a "U.S. holder" refers to any holder that is a U.S. person, and a "non-U.S. holder" refers to any holder that is not a U.S. person. The term "U.S. person" means:

     - a citizen or resident of the United States,

     - a corporation, partnership (or other entity treated as a corporation or a partnership for U.S. federal income tax purposes) created or organized in the United States or any state of the United States or the District of Columbia,

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

     - a trust subject to the primary supervision of a court in the United States and controlled by one or more U.S. persons.

U.S. HOLDERS

Taxation of Interest

     You generally must include interest on the notes in your income as ordinary income at the time you receive or accrue interest, depending on your method of accounting for U.S. federal income tax purposes. A holder may require us to redeem any of his notes in the event of a fundamental change. We intend to take the position that a "fundamental change" is remote under the Treasury Regulations, and do not intend to treat the possibility of a "fundamental change" as affecting the yield to maturity of any note. In the event a redemption upon a fundamental change occurs, it would affect the amount and timing of the income that must be recognized by a U.S. holder of notes. There can be no assurance that the IRS will agree with our position.

Sale, Exchange or Redemption of the Notes

     Except as described below under "Conversion of the Notes", upon the sale, exchange or redemption of a note, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property you receive on the sale, exchange or redemption, except any portion that is accrued interest income, which is taxable as ordinary income, and (ii) your adjusted tax basis in the note. Your adjusted tax basis generally will equal the cost of the note to you. This capital gain or loss will be long-term if you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally taxed at your maximum rate of tax of 20%. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

     You generally will not recognize any income, gain or loss upon conversion of a note into common stock except to the extent the common stock is considered attributable to accrued interest not previously included in income or with respect to cash you receive instead of a fractional share of common stock. Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest for which you receive cash. Your holding period for the common stock received on conversion will generally include the holding period of the note converted. However, your tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income. The holding period for such shares shall begin on the date of conversion.

     You should treat cash you receive instead of a fractional share of common stock upon conversion as a payment in exchange for the fractional share of common stock. This generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share.

Dividends

     Distributions made on the common stock after a conversion generally will be included in your income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your basis in the common stock and thereafter as capital gain.

Constructive Dividends

     The conversion price of our notes may change under certain circumstances. In such a case, you may be treated as having received constructive distributions. Adjustments to the conversion price made pursuant to a reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments, however, will generally not result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes will not qualify as being pursuant to a reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions taxable as dividends to the extent of our current and accumulated earnings and profits even though you did not receive any cash or property. In certain circumstances, the failure to provide for such an adjustment may result in taxable dividend income to you.

Sale of Common Stock

     On the sale or exchange of common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received on the sale or exchange and (ii) your adjusted tax basis in the common stock. This capital gain or loss will be long-term if your holding period in common stock is more than one year. Long-term capital gains for certain non-corporate taxpayers, including individuals, are taxed at a maximum rate of 20%. A U.S. Holder's basis and holding period in common stock received upon conversion of a note are determined as discussed above under "Conversion of the Notes." The deductibility of capital losses is subject to limitations.

SPECIAL TAX RULES APPLICABLE TO NON-U.S. HOLDERS

     In general, subject to the discussion below concerning backup withholding:

          (a) Payments of principal or interest on the notes by us to a beneficial owner of a note that is a non-U.S. holder will not be subject to U.S. income or withholding tax, provided that, in the case of interest, (i) the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code, (ii) the non-U.S. holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code, (iii) the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under
     Section 871(h) or Section 881(c) of the Code and Treasury Regulations are satisfied;

          (b) A non-U.S. holder of a note or common stock will not be subject to U.S. federal income tax on gains realized on the sale, exchange or other disposition of any note or common stock unless (i) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. and, if certain U.S. income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, (iii) the non-U.S. holder is subject to Code provisions applicable to certain U.S. expatriates or,
     (iv) in the case of common stock held by a person who holds more than 5% of the stock, we are or have been, at any time within the shorter of the five-year period preceding the sale or other disposition or the period the non-U.S. holder held the common stock, a U.S. real property holding corporation for U.S. federal income tax purposes. We do not believe that we are currently a U.S. real property holding corporation or that we will become one in the future;

          (c) Interest on notes not excluded from U.S. withholding tax as described in (a) above and dividends on common stock after conversion generally will be a subject to U.S. withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of the withholding tax.

     To satisfy the certification requirements referred to in (a)(iv) above, Sections 871(h) and 881(c) of the Code and currently effective Treasury Regulations require that either (i) the beneficial owner of a note must certify, under penalties of perjury, to us that the owner is a non-U.S. holder and must provide the owner's name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us that the certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. This requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8, under penalties of perjury, that it is a non-U.S. holder and provides its name and address or any financial institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received a statement from the beneficial owner and furnishes the withholding agent with a copy thereof.

     Treasury Regulations effective for payments made after December 31, 2000, will provide alternative methods for satisfying the certification requirements described above and below, subject to certain grandfathering provisions. These new regulations also require, in the case of notes held by a foreign partnership, that (i) the certification be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

     Provided that the certification requirements discussed below are met, if a non-U.S. holder of a note or common stock is engaged in a trade or business in the U.S. and if interest on the note, dividends on the common stock, or gain realized on the sale, exchange or other disposition of the note or common stock is effectively connected with the conduct of the trade or business, the non-U.S. holder, although exempt from U.S. withholding tax, will generally be subject to U.S. federal income tax on the interest, dividends or gain on a net income basis in the same manner as if it were a U.S. holder. Instead of the certificate described above, the non-U.S. holder will be required, under currently effective Treasury Regulations, to provide us with a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to

30%, or a lower rate if provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

U.S. Federal Estate Tax

     A note held by an individual who at the time of death is not a citizen or resident of the U.S. will not be subject to U.S. federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all our classes of stock and, at the time of the individual's death, payments with respect to the note would not have been effectively connected with the conduct by the individual of a trade or business in the U.S.

     Common stock held by an individual who at the time of death is not a citizen or resident of the U.S. will be included in the individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty otherwise applies.

     Non-U.S. holders should consult with their tax advisors regarding U.S. and foreign tax consequences with respect to the notes and common stock.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of U.S. federal income tax at a rate of 31% may apply to payments made in to a U.S. holder of a note or common stock if the payee is not an "exempt recipient" and fails to provide certain identifying information in the manner required. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients. Payments made in respect of a note or common stock must be reported to the IRS, unless the U.S. holder is an exempt recipient or otherwise establishes an exemption.

     In the case of payments of interest on a note to a non-U.S. holder, Treasury Regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established.

     Dividends on the common stock paid to non-U.S. holders that are subject to U.S. withholding tax, as described above, generally will be exempt from U.S. backup withholding tax but will be subject to certain information reporting.

     Payments of the proceeds of the sale of a note or common stock to or through a foreign office of a broker that is a "controlled foreign corporation" as defined in the Code, or a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the U.S. are currently subject to certain information reporting requirements. If the payee is an exempt recipient or the broker has evidence in its records that the payee is a non-U.S. holder and no actual knowledge that the evidence is false and certain other conditions are met, the reporting requirements do not apply. Temporary Treasury Regulations indicate that the payments are not currently subject to backup withholding. Under current Treasury Regulations, payments of the proceeds of a sale of a note or common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-U.S. holder and satisfies certain other qualifications and provides his or her name and address or the payee otherwise establishes an exemption.

     You may credit any amounts withheld under the backup withholding rules against your U.S. federal income tax, if the required information is furnished to the IRS in a timely manner.

     New regulations will generally be applicable to payments made after December 31, 2000. In general, these new regulations attempt to unify current certification procedures and forms and clarify reliance standards. Under these new regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. You should consult with your tax advisor regarding the application of the backup withholding rules to your particular situation, the availability of an exemption, the procedure for obtaining an exemption and the impact of these new regulations on payments made with respect to notes or common stock after December 31, 2000.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR YOUR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND COMMON STOCK. TAX ADVISORS SHOULD ALSO BE CONSULTED AS TO THE U.S. ESTATE AND GIFT TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND COMMON STOCK, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions set forth in an underwriting agreement between us and Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., J.P. Morgan & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated dated          , 1999, the underwriters have severally agreed to
purchase, and we have agreed to sell to them, $250,000,000 aggregate principal amount of notes at the price indicated on the cover of this prospectus plus
accrued interest, if any, from          , 1999 to the date of payment and
delivery. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the notes is subject to approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered hereby if any are taken (other than the notes covered by the over-allotment option described below).

     We have granted to the underwriters an option, exercisable within 30 days of the date of the underwriting agreement, to purchase up to an additional $37,500,000 aggregate principal amount of the notes solely for the purpose of covering over-allotments, if any.

     The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The underwriters have advised us that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

     Concurrent with this offering of the notes, we are conducting a separate offering of 5,000,000 shares of our common stock. This notes offering is not conditioned on the completion of the offering of our common stock. We will grant to the underwriters for the common stock offering an option, exercisable within 30 days of the date of the underwriting agreement, to purchase up to an additional 750,000 shares of our common stock, solely for the purpose of covering over-allotments of common stock of that offering, if any.

     We and our executive officers and directors have agreed that we and they will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise for a 90-day period after the date of this prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated, except that we may, without such consent, (i) issue and sell the notes offered hereby, (ii) issue the common stock issuable upon conversion of the notes offered by this prospectus and our outstanding 4 1/4% convertible subordinated notes due 2004, (iii) issue and sell the shares of common stock we are offering in our concurrent offering, (iv) grant options or issue and sell stock upon the exercise of outstanding stock options or otherwise pursuant to our stock option or employee stock purchase plans, and (v) take any of the proscribed actions in connection with acquisitions of technologies, businesses or portions thereof, provided that the aggregate value of our equity securities issued or issuable in connection with such other acquisitions, as valued when issued or agreed to be issued, whichever is earlier, does not exceed $20 million in the aggregate (excluding any of our equity securities issued or issuable pursuant to such other acquisitions to persons who, prior to or simultaneous with our agreeing to make any such other acquisition, agree to be bound by the foregoing restrictions for the remainder of the period for which we are bound).

     In order to facilitate the offering of the notes and the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or the common stock. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own account. To cover over-allotments or stabilize the price of the notes, the underwriters may bid for, and purchase, the notes or shares of the common stock in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover the underwriters's short positions, in stabilization transactions or otherwise. In addition, the underwriters may bid for, and purchase shares of our common stock in the open market to cover over-allotments under the concurrent offering of our common stock and to stabilize the price of our common stock. Any of these activities may stabilize or maintain the market price of the notes or the common stock above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.

     Certain of the underwriters have engaged in transactions with and performed various investment banking and other services for us in the past and may do so from time to time in the future.

     BancBoston Robertson Stephens is an affiliate of BancBoston, N.A., a lender to us under our existing credit facility, and Boston EquiServe, L.P., is the transfer agent for our common stock.

                                 LEGAL MATTERS

     The validity of the notes offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling, Menlo Park, California.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Reports, proxy and information statements and other information filed electronically by us with the Commission are available at the Commission's website at http://www.sec.gov.

                           TRADEMARK ACKNOWLEDGEMENTS

     LSI Logic logo design, G10, The System on a Chip Company, ATMizer, CoreWare, SeriaLink, MiniRISC, GigaBlaze and MetaStor are registered trademarks of LSI Logic Corporation; G11, G12, Cablestream and SYMplicity are trademarks of LSI Logic Corporation.

     ARM is a registered trademark of Advanced RISC Machines Limited, used under license. OakDSPCore is a registered trademark of DSP Group, Inc., used under license. All other brand and product names appearing in this prospectus are the trademarks of their respective companies.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................  F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-4
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1998, 1997 and 1996..............  F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-6
Notes to Consolidated Financial Statements..................  F-7
Consolidated Condensed Balance Sheets as of June 30, 1999
  and December 31, 1998 (unaudited).........................  F-29
Consolidated Condensed Statements of Operations for the
  three and six months ended June 30, 1999 (unaudited)......  F-30
Consolidated Condensed Statements of Cash Flows for the six
  months ended June 30, 1999 and 1998 (unaudited)...........  F-31
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................  F-32

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of LSI Logic Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of LSI Logic Corporation and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 1, on June 22, 1999, SEEQ Technology, Inc. ("SEEQ") merged with a wholly-owned subsidiary of LSI Logic Corporation and became a wholly-owned subsidiary of the Company in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect to the merger. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of LSI Logic Corporation and its subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based upon our audits, the accompanying supplementary consolidated balance sheets and the related supplementary consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of LSI Logic Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 22, 1999,
except as to the pooling of interests
with SEEQ Technology Inc.
which is as of June 22, 1999

                          CONSOLIDATED BALANCE SHEETS

                                  A S S E T S

                                                                        DECEMBER 31,
                                                              --------------------------------
                                                                   1998              1997
                                                              --------------    --------------
                                                              (IN THOUSANDS, EXCEPT PER-SHARE
                                                                          AMOUNTS)
Cash and cash equivalents...................................    $  210,306        $  114,087
Short-term investments......................................        81,220           386,369
Accounts receivable, less allowance for doubtful accounts
  of $3,537 and $2,683......................................       249,106           215,912
Inventories.................................................       181,440           106,072
Deferred tax assets.........................................        62,699            41,034
Prepaid expenses and other current assets...................        52,250            28,432
                                                                ----------        ----------
          Total current assets..............................       837,021           891,906
                                                                ----------        ----------
Property and equipment, net.................................     1,486,256         1,128,023
Goodwill and other intangibles..............................       332,779            20,852
Other assets................................................       167,749           114,584
                                                                ----------        ----------
          Total assets......................................    $2,823,805        $2,155,365
                                                                ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................    $  195,228        $  213,491
Accrued salaries, wages and benefits........................        47,988            39,005
Other accrued liabilities...................................       109,236            57,767
Income taxes payable........................................        57,993            87,304
Current portion of long-term obligations....................       187,852            45,662
                                                                ----------        ----------
          Total current liabilities.........................       598,297           443,229
                                                                ----------        ----------
Long-term obligations and deferred income taxes.............       695,797           120,557
                                                                ----------        ----------
Minority interest in subsidiaries...........................         5,238             5,197
                                                                ----------        ----------
Commitments and contingencies (Note 12)

Stockholders' equity:
Preferred shares; $.01 par value; 2,000 shares authorized...            --                --
Common stock; $.01 par value; 450,000 shares authorized;
  143,867 and 142,480 shares outstanding....................         1,439             1,424
Additional paid-in capital..................................     1,135,219         1,089,574
Retained earnings...........................................       368,378           507,856
Accumulated other comprehensive income/(loss)...............        19,437           (12,472)
                                                                ----------        ----------
          Total stockholders' equity........................     1,524,473         1,586,382
                                                                ----------        ----------
          Total liabilities and stockholders' equity........    $2,823,805        $2,155,365
                                                                ==========        ==========

                See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1998           1997           1996
                                                         -----------    -----------    -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.............................................    $1,516,891     $1,322,626     $1,271,855
Costs and expenses:
  Cost of revenues...................................       884,598        694,274        716,755
  Research and development...........................       291,125        229,735        187,749
  Selling, general and administrative................       226,258        196,359        171,733
  Acquired in-process research and development.......       145,500          2,850             --
  Restructuring of operations and other non-recurring
     charges.........................................        75,400             --             --
  Amortization of intangibles........................        22,369          4,472          3,869
                                                         ----------     ----------     ----------
          Total costs and expenses...................     1,645,250      1,127,690      1,080,106
                                                         ----------     ----------     ----------
(Loss)/income from operations........................      (128,359)       194,936        191,749
Interest expense.....................................        (8,865)        (1,860)       (13,850)
Interest income and other............................         7,719         34,891         30,483
                                                         ----------     ----------     ----------
(Loss)/income before income taxes, minority interest
  and cumulative effect of change in accounting
  principle..........................................      (129,505)       227,967        208,382
Provision for income taxes...........................         9,905         60,819         57,521
                                                         ----------     ----------     ----------
(Loss)/income before minority interest and cumulative
  effect of change in accounting principle...........      (139,410)       167,148        150,861
Minority interest in net income of subsidiaries......            68            727            499
                                                         ----------     ----------     ----------
(Loss)/income before cumulative effect of change in
  accounting principle...............................      (139,478)       166,421        150,362
Cumulative effect of change in accounting
  principle..........................................            --         (1,440)            --
                                                         ----------     ----------     ----------
Net (loss)/income....................................    $ (139,478)    $  164,981     $  150,362
                                                         ==========     ==========     ==========
Basic earnings per share:
  (Loss)/income before cumulative effect of change in
     accounting principle............................    $    (0.97)    $     1.18     $     1.15
  Cumulative effect of change in accounting
     principle.......................................            --          (0.01)            --
                                                         ----------     ----------     ----------
  Net (loss)/ income.................................    $    (0.97)    $     1.17     $     1.15
                                                         ==========     ==========     ==========
Diluted earnings per share:
  (Loss)/income before cumulative effect of change in
     accounting principle............................    $    (0.97)    $     1.15     $     1.08
  Cumulative effect of change in accounting
     principle.......................................            --          (0.01)            --
                                                         ----------     ----------     ----------
  Net (loss)/income..................................    $    (0.97)    $     1.14     $     1.08
                                                         ==========     ==========     ==========
Shares used in computing per share amounts:
  Basic..............................................       143,153        140,880        131,181
                                                         ==========     ==========     ==========
  Dilutive...........................................       143,153        146,446        145,423
                                                         ==========     ==========     ==========

                See Notes to Consolidated Financial Statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              ACCUMULATED
                                   COMMON STOCK     ADDITIONAL                   OTHER
                                 ----------------    PAID-IN     RETAINED    COMPREHENSIVE
                                 SHARES    AMOUNT    CAPITAL     EARNINGS    INCOME/(LOSS)     TOTAL
                                 -------   ------   ----------   ---------   -------------   ----------
                                                             (IN THOUSANDS)
Balances at December 31,
  1995.........................  131,579   $1,316   $  976,975   $ 192,513     $ 56,225      $1,227,029
Net income.....................                                    150,362
Foreign currency translation
  adjustments..................                                                 (30,821)
Total comprehensive income.....                                                                 119,541
Purchases of common stock under
  stock repurchase program.....   (2,077)     (21)     (46,817)                                 (46,838)
Issuance to employees under
  stock option and purchase
  plans........................    1,803       18       20,028                                   20,046
Tax benefit of employee stock
  transactions.................                         10,750                                   10,750
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1996.........................  131,305    1,313      960,936     342,875       25,404       1,330,528
Net income.....................                                    164,981
Foreign currency translation
  adjustments..................                                                 (37,876)
Total comprehensive income.....                                                                 127,105
Purchase of common stock under
  stock repurchase program.....   (2,400)     (24)     (59,857)                                 (59,881)
Issuance to employees under
  stock option and purchase
  plans........................    1,840       19       24,420                                   24,439
Tax benefit of employee stock
  transactions.................                         11,200                                   11,200
Issuance of stock from
  conversion of Convertible
  Subordinated Notes, net of
  deferred offering costs......   11,735      117      141,591                                  141,708
Intrinsic value of options
  issued in conjunction with
  the acquisition of Mint
  Technology, Inc..............                         11,283                                   11,283
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1997.........................  142,480    1,425    1,089,573     507,856      (12,472)      1,586,382
Net loss.......................                                   (139,478)
Foreign currency translation
  adjustments..................                                                  31,909
Total comprehensive loss.......                                                                (107,569)
Purchase of common stock under
  stock repurchase program.....     (445)      (4)      (5,657)                                  (5,661)
Issuance to employees under
  stock option and purchase
  plans........................    1,832       18       21,724                                   21,742
Common stock to be issued for
  litigation settlement........                          1,406                                    1,406
Tax benefit of employee stock
  transactions.................                          3,026                                    3,026
Fair value of options issued in
  conjunction with the
  acquisition of Symbios,
  Inc..........................                         25,147                                   25,147
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1998.........................  143,867   $1,439   $1,135,219   $ 368,378     $ 19,437      $1,524,473
                                 =======   ======   ==========   =========     ========      ==========

                See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                         1998          1997           1996
                                                       ---------    -----------    -----------
                                                                   (IN THOUSANDS)
Operating activities:
Net (loss)/income..................................    $(139,478)   $   164,981    $   150,362
Adjustments:
  Depreciation and amortization....................      227,424        168,246        148,875
  Common stock issued for litigation...............        1,406
  Minority interest in net income of
     subsidiaries..................................           68            727            499
  Write-off of acquired in-process research and
     development...................................      145,500          2,850             --
  Non-cash restructuring and other related
     charges.......................................       75,400             --             --
  Gain on sale of equipment........................           --            (62)           (10)
  Gain on sale of stock investments................      (16,671)            --             --
  Changes in:
     Accounts receivable...........................       32,744        (34,157)        42,500
     Inventories...................................        6,992        (15,374)        44,076
     Current deferred tax assets...................      (21,665)       (22,160)         5,558
     Prepaid expenses and other assets.............      (42,662)       (10,844)         2,128
     Accounts payable..............................      (67,831)       111,499        (55,660)
     Accrued and other liabilities.................       21,525         38,220         14,879
                                                       ---------    -----------    -----------
  Net cash provided by operating activities........      222,752        403,926        353,207
                                                       ---------    -----------    -----------
Investing activities:
  Purchase of debt and equity securities
     available-for-sale............................     (326,979)    (1,134,838)    (1,117,885)
  Maturities and sales of debt and equity
     securities available-for-sale.................      631,755      1,319,823      1,055,183
  Purchase of non-marketable equity securities.....       (9,216)       (10,704)        (6,252)
  Purchases of property and equipment, net of
     retirements...................................     (329,892)      (513,448)      (362,024)
  Acquisition of Symbios, net of cash acquired.....     (763,683)            --             --
  Proceeds from sale of stock investments..........       23,106             --             --
  Acquisition of Mint Technology, Inc., net of cash
     acquired......................................           --         (6,863)            --
  Release of funds in escrow.......................        2,676          1,200          1,000
  Acquisition of stock from minority interest
     holders.......................................         (599)            --         (2,757)
                                                       ---------    -----------    -----------
  Net cash used in investing activities............     (772,832)      (344,830)      (432,735)
                                                       ---------    -----------    -----------
Financing activities:
  Proceeds from borrowings.........................      724,682         34,193        145,832
  Repayment of debt obligations....................     (101,781)       (90,428)       (58,033)
  Purchase of common stock under repurchase
     program.......................................       (5,661)       (59,881)       (46,838)
  Issuance of common stock, net....................       21,742         24,444         20,046
                                                       ---------    -----------    -----------
  Net cash provided by/(used in) financing
     activities....................................      638,982        (91,672)        61,007
                                                       ---------    -----------    -----------
Effect of exchange rate changes on cash and cash
  equivalents......................................        7,317         (5,038)        (5,670)
                                                       ---------    -----------    -----------
Increase/(decrease) in cash and cash equivalents...       96,219        (37,614)       (24,191)
                                                       ---------    -----------    -----------
Cash and cash equivalents at beginning of period...      114,087        151,701        175,892
                                                       ---------    -----------    -----------
Cash and cash equivalents at end of period.........    $ 210,306    $   114,087    $   151,701
                                                       =========    ===========    ===========
Supplemental non-cash disclosures:
  Conversion of subordinated debentures to common
     stock.........................................    $      --    $   141,708    $        --
                                                       =========    ===========    ===========
  Tax benefit of employee stock transactions.......    $   3,026    $    11,200    $    10,750
                                                       =========    ===========    ===========

                See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS. LSI Logic Corporation designs, develops and manufactures high-performance integrated circuits, including ASICs, ASSPs and related products and services, which it markets primarily to original equipment manufacturers in the electronic data processing, consumer electronics, telecommunications and certain office automation industries worldwide. The Company also markets and supports ASICs for peripheral and storage systems connectivity, peripheral controller electronics, host adapter integrated circuits and boards and a complete line of RAID storage systems, subsystems and related software.

     BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and all of its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. Assets and liabilities of certain foreign operations are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Accounts denominated in foreign currencies have been remeasured into functional currencies before translation into U.S. dollars. Foreign currency transaction gains and losses are included as a component of interest income and other. Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

     On August 6, 1998, the Company completed the acquisition of all of the outstanding capital stock of Symbios from Hyundai Electronics America ("HEA"). HEA is a majority-owned subsidiary of Hyundai Electronics Industries Co., Ltd. ("HEI"), a Korean corporation. The transaction was accounted for as a purchase, and accordingly, the results of operations of Symbios and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated financial statements as of August 6, 1998, the effective date of the purchase, through the end of the period. The acquisition of Symbios is discussed further in Note 2 of Notes to the Consolidated Financial Statements. There are no significant differences between the accounting policies of the Company and Symbios.

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company, with SEEQ Technology, Inc. ("SEEQ") in a transaction accounted for as a pooling of interests, and SEEQ became a wholly-owned subsidiary of the Company. All financial information has been restated retroactively to reflect the combined operations of the Company and SEEQ as if the merger had occurred at the beginning of the earliest period presented (see Note 8). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas the Company operates on a 52/53 week fiscal year ending on December 31. SEEQ's financial information has been recast to conform to the Company's year-end.

     Minority interest in subsidiaries represents the minority stockholders' proportionate share of the net assets and results of operations of the Company's majority-owned subsidiaries. Sales of common stock of the Company's subsidiaries and purchases of such shares may result in changes in the Company's proportionate share of the subsidiaries' net assets. The Company reflects such changes as an element of additional paid-in-capital.

     During 1997, the Company changed its fiscal year from a 52-53 week year to a year ending December 31. In 1996, the year ended on the Sunday closest to December 31. For presentation purposes, the consolidated financial statements and notes refer to December 31 as year end. Fiscal years 1998 and 1996 were 52-week years while fiscal year 1997 was a 53-week year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Certain items previously reported in specific financial statement captions have been reclassified to conform with the 1998 presentation.

     CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS. All highly liquid investments purchased with an original maturity of ninety days or less are considered to be cash equivalents and are classified as held-to-maturity. Marketable short-term investments are accounted for as available-for-sale. Management determines the appropriate classification of debt and equity securities at the time of purchase and reassesses the classification at each reporting date. Investments in debt and equity securities classified as held-to-maturity are reported at amortized cost and securities available-for-sale are reported at fair value with unrealized gains and losses, net of related tax, if any, reported as a separate component of comprehensive income. Unrealized gains and losses at December 31, 1998 and 1997 were not significant. Realized gains and losses are based on the book value of specific securities at the time of sale. Realized gains and losses are included in interest income and other and were not significant during 1998, 1997 and 1996.

     CONCENTRATION OF CREDIT RISK OF FINANCIAL INSTRUMENTS. Financial instruments which potentially subject the Company to credit risk consist of cash equivalents, short-term investments and accounts receivable. Cash equivalents and short-term investments are maintained with high quality institutions, the composition and maturities of which are regularly monitored by management. A majority of the Company's trade receivables are derived from sales to large multinational computer, communication and consumer electronics manufacturers, with the remainder distributed across other industries. Amounts due from one of the Company's customers accounted for 17% and 26% of trade receivables at December 31, 1998 and 1997, respectively. During 1998 and 1997, the Company sold throughout the year approximately $77 million and $177 million (discounted at short-term yen borrowing rates, averaging 0.4% in 1998 and in 1997), respectively, of its Japanese sales affiliate's accounts receivable through financing programs with certain Japanese banks. Related transaction costs were not significant. Concentrations of credit risk with respect to all other trade receivables are considered to be limited due to the quantity of customers comprising the Company's customer base and their dispersion across industries and geographies. The Company performs ongoing credit evaluations of its customers' financial condition and requires collateral as considered necessary. Write-offs of uncollectible amounts have not been significant.

     FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company, using available market information and valuation methodologies considered to be appropriate. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts. The book value of the new debt at December 31, 1998 approximates fair value as the debt is at adjustable rates. (See Note 4 to the Notes.) The estimated fair value of financial instruments at December 31, 1997 was not significantly different from the values presented in the consolidated balance sheets.

     INVENTORIES. Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis for raw materials and is computed on a currently adjusted standard basis (which approximates first-in, first-out) for work-in-process and finished goods.

     PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost and includes interest on funds borrowed. Depreciation and amortization are calculated based on the straight-line method. Depreciation of equipment and buildings, in general, is computed using the assets' estimated useful lives as presented below:

Buildings and improvements...........................  20 - 40 years
Equipment............................................  2 - 6 years
Furniture and fixtures...............................  3 - 6 years

     Amortization of leasehold improvements is computed using the shorter of the remaining term of the Company's facility leases or the estimated useful lives of the improvements. Depreciation for income tax purposes is computed using accelerated methods.

     PREPRODUCTION ENGINEERING COSTS. Incremental costs incurred in connection with developing major production capabilities at new manufacturing plants, including facility carrying costs and costs to qualify production processes, are capitalized and amortized over the expected useful lives of the manufacturing processes utilized in the plants, generally four years. Amortization commences when the manufacturing plant is capable of volume production, which is generally characterized by meeting certain reliability, defect density and service cycle time criteria defined by management. In April of 1998, the Accounting Standards Executive Committee of the AICPA released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. The Company will expense the unamortized preproduction balance of $92 million, net of tax on January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5. The preproduction costs are included in property and equipment at December 31, 1998 and 1997. The Company recorded approximately $2 million in amortization of preproduction costs in 1998 related to the new fabrication facility in Gresham, Oregon.

     SOFTWARE. The Company capitalizes substantially all external costs related to the purchase and implementation of software projects used for business operations and engineering design activities. Capitalized software costs primarily include purchased software and external consulting fees. Capitalized software projects are amortized over the estimated useful life of the project, typically a two to five year period. The Company had $62 million and $47 million of capitalized software costs, net of amortization, included in other assets at December 31, 1998 and 1997, respectively. Software amortization totaling $17 million, $15 million and $16 million was included in the Company's results of operations during 1998, 1997 and 1996, respectively.

     On November 21, 1997, the Emerging Issues Task Force issued EITF No. 97-13, "Accounting for costs incurred in connection with a consulting contract or an internal project that combines business process re-engineering and information technology transformation." EITF No. 97-13 required that the Company change its accounting policy to expense, in the fourth quarter of 1997, all costs previously capitalized in connection with business process re-engineering activities as defined by the statement. The Company recorded a charge of $1.4 million, net of related tax of $0.6 million, during the fourth quarter of 1997. The charge reduced basic and diluted earnings per share by one cent for the quarter and year ended December 31, 1997.

     OTHER ASSETS. Goodwill and other intangibles acquired in connection with the acquisition of Symbios on August 6, 1998 (See Note 2 of Notes to the Consolidated Financial Statements), the purchase of Mint Technology, Inc. in 1997 and the purchase of common stock from minority stockholders (See Note 8 of Notes to the Consolidated Financial Statements) of approximately $369 million and $35 million, and related accumulated amortization of $36 million and $14 million, are included in other assets at December 31, 1998 and 1997, respectively. The acquisitions were accounted for as purchases, and the excess of the purchase price over the fair value of assets acquired was allocated to existing technology, workforce in place, trademarks and goodwill, which are being amortized over a weighted average life of eight years. Goodwill and other intangibles are evaluated for impairment based on the related estimated undiscounted cash flows.

     At December 31, 1998 and 1997, the Company had $8 million and $20 million invested in restricted shares of Chartered Semiconductor Manufacturing Pte. Ltd. ("CSM"), respectively. Transfer of the shares is restricted for five years or until the listing of CSM stock upon a recognized stock exchange, whichever occurs sooner. The Company also had $11 million in a number of other non-public technology companies for both years ended December 31, 1998 and 1997. In the third quarter of 1998, the Company wrote-down to estimated fair values two long-term equity investments. This included a write-down of $11.9 million in its investment in CSM and a $2.4 million write-down of its investment in a technology company. The estimated fair values for these investments were based on third party financings by CSM and management analysis of the two companies financial statements. The decline in values was considered by management to be other than temporary. In the fourth quarter of 1998, the Company recognized a gain of $16.7 million on proceeds of $23.1 million related to the sale of one of its investments in a technology Company. The carrying value of the investment was approximately $6.4 million. All investments are recorded as long-term assets at cost less adjustments made for other than temporary declines in value and the Company believes that the fair value of the investments is equal to or greater than their carrying values at December 31, 1998 and 1997.

     REVENUE RECOGNITION. Revenue is primarily recognized upon shipment with the exception of standard products sold to distributors. Revenue from standard products sold to distributors is deferred until the distributor sells the product to a third-party. Revenue from the licensing of the Company's design and manufacturing technology is recognized when the significant contractual obligations have been fulfilled. Royalty revenue is recognized upon the sale of products subject to royalties. The Company uses the percentage-of-completion method for recognizing revenues on fixed-fee design arrangements.

     One customer accounted for 12%, 22% and 14% of consolidated revenues in 1998, 1997 and 1996, respectively.

     STOCK-BASED COMPENSATION. The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Company's policy is to grant options with an exercise price equal to the quoted market price of the Company's stock on the grant date. The Company provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation." (See Note 9 of Notes to the Consolidated Financial Statements.)

     INCOME PER SHARE Basic EPS is computed by dividing net income available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS is computed using the weighted-average number of common and dilutive potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options. A reconciliation of the numerators and denominators of the basic and diluted per share computations as follows (in thousands, except per share amounts):

                                                                     YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------------
                                             1998                              1997                             1996
                                -------------------------------   ------------------------------   ------------------------------
                                                      PER-SHARE                        PER-SHARE                        PER-SHARE
                                 INCOME*    SHARES+    AMOUNT     INCOME*    SHARES+    AMOUNT     INCOME*    SHARES+    AMOUNT
                                ---------   -------   ---------   --------   -------   ---------   --------   -------   ---------
Basic EPS:
  Net (loss)/income before
    cumulative effect of
    change in accounting
    principle.................  $(139,478)  143,153    $(0.97)    $166,421   140,880    $ 1.18     $150,362   131,181    $ 1.15
                                                       ------                           ------                           ------
  Cumulative effect of change
    in accounting principle...         --                  --       (1,440)  140,880     (0.01)          --                  --
  Net (loss)/ income available
    to common stockholders....   (139,478)  143,153     (0.97)     164,981   140,880      1.17      150,362   131,181      1.15
                                                       ------                           ------                           ------
  Effect of dilutive
    securities:
    Stock options.............                   --                            2,816                            2,507
    5 1/2% Convertible
      Subordinated Notes......         --        --                  1,279     2,750                  6,166    11,735
Diluted EPS:
  Net (loss)/income before
    cumulative effect of
    change in accounting
    principle (adjusted for
    assumed conversion of
    debt).....................   (139,478)  143,153     (0.97)     167,700   146,446      1.15      156,528   145,423      1.08
                                                       ------                           ------                           ------
  Cumulative effect of change
    in accounting principle...         --        --        --       (1,440)  146,446     (0.01)          --                  --
                                                                                        ------
  Net (loss)/income available
    to common stockholders....  $(139,478)  143,153    $(0.97)    $166,260   146,446    $ 1.14     $156,528   145,423    $ 1.08
                                                       ------                           ------                           ------

---------------
* Numerator

+ Denominator

     Options to purchase approximately 20,117,000, 4,065,000, and 3,194,000 shares were outstanding at December 31, 1998, 1997 and 1996, respectively, but were not included in the computation because the exercise prices were greater than the average market price of common shares in 1997 and 1996. In 1998, all options were excluded from the calculation because of their antidilutive effect on earnings per share. The exercise price ranges of these options were $1.98 to $58.13, $32.00 to $103.75 and $30.50 to $103.75 at December 31, 1998, 1997 and
1996, respectively.

     SELF-INSURANCE. The Company retains certain exposures in its insurance plan under self-insurance programs. Reserves for claims made and reserves for estimated claims incurred but not yet reported are recorded as current liabilities.

     COMPREHENSIVE INCOME. In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The primary difference between net income and comprehensive income, for the Company, is due to foreign currency translation adjustments. Comprehensive income is being shown in the statement of stockholders' equity.

     SEGMENT REPORTING. In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of the Company's operations or financial position or the segments reported in 1998. (See Note 11 of Notes to the Consolidated Financial Statements.)

NOTE 2 -- ACQUISITION OF SYMBIOS

     The Company completed the acquisition of all of the outstanding capital stock of Symbios from HEA on August 6, 1998.

     The Company paid approximately $767 million in cash for all of the outstanding capital stock of Symbios. The Company additionally paid approximately $6 million in direct acquisition costs and accrued an additional $6 million as payable to HEA relating to the resolution of certain obligations outlined in the Stock Purchase Agreement which were resolved in February of 1999 without a change to the accrual. The purchase was financed using a combination of cash reserves and a new credit facility bearing interest at adjustable rates. (See Note 4 of Notes to the Consolidated Financial Statements.) In addition, the Company assumed all of the options outstanding under Symbios' 1995 Stock Plan with a calculated Black-Scholes value of $25 million. The total purchase price of Symbios was $804 million.

     The total purchase price of $804 million was allocated to the estimated fair value of assets acquired and liabilities assumed based on an independent appraisal and management estimates.

     The total purchase price was allocated as follows (in millions):

Fair value of property, plant and equipment.................  $252
Fair value of other tangible net assets.....................    72
In-process research and development.........................   146
Current technology..........................................   214
Assembled workforce and trademarks..........................    37
Residual goodwill...........................................    83
                                                              ----
                                                              $804
                                                              ====

     SYMBIOS INTEGRATION. The Company has taken certain actions to combine the Symbios operations with LSI Logic and, in certain instances, to consolidate duplicative operations. Adjustments to accrued integration costs related to Symbios were recorded as an adjustment to the fair value of net assets in the purchase price allocation. The Company finalized the integration plan as of December 31, 1998. Accrued integration charges include $4 million related to involuntary separation and relocation benefits for approximately 300 Symbios positions and $1.4 million in other exit costs primarily relating to the closing of Symbios sales offices and the termination of certain contractual relationships. The Symbios integration related accruals are based upon management's current estimate of integration costs and are in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     The following table sets forth the Company's 1998 integration activity from August 6, 1998 to December 31, 1998:

                                                          AUGUST 6, 1998                DECEMBER 31,
                                                          INTEGRATION OF                    1998
                                                             SYMBIOS        UTILIZED      BALANCE
                                                          --------------    --------    ------------
                                                                        (IN THOUSANDS)
Payments to employees for severance and relocation(a)...      $4,000        $(1,640)       $2,360
Other exit costs(a).....................................       1,437           (435)        1,002
                                                              ------        -------        ------
          Total.........................................      $5,437        $(2,075)       $3,362
                                                              ======        =======        ======

---------------
(a) Amounts utilized represent cash charges.

     The utilization of the Symbios integration reserve of $2.1 million during the period August 6, 1998 to December 31, 1998 relates primarily to payments of $1.6 million to 47 employees for severance and relocation and $0.4 million for payments to third parties to terminate certain contractual relationships. No significant adjustments were made to this reserve during the year. The Company expects to complete the activities underlying the integration plan by June 1999.

     IN-PROCESS RESEARCH AND DEVELOPMENT. The Company reduced its estimate of the amount allocated to in-process research and development ("IPR&D") by $79.3 million from the $224.8 million amount previously reported in the third quarter of 1998 to $145.5 million for the year ended December 31, 1998. Amortization of intangibles increased by $4.3 million from $18.1 million to $22.4 million for the year ended December 31, 1998. The basic loss per share and loss per share assuming dilution decreased from $1.51 to $0.97 for the year ending December 31, 1998.

     The amount allocated to IPR&D and intangible assets in the third quarter of 1998 was made in a manner consistent with widely recognized appraisal practices at the date of acquisition of Symbios. Subsequent to the acquisition, the SEC staff expressed views that took issue with certain appraisal practices generally employed in determining the fair value of the in-process research and development that was the basis for the Company's measurement of its in-process research and development charge. The charge of $224.8 million, as first reported by the Company, was based upon assumptions and appraisal methodologies the SEC has since announced it does not consider appropriate.

     As a result of computing in-process research and development using the SEC preferred methodology, the Company decided to revise the amount originally allocated to in-process research and development. The Company has revised earnings for the third quarter of 1998 and has amended its Report on Form 10-Q and Report on Form 8-K/A previously filed with the Securities Exchange Commission. The revised quarterly results for the third and fourth quarter of 1998 are included in this Annual Report on Form 10-K/A under Part II, Item 8 "Financial Statements and Supplementary Data."

     The $145.5 million allocation of the purchase price to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established and no alternative future uses existed. We acquired technology consisting of storage and semiconductor research and development projects in process. The storage projects consist of designing controller modules, a new disk drive and a new version of storage management software with new architectures to improve performance and portability. The semiconductor projects consist of client/server products being designed with new architectures and protocols and a number of ASIC and peripheral products that are being custom designed to meet the specific needs of specific customers. The amounts of in-process research and development allocated to each category of projects was $50.7 million for storage projects, $69.1 million for client/server projects and $25.7 million for ASIC and peripheral projects.

     The percentage of completion for each project was determined using milestones representing management's estimate of effort, value added, and degree of difficulty of the portion of each project completed as of August 6, 1998, as compared to the remaining research and development to be completed to bring each project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are: researching the market requirements and the engineering architecture and feasibility studies; the design and verification milestones; and the third phase of prototyping and testing the product (both internal to the Company and customer testing). Each of these phases has been subdivided into milestones and then the status of each of the projects was evaluated as of August 6, 1998. We estimate as of the acquisition date, the storage projects in aggregate are approximately 74% complete, semiconductor projects are approximately 60% complete for client/server projects and 55% complete for ASIC and peripheral projects.

     However, development of these technologies remains a significant risk to the Company due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and significant competitive threats from numerous companies. Failure to bring these products to market in a timely manner could adversely affect sales and profitability of the combined company in the future. Additionally, the value of other intangible assets acquired may become impaired. Company management believes that the restated in-process research and development charge of $145.5 million is valued consistently with the SEC staff's current views regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to further revise the amount allocated to in-process research and development.

     USEFUL LIVES OF INTANGIBLE ASSETS. The estimated weighted average useful life of the intangible assets for current technology, assembled workforce, trademarks and residual goodwill, created as a result of the acquisition, is approximately eight years.

     PRO FORMA RESULTS. The following pro forma summary is provided for illustrative purposes only and is not necessarily indicative of the consolidated results of operations for future periods or that actually would have been realized had the Company and Symbios been a consolidated entity during the periods presented. The summary combines the results of operations as if Symbios had been acquired as of the beginning of the periods presented.

     The summary includes the impact of certain adjustments such as goodwill amortization, changes in depreciation, estimated changes in interest income because of cash outlays associated with the transaction and elimination of certain notes receivable assumed to be repaid as of the beginning of the periods presented, changes in interest expense because of the new debt entered into with the purchase (see discussion in Note 4 of the Notes) and the repayment of certain debt assumed to be repaid as of the beginning of the periods presented. Additionally, in-process research and development of $145.5 million discussed above has been excluded from the periods presented as it arose from the acquisition of Symbios. The restructuring charge of $75.4 million did not relate to the acquisition of Symbios (see Note 3 of the Notes) and accordingly was included in the preparation of the pro forma results.

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1998          1997
                                                      ----------    ----------
                                                            (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT
                                                         PER-SHARE AMOUNTS)
Revenue.............................................  $1,875,247    $1,942,095
Net income..........................................  $   (4,843)   $  136,657
Basic EPS...........................................  $    (0.03)   $     0.97
Diluted EPS.........................................  $    (0.03)   $     0.94

NOTE 3 -- RESTRUCTURING

     The Company remains committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios into the Company's operations, the Company's management, with the approval of the Board of Directors, committed itself to a restructuring plan and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included a worldwide realignment of manufacturing capacity, the consolidation of certain design centers and administrative offices, and a streamlining of the Company's overhead structure to reduce operating expenses. The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 2 of Notes to the Consolidated Financial Statements, integration costs relating to Symbios was accrued as a liability assumed in the purchase in accordance with EITF No. 95-3.

     Restructuring costs include $37.2 million related primarily to fixed assets impaired as a result of the decision to close, by the third quarter of 1999, a manufacturing facility in Tsukuba, Japan; $4.7 million for terminations of leases and maintenance contracts primarily in the U.S. and Europe; $1.7 million for non-cancelable purchase commitments primarily in Europe; $13.1 million in fixed asset and other asset write-downs primarily in the U.S., Japan and Europe; approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales and administrative offices primarily in the U.S. and Europe; and work force reduction costs of $16.3 million. Other exit costs include

$0.9 million related to payments made for early leave contract terminations and the write-down of surplus assets to their estimated realizable value; $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide. The workforce reduction costs primarily include severance costs related to involuntary termination of employment for approximately 900 employees from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance for assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and use of management estimates. Severance costs and other above noted exit costs were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be executed to completion by September 30, 1999, one year from the date the reserve was taken.

     The following table sets forth the Company's 1998 restructuring reserves as of September 30, 1998 and activity against the reserve for the three month period ending December 31, 1998:

                                                   SEPTEMBER 30, 1998
                                                     RESTRUCTURING                   TRANSLATION    BALANCE
                                                        EXPENSE          UTILIZED    ADJUSTMENT     12/31/98
                                                   ------------------    --------    -----------    --------
Write-down of manufacturing facility(a)..........       $37,200          $(35,700)     $   --       $ 1,500
Other fixed asset related charges(a).............        13,100           (13,100)         --            --
Payments to employees for severance(b)...........        16,300            (4,700)         --        11,600
Lease terminations and maintenance
  contracts(c)...................................         4,700              (100)         --         4,600
Noncancelable purchase commitments (c)...........         1,700              (100)         --         1,600
Other exit costs(c)..............................         2,400            (1,200)         --         1,200
Cumulative currency translation adjustment.......                                       1,512         1,512
                                                        -------          --------      ------       -------
         Total...................................       $75,400          $(54,900)     $1,512       $22,012
                                                        =======          ========      ======       =======

---------------
(a) Amounts utilized represent a write-down of fixed assets due to impairment. The amounts were accounted for as a reduction of the assets and did not result in a liability. The $1.5 million balance for the write-down of the facility relates to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 290 employees.

(c) Amounts utilized represent cash charges.

NOTE 4 -- DEBT

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Notes payable to banks......................................  $739,774    $111,242
Capital lease obligations...................................     7,749       4,766
                                                              --------    --------
                                                               747,523     116,008
Current portion of long-term debt, capital lease obligations
  and short-term borrowings.................................  (187,852)    (45,662)
                                                              --------    --------
Long-term debt and capital lease obligations................  $559,671    $ 70,346
                                                              ========    ========

     On August 5, 1998, the Company entered into a credit agreement with ABN AMRO Bank N.V. ("ABN AMRO"). The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 by and among the Company, JSI, ABN AMRO and thereafter syndicated to a group of lenders determined by ABN AMRO and the Company. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility ("Revolver"), and a $150 million senior unsecured revolving credit facility ("364 day Facility").

     On August 5, 1998, the Company borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, the Company borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of December 31, 1998, the interest rate for the 364 day Facility and the Revolver ranged from 6.65% to 6.82%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. As of December 31, 1999, the interest rate for the yen sub-facility was 1.99%. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid it's existing 11.4 billion yen (US$79.2 million) credit facility and borrowed 8.6 billion yen (US$74 million at December 31, 1998) bearing interest at adjustable rates. Borrowings outstanding under the 364 day Facility and the Revolver including the yen sub-facility were $740 million as of December 31, 1998. JSI also had borrowings outstanding of approximately 85 million yen (US$0.7 million) at December 31, 1998. The Company paid approximately $3.8 million in debt issuance costs related to the new debt facility. This amount was capitalized as an other asset and is being amortized over the life of the credit facility.

     The Company, in accordance with the new credit arrangement, must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. At December 31, 1998, the Company was in compliance with these covenants.

     In February 1997, the Company called for redemption of its $144 million, 5 1/2% Convertible Subordinated Notes ("Convertible Notes") which were outstanding at December 31, 1996. The Convertible Notes were converted at a price of $12.25 per share resulting in the issuance of 11,735,000 shares of common stock. The redeemed value of the Convertible Notes of $142 million, net of deferred offering costs, was recorded as part of stockholders' equity.

     In December 1996, the Company entered into a credit arrangement with several banks for a $300 million revolving line of credit expiring in December 1999. The Company canceled this agreement on July 31, 1998.

     Aggregate principal payments required on outstanding debt and capital lease obligations are $188 million, $139 million, $105 million, $315 million, and $0.5 million for 1999, 2000, 2001, 2002, and thereafter respectively.

     The Company paid $9 million, $9 million and $17 million in interest during 1998, 1997 and 1996, respectively.

NOTE 5 -- CASH AND INVESTMENTS

     Cash and cash equivalents and short-term investments included the following debt and equity securities at December 31:

                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Cash and cash equivalents
Overnight deposits..........................................  $ 82,591    $ 30,724
Commercial paper............................................    44,803      11,955
Corporate debt securities...................................        --      10,384
Time deposits...............................................        --       5,409
Other.......................................................        --       8,319
                                                              --------    --------
          Total held-to-maturity............................   127,394      66,791
Cash........................................................    82,912      47,296
                                                              --------    --------
          Total cash and cash equivalents...................  $210,306    $114,087
                                                              ========    ========
Short-term investments
Corporate debt securities...................................  $ 34,545    $138,143
Time deposits...............................................    24,934     102,165
U.S. government and agency securities.......................     5,065      69,294
Commercial paper............................................        --      44,735
Bank notes..................................................    11,663      18,207
Auction rate preferred......................................     5,013      13,825
                                                              --------    --------
          Total available-for-sale..........................  $ 81,220    $386,369
                                                              ========    ========

     Cash and cash equivalents and short-term investments held at December 31, 1998 and 1997 approximate fair market value. As of December 31, 1998, contractual maturities of available-for-sale securities are within one year.

NOTE 6 -- FINANCIAL INSTRUMENTS

     The Company has foreign subsidiaries which operate and sell the Company's products in various global markets. As a result, the Company is exposed to changes in foreign currency exchange rates and interest rates. The Company utilizes various hedge instruments, primarily forward contract, currency swap, interest rate swap and currency option contracts, to manage its exposure associated with firm intercompany and third-party transactions and net asset and liability positions denominated in non-functional currencies. The Company does not hold derivative financial instruments for speculative or trading purposes.

     On August 5, 1998, the Company recognized a loss of $1.5 million from the decision to close interest rate swap contracts which converted the interest associated with yen borrowings by JSI from adjustable to fixed rates. The contracts were closed because the underlying debt was repaid as discussed in
Note 4 of Notes to the Consolidated Financial Statements. Current period gains and losses associated with the interest rate swaps are included in interest expense, or as other gains and losses at such time as related borrowings are terminated. At December 31, 1998, there were no interest rate swap contracts outstanding, however, the Company may enter into interest rate swaps in the future. As of December 31, 1997, the Company had several interest rate swap contracts outstanding which convert the interest associated with 14 billion yen (US$109 million) of borrowings by the Company's Japanese manufacturing subsidiary from adjustable to fixed rates (ranging from 1.75% to 2.46%). The interest rate swaps covered payments to be made under term borrowings through 2001.

     The Company enters into forward contracts, currency swaps and currency option contracts to hedge firm commitments, intercompany transactions and third party exposures. The forward and currency swap contracts hedging firm intercompany asset and liability positions denominated in non-functional currencies expired on the last day of the year ended December 31, 1998 and year ended December 31, 1997. Forward contracts are considered identifiable hedges and realized and unrealized gains and losses are deferred until settlement of the underlying commitments. They are recorded as other gains or losses when a hedged transaction is no longer expected to occur. Deferred foreign gains and losses were not significant at December 31, 1998 and 1997, respectively. Foreign currency transaction gains and losses included in interest income and other were insignificant for the year ended December 31, 1998 and 1997, respectively.

     At December 31, 1998, total outstanding purchased currency option contracts were $130 million. These contracts expire quarterly through June 1999. These currency options were treated as hedges of third-party yen revenue exposures. The realized and unrealized gains and option premiums are deferred until the exposure underlying the option is recorded. The deferred premiums on all outstanding options were $5.5 million as of December 31, 1998 and included in other current assets. The Company closed option contracts not qualifying for hedge accounting treatment during the third quarter of 1998 at a gain of $0.7 million.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Upon adoption of SFAS No. 133, the Company will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While the Company believes the adoption of this statement will not have a significant effect on the Company's results of operations as most derivative instruments are closed on the last day of each fiscal quarter, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

NOTE 7 -- BALANCE SHEET DETAIL

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                                 ----          ----
                                                                   (IN THOUSANDS)
Inventories:
  Raw materials.............................................  $   32,347    $   19,892
  Work-in-process...........................................      53,042        60,136
  Finished goods............................................      96,051        26,044
                                                              ----------    ----------
                                                              $  181,440    $  106,072
                                                              ==========    ==========
  Property and equipment:
  Land......................................................  $   50,278    $   39,885
  Buildings and improvements................................     459,157       145,297
  Equipment.................................................   1,349,443       865,203
  Leasehold improvements....................................      56,898        47,242
  Preproduction engineering.................................      97,356        58,972
  Furniture and fixtures....................................      49,707        39,391
  Construction in progress..................................     210,426       557,350
                                                              ----------    ----------
                                                               2,273,265     1,753,340
Accumulated depreciation and amortization...................    (787,009)     (625,317)
                                                              ----------    ----------
                                                              $1,486,256    $1,128,023
                                                              ==========    ==========

     The Company had $97 million and $34 million of unamortized preproduction engineering costs at December 31, 1998 and 1997, respectively, associated with the construction of a new manufacturing facility in Gresham, Oregon. This new facility became operational as of December 1, 1998, at which time capitalized preproduction began to be amortized over the expected useful life of the manufacturing technology of approximately four years. In April 1998, the Accounting Standards Executive Committee released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. The Company will expense the unamortized preproduction balance of $92 million, net of tax on January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5. The preproduction costs are included in property and equipment at December 31, 1998 and 1997.

     Accumulated amortization for preproduction engineering was $27 million and $25 million at December 31, 1998 and 1997, respectively. Capitalized interest included within property and equipment totaled $29 million and $17 million at December 31, 1998 and 1997, respectively. Accumulated amortization of capitalized interest was $9 million and $7 million at December 31, 1998 and 1997, respectively.

     During 1997, the Company dispositioned assets held for sale with a carrying amount of $15 million that were associated with the 1996 shutdown of the Milpitas wafer manufacturing facility. In August 1997, approximately $5.6 million of the Milpitas equipment held for sale was transferred to another facility within the Company as it was determined that the equipment could be used to meet current capacity requirements.

NOTE 8 -- PURCHASES OF MINORITY INTEREST AND OTHER ACQUISITIONS

     PURCHASES OF MINORITY INTEREST. During the third quarter of 1998, the Company acquired approximately 107,880 shares of its Japanese affiliate from its minority interest shareholders for approximately $0.6 million. The acquisition was accounted for as a purchase and the excess of purchase price over the estimated fair value of the assets acquired was allocated to goodwill and is being amortized over eight years using the straight-line method. The Company owned approximately 93% of the Japanese affiliate at December 31, 1998. There were no minority interest purchases during 1997. As of December 31, 1997, the Company owned 92% of the Japanese affiliate and 100% of the U.K. affiliate.

     During 1996, the Company acquired 117,000 common shares of its Japanese sales affiliate from its minority interest shareholders for approximately $0.7 million. In December 1996, the Company acquired the remaining minority shares outstanding of its European sales affiliate, LSI Logic Europe, Ltd. (formerly LSI Logic Europe, plc) for $2 million. These acquisitions were accounted for as purchases and the excess of the purchase price over the fair value of the assets acquired of $2 million was allocated to goodwill and is being amortized over seven years. As of December 31, 1996, the Company owned approximately 92% of the Japanese affiliate and 100% of the U.K. affiliate.

BUSINESS COMBINATION

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company with SEEQ Technology, Inc. ("SEEQ"), and SEEQ became a wholly-owned subsidiary of the Company. The stock-for-stock transaction was approved by the shareholders of SEEQ, after which SEEQ was merged with and into LSI Logic Corporation, with LSI Logic Corporation continuing as the surviving corporation in the merger. As a result of the merger, the separate existence of SEEQ ceased. Under the merger agreement, each outstanding share of SEEQ common stock was converted into the right to receive 0.0759 LSI Logic Corporation common shares and resulted in the issuance of 2.5 million shares. SEEQ stock options outstanding as of the merger date were converted to options to acquire 0.4 million shares. This transaction has been accounted for as a pooling of interests, and accordingly, financial information for periods prior to the merger reflect retroactive restatement of the companies' combined financial position and operating results. For periods preceding the merger, there were no intercompany transactions which required elimination from the combined consolidated results of operations and there were no significant adjustments necessary to conform the accounting practices of the two companies.

     Selected financial information for the combining entities included in the consolidated statements of income for the three months ended March 31, 1999 (unaudited) and the two years ended December 31, 1998 and 1997 are as follows (in thousands):

                                                                      FOR THE PERIOD
                                                         -----------------------------------------
                                                         MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                           1999           1998            1997
                                                         ---------    ------------    ------------
Net sales
LSI Logic Corp.........................................  $463,617      $1,490,701      $1,290,275
SEEQ...................................................     6,780          26,190          32,351
                                                         --------      ----------      ----------
Combined...............................................  $463,617      $1,516,891      $1,322,626
                                                         ========      ==========      ==========
Net income
LSI Logic Corp.........................................  $(86,902)     $ (131,632)     $  159,248
SEEQ...................................................      (862)         (7,846)          5,733
Integration/Restructuring charge(a)....................    (2,600)             --              --
                                                         --------      ----------      ----------
Combined...............................................  $(90,364)     $ (139,478)     $  164,981
                                                         ========      ==========      ==========

(a) The integration and restructuring charge of $3.4 million, after related income tax effects, reduced earnings of the combined company by $2.6 million.

     ACQUISITION OF MINT TECHNOLOGY. In July 1997, the Company acquired all issued and outstanding shares of common stock of Mint Technology, Inc. ("Mint"). Mint provides engineering services on a contract basis to help customers ensure timely and cost-effective completion of their design programs. Mint's consulting services specialize in the architectural specification, implementation and test of complex application-specific integrated circuits and field programmable gate array based system designs. The acquisition was accounted for as a purchase. The acquisition price consisted of $9.5 million in cash and options to purchase approximately 681,726 shares of common stock with an intrinsic value of $11.3 million. The intrinsic value of the stock is being expensed over four years. Approximately $2.9 million of the purchase price was allocated to in-process research and development and was expensed in the third quarter of 1997. Total goodwill recorded as part of the acquisition was $5.7 million and is being amortized over four years. Pro forma results of operations have not been presented as the amounts would not significantly differ from the Company's historical results. The nature of the projects in process at the date of acquisition related to computer aided design tools, in particular, those that would be used for functional verification of the chip design. The additional costs to complete the tools were approximately $850,000 and were completed in the fourth quarter of 1997. The actual development timeline and costs were in line with estimates.

NOTE 9 -- COMMON STOCK

     The following summarizes all shares of common stock reserved for issuance as of December 31, 1998:

                                                              NUMBER OF SHARES
                                                              ----------------
                                                               (IN THOUSANDS)
Issuable upon:
Exercise of stock options, including options available for
  grant.....................................................       24,639
Purchase under Employee Stock Purchase Plan.................          550
                                                                   ------
                                                                   25,189
                                                                   ======

     The Company's Board of Directors approved an action which authorizes management to acquire up to 5 million and 4 million shares of its own stock in the open market at current market prices in August 1997 and February 1996, respectively. Accordingly, the Company repurchased 445,000 and 2.4 million shares of its common stock from the open market for approximately $5.7 million and $60 million in 1998 and 1997, respectively. The transactions were recorded as reductions to common stock and additional paid-in capital. The authorization for stock repurchases was rescinded by the Company's Board of Directors in February of 1999.

     STOCK OPTION PLANS. The Company's 1982 Incentive Stock Option Plan ("1982 Option Plan") is administered by the Board of Directors. Terms of the 1982 Option Plan required that the exercise price of options be no less than the fair value at the date of grant and required that options be granted only to employees or consultants of the Company. Generally, options granted vest in annual increments of 25% per year commencing one year from the date of grant and have a term of ten years. During 1992, the 1982 Option Plan expired by its terms. Accordingly, no further options may be granted thereunder. Certain options previously granted under the 1982 Option Plan remained outstanding at December 31, 1998.

     The 1991 Equity Incentive Plan, as amended July 30,1997, enables the Company to grant stock options to its officers, employees or consultants. Stock options may be granted with an exercise price no less than the fair value of the stock on the date of grant. The term of each option is determined by the Board of Directors and is generally ten years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant. A total of 25 million shares have been reserved for issuance under this plan, including 7 million shares approved by the Company's Board of Directors and stockholders in 1998.

     In May 1995, the stockholders approved the 1995 Director Option Plan ("Director Plan"), which replaced the 1986 Directors' Stock Option Plan, and reserved 500,000 shares for issuance thereunder. Terms of the Director Plan provide for an initial option grant to new directors and subsequent automatic option grants each year thereafter. The option grants generally have a ten year term and vest in equal increments over four years. The exercise price of options granted is the fair market value of the stock on the date of grant.

     In connection with the acquisition of Symbios (See Note 2 of Notes to the Consolidated Financial Statements), each outstanding stock option under Symbios' Stock Option plan was converted to an option of the Company's common stock at a ratio of 1.0094. As a result, outstanding options to purchase 2,073,593 shares were assumed. No further options may be granted under the Symbios plan.

     In connection with the acquisition of Mint (See Note 8 of Notes to the Consolidated Financial Statements), each outstanding stock option under Mint's Stock Option Plan ("Mint Plan") was converted to an option for the Company's common stock at a ratio of 0.6286. As a result, outstanding options to purchase 681,726 shares were assumed. No further options may be granted under the Mint Plan.

     At December 31, 1998 shares available for grant under all stock option plans were 4,486,000.

     The following table summarizes the Company's stock option share activity and related weighted average exercise price within each category for each of the years ended December 31, 1998, 1997 and 1996 (share amounts in thousands):

                                                  1998                1997                1996
                                            ----------------    ----------------    ----------------
                                            SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                            ------    ------    ------    ------    ------    ------
Options outstanding at January 1..........  14,040    $24.34    11,108    $20.86     9,065    $20.26
Options assumed...........................   2,074     13.93       682     16.71      2.67     22.22
Options canceled..........................  (2,433)   (26.30)   (1,176)   (27.20)   (4,408)   (34.43)
Options granted...........................   7,070     19.64     4,598     30.78     7,308     27.79
Options exercised.........................    (635)   (12.15)   (1,172)     9.54    (1,124)    (7.39)
                                            ------    ------    ------    ------    ------    ------
Options outstanding at December 31........  20,116    $21.84    14,040    $24.34    11,108    $20.89
                                            ======    ======    ======    ======    ======    ======
Options exercisable at December 31........   7,125    $20.39     4,425    $17.88     2,977    $10.77
                                            ======    ======    ======    ======    ======    ======

     On August 16, 1996 the Company canceled options to purchase 2,853,000 shares of common stock with exercise prices ranging from $32.13 to $58.13, previously granted to employees, excluding certain executive officers, and reissued all such options at an exercise price of $22.38, the fair market value of the stock on August 16, 1996. The reissued options have a ten year term and vest in equal increments over four years from the date of reissuance.

     Significant option groups outstanding at December 31, 1998 and related weighted average exercise price and contractual life information is as follows (share amounts in thousands):

                                                OUTSTANDING         EXERCISABLE        REMAINING
           OPTIONS WITH EXERCISE              ----------------    ----------------    ------------
            PRICES RANGING FROM:              SHARES    PRICE     SHARES    PRICE     LIFE (YEARS)
           ---------------------              ------    ------    ------    ------    ------------
$1.98 to $10.00.............................   1,617    $ 6.06    1,372     $ 5.65        4.91
$10.01 to $20.00............................   7,414     16.33    1,387      13.06        9.18
$20.01 to $30.00............................   7,286     23.90    2,982      23.79        7.85
$30.01 to $40.00............................   3,037     32.42    1,118      31.99        8.10
greater than $40.00.........................     763     44.60      267      47.74        6.94
                                              ------    ------    -----     ------
                                              20,117    $21.76    7,125     $21.89
                                              ======    ======    =====     ======

     All options were granted at an exercise price equal to the market value of the Company's common stock at the date of grant with the exception the options assumed as part of the purchase of SEEQ on June 22, 1999, Symbios on August 6, 1998 and Mint in July of 1997. (See Notes 2 and 8 of Notes to the Consolidated Financial Statements.) The weighted average estimated grant date fair value, as defined by SFAS No. 123, for options granted during 1998, 1997 and 1996 was $10.85, 17.05 and $16.86 per option, respectively. The estimated grant date fair value disclosed by the Company is calculated using the Black-

Scholes model. The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated grant date fair value. The following weighted average assumptions are included in the estimated grant date fair value calculations for the Company's stock option awards:

                                                              1998    1997    1996
                                                              ----    ----    ----
Expected life (years).......................................  4.85    4.57    5.25
Risk-free interest rate.....................................  5.00%   5.99%   6.10%
Volatility..................................................    57%     56%     55%
Dividend yield..............................................     0%      0%      0%

     STOCK PURCHASE PLANS. Since 1983, the Company has offered Employee Stock Purchase Plans ("Employee Plans") under which rights are granted to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of an offering period or the end of each six-month segment within such offering period. Sales under the Employee Plans in 1998, 1997 and 1996 were 1,084,000, and 669,000 and 668,000 shares of common stock at an average price of $13.85, 19.77 and $17.36 per share, respectively. During 1997, the Company's stockholders approved an amendment to the Company's Employee Plan to increase the number of shares reserved for issuance by 500,000 shares. Additionally in 1997, the stockholders approved an amendment to the Company's Employee Plan to increase the number of shares of common stock reserved for issuance pursuant to the Employee Plan on the first day of each fiscal year, beginning fiscal 1998 by 1.15% of the shares of the Company's common stock issued and outstanding on the last day of the immediately preceding fiscal year, less the number of shares available for future option grants under the Employee Plans on the last day of the preceding fiscal year. Shares available for future purchase under the Employee Plans were 550,000 at December 31, 1998.

     Compensation cost (included in pro forma net income and net income per share amounts) for the grant date fair value of the purchase rights granted under the Employee Plan was calculated using the Black-Scholes model. The following weighted average assumptions are included in the estimated grant date fair value calculations for rights to purchase stock under the Company's Employee Plan:

                                                              1998    1997    1996
                                                              ----    ----    ----
Expected life (years).......................................  1.25    1.25    1.25
Risk-free interest rate.....................................  4.42%   5.82%   5.70%
Volatility..................................................    59%     58%     54%
Dividend yield..............................................     0%      0%      0%

     The weighted average estimated grant date fair value, as defined by SFAS No. 123, of rights to purchase stock under the Employee Plan granted in 1998, 1997 and 1996 were $5.94, $12.99 and $10.84 per share, respectively.

     STOCK PURCHASE RIGHTS. In November 1988, the Company implemented a plan to protect stockholders' rights in the event of a proposed takeover of the Company. The plan was amended and restated in November 1998. Under the plan, each share of the Company's outstanding common stock carries one Preferred Share Purchase Right ("Right"). Each Right entitles the holder, under certain circumstances, to purchase one-thousandth of a share of Preferred Stock of the Company or its acquiror at a discounted price. The Rights are redeemable by the Company and will expire in 2008.

     PRO FORMA NET INCOME AND NET INCOME PER SHARE. Had the Company recorded compensation costs based on the estimated grant date fair value, as defined by SFAS No. 123, for awards granted under its stock option plans and stock purchase plan, the Company's net income and earnings per share would have been adjusted to the pro forma amounts below for the years ended December 31, 1998, 1997 and 1996.

                                                       1998           1997          1996
                                                    -----------    ----------    ----------
                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Pro forma net (loss)/income
  Basic...........................................   $(193,346)     $135,461      $131,247
  Diluted.........................................   $(193,346)     $136,740      $135,686
Pro forma net (loss)/income per share
  Basic...........................................   $   (1.35)     $   0.96      $   1.00
  Diluted.........................................   $   (1.35)     $   0.93      $   0.93

     The pro forma effect on net income and net income per share for 1998, 1997 and 1996 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

NOTE 10 -- INCOME TAXES

     The provision for taxes consisted of the following:

                                                         1998       1997       1996
                                                       --------    -------    -------
                                                               (IN THOUSANDS)
CURRENT:
     Federal.........................................  $ 11,075    $12,726    $29,200
     State...........................................     2,560      4,172      6,969
     Foreign.........................................    22,075     43,106     19,398
                                                       --------    -------    -------
          Total......................................    35,710     60,004     55,567
                                                       --------    -------    -------
DEFERRED (BENEFIT) LIABILITY:
     Federal.........................................    (8,396)     5,135     (2,437)
     State...........................................    (2,085)     1,575     (6,635)
     Foreign.........................................   (15,324)    (5,895)    11,026
                                                       --------    -------    -------
          Total......................................   (25,805)       815      1,954
                                                       --------    -------    -------
TOTAL................................................  $  9,905    $60,819    $57,521
                                                       ========    =======    =======

     The domestic and foreign components of income before income taxes and minority interest were as follows:

                                                      1998         1997        1996
                                                    ---------    --------    --------
                                                             (IN THOUSANDS)
Domestic..........................................  $ (36,857)   $ 69,054    $ 86,149
Foreign...........................................    (92,648)    158,913     122,233
                                                    ---------    --------    --------
Income before income taxes and minority
  interest........................................  $(129,505)   $227,967    $208,382
                                                    =========    ========    ========

     Undistributed earnings of the Company's foreign subsidiaries aggregate to approximately $283 million at December 31, 1998 and are indefinitely reinvested in foreign operations or will be remitted substantially free of additional tax. No material provision has been made for taxes that might be payable upon remittance of such earnings, nor is it practicable to determine the amount of this liability.

     The deferred tax assets valuation allowance at December 31, 1998 is attributed to U.S. federal, state and foreign deferred tax assets which result primarily from restructuring and other one-time charges, net operating loss carryovers and the Company's acquisition of Symbios. Management believes that realization of deferred tax assets is not more likely than not at December 31, 1998 other than to the extent of taxable income for the carryover period. At December 31, 1997, management believed that realization of a portion of the deferred tax assets related to the net operating loss carryover is not more likely than not and established the requisite valuation allowance.

     As of June 22, 1999, the Company has pre-acquisition net operating loss carry forwards of SEEQ of approximately $94 million which expire from 1999 through 2018. Due to the ownership change which occurred as a result of the SEEQ acquisition, utilization of these losses is subject to an annual limitation of approximately $5 million.

     Significant components of the Company's deferred tax assets and liabilities as of December 31, were as follows:

                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
DEFERRED TAX ASSETS:
  Net operating loss carryforwards..........................  $ 43,347    $ 38,196
  Tax credit carryovers.....................................     2,380       2,380
  Future deductions for purchased intangible assets.........    45,239          --
  Future deductions for reserves and other..................    90,791      47,032
                                                              --------    --------
          Total deferred tax assets.........................   181,757      87,608
Valuation allowance.........................................   (58,166)    (36,787)
                                                              --------    --------
Net deferred tax assets.....................................   123,591      50,821
Deferred tax liabilities -- depreciation and amortization...   (84,644)    (37,670)
                                                              --------    --------
Total net deferred tax assets...............................  $ 38,947    $ 13,151
                                                              ========    ========

     Differences between the Company's effective tax rate and the federal statutory rate were as follows:

                                          1998                  1997                  1996
                                          ----                  ----                  ----
                                                           (IN THOUSANDS)
Federal statutory rate............  $(44,886)   (35)%     $ 79,788     35%      $ 72,831     35%
State taxes, net of federal
  benefit.........................     2,049      2%         3,937      2%         6,517      3%
Difference between U.S. and
  foreign tax rates...............    21,970     17%       (22,453)   (10)%      (12,358)    (6)%
Nondeductible expenses............     6,200      5%         2,847      1%         4,693      2%
Foreign tax credits...............      (420)    --         (1,195)    --        (11,260)    (5)%
Research and development tax
  credit..........................        (2)    --         (4,500)    (2)%       (4,243)    (2)%
Future benefit of deferred tax
  assets not recognized...........    24,438     19%        (2,029)    (1%)       (3,400)    (1)%
Other.............................       556     --          4,424      2%         4,741      2%
                                    --------    ---       --------    ---       --------     --
Effective tax rate................  $  9,905      8%      $ 60,819     27%      $ 57,521     28%
                                    ========    ===       ========    ===       ========     ==

     The Company paid $30 million, $31 million and $53 million for income taxes in 1998, 1997 and 1996, respectively.

     The IRS is currently auditing the Company's federal income tax returns for fiscal years 1991, 1992, 1993 and 1994. The Company received a notice of proposed tax deficiency for the years 1991 and 1992 and filed an appeal with the IRS on March 26, 1997 in response to that IRS notice. Management believes the ultimate outcome of the IRS audits will not have a material adverse impact on the Company's financial position or results of operations.

NOTE 11 -- SEGMENT REPORTING AND FOREIGN OPERATIONS

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company concluded that it operates in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, the Company designs, develops, manufactures and markets integrated circuits, including ASICs, ASSPs and related products and services. Semiconductor design and service revenues include engineering design services, licensing of LSI Logic's advanced design tools software, and technology transfer and support services. The Company's customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, the Company designs, manufactures, markets and supports high performance data storage management and storage systems solutions, including a complete line of RAID storage systems, subsystems and related software. The Storage Systems segment did not meet the requirements for a reportable segment as defined in SFAS No. 131.

     The Company's significant operations outside the United States include manufacturing facilities, design centers and sales offices in Japan and Europe.

     Long-lived assets consist of net property and equipment, goodwill, capitalized software and other intangibles, and other long-term assets excluding long-term deferred tax assets.

     The following is a summary of operations by entities located within the indicated geographic areas for 1998, 1997 and 1996. United States revenues include export sales.

                                                    1998          1997          1996
                                                 ----------    ----------    ----------
                                                             (IN THOUSANDS)
REVENUES:
  United States................................  $  957,257    $  649,703    $  694,990
  Japan........................................     261,705       366,508       264,316
  Europe.......................................     218,015       240,249       212,410
  Other foreign countries......................      79,914        66,166       100,139
                                                 ----------    ----------    ----------
          Total................................  $1,516,891    $1,322,626    $1,271,855
                                                 ----------    ----------    ----------
LONG-LIVED ASSETS:
  United States................................  $1,589,451    $  849,133
  Japan........................................     301,423       332,073
  Europe.......................................      24,286        23,454
  Other foreign countries......................      44,966        57,159
                                                 ----------    ----------
          Total................................  $1,960,126    $1,261,819
                                                 ==========    ==========

NOTE 12 -- LEASES

     The Company leases the majority of its facilities and certain equipment under non-cancelable operating leases which expire in 1999 through 2022. The facilities lease agreements typically provide for base rental rates which are increased at various times during the terms of the leases and for renewal options at the fair market rental value.

     The non-cancellable equipment leases generally provide for the lessor to retain the depreciation for income taxes and most of the leases require the Company to pay property taxes, insurance and normal maintenance and repairs. Leases meeting certain specific criteria are accounted for as the acquisition of an asset and the incurrence of a liability (in a capital lease). The base values of assets held under capital leases are as follows.

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Machinery and equipment.....................................  $ 5,983    $ 3,505
Furniture and fixtures......................................    1,934      1,181
                                                              -------    -------
                                                                7,916      4,686
Accumulated amortization....................................   (2,694)    (1,326)
                                                              -------    -------
                                                              $ 5,222    $ 3,360
                                                              =======    =======

     Minimum future lease payments (in thousands) for non-cancelable leases as of December 31, 1998 were as follows:

                        YEARS ENDED                           OPERATING    CAPITAL
                        DECEMBER 31,                           LEASES      LEASES
                        ------------                          ---------    -------
1999........................................................  $  28,658    $ 1,982
2000........................................................     23,687      1,566
2001........................................................     19,702      1,082
2002........................................................     14,650        459
2003........................................................      8,525        383
Thereafter..................................................     21,492        220
                                                              ---------    -------
          Total minimum lease payments......................  $ 116,714      5,692
                                                              ---------
Less: amount representing interest..........................                  (717)
                                                                           -------
Present value of minimum lease payments.....................                 4,975
Less: current portion.......................................                (1,612)
                                                                           -------
Long term lease obligations.................................               $ 3,363
                                                                           =======

     Rental expense under all operating leases was $58.6 million for fiscal 1998, $58.6 million for fiscal 1997, and $62.6 million for fiscal 1996.

     In June 1995, the Company, through its Japanese subsidiary, entered into a master lease agreement and a master purchase agreement with a group of leasing companies ("Lessor") for up to 15 billion yen (US$129 million). Each Lease Supplement pursuant to the transaction will have a lease term of one year with four consecutive annual renewal options. The Company may, at the end of any lease term, return or purchase at a stated amount all the equipment. Upon return of the equipment, the Company must pay the Lessor a terminal adjustment amount. The Lessor also has entered into a remarketing agreement with a third party to remarket and sell any equipment returned pursuant to which the third party is obligated to reimburse the Company a guaranteed residual value. The lease line was fully utilized as of December 31, 1998. There were no significant gains or losses from these leasing transactions. Minimum rental payments under these operating leases, including option periods, are $23 million for 1999 and $16 million for 2000. The terminal adjustment, which the Company would be required to pay upon cancellation of all leases and return of the equipment, would be as follows: 1999 -- $42 million; 2000 -- $22 million; 2001 -- $2 million.

NOTE 13. COMMITMENTS AND CONTINGENTS

     During the third quarter of 1995, the remaining shares of our Canadian subsidiary, LSI Logic Corporation of Canada, Inc. ("LSI Canada"), that were previously owned by other parties were acquired by another one of our subsidiary companies. At that time former shareholders of LSI Canada representing approximately 800,000 shares or about 3% (which is now approximately 620,000 shares) of the previously outstanding shares, exercised dissent an appraisal rights as provided by Canadian law. By so doing, these parties notified LSI Canada of their disagreement with the per share value in Canadian dollars ($4.00) that was paid to the other former shareholders. In order to resolve this matter, a petition was filed by LSI Canada in late 1995 in the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court") and has been pending since that time. The trial of that case was to occur in late 1998. Prior to the scheduled commencement of the trial, some of the parties who represent approximately 410,000 shares retained a new attorney. Their new attorney is now attempting to set aside the action based on the petition filed by LSI Canada and commence a new action, which we understand will be based on a different legal theory. Until their request is heard and resolved by the Court, a new trial date for the pending matter is not expected to be set. They have also notified us that they intend to bring a new action alleging that other conduct by LSI Logic Corporation was oppressive of the rights of minority shareholders in LSI Canada, for which they will seek damages. While we cannot give any assurances regarding the resolution of these matters, we believe that the final outcome will not have a material adverse effect on our consolidated results of operations or financial condition. Also, during 1998, a claim that was brought in 1994 by another former shareholder of LSI Canada against LSI Logic Corporation in the Court of Chancery of the State of Delaware in and for the New Castle County was dismissed. That dismissal was upheld on appeal to the Delaware Supreme Court.

     A lawsuit alleging patent infringement has been filed in the United States District Court for the District of Arizona by the Lemelson Medical, Education & Research Foundation, Limited Partnership against eighty-eight electronics industry companies, including us. The case number is CIV990377PHXRGS. The patents involved in this lawsuit generally relate to semiconductor manufacturing and computer imaging, including the use of bar coding for automatic identification of articles. While we cannot make any assurance regarding the eventual resolution of this matter, we do not believe it will have a material adverse effect on our consolidated results of operations or financial condition.

     The Company is a party to other litigation matters and claims which are normal in the course of its operations, and while the results of such litigations and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a significantly adverse effect on the Company's consolidated financial position or results of operations.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                     ASSETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 1999           1998
                                                              ----------    ------------
Cash and cash equivalents...................................  $  190,530     $  210,306
Short-term investments......................................     154,613         81,220
Accounts receivable, less allowance for doubtful accounts of
  $4,914 and $3,537.........................................     333,831        249,106
Inventories.................................................     191,485        181,440
Deferred tax assets.........................................      62,699         62,699
Prepaid expenses and other current assets...................      44,030         52,250
                                                              ----------     ----------
          Total current assets..............................     977,188        837,021
                                                              ----------     ----------
Property and equipment, net.................................   1,246,541      1,486,256
Goodwill and other intangibles..............................     316,705        332,779
Other assets................................................     215,281        167,749
                                                              ----------     ----------
          Total assets......................................  $2,755,715     $2,823,805
                                                              ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable............................................  $  172,032     $  195,228
Accrued salaries, wages and benefits........................      67,632         47,988
Other accrued liabilities...................................     103,352        109,236
Income taxes payable........................................      43,719         57,993
Current portion of long-term obligations....................      72,051        187,852
                                                              ----------     ----------
          Total current liabilities.........................     458,786        598,297
                                                              ----------     ----------
Long-term obligations and deferred income taxes.............     805,778        695,797
Minority interest in subsidiaries...........................       5,068          5,238
Commitments and contingencies...............................          --             --
Stockholders' equity:
  Preferred shares; $.01 par value; 2,000 shares
     authorized.............................................          --             --
  Common stock; $.01 par value; 450,000 shares authorized;
     145,967 and 143,867 shares outstanding.................       1,460          1,439
Additional paid-in capital..................................   1,159,402      1,135,219
Retained earnings...........................................     290,445        368,378
Accumulated other comprehensive income......................      34,776         19,437
                                                              ----------     ----------
          Total stockholders' equity........................   1,486,083      1,524,473
                                                              ----------     ----------
          Total liabilities and stockholders' equity........  $2,755,715     $2,823,805
                                                              ==========     ==========

See accompanying notes to unaudited consolidated condensed financial statements.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED     SIX MONTHS ENDED
                                                             JUNE 30,              JUNE 30,
                                                        -------------------   -------------------
                                                          1999       1998       1999       1998
                                                        --------   --------   --------   --------
Revenues..............................................  $501,012   $336,272   $964,629   $669,002
                                                        --------   --------   --------   --------
Costs and expenses:
  Cost of revenues....................................   314,398    179,844    616,289    367,392
  Research and development............................    75,046     65,943    151,569    130,857
  Selling, general and administrative.................    62,783     52,404    124,272     97,601
  Acquired in-process research and development........     4,600         --      4,600         --
  Restructuring of operations and other non-recurring
     charges..........................................     7,848         --      5,871         --
  Amortization of intangibles.........................    11,815      1,386     23,022      2,772
                                                        --------   --------   --------   --------
     Total costs and expenses.........................   476,490    299,577    925,623    598,622
                                                        --------   --------   --------   --------
Income from operations................................    24,522     36,695     39,006     70,380
Interest expense......................................    (9,620)       (95)   (20,200)      (175)
Interest income and other expense.....................     2,459      5,470      4,195     13,480
                                                        --------   --------   --------   --------
Income before income taxes and cumulative effect of
  change in accounting principle......................    17,361     42,070     23,001     83,685
Provision for income taxes............................     7,530     10,691      9,160     20,890
                                                        --------   --------   --------   --------
Income before cumulative effect of change in
  accounting principle................................     9,831     31,379     13,841     62,795
Cumulative effect of change in accounting principle...        --         --    (91,774)        --
                                                        --------   --------   --------   --------
Net income/(loss).....................................  $  9,831   $ 31,379   $(77,933)  $ 62,795
                                                        ========   ========   ========   ========
Basic earnings per share:
  Income before cumulative effect of change in
     accounting principle.............................  $   0.07   $   0.22   $   0.10   $   0.44
  Cumulative effect of change in accounting
     principle........................................        --         --      (0.64)        --
                                                        --------   --------   --------   --------
  Net income/(loss)...................................  $   0.07   $   0.22   $  (0.54)  $   0.44
                                                        ========   ========   ========   ========
Dilutive earnings per share:
  Income before cumulative effect of change in
     accounting principle.............................  $   0.06   $   0.22   $   0.09   $   0.43
  Cumulative effect of change in accounting
     principle........................................        --         --      (0.61)        --
                                                        --------   --------   --------   --------
  Net income/(loss)...................................  $   0.06   $   0.22   $  (0.52)  $   0.43
                                                        ========   ========   ========   ========
Shares used in computing per share amounts:
  Basic...............................................   145,622    143,168    144,883    142,868
                                                        ========   ========   ========   ========
  Dilutive............................................   151,947    144,719    149,614    144,377
                                                        ========   ========   ========   ========

See accompanying notes to unaudited consolidated condensed financial statements.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
Operating activities:
Net (loss)/income...........................................  $ (77,933)   $  62,795
Adjustments:
  Depreciation and amortization.............................    190,752       91,701
  Write-off of unamortized preproduction costs..............     97,356           --
  Acquired in-process research and development..............      4,600           --
  Non-cash restructuring and other non-recurring charges....        827           --
  Changes in:
     Accounts receivable....................................    (87,639)     (26,754)
     Inventories............................................    (11,499)      (3,191)
     Prepaid expenses and other assets......................      2,935      (29,363)
     Accounts payable.......................................    (26,091)     (33,690)
     Accrued and other liabilities..........................      7,040        6,119
                                                              ---------    ---------
Net cash provided by operating activities...................    100,348       67,617
                                                              ---------    ---------
Investing activities:
  Purchases of debt and equity securities
     available-for-sale.....................................   (198,577)    (253,249)
  Maturities and sales of debt and equity securities
     available-for-sale.....................................    125,014      361,267
  Purchase of equity securities.............................       (117)      (6,866)
  Acquisition of a non-public technology company............     (6,779)          --
  Purchases of property and equipment, net of retirements...    (28,503)    (148,274)
                                                              ---------    ---------
Net cash used for investing activities......................   (108,962)     (47,122)
                                                              ---------    ---------
Financing activities:
  Proceeds from borrowings..................................    345,000           --
  Repayment of debt obligations.............................   (368,302)        (736)
  Debt issuance costs.......................................     (9,488)          --
  Issuance of common stock, net.............................     24,204       12,356
                                                              ---------    ---------
Net cash (used for)/provided by financing activities........     (8,586)      11,620
                                                              ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (2,576)      (5,185)
                                                              ---------    ---------
(Decrease)/increase in cash and cash equivalents............    (19,776)      26,930
Cash and cash equivalents at beginning of period............    210,306      114,087
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $ 190,530    $ 141,017
                                                              =========    =========

See accompanying notes to unaudited consolidated condensed financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting only of normal recurring adjustments except as noted below for unamortized preproduction, acquired in-process research and development as discussed in Note 3 and the restructuring expenses as discussed in Note 5) necessary to present fairly the financial information included therein. While the Company believes that the disclosures are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company, with SEEQ Technology, Inc. ("SEEQ") in a transaction accounted for as a pooling of interests, and SEEQ became a wholly owned subsidiary of the Company. All financial information has been restated retroactively to reflect the combined operations of the Company and SEEQ as if the merger had occurred at the beginning of the earliest period presented (see Note 2). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas the Company operates on a year ending on December 31.

     For financial reporting purposes, the Company reports on a 13 or 14 week quarter with a year ending December 31. For presentation purposes, the consolidated condensed financial statements refer to the quarter's calendar month end for convenience. The results of operations for the quarter ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.

     On April 14, 1999, the Company acquired all of outstanding capital stock of ZSP Corporation. ("ZSP") in a merger transaction accounted for as a purchase. Accordingly, the results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated condensed financial statements as of April 14, 1999, the effective date of the purchase, through the end of the period (see Note 3). There are no significant differences between the accounting policies of the Company and ZSP.

     In April 1998, the Accounting Standards Executive Committee ("AcSEC") released Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities." The SOP is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. Accordingly, the Company has expensed the unamortized preproduction balance of $92 million associated with the Gresham manufacturing facility, net of tax, on January 1, 1999 and has presented it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Certain items previously reported in specific financial statement captions have been reclassified to conform with the 1999 presentation.

     During the second quarter of 1999, one customer represented 11% of the Company's consolidated revenues. There were no customers with revenues greater than or equal to 10% of total consolidated revenues for the six months ended June 30, 1999.

     This Current Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Actual results could differ significantly from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including the risk factors set forth in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 as well as other periodic reports both previously and hereafter filed by the Company with the Securities Exchange Commission. Statements made herein are as of the date of the filing of this 10-Q with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. The Company expressly disclaims any obligation to update information presented herein, except as may otherwise be required by law.

NOTE 2 -- ACQUISITION OF SEEQ

     As discussed in Note 1, on June 22, 1999, the Company completed a merger with SEEQ. SEEQ was formed in January 13, 1981 to engage in the development, production and sale of state-of-the-art, high technology semiconductor devices. The stock for stock transaction was approved by the shareholders of SEEQ. As a result of the merger, the separate existence of SEEQ ceased. Under the terms of the Agreement and Plan of Reorganization and Merger, SEEQ's shareholders received 0.0759 of a share of the Company's common stock for each SEEQ share. Accordingly, the Company will issue up to 2.5 million shares of its common stock for all the outstanding shares of SEEQ common stock. Additionally, outstanding options to acquire SEEQ common stock were converted to options to acquire 0.4 million shares of the Company's common stock.

     The merger was accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated retroactively to include the financial results of SEEQ for all periods presented. SEEQ's results of operations are insignificant to the combined financial results (less than 3% by income statement line item for the six months ended June 30, 1999), and accordingly, separate results of operations of SEEQ and LSI are not presented.

     Adjustments to conform accounting policies of SEEQ to those of LSI were not significant to the combined financial results. There were no inter-company transactions between the two companies for the periods presented.

  Restructuring and merger related expenses associated with the SEEQ merger

     In connection with the merger with SEEQ on June 22, 1999, LSI recorded $3 million in restructuring charges and $5 million in merger related expenses. The merger expenses relate primarily to investment banking and other professional fees directly attributable to the merger with SEEQ. The restructuring charge is comprised of $2 million in write-downs of fixed assets which are duplicative to the combined company, $0.5 million of exit costs relating to non-cancelable building lease contracts and $0.5 million provision for severance costs related to the involuntary termination of certain employees. The exit costs and employee severance costs were recorded in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The fixed and other assets write-downs were recorded in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The restructuring actions as outlined by the restructuring plan are intended to be completed by June 30, 2000, one year from the date the reserve was taken. There was no activity against the SEEQ restructuring reserves in the second quarter of 1999.

NOTE 3 -- ACQUISITION OF ZSP

     As discussed in Note 1, on April 14, 1999, the Company acquired all of outstanding capital stock of ZSP, a semiconductor company without a fabrication facility that designs and markets programmable digital signal processors ("DSPs"). The acquisition was accounted for as a purchase. Accordingly, the results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated condensed financial statements as of April 14, 1999, the effective

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

date of the purchase, through the end of the period. There are no significant differences between the accounting policies of the Company and ZSP.

     The Company paid approximately $7 million in cash which included direct acquisition costs of $0.6 million for investment banking legal and accounting fees and liabilities assumed of $4.3 million. The total purchase price of $11.3 million was allocated to the estimated fair value of assets acquired and liabilities assumed based on independent appraisals, where appropriate and management estimates as follows:

                           (In thousands)
Fair value of tangible net (liabilities)/assets.............  $  (301)
In-process research and development.........................    4,600
Other current technology....................................    2,600
Excess of purchase price over net assets acquired...........    4,370
                                                              -------
                                                              $11,269
                                                              =======

     The Company accrued approximately $0.7 million of exit costs for a non-cancelable building lease contract and to prepare the building for sublease. The exit costs were accrued as a liability assumed in the purchase price allocation in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Company expects no other additional liabilities that may result in an adjustment to the allocation of the purchase price.

  In-process research and development:

     In connection with the purchase of ZSP, the Company recorded a $4.6 million charge to in-process research and development during the second quarter of 1999. The amount was determined by identifying research projects for which technological feasibility had not been established and no alternative future uses existed. The Company acquired ZSP's in-process DSP research and development project that was targeted at the telecommunications market. This product is being developed specifically for voice over net or voice over internet protocol applications and is intended to have substantial incremental functionality, greatly improved speed and a wider range of interfaces than ZSP's current technology.

     The value of the one project identified to be in progress was determined by estimating the future cash flows from the project once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The percentage of completion for the project was determined using milestones representing management's estimate of effort, value added and degree of difficulty of the portion of the project completed as of April 14, 1999, as compared to the remaining research and development to be completed to bring the project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are (i) researching the market requirements and the engineering architecture and feasibility studies, (ii) design and verification milestones, and (iii) prototyping and testing the product (both internal and customer testing). Development of ZSP's digital signal processor project started in May 1998. As of April 14, 1999, the Company estimated that the project was 65% complete.

     However, development of the technology remains a substantial risk to the Company due to factors including the remaining effort to achieve technical feasibility, rapidly changing customer markets and competitive threats from other companies. Additionally, the value of other intangible assets acquired may become impaired. Company management believes that the in-process research and development charge of $4.6 million is valued consistently with the SEC staff's view regarding valuation methodologies. There can be no assurance, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to revise the amount allocated to in-process research and development.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  Useful life of intangible assets:

     The amount allocated to current technology and residual goodwill is being amortized over their estimated weighted average useful life of seven years using a straight-line method.

NOTE 4 -- LICENSE AGREEMENT

     The Company and Wafer Technology (Malaysia) Sdn. Bhd. ("WTM") are currently definitizing an agreement under which the Company will grant licenses to WTM with respect to certain of the Company's wafer fabrication technologies and will provide associated manufacturing training and related services. In exchange, the Company will receive cash and equity consideration preliminarily valued at $120 million over the period for which transfers and obligations of the Company are scheduled to occur. Pursuant to an interim agreement, the Company has performed certain obligations which were valued at $3.0 million. This amount was recorded as an offset to the Company's research and development expenses during the quarter ended June 30, 1999.

NOTE 5 -- RESTRUCTURING

  SEEQ restructuring

     In connection with the merger with SEEQ on June 22, 1999, LSI recorded $3 million in restructuring charges and $5 million in merger related expenses (see
Note 2). There were no changes to the SEEQ restructuring reserves in the second quarter of 1999.

  Restructuring reserve activity

     During the second quarter of 1999, the Company utilized $1.1 million in restructuring reserves which were originally established in the third quarter of 1998. The amounts utilized reflect severance payments of $0.6 million for approximately 130 employees terminated during the second quarter and $0.5 million for lease terminations and other exit costs primarily in the U.S. and Europe. See table below describing the 1998 restructuring.

     During the first quarter of 1999, the Company determined that $2.5 million of the restructuring reserve established in the third quarter of 1998 would not be utilized because of a change in management's estimate of the reserve requirements in the U.S., Europe and Japan. Accordingly, the restructuring reserve reversal was included in the determination of income from operations for the six month period ended June 30, 1999. The remaining restructuring reserve activity in the first quarter is described in the table below.

  Description of 1998 restructuring:

     The Company remains committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios, Inc. ("Symbios") acquired on August 6, 1998 (see Note 6) into the Company's operations, the Company's management, with the approval of the Board of Directors, committed itself to a restructuring plan and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included a worldwide realignment of manufacturing capacity, the consolidation of certain design centers and administrative offices, and a streamlining of the Company's overhead structure to reduce operating expenses. The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 6 of Notes to the Unaudited Consolidated Condensed Financial Statements, integration costs relating to Symbios were accrued as a liability assumed in the purchase in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Restructuring costs include $37.2 million related primarily to fixed assets impaired as a result of the decision to close a manufacturing facility in Tsukuba, Japan by the third quarter of 1999; $4.7 million for termination of leases and maintenance contracts primarily in the U.S. and Europe; $1.7 million for non-cancelable purchase commitments primarily in Europe; $13.1 million in fixed asset and other asset write-downs primarily in the U.S., Japan and Europe; approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales facilities and administrative offices primarily in the U.S. and Europe; and work force reduction costs of $16.3 million.

     Other exit costs include $0.9 million related to payments made for early lease contract terminations and the write-down of surplus assets to their estimated realizable value; $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide.

     The workforce reduction costs primarily include severance costs related to involuntary termination of employment for approximately 900 employees from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance for assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and use of management estimates. Severance costs and other above noted exit costs were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be executed to completion by September 30, 1999, one year from the date the reserve was taken.

     The following table sets forth the Company's 1998 restructuring reserves as of December 31, 1998 and activity against the reserve for the six month period ended June 30, 1999:

                                                                       (IN THOUSANDS)
                                                              RESERVE/                           RESERVE/
                                       BALANCE               TRANSLATION   BALANCE              TRANSLATION   BALANCE
                                       12/31/98   UTILIZED   ADJUSTMENT    3/31/99   UTILIZED   ADJUSTMENT    6/30/99
                                       --------   --------   -----------   -------   --------   -----------   -------
Write-down of manufacturing
  facility(a)........................  $ 1,500    $    --      $(1,100)        400                            $   400
Other fixed asset related charges....       --         --           --                                             --
Payments to employees for
  severance(b).......................   11,600     (6,140)        (820)      4,640      (640)                   4,000
Lease terminations and maintenance
  contracts(c).......................    4,600       (550)         (83)      3,967      (367)                   3,600
Noncancelable purchase
  commitments(c).....................    1,600        (80)          --       1,520                              1,520
Other exit costs(d)..................    1,200       (326)        (530)        344      (124)                     220
Cumulative currency translation
  adjustment.........................    1,512         --         (500)      1,012        --        (400)         612
                                       -------    -------      -------     -------   -------       -----      -------
         Total.......................  $22,012    $(7,096)     $(3,033)    $11,883   $(1,131)      $(400)     $10,352
                                       =======    =======      =======     =======   =======       =====      =======

---------------
(a) The $1.5 million balance at 12/31/98 for the write-down of the facility related to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 350 employees since 12/31/98 (approximately 130 in Q2 1999).

(c) Amounts utilized represent cash charges.

(d) Amounts utilized represent non-cash charges.

     The Company expects to complete the activities underlying the restructuring plan by September 1999.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 6 -- INTEGRATION OF SYMBIOS

     On August 6, 1998, the Company completed the acquisition of all of the outstanding capital stock of Symbios, Inc. from Hyundai Electronics America ("HEA"). HEA is a majority-owned subsidiary of Hyundai Electronics Industries Co., Ltd. ("HEI"), a Korean corporation. The transaction was accounted for as a purchase, and accordingly, the results of operations of Symbios and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated financial statements as of August 6, 1998, the effective date of the purchase, through the end of the period. There are no significant differences between the accounting policies of the Company and Symbios. The allocation of the purchase price was disclosed in the Report on Form 10K/A for the year ended December 31, 1998 previously filed with the Securities and Exchange Commission.

     The Company has taken certain actions to combine the Symbios operations with those of LSI Logic and, in certain instances, to consolidate duplicative operations. Adjustments to accrued integration costs related to Symbios were recorded as an adjustment to the fair value of net assets in the purchase price allocation. The Company finalized the integration plan as of December 31, 1998. Accrued integration charges included $4 million related to involuntary separation and relocation benefits for approximately 300 Symbios employees and $1.4 million in other exit costs primarily relating to the closing of Symbios sales offices and the termination of certain contractual relationships. The Symbios integration related accruals were based upon management's current estimate of integration costs and are in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     The following table sets forth the Company's Symbios integration reserve as of December 31, 1998 and activity against the reserve for the six month period ended June 30, 1999:

                                                                  (IN THOUSANDS)
                                                        DECEMBER 31,                JUNE 30,
                                                            1998                      1999
                                                          BALANCE       UTILIZED    BALANCE
                                                       --------------   --------    --------
Payments to employees for severance and
  relocation(a)......................................      $2,360       $(1,624)     $  736
Other exit costs(a)..................................       1,002          (474)        528
                                                           ------       -------      ------
          Total......................................      $3,362       $(2,098)     $1,264
                                                           ======       =======      ======

---------------
(a) The amount utilized represents cash payments related to the severance and relocation of approximately 160 employees. Utilization in Q2 1999 primarily reflects severance payments of $0.4 million for 29 employees and other exit costs of $0.5 million.

     No significant adjustments were made to the reserve during the periods presented. The Company expects to complete the activities underlying the integration plan by August 1999.

NOTE 7 -- INVESTMENTS

     The Company classifies its debt and marketable equity securities into an available-for-sale category and values them at fair value in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," with unrealized gains and losses, net of taxes, reported in shareholders' equity until realized. For all investment securities, unrealized losses that are other than temporary are recognized in net income. Gains and losses on securities sold are based on the specific identification method and are reflected in net income. The Company currently does not actively trade securities.

     Short-term investments consist primarily of U.S. and foreign corporate debt securities, commercial paper, auction rate preferred stock, U.S. and foreign government and agency securities and time deposits. As of June 30, 1999 and December 31, 1998, the Company held $155 million and $81 million of available-for-sale securities, respectively, that were classified as short-term investments on the consolidated balance sheet. Short-term investments are recorded at amortized cost, plus accrued interest, which

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

approximates fair market value at June 30, 1999 and December 31, 1998. The contract maturities of these securities are within one year. Realized gains and losses were not significant during the quarters ended June 30, 1999 and 1998.

     The Company held marketable equity securities with an aggregate carrying value of $49 million that were classified as long-term assets on the consolidated balance sheet as of June 30, 1999. There were no significant investments in marketable equity securities as of December 31, 1998 as the companies became publicly traded during the six month period ended June 30, 1999. Unrealized gains, net of the related tax effect, of $28 million are included in accumulated other comprehensive income as of June 30, 1999. During the quarter, realized gains and losses were not significant.

NOTE 8 -- DERIVATIVE FINANCIAL INSTRUMENTS

     The Company has foreign subsidiaries which operate and sell the Company's products in various global markets. As a result, the Company is exposed to changes in foreign currency exchange rates and interest rates. The Company utilizes various hedge instruments, primarily forward contract, currency swap, interest rate swap and currency option contracts, to manage its exposure associated with firm intercompany and third-party transactions and net asset and liability positions denominated in non-functional currencies. The Company does not hold derivative financial instruments for speculative or trading purposes. As of June 30, 1999 and December 31, 1998, there were no interest rate swap or currency swap contracts outstanding.

     The Company enters into forward contracts and currency swaps to hedge firm intercompany asset and liability positions denominated in non-functional currencies. The following table summarizes by major currency the forward exchange contracts outstanding as of June 30, 1999 and December 31, 1998. The buy amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies, and the sell amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies. Foreign currency amounts are translated at rates current at June 30, 1999 and December 31, 1998.

                                                             (IN THOUSANDS)
                                                        JUNE 30,    DECEMBER 31,
                                                          1999          1998
                                                        --------    ------------
Buy/(Sell):
Japanese Yen..........................................  $ 8,954         $--
Japanese Yen..........................................   (3,264)         --

     These forward contracts are considered identifiable hedges and realized and unrealized gains and losses are deferred until settlement of the underlying commitments. They are recorded as other gains or losses when the underlying exposure materializes or the hedged transaction is no longer expected to occur. Deferred foreign gains and losses were not significant at June 30, 1999 and December 31, 1998. Foreign currency transaction gains and losses included in interest income and other were insignificant for the three and six-month periods ended June 30, 1999 and 1998.

     Currency option contracts were treated as hedges of third-party yen revenue exposures. At June 30, 1999, total outstanding purchased currency option contracts were $20 million. These contracts expire in September 1999. At December 31, 1998, total outstanding purchased currency option contracts were $130 million. These contracts expired quarterly through June 1999. The realized and unrealized gains and option premiums are deferred until the exposure underlying the option is recorded. The deferred premiums on all outstanding options were $0.3 million as of June 30, 1999 and $6 million as of December 31, 1998. The deferred premiums were included in other current assets.

     On August 5, 1998, the Company recognized a loss of $1.5 million from the decision to close interest rate swap contracts which converted the interest associated with yen borrowings by LSI Logic Japan Semiconductor, Inc., a wholly owned subsidiary of the Company ("JSI"), from adjustable to fixed rates.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

The contracts were closed because the underlying debt was repaid as discussed in
Note 10. Current period gains and losses associated with the interest rate swaps are included in interest expense, or as other gains and losses at such time as related borrowings are terminated.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Upon adoption of SFAS No. 133, the Company will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While we believe the adoption of this statement will not have a significant effect on our results of operations, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

NOTE 9 -- BALANCE SHEET:

                                                            (IN THOUSANDS)
                                                       JUNE 30,    DECEMBER 31,
                                                         1999          1998
                                                       --------    ------------
Inventories:
Raw materials........................................  $ 30,902      $ 32,347
Work-in-process......................................    81,113        53,042
Finished Goods.......................................    79,470        96,051
                                                       --------      --------
          Total......................................  $191,485      $181,440
                                                       ========      ========

     The Company had $97 million of unamortized preproduction engineering costs at December 31, 1998 associated with the construction of a new manufacturing facility in Gresham, Oregon. This new facility became operational as of December 1, 1998, at which time capitalized preproduction began to be amortized over the expected useful life of the manufacturing technology of approximately four years. In April 1998, the AcSEC released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. Accordingly, the Company has expensed the unamortized preproduction balance of $92 million, net of tax, on January 1, 1999 and has presented it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

NOTE 10 -- DEBT

     During March 1999, the Company issued $345 million of 4 1/4% Convertible Subordinated Notes (the "Convertible Notes") due in 2004. The Convertible Notes are subordinated to all existing and future senior debt, are convertible 60 days following issuance into shares of the Company's common stock at a conversion price of $31.353 per share and are redeemable at the option of the Company, in whole or in part, at any time on or after March 20, 2002. Each holder of the Convertible Notes has the right to cause the Company to repurchase all of such holder's Convertible Notes at 100% of their principal amount plus accrued interest upon the occurrence of certain events and in certain circumstances. Interest is payable semiannually. The Company paid approximately $9.5 million for debt issuance costs related to the Convertible Notes. The debt issuance costs are being amortized using the interest method. The net

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

proceeds of the Convertible Notes were used to repay borrowings under the Company's 364 day facility and the Revolver as described below.

     On August 5, 1998, the Company entered into a credit agreement with ABN AMRO Bank N.V. ("ABN AMRO"). The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 by and among the Company, JSI, ABN AMRO and thereafter syndicated to a group of lenders determined by ABN AMRO and the Company. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility ("Revolver"), and a $150 million senior unsecured revolving credit facility ("364 day Facility").

     On August 5, 1998, the Company borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, the Company borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of March 31, 1999 the spread changed to 1%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid its existing 11.4 billion yen ($79.2 million) credit facility and borrowed 8.6 billion yen ($71 million at June 30, 1999) bearing interest at adjustable rates. In March of 1999, the Company repaid the full $150 million outstanding under the 364 day Facility and $185.5 million outstanding under the Revolver primarily using the proceeds from the Convertible Notes as described above. Borrowings outstanding under the Revolver including the yen sub-facility were $370 million as of June 30, 1999. As of June 30, 1999, the interest rate for the Revolver and the yen sub-facility were 5.96% and 1.14%, respectively. The debt issuance costs associated with these debt facilities were not significant.

     In accordance with the terms of its existing credit agreement, the Company must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. As of June 30, 1999, the Company was in compliance with these covenants.

NOTE 11 -- RECONCILIATION OF BASIC AND DILUTED EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations as required by SFAS No. 128, "Earnings Per Share ("EPS")."

                                                    (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                                            THREE MONTHS ENDED JUNE 30,
                                           -------------------------------------------------------------
                                                       1999                            1998
                                           -----------------------------   -----------------------------
                                                               PER-SHARE                       PER-SHARE
                                           INCOME*   SHARES+    AMOUNT     INCOME*   SHARES+    AMOUNT
                                           -------   -------   ---------   -------   -------   ---------
Basic EPS:
  Net income available to common
     stockholders........................  $9,831    145,622     $0.07     $31,379   143,168     $0.22
Effect of dilutive securities:
  Stock options..........................              6,325                           1,551
Diluted EPS:
  Net income available to common
     stockholders........................  $9,831    151,947     $0.06     $31,379   144,719     $0.22

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Options to purchase 704,863 and 7,477,499 shares were outstanding at June 30, 1999 and 1998, respectively, but were not included in the calculation of diluted shares for the three month periods ended June 30, 1999 and 1998 because the exercise prices were greater than the average market price of common shares in each respective quarter. The exercise price ranges of these options were $41.88 to $58.13 and $25.31 to $58.13 at June 30, 1999 and 1998, respectively.
For the three months ended June 30, 1999, common equivalent shares of 11,003,732 and interest expense of $2 million, net of taxes, associated with the Convertible Notes (see Note 10) were excluded from the computation of diluted earnings per share as a result of their antidilutive effect on earnings per share

                                                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                                           SIX MONTHS ENDED JUNE 30,
                                         --------------------------------------------------------------
                                                      1999                            1998
                                         ------------------------------   -----------------------------
                                                              PER-SHARE                       PER-SHARE
                                         INCOME*    SHARES+    AMOUNT     INCOME*   SHARES+    AMOUNT
                                         --------   -------   ---------   -------   -------   ---------
Basic EPS:
  Net income before cumulative effect
     of change in accounting
     principle.........................  $ 13,841   144,883    $ 0.10     $62,795   142,868     $0.44
                                                               ------                           -----
  Cumulative effect of change in
     accounting principle..............   (91,774)  144,883     (0.64)         --        --        --
                                                               ------
  Net (loss)/income available to common
     stockholders......................   (77,933)  144,883     (0.54)     62,795   142,868      0.44
                                                               ------                           -----
Effect of dilutive securities:
  Stock options........................               4,731                           1,509
Diluted EPS:
  Net income before cumulative effect
     of change in accounting
     principle.........................    13,841   149,614      0.09      62,795   144,377      0.43
                                                               ------                           -----
  Cumulative effect of change in
     accounting principle..............   (91,774)  149,614     (0.61)         --        --        --
                                                               ------
  Net (loss)/income available to common
     stockholders......................  $(77,933)  149,614    $(0.52)    $62,795   144,377     $0.43
                                                               ------                           -----

---------------
     * Numerator -- + Denominator

     Options to purchase 2,952,522 and 7,189,109 shares were outstanding at June 30, 1999 and 1998, respectively, but were not included in the calculation of diluted shares for the six month periods ended June 30, 1999 and 1998 because the exercise prices were greater than the average market price of common shares in each respective period. The exercise price ranges of these options were $32.13 to $58.13 and $25.31 to $58.13 at June 30, 1999 and 1998, respectively.
For the six month period ended June 30, 1999, common equivalent shares of 6,243,690 and interest expense of $3 million, net of taxes, associated with the Convertible Notes (see Note 10) were excluded from the computation of diluted earnings per share as a result of their antidilutive effect on earnings per share

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 12 -- COMPREHENSIVE INCOME

     Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The primary differences between net income and comprehensive income, for the Company, are due to foreign currency translation adjustments and unrealized gains on available-for-sale securities. Comprehensive income for the current reporting and comparable period in the prior year is as follows:

                                                  (IN THOUSANDS)
                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                     ------------------    -------------------
                                      1999       1998        1999       1998
                                     -------    -------    --------    -------
Comprehensive income/(loss)........  $21,438    $15,168    $(67,963)   $47,220

NOTE 13 -- SEGMENT REPORTING

     The Company operates in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, the Company designs, develops, manufactures and markets integrated circuits, including application-specific integrated circuits ("ASICs"), application-specific standard products ("ASSPs") and related products and services. Semiconductor design and service revenues include engineering design services, licensing of LSI's advanced design tools software, and technology transfer and support services. The Company's customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, the Company designs, manufactures, markets and supports high performance data storage management and storage systems solutions and a complete line of Redundant Array of Independent Disks ("RAID") storage systems, subsystems and related software.

     The following is a summary of operations by segment for the three and six-month periods ended June 30, 1999.

                                                              (IN THOUSANDS)
                                                            THREE MONTHS ENDED
                                                              JUNE 30, 1999
                                               --------------------------------------------
                                               SEMICONDUCTOR    STORAGE SYSTEMS     TOTAL
                                               -------------    ---------------    --------
Revenue......................................    $434,047           $66,965        $501,012
Income from operations.......................    $ 17,317           $ 7,205        $ 24,522

                                                             SIX MONTHS ENDED
                                                              JUNE 30, 1999
                                               --------------------------------------------
                                               SEMICONDUCTOR    STORAGE SYSTEMS     TOTAL
                                               -------------    ---------------    --------
Revenue......................................    $830,154          $134,475        $964,629
Income from operations.......................    $ 26,754          $ 12,252        $ 39,006

     The Storage Systems segment was added in August 1998 with the purchase of Symbios, and therefore revenue and income from operations are not available for the three and six-month periods ended June 30, 1998. Intersegment revenues for the three and six-month periods ended June 30, 1999 were not significant.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following is a summary of total assets by segment as of June 30, 1999 and December 31, 1998:

                                                                   (IN THOUSANDS)
                                                              JUNE 30,     DECEMBER 31,
                                                                1999           1998
                                                             ----------    ------------
Assets by segment:
Semiconductor..............................................  $2,616,391     $2,700,295
Storage Systems............................................     139,324        123,510
                                                             ----------     ----------
  Total assets.............................................  $2,755,715     $2,823,805
                                                             ==========     ==========

     The Storage Systems segment did not meet the requirement for a reportable segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998. However, for purposes of comparability, total assets by segment as of December 31, 1998 were included in the table.

NOTE 14 -- LEGAL MATTERS

     A discussion of certain pending legal proceedings is included in Item 3 of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998. Except as set forth in this Note, the information provided therein remains unchanged. On February 26, 1999 a lawsuit alleging patent infringement was filed in the United States District Court for the District of Arizona by the Lemelson Medical, Education & Research Foundation, Limited Partnership against eighty-eight electronics industry companies, including us. The case number is CIV99-0377PHX RGS. The patents involved in this lawsuit generally relate to semiconductor manufacturing and computer imaging, including the use of bar coding for automatic identification of articles. The relief sought is an injunction and damages in an unspecified amount. While we cannot make any assurances regarding the eventual resolution of this matter, we do not believe it will have a material adverse effect on our consolidated results of operations or financial condition.

     The Company continues to believe that the final outcome of such matters discussed will not have a material adverse effect on the Company's consolidated financial position or results of operations. No assurance can be given, however, that these matters will be resolved without the Company becoming obligated to make payments or to pay other costs to the opposing parties, with the potential, particularly if viewed on a quarterly basis, for having an adverse effect on the Company's financial position or its results of operations.

     Certain additional claims and litigation against the Company have also arisen in the normal course of business. The Company believes that it is unlikely that the outcome of these claims and lawsuits will have a materially adverse effect on the Company's consolidated financial position or results of operations.

                                [LSI Logic Logo]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IN NOT PERMITTED.

PROSPECTUS (Subject to Completion)

Issued July 29, 1999

                                5,000,000 Shares
                                [LSI Logic Logo]

                                  COMMON STOCK
                            ------------------------
WE ARE OFFERING 5,000,000 SHARES OF OUR COMMON STOCK.
                            ------------------------
CONCURRENT WITH THIS OFFERING OF COMMON STOCK, WE ARE CONDUCTING A SEPARATE
OFFERING OF $250,000,000 PRINCIPAL AMOUNT OF   % CONVERTIBLE SUBORDINATED NOTES
CONVERTIBLE ANY TIME BEFORE                     , 2006 AT A CONVERSION PRICE OF
$     PER SHARE. THE OFFERING OF COMMON STOCK IS NOT CONDITIONED ON THE
COMPLETION OF OUR OFFERING OF NOTES.
                            ------------------------
OUR COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE UNDER THE SYMBOL "LSI." ON JULY 27, 1999, THE REPORTED LAST SALE PRICE OF OUR COMMON STOCK ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE WAS $51 1/2 PER SHARE.
                            ------------------------
INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                            ------------------------
                           PRICE $          PER SHARE
                            ------------------------

                                                                        UNDERWRITING
                                                                          DISCOUNTS
                                                            PRICE TO         AND         PROCEEDS TO
                                                             PUBLIC      COMMISSIONS      LSI LOGIC
                                                            --------    -------------    -----------
Per Share.................................................  $              $               $
Total.....................................................  $              $               $

                            ------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the right to purchase up to an additional 750,000 shares of our common stock to cover over-allotments. Morgan Stanley &
Co. Incorporated expects to deliver the shares to purchasers on          , 1999.
                            ------------------------
MORGAN STANLEY DEAN WITTER
                BANCBOSTON ROBERTSON STEPHENS
                               J.P. MORGAN & CO.
                                            MERRILL LYNCH & CO.
               , 1999

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Incorporation of Certain Documents by
  Reference................................     3
Forward-Looking Statements.................     4
Prospectus Summary.........................     5
Risk Factors...............................     8
Use of Proceeds............................    15
Common Stock Price Range...................    15
Dividend Policy............................    15
Capitalization.............................    16
Selected Consolidated Financial Data.......    17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................    19

                                             PAGE
                                             ----
Business...................................    37
Management.................................    46
Principal Stockholders.....................    48
Description of Capital Stock...............    49
Underwriters...............................    53
Legal Matters..............................    54
Independent Accountants....................    54
Available Information......................    54
Trademark Acknowledgements.................    55
Index to Consolidated Financial
  Statements...............................   F-1

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in the prospectus. We are offering to sell the common stock and seeking offers to buy the common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

     Until                     , 1999, all dealers that buy, sell or trade the
common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete.

     - The description of the common stock in our Registration Statement on Form 8-A filed on August 29, 1989, under Section 12(g) of the Exchange Act.

     - The description of our Amended and Restated Preferred Shares Rights Agreement in our Registration Statement on Form 8-A-12G/A filed on December 8, 1998, under Section 12(g) of the Exchange Act.

     - Annual Report on Form 10-K filed on March 5, 1999 and 10-K/A filed on July 28, 1999 for the fiscal year ended December 31, 1998.

     - Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 27, 1998, filed on April 8, 1999.

     - Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1999, filed on May 12, 1999

     - Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1999, filed on July 28, 1999

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Investor Relations
     LSI Logic Corporation
     1551 McCarthy Boulevard
     Milpitas, California 95035
     (408) 433-6777

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve risks and uncertainties, such as statements concerning: growth and future operating results; future customer benefits attributable to our products; developments in our markets and strategic focus; new products and product enhancements; potential acquisitions and the integration of acquired businesses, products and technologies; strategic relationships; and future economic, business and regulatory conditions. Such forward-looking statements are generally accompanied by words such as "anticipate," "expect," "intend" or other words that convey uncertainty of future events or outcomes. Statements made herein are as of the date of this prospectus and should not be relied upon as of any subsequent date. The section below entitled "Risk Factors" sets forth certain factors that could cause our actual future results to differ materially from these forward-looking statements. These factors and other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear or are incorporated by reference herein.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information contained elsewhere in this prospectus and financial statements, including the notes thereto, included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements before making an investment decision. Unless otherwise specified, all information herein assumes no exercise of the underwriters' over-allotment option.

                             LSI LOGIC CORPORATION

     We are a worldwide leader in the design, development, manufacture and marketing of high performance application specific integrated circuits and application specific standard products. Our submicron process technologies, combined with our CoreWare design methodology, enable us to integrate system level solutions on a single chip. We tailor our products to the specific application requirements of original equipment manufacturers and other customers in the following markets:

     - networking,

     - telecom/wireless,

     - consumer,

     - computer,

     - storage components, and

     - storage systems.

     Many of our customers are worldwide leaders in their end markets. Our customers include:

     - Cisco Systems, Inc.,

     - Compaq Computer Corporation,

     - Hewlett-Packard Company,

     - IBM Corporation,

     - NCR,

     - Sony Corporation, and

     - Sun Microsystems, Inc.

     Since our inception, we have based our technology and our business strategy on integrating increasingly complex electronic building blocks onto a few chips or a single chip. High-level, industry-standard building blocks of the type that were previously independent chips, such as microprocessors, networking controllers, digital signal processors and video compression engines, are used as "cores" that are connected electronically, along with a customer's proprietary logic and memory, to form an entire system on a single chip. Consequently, our customers achieve higher system performance, lower system cost and faster time-to-market with a differentiated product.

     We operate our own manufacturing facilities in order to control our deployment of advanced wafer fabrication technology, our manufacturing costs and our response to customer delivery requirements. In December 1998, we began production in a state-of-the-art facility in Gresham, Oregon. The new facility is equipped for advanced manufacturing operations and designed to accommodate our expansion requirements well into the foreseeable future. Our production operations in the United States and Japan, as well as those of our assembly and test subcontractors in Asia, are ISO certified, an important international measure for quality.

     We market our products and services worldwide through direct sales, marketing and field technical staff and through independent sales representatives and distributors. In addition, we specifically market our storage system products to original equipment manufacturing and end users through value added resellers.

     We were originally incorporated in California in 1980. In 1987, we were reincorporated in Delaware. Our principal offices are located at 1551 McCarthy Boulevard, Milpitas, California 95035, and our telephone number is (408) 433-8000. Our home page on the Internet is at www.lsilogic.com.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                                                                               SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,(1)                         JUNE 30,
                               ------------------------------------------------------------   -------------------
                                 1994        1995         1996         1997         1998        1998       1999
                               --------   ----------   ----------   ----------   ----------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $923,663   $1,288,790   $1,271,855   $1,322,626   $1,516,891   $669,002   $964,629
Operating income (loss)(2)...   149,589      316,823      191,749      194,936     (128,359)    70,380     39,006
Net income (loss)(2).........   103,146      238,663      150,362      164,981     (139,478)    62,795    (77,933)
Basic earnings (loss) per
  share......................       .95         1.89         1.15         1.17         (.97)       .44       (.54)
Shares used in computing
  basic earnings (loss) per
  share......................   108,141      126,028      131,181      140,880      143,153    142,868    144,883

Diluted earnings (loss) per
  share......................       .86         1.72         1.08         1.14         (.97)       .43       (.52)
Shares used in computing
  diluted earnings (loss) per
  share......................   127,233      142,113      145,423      146,446      143,153    144,377    149,614

OTHER DATA:
Ratio of earnings to fixed
  charges(4).................      5.7x        11.4x         7.2x        10.6x           --       9.5x       1.7x

                                                                           JUNE 30, 1999
                                                       ------------------------------------------------------
                                                         ACTUAL      AS ADJUSTED(5)    AS FURTHER ADJUSTED(6)
                                                       ----------    --------------    ----------------------
                                                                           (IN THOUSANDS)
                                                                            (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments....  $  345,143      $                     $
Working capital......................................     518,402
Total assets.........................................   2,755,715
Total debt...........................................     719,987
Stockholders' equity.................................   1,486,083

---------------
(1) Our fiscal years ended on December 31 in 1997 and 1998, and the Sunday closest to December 31 in 1994, 1995 and 1996. For presentation purposes, this prospectus and the Annual Consolidated Financial Statements refer to December 31 as year end.

(2) In 1998, we recorded a $146 million charge for acquired in-process research and development associated with the acquisition of Symbios and a $75 million charge for restructuring. See Notes 2 and 3 of Notes to Annual Consolidated Financial Statements. For the six months ended June 30, 1999, we recorded a $4.6 million charge for in-process technology associated with the acquisition of ZSP Corporation on April 14, 1999, restructuring and merger costs primarily in connection with the merger with SEEQ and a $92 million charge for a cumulative effect of a change in accounting principle, net of tax, associated with the unamortized preproduction balance associated with the Gresham manufacturing facility. See Notes 2, 3 and 9 to the Notes to the Unaudited Consolidated Condensed Financial Statements for the six months ended June 30, 1999.

(3) Diluted earnings per share for the year ended December 31, 1998 and for the six month period ended June 30, 1999, would have been $0.68 per share and $0.28 per share, respectively, using a 25% effective rate on pre-tax income if the following items were excluded: (i) the acquired in-process research and development charge of $145.5 million for the year ended December 31, 1998 and $4.6 million for the six month period ended June 30, 1999, respectively, (ii) the restructuring and merger related charges of $75.4 million for the year ended December 31, 1998 and $5.9 million for the six month period ended June 30, 1999, respectively, (iii) the amortization of intangibles of $22.4 million for the year ended December 31, 1998 and $23.0 million for the six month period ended June 30, 1999, respectively, (iv) net other non-recurring charges of $9.1 million for the year ended December 31, 1998 and (v) the cumulative effect of a change in accounting principle of $92 million for the six months ended June 30, 1999.

(4) Computed by dividing (i) earnings before taxes adjusted for fixed charges, minority interest and capitalized interest net of amortization by (ii) fixed charges, which includes interest expense and capitalized interest incurred, plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor, plus amortization of debt issuance costs. In 1998, earnings were inadequate to cover fixed charges by $140 million.

(5) Reflects the issuance of the common stock offered by this prospectus (assuming no exercise of the underwriters' over-allotment option) and the application of the proceeds from this offering (after deducting estimated expenses of this offering).

(6) Reflects the issuance of the common stock offered by this prospectus and the
    concurrent issuance of $2,500,000 aggregate principal amount of our     %
    convertible subordinated notes due 2006 (assuming no exercise of the underwriters' over-allotment option in either case) and the application of the proceeds from both offerings (after deducting estimated expenses of both offerings). This offering is not conditioned on the completion of our offering of the notes.

                                  THE OFFERING

Common stock offered.......  5,000,000 shares

Common stock to be
outstanding after the
  offering.................  152,319,417 shares(1)(2)

Over-allotment option......  750,000 shares

Use of proceeds............  We intend to use the proceeds of this offering and the concurrent offering of our convertible subordinated notes due 2006 to repay indebtedness under our existing credit facility and for general corporate purposes. To the extent that we do not consummate the concurrent offering of our convertible subordinated notes due 2006, we intend to use the proceeds of this offering to repay indebtedness under our existing credit facility.

Concurrent offering........  Concurrent with this offering of our common stock we are conducting a separate offering of
                             $250,000,000 principal amount of      %
                             subordinated notes convertible into shares of our
                             common stock at $            per share. This
                             offering is not conditioned on the completion of our offering of the notes.

Dividend policy............  We do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors our board of directors deems relevant.
---------------
(1) Unless otherwise noted, the information in this prospectus does not take into account the possible issuance of 750,000 additional shares of our common stock to the underwriters pursuant to their rights to purchase additional shares to cover over-allotments.

(2) Excludes (i) 21.2 million shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $23.49 per share and 8.4 million shares available for grant under our 1982 Incentive Stock Option Plan, 1991 Equity Incentive Plan and 1995 Director Option Plan, (ii) 1.7 million shares issuable under our Employee Stock Purchase Plan, (iii) 11 million shares issuable upon conversion of the notes due 2004 and (iv)
           shares issuable upon conversion of the notes under our concurrent offering. See Note 9 of Notes to our Audited Consolidated Financial Statements for descriptions of our stock plans.

                                    RISK FACTORS

     Before you invest in the notes or shares of common stock underlying the notes, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase the notes. The risks set out below are not the only risks we face.

     If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of the notes and common stock could decline, and you may lose all or part of your investment.

     Keep these risk factors in mind when you read "forward-looking" statements elsewhere in this prospectus and in the documents incorporated herein by reference. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

IF WE ARE NOT ABLE TO IMPLEMENT NEW PROCESS TECHNOLOGIES SUCCESSFULLY, OUR OPERATING RESULTS AND FINANCIAL CONDITION WILL BE ADVERSELY IMPACTED.

     The semiconductor industry is intensely competitive and characterized by constant technological change, rapid product obsolescence and evolving industry standards. We believe that our future success depends, in part, on our ability to improve on existing technologies and to develop and implement new ones in order to continue to reduce semiconductor chip size and improve product performance and manufacturing yields. We must also adopt and implement emerging industry standards and adapt products and processes to technological changes. If we are not able to implement new process technologies successfully or to achieve volume production of new products at acceptable yields, our operating results and financial condition will be adversely impacted.

     In addition, we must continue to develop and introduce new products that compete effectively on the basis of price and performance and that satisfy customer requirements. We continue to emphasize engineering development and acquisition of CoreWare building blocks, or cores, and integration of our CoreWare libraries into our design capabilities. Our cores and ASSPs are intended to be based upon industry standard functions, interfaces and protocols so that they are useful in a wide variety of systems applications. Development of new products and cores often requires long-term forecasting of market trends, development and implementation of new or changing technologies and a substantial capital commitment. We cannot assure you that ASSPs or cores that we select for investment of our financial and engineering resources will be developed or acquired in a timely manner or will enjoy market acceptance.

DISRUPTION OF OUR MANUFACTURING FACILITIES COULD CAUSE DELAYS IN SHIPMENTS OF PRODUCTS TO OUR CUSTOMERS AND COULD RESULT IN CANCELLATION OF ORDERS OR LOSS OF CUSTOMERS.

     A variety of reasons, including work stoppages, fire, earthquake, flooding or other natural disasters, or Year 2000 related problems could cause disruption of operations at any of our primary manufacturing facilities or at any of our assembly subcontractors. Although we carry business interruption insurance, the disruption could result in delays in shipments of products to our customers. We cannot assure you that alternate production capacity would be available if a major disruption were to occur, or that if it were available, it could be obtained on favorable terms. A disruption could result in cancellation of orders or loss of customers. The loss would result in a material adverse impact on our operating results and financial condition.

OUR LACK OF LONG-TERM VOLUME PRODUCTION CONTRACTS WITH OUR CUSTOMERS COULD RESULT IN INSUFFICIENT CUSTOMER ORDERS WHICH WOULD RESULT IN UNDERUTILIZATION OF OUR MANUFACTURING FACILITIES.

     We generally do not have long-term volume production contracts with our customers. We cannot control whether and to what extent customers place orders for any specific ASIC design or ASSPs and the quantities of products included in those orders. Insufficient orders will result in underutilization of our manufacturing facilities and would adversely impact our operating results and financial condition.

BRINGING OUR NEW WAFER FABRICATION FACILITY TO FULL OPERATING CAPACITY COULD TAKE LONGER AND COST MORE THAN ANTICIPATED.

     Our new wafer fabrication facility in Gresham, Oregon, began production in December 1998. The Gresham facility is a sophisticated, highly complex, state-of-the-art factory. Actual production rates depend upon the reliable operation and effective integration of a variety of hardware and software components. We cannot assure you that all of these components will be fully functional or successfully integrated within the currently projected schedule or that the facility will achieve the forecasted yield targets. Our inability to achieve and maintain acceptable production capacity and yield levels could have a material adverse impact on our operating results and financial condition.

     In addition, the amount of capital expenditures required to bring the facility to full operating capacity could be greater than we currently anticipate. Higher costs to bring the facility to full operating capacity will reduce margins and could have a material adverse impact on our results of operations and financial condition. As of June 30, 1999, we have spent approximately $789 million in capital expenditures on the Gresham facility. We plan to spend no more than $250 million in capital expenditures in 1999, approximately $84 million of which relate to the Gresham facility.

OUR LACK OF GUARANTEED SUPPLY ARRANGEMENTS WITH OUR SUPPLIERS COULD RESULT IN OUR INABILITY TO OBTAIN SUFFICIENT RAW MATERIALS FOR USE IN THE PRODUCTION OF OUR PRODUCTS.

     We use a wide range of raw materials in the production of our semiconductors, host adapter boards and storage systems products, including silicon wafers, processing chemicals, and electronic and mechanical components. We generally do not have guaranteed supply arrangements with our suppliers and do not maintain an extensive inventory of materials for manufacturing. Some of these materials we purchase from a limited number of vendors, and some we purchase from a single supplier. On occasion, we have experienced difficulty in securing an adequate volume and quality of materials. We cannot assure you that if we have difficulty in obtaining materials or components in the future alternative suppliers will be available, or that available suppliers will provide materials and components in a timely manner or on favorable terms. If we cannot obtain adequate materials for manufacture of products, there could be a material impact on our operating results and financial condition.

HIGH CAPITAL REQUIREMENTS AND HIGH FIXED COSTS CHARACTERIZE OUR BUSINESS, AND WE FACE A RISK THAT REQUIRED CAPITAL MIGHT BE UNAVAILABLE WHEN WE NEED IT.

     In order to remain competitive, we must continue to make significant investments in new facilities and capital equipment. We spent $330 million in 1998 and $29 million in the first two fiscal quarters of 1999, net of retirements and refinancings, on investments in new facilities and capital equipment, not including facilities and capital equipment acquired with Symbios. We expect to spend no more than $250 million during 1999. We expect to continue to make significant investments in new facilities and capital equipment. We believe that we will be able to meet our operating and capital requirements and obligations for the foreseeable future using existing liquid resources, funds generated from our operations and our ability to borrow funds. We believe that our level of liquid resources is important, and we may seek additional equity or debt financing from time to time. However, we cannot assure you that additional financing will be available when needed or, if available, will be on favorable terms. Moreover, any future equity or convertible debt financing will decrease existing stockholders' percentage equity ownership and may result in dilution, depending on the price at which the equity is sold or the debt is converted. In addition, the high level of capital expenditures required to remain competitive results in relatively high fixed costs. If demand for our products does not absorb additional capacity, the fixed costs and operating expenses related to increases in our production capacity could have a material adverse impact on our operating results and financial condition.

THE NATURE OF OUR INDUSTRY COULD CREATE FLUCTUATIONS IN OUR OPERATING RESULTS WHICH COULD RESULT IN A SUDDEN AND SIGNIFICANT DROP IN THE PRICE OF OUR STOCK AND OTHER SECURITIES, PARTICULARLY ON A SHORT-TERM BASIS.

     Future operating results will continue to be subject to quarterly variations based upon a wide variety of factors including:

     - The cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - The availability and extent of utilization of manufacturing capacity,

     - Erosion in the price of our products, and

     - The timing of new product introductions, the ability to develop and implement new technologies and other competitive factors.

     Operating results could also be impacted by sudden fluctuations in customer requirements, currency exchange rate fluctuations and other economic conditions affecting customer demand and the cost of operations in one or more of the global markets in which we do business.

     We operate in a technologically advanced, rapidly changing and highly competitive environment, and we predominantly sell custom products to customers operating in a similar environment. Accordingly, changes in the conditions of any of our customers may have a greater impact on our operating results and financial condition than if we predominantly offered standard products that could be sold to many purchasers. While we cannot predict what effect these various factors may have on our financial results, their aggregate effect could result in significant volatility in future performance and the trading prices of our common stock and the notes. Our failure to meet the performance expectations published by external sources could result in a sudden and significant drop in the price of our common stock, the notes and other securities, particularly on a short-term basis.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN PRICE REDUCTIONS, FEWER CUSTOMER ORDERS, REDUCED REVENUES, REDUCED GROSS MARGINS AND LOST MARKET SHARE.

     We compete in markets that are intensely competitive, and which exhibit both rapid technological changes and continued price erosion. Our competitors include many large domestic and foreign companies that have substantially greater financial, technical and management resources than us. Several major diversified electronics companies offer ASIC products and/or other products that are competitive with our product lines. Other competitors are smaller, specialized and emerging companies attempting to sell products in particular markets that we also target. In addition, we face competition from some companies whose strategy is to provide a portion of the products and services that we offer. For example, these competitors may offer semiconductor design services, license design tools, and/or provide support for obtaining products at an independent foundry. Some of our large customers, some of whom may have licensed elements of our process and product technologies, may develop internal design and production operations to produce their own ASICs, thereby displacing our products. Therefore, we cannot assure you that we will be able to continue to compete effectively with our existing or new competitors. Loss of competitive position could result in price reductions, fewer customer orders, reduced revenues, reduced gross margins, and loss of market share, any of which would affect our operating results and financial condition.

     To remain competitive, we continue to evaluate our worldwide manufacturing operations, looking for additional cost savings and technological improvements. If we are not able to implement successfully new process technologies and to achieve volume production of new products at acceptable yields, our operating results and financial condition may be affected.

     Our future competitive performance depends on a number of factors, including our ability to:

     - Accurately identify emerging technological trends and demand for product features and performance characteristics,

     - Develop and maintain competitive products,

     - Enhance our products by adding innovative features that differentiate our products from those of our competitors,

     - Bring products to market on a timely basis at competitive prices,

     - Properly identify target markets,

     - Respond effectively to new technological changes or new product announcements by others,

     - Reduce semiconductor chip size, increase device performance and improve manufacturing yields,

     - Adapt products and processes to technological changes, and

     - Adopt and/or set emerging industry standards.

     We cannot assure you that our design, development and introduction schedules for new products or enhancements to our existing and future products will be met. In addition, we cannot assure you that these products or enhancements will achieve market acceptance, or that we will be able to sell these products at prices that are favorable to us.

OUR SIGNIFICANT INVESTMENTS IN RESEARCH AND DEVELOPMENT BEFORE WE CONFIRM THE TECHNICAL FEASIBILITY AND COMMERCIAL VIABILITY OF A PRODUCT PRESENT RISKS THAT WE WILL BE UNABLE TO RECOVER THE DEVELOPMENT COSTS ASSOCIATED WITH SUCH PRODUCT.

     We must continue to make significant investments in research and development in order to continually enhance the performance and functionality of our products, to keep pace with competitive products and to satisfy customer demands for improved performance, features and functionality. Technical innovations are inherently complex and require long development cycles and appropriate professional staffing. We must complete development of such innovations before they are obsolete, and make them sufficiently compelling to attract customers. Also, we must incur substantial research and development costs before we confirm the technical feasibility and commercial viability of a product. Therefore, we spend substantial resources determining the feasibility of certain innovations that may not lead to a product but may instead result in numerous dead ends and sunk costs. We cannot assure you that revenues from future products or product enhancements will be sufficient to recover the development costs associated with such products or enhancements. Moreover, we may not be able to secure the financial resources necessary to fund future development.

OUR ACQUISITION AND INVESTMENT ALLIANCE ACTIVITIES COULD DISRUPT OUR ONGOING BUSINESS.

     We intend to continue to make investments in companies, products and technologies, either through acquisitions or investment alliances. We are currently evaluating potential acquisition and investment alliances and will continue to do so on an ongoing basis. We do not currently have any commitments for a material acquisition or investment alliance. Acquisitions and investment activities often involve risks, including:

     - We may experience difficulty in assimilating the acquired operations and employees,

     - We may be unable to retain the key employees of the acquired operation,

     - The acquisition or investment may disrupt our ongoing business,

     - We may not be able to incorporate successfully the acquired technology and operations into our business and maintain uniform standards, controls, policies and procedures, and

     - We may lack the experience to enter into new markets, products or technologies.

     Some of these factors are beyond our control. Failure to manage growth effectively and to integrate acquisitions would affect our operating results or financial condition.

CHANGES IN FOREIGN CURRENCY EXCHANGE RATES COULD AFFECT OUR OPERATIONS OR CASH FLOWS.

     We have international subsidiaries that operate and sell our products globally. Our international sales totaled approximately $560 million in 1998 and $373 million in the first two fiscal quarters of 1999. Further, we purchase a substantial portion of our raw materials and equipment from foreign suppliers, and we incur labor and other operating costs in foreign currencies, particularly in our Japanese manufacturing facilities. As a result, we are exposed to changes in foreign currency exchange rates or weak economic conditions in the other countries.

     Our debt obligations in Japan totaled approximately 8.6 billion yen, approximately $71 million, at June 30, 1999. These obligations expose us to exchange rate fluctuations for the period of time from the start of the transaction until it is settled. In recent years, the yen has fluctuated substantially against the U.S. dollar. We use forward exchange, currency swap, interest rate swap and option contracts to manage our exposure to currency fluctuations and changes in interest rates. There were no interest rate swap or currency swap contracts outstanding as of June 30, 1999. We cannot assure you, however, that such hedging transactions will eliminate exposure to currency rate fluctuations and changes in interest rates. Notwithstanding our efforts to foresee and mitigate the effects of changes in fiscal circumstances, fluctuations in currency exchange rates in the future could affect our operations and/or cash flows. In addition, high inflation rates in foreign countries could affect our future results.

IF WE DO NOT SUCCESSFULLY COMPLETE MODIFICATIONS TO OUR SYSTEMS AND COMMERCIAL ARRANGEMENTS IN A TIMELY MANNER TO ACCOMMODATE THE NEW EUROPEAN CURRENCY, MATERIAL DISRUPTION OF OUR BUSINESS COULD OCCUR.

     A new European currency was implemented in January 1999 to replace the separate currencies of eleven western European countries. In response, we are changing our operations as we modify systems and commercial arrangements to deal with the new currency. Modifications are necessary in operations such as payroll, benefits and pension systems, contracts with suppliers and customers, and internal financial reporting systems. We expect a three-year transition period during which transactions may also be made in the old currencies. This requires dual currency processes for our operations. We have identified issues involved and are developing and implementing solutions. The cost of this effort is not expected to have a material effect on our business or results of operations. We cannot assure you, however, that all problems will be foreseen and corrected or that no material disruption of our business will occur.

CHANGES IN INTERNATIONAL TRADE AND ECONOMIC CONDITIONS COULD ADVERSELY IMPACT OUR ABILITY TO MANUFACTURE OR SELL IN FOREIGN MARKETS AND COULD RESULT IN A DECLINE IN CUSTOMER ORDERS.

     We have substantial business activities in Europe and the Pan-Asia region. Both manufacturing and sales of our products may be adversely impacted by changes in political and economic conditions abroad. A change in the current tariff structures, export compliance laws or other trade policies, in either the United States or foreign countries could adversely impact our ability to manufacture or sell in foreign markets.

     The recent economic crisis in Asia has affected business conditions and pricing in the region. We subcontract test and assembly functions to subcontractors in Asia. A significant reduction in the number or capacity of qualified subcontractors or a substantial increase in pricing could cause longer lead times, delays in the delivery of customer orders or increased costs. Such conditions could have an adverse impact on our operating results. Additionally, our customers sell products, especially consumer products, into the Pan-Asia region. A significant decrease in sales to end-users and consumers in the area could result in a decline in orders and have an impact on our operating results and financial condition.

OUR MARKETING STRATEGY CREATES RISKS ASSOCIATED WITH CUSTOMER CONCENTRATION.

     We expect that we will become increasingly dependent on a limited number of customers for a substantial portion of our net revenues. This is as a result of our strategy to direct our marketing and selling efforts toward selected customers. During 1998, Sony Corporation accounted for 12% of net revenues. We fill Sony's orders as they are placed and accepted. We do not have a supply contract with Sony and Sony is not obligated to purchase our products.

     Our operating results and financial condition could be affected if:

     - We do not win new product designs from major customers,

     - Major customers cancel their business with us,

     - Major customers make significant changes in scheduled deliveries, or

     - Prices of products that we sell to these customers are decreased.

OUR BUSINESS AS A HIGH TECHNOLOGY COMPANY PRESENTS RISKS OF INTELLECTUAL PROPERTY OBSOLESCENCE, INFRINGEMENT AND LITIGATION.

     Our success is dependent in part on our technology and other proprietary rights. We believe that there is value in the protection afforded by our patents, patent applications and trademarks. However, the semiconductor industry is characterized by rapidly changing technology. Our future success depends primarily on the technical competence and creative skills of our personnel, rather than on patent and trademark protection.

     As is typical in the semiconductor industry, from time to time we have received communications from other parties asserting that they possess patent rights, mask work rights, copyrights, trademark rights or other intellectual property rights which cover certain of our products, processes, technologies or information. We are evaluating several such assertions. We are considering whether to seek licenses with respect to certain of these claims. Based on industry practice, we believe that licenses or other rights, if necessary, could be obtained on commercially reasonable terms for existing or future claims. Nevertheless, we cannot assure you that licenses can be obtained, or if obtained will be on acceptable terms or that litigation or other administrative proceedings will not occur. Litigation of such claims or the inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms could have an impact on our operating results and financial condition.

CYCLICAL FLUCTUATIONS IN OUR MARKETS COULD CAUSE A DOWNTURN IN DEMAND FOR OUR PRODUCTS AND RESULT IN LOWER REVENUES.

     We may experience period-to-period fluctuations or a decline as a result of the following:

     - Rapid technological change, rapid product obsolescence, and price erosion in our products,

     - Fluctuations in supply and demand in the semiconductor or storage markets for our products,

     - Maturing product cycles in our products or products produced by our customers, and

     - Fluctuations or declines in general economic conditions, which often produce abrupt fluctuations or declines in our products or the products or services offered by our suppliers and customers.

     Significant industry-wide fluctuations or a downturn as a result of these factors could affect our operating results and financial condition.

     The semiconductor industry also has experienced periods of rapid expansion of production capacity. Even if our customers' demand were not to decline, the availability of additional excess production capacity in our industry creates competitive pressure that can degrade pricing levels, which can also depress our revenues. Also, during such periods, customers who benefit from shorter lead times may delay some purchases into future periods, which could affect our demand and revenues for the short term. We cannot assure you that we will not experience such downturns or fluctuations in the future, which could affect our operating results and financial condition.

WE DEPEND ON KEY EMPLOYEES AND FACE COMPETITION IN HIRING AND RETAINING QUALIFIED EMPLOYEES.

     Our employees are vital to our success. Moreover, our key management, engineering and other employees are difficult to replace. We generally do not have employment contracts with our key employees. Further, we do not maintain key person life insurance on any of our employees. The expansion of high technology companies in Silicon Valley and Colorado has increased demand and competition for qualified personnel. We may not be able to attract, assimilate or retain additional highly qualified employees in the future. These factors could affect our business, financial condition and results of operations.

IF WE, OUR SUPPLIERS OR OUR CUSTOMERS DO NOT SUCCESSFULLY, TIMELY OR ADEQUATELY ADDRESS THE YEAR 2000 ISSUE, WE COULD EXPERIENCE A SIGNIFICANT DISRUPTION OF OUR FINANCIAL MANAGEMENT AND CONTROL SYSTEMS OR A LENGTHY INTERRUPTION IN OUR MANUFACTURING OPERATIONS.

     As with many other companies, the Year 2000 computer issue presents risks for us. We use a significant number of computer software programs and operating systems in our internal operations, including applications used in our financial, product development, order management and manufacturing systems.

     The inability of computer software programs to accurately recognize, interpret and process date codes designating the year 2000 and beyond could cause systems to yield inaccurate results or encounter operating problems resulting in the interruption of the business operations which they control. This could adversely affect our ability to process orders, forecast production requirements or issue invoices. A significant failure of the computer integrated manufacturing systems, which monitor and control factory equipment, would disrupt manufacturing operations and cause a delay in completion and shipping of products. Moreover, if our critical suppliers' or customers' systems or products fail because of a Year 2000 malfunction, it could impact our operating results. Finally, our own products could malfunction as a result of a failure in date recognition, giving rise to the possibility of warranty claims and litigation.

     Based on currently available information, our management does not believe that the Year 2000 issues discussed above, related to internal systems or products sold to customers, will have a material impact on our financial condition or overall trends in results of operations. However, we are uncertain to what extent we may be affected by such matters. A significant disruption of our financial management and control systems or a lengthy interruption in our manufacturing operations caused by a Year 2000 related issue could result in a material adverse impact on our operating results and financial condition. In addition, it is possible that a supplier's failure to ensure Year 2000 capability or our customer's concerns about Year 2000 readiness of our products would have a material adverse effect on our results of operations.

POSSIBLE VOLATILITY OF PRICE OF OUR COMMON STOCK.

     The market price of our common stock has been volatile in the past. The market price of the common stock may be volatile in the future. The trading price of our common stock may be significantly affected by the following factors:

     - The cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - The availability and extent of utilization of manufacturing capacity,

     - Erosion in the price of our products,

     - The timing of new product introductions, the ability to develop and implement new technologies and other competitive factors,

     - Our announcement of new products or product enhancements or similar announcements by our competitors, and

     - General market conditions or market conditions specific to particular industries.

     In addition, the stock prices of many companies in the technology and emerging growth sectors have fluctuated widely due to events unrelated to their operating performance. These fluctuations may adversely affect the market price of our common stock.

                                USE OF PROCEEDS

     The net proceeds to us from the sale of the common stock offered by this
prospectus are estimated to be approximately $     million (approximately $
million if the underwriters' over-allotment option is exercised in full) after deducting the estimated discount and other expenses of this offering payable by us. We intend to use the proceeds of this offering and the concurrent offering of our common stock to repay indebtedness under our existing credit facility and for general corporate purposes. From time to time we consider investments in companies, products and technologies, either through acquisition or investment alliances, for which the proceeds may be used. We are currently evaluating potential acquisitions and investment alliances and will continue to do so on an ongoing basis. We do not currently have any commitments for such use of the proceeds. To the extent that we do not consummate the concurrent offering of our common stock, we intend to use the proceeds of this offering to repay indebtedness under our existing credit facility. The banks' lending commitments under the credit facility will be permanently reduced by the amount of the loan repayment. The revolver reduces by $34.4 million per quarter beginning December 31, 1999 until the total commitment reaches $300 million and bear interest at variable rates calculated as either the prime rate or LIBOR plus the applicable margin. As of June 30, 1999, the interest rate for the revolver and the yen sub-facility were 5.96% and 1.14%, respectively. All of the proceeds of these loans were used to finance the costs and related expenses of our acquisition of Symbios, Inc. in August 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                            COMMON STOCK PRICE RANGE

     Our common stock is listed on the New York Stock Exchange Composite Tape under the symbol "LSI." The following table lists the high and low per share sale prices for our common stock as reported by the New York Stock Exchange Composite Tape for the periods indicated:

                                                               HIGH        LOW
                                                              -------    -------
Year ended December 31, 1997:
  First quarter.............................................  $ 38 1/4   $ 25 7/8
  Second quarter............................................  46 7/8     32
  Third quarter.............................................  36 3/4     28 3/8
  Fourth quarter............................................    32 11/   18 5/8
Year ended December 31, 1998:
  First quarter.............................................  $ 27 1/2   $ 19 5/16
  Second quarter............................................  29 3/8     20 3/4
  Third quarter.............................................  25 1/8     11 1/2
  Fourth quarter............................................  20 1/2     10 1/2
Year ended December 31, 1999:
  First quarter.............................................  $ 32       $ 16 1/8
  Second quarter............................................  46 3/16    27 1/2
  Third quarter (through July 27, 1999).....................  53 5/8     45 1/8

     On July 27, 1999, the reported last sale price of our common stock as reported on the New York Stock Exchange Composite Tape was $51 1/2 per share.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends and currently do not anticipate paying cash dividends in the foreseeable future. In addition, our credit facility limits our ability to declare and pay dividends.

                                 CAPITALIZATION

     The following table sets forth our cash, cash equivalents, short-term investments, current portion of long-term obligations and capitalization at June 30, 1999 on an actual basis and as adjusted to give effect to the sale of common stock offered by us (assuming the underwriters' over-allotment option is not exercised) and the application of the net proceeds of the offering, after deducting estimated expenses of this offering, and as further adjusted to give effect to the concurrent offering of our notes offered by us (assuming the underwriters' over-allotment option is not exercised) and the application of the net proceeds of that offering and this offering, after deducting estimated expenses of both offerings. This offering is not conditioned on the completion of our offering of the notes. See "Use of Proceeds." This table should be read in conjunction with our consolidated financial statements and the other information included or incorporated by reference in this prospectus.

                                                                         JUNE 30, 1999
                                                             -------------------------------------
                                                                                        AS FURTHER
                                                               ACTUAL     AS ADJUSTED    ADJUSTED
                                                             ----------   -----------   ----------
                                                                        (IN THOUSANDS)
                                                                          (UNAUDITED)
Cash, cash equivalents and short-term investments..........  $  345,143   $             $
                                                             ==========   ==========    ==========
Current portion of long-term obligations...................  $   72,051   $             $
                                                             ==========   ==========    ==========
Long-term obligations:
     Long-term obligations.................................  $  302,936   $             $
     4 1/4% Convertible Subordinated Notes due 2004........     345,000
       % Convertible Subordinated Notes due 2006...........
                                                             ----------   ----------    ----------
          Total long-term obligations......................     647,936
Stockholders' equity:
  Preferred Stock, $.01 par value; 2,000 shares authorized;
     none issued or outstanding, actual and as adjusted....          --
  Common Stock, $.01 par value; 450,000 shares authorized;
     145,967 issued and outstanding, actual and as
     adjusted..............................................       1,460
  Additional paid-in capital...............................   1,159,402
  Retained earnings........................................     290,445
  Accumulated other comprehensive income...................      34,776
                                                             ----------   ----------    ----------
          Total stockholders' equity.......................   1,486,083
                                                             ----------   ----------    ----------
               Total capitalization........................  $2,134,019   $             $
                                                             ==========   ==========    ==========

     This capitalization table excludes (i) 21.2 million shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $23.49 per share and 8.4 million shares available for grant under our 1982 Incentive Stock Option Plan, 1991 Equity Incentive Plan and 1995 Director Option Plan, (ii) 1.7 million shares issuable under our Employee Stock Purchase Plan,
(iii) 11 million shares issuable upon conversion of the 4 1/4% convertible
subordinated notes due 2004 and (iv)        shares issuable upon conversion of
the notes offered under our concurrent offering.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The consolidated statement of operations data for the three years in the period ended December 31, 1998, and the balance sheet data at December 31, 1997 and 1998, are derived from the audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations data for the years ended December 31, 1994 and 1995, and the balance sheet data at December 31, 1994, 1995 and 1996 are derived from audited consolidated financial statements not included in this prospectus. The consolidated statement of operations data for the six months ended June 30, 1998 and 1999 and the balance sheet data at June 30, 1998 and 1999 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus.

                                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,(1)                            JUNE 30,
                                ------------------------------------------------------------    -----------------------
                                  1994        1995         1996         1997         1998          1998         1999
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues......................  $923,663   $1,288,790   $1,271,855   $1,322,626   $1,516,891    $  669,002   $  964,629
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Costs and expenses:
  Costs of revenues...........   535,383      679,588      716,755      694,274      884,598       367,392      616,289
  Research and development....   102,351      126,911      187,749      229,735      291,125       130,857      151,569
  Selling, general and
    administrative............   130,671      163,286      171,733      196,359      226,258        97,601      124,272
  Acquired in-process research
    and development...........        --           --           --        2,850      145,500            --        4,600(2)
  Restructuring of operations
    and other non-recurring
    charges...................     4,647         (114)          --           --       75,400            --        5,871(2)
  Amortization of
    intangibles...............     1,022        2,296        3,869        4,472       22,369         2,772       23,022
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
        Total costs and
          expenses............   774,074      971,967    1,080,106    1,127,690    1,645,250       598,622      925,623
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) from
  operations..................   149,589      316,823      191,749      194,936     (128,359)       70,380       39,006
Interest expense..............   (18,867)     (16,776)     (13,850)      (1,860)      (8,865)         (175)     (20,200)
Interest income and other.....    19,855       35,448       30,483       34,891        7,719        13,637        4,273
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before income
  taxes, minority interest and
  cumulative effect of change
  in accounting principle.....   150,577      335,495      208,382      227,967     (129,505)       83,842       23,079
Provision for income taxes....    43,684       93,790       57,521       60,819        9,905        20,890        9,160
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before minority
  interest and cumulative
  effect of change in
  accounting principle........   106,893      241,705      150,861      167,148     (139,410)       62,952       13,919
Minority interest in net
  income of subsidiaries......     3,747        3,042          499          727           68           157           78
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Income (loss) before
  cumulative effect of change
  in accounting principle.....   103,146      238,663      150,362      166,421     (139,478)       62,795       13,841
Cumulative effect of change in
  accounting principle........        --           --           --       (1,440)          --            --      (91,774)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
Net income (loss).............  $103,146   $  238,663   $  150,362   $  164,981   $ (139,478)   $   62,795   $  (77,933)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========

                                                                                                   SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,(1)                            JUNE 30,
                                ------------------------------------------------------------    -----------------------
                                  1994        1995         1996         1997         1998          1998         1999
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)   (UNAUDITED)
Basic earnings per share:
  Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  $    .95   $     1.89   $     1.15   $     1.18   $     (.97)   $      .44   $      .10
  Cumulative effect of change
    in accounting principle...        --           --           --         (.01)          --            --         (.64)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
  Net income (loss)...........  $    .95   $     1.89   $     1.15   $     1.17   $     (.97)   $      .44         (.54)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========
Shares used in computing basic
  earnings (loss) per share...   108,141      126,028      131,181      140,880      143,153       142,868      144,883
Diluted earnings per share:
  Income (loss) before
    cumulative effect of
    change in accounting
    principle.................  $    .86   $     1.72   $     1.08   $     1.15   $     (.97)   $      .43   $      .09
  Cumulative effect of change
    in accounting principle...        --           --           --        (0.01)          --            --         (.61)
                                --------   ----------   ----------   ----------   ----------    ----------   ----------
  Net income (loss)...........  $    .86   $     1.72   $     1.08   $     1.14   $     (.97)(3) $      .43  $     (.52)(3)
                                ========   ==========   ==========   ==========   ==========    ==========   ==========
Shares used in computing
  diluted earnings (loss) per
  share.......................   127,233      142,113      145,423      146,446      143,153       144,377      149,614

OTHER DATA:
Ratio of earnings to fixed
  charges(4)..................       5.7x        11.4x         7.2x        10.6x          --           9.5x         1.7x

                                                     AS OF DECEMBER 31,                              AS OF JUNE 30,
                               --------------------------------------------------------------    -----------------------
                                  1994         1995         1996         1997         1998          1998         1999
                               ----------   ----------   ----------   ----------   ----------    ----------   ----------
                                                                    (IN THOUSANDS)                     (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investments.....     430,224      688,657      721,924      500,456      291,526    $  419,128   $  345,143
Working capital..............     423,745      747,152      714,961      448,677      238,724       441,698      518,402
Total assets.................   1,289,126    1,865,708    1,974,628    2,155,365    2,823,805     2,163,950    2,755,715
Total debt...................     289,045      257,945      331,977      116,008      747,523       109,244      719,987
Total stockholders' equity...     549,474    1,227,029    1,330,528    1,586,382    1,524,473     1,637,572    1,486,083

------------------------

(1) Our fiscal years ended on December 31, 1997 and 1998, and the Sunday closest to December 31 in 1994, 1995 and 1996. For presentation purposes this prospectus and the Audited Consolidated Financial Statements refer to December 31 as year end.

(2) In 1998, we recorded a $145.5 million charge for acquired in-process research and development associated with the acquisition of Symbios and a $75.4 million charge for restructuring. See Notes 2 and 3 of Notes to the Consolidated Financial Statements. For the six months ended June 30, 1999, the company recorded a $4.6 million charge for in-process technology associated with the acquisition of ZSP Corporation on April 14, 1999, restructuring and merger costs primarily in connection with the merger with SEEQ and a $92 million charge for a cumulative effect of a change in accounting principles, net of tax, associated with the unamortized preproduction balance associated with the Gresham manufacturing facility. See Notes 2, 3 and 9 to the Notes to the Unaudited Consolidated Condensed Financial Statements for the six months ended June 30, 1999.

(3) Diluted earnings per share for the year ended December 31, 1998 and for the six month period ended June 30, 1999, would have been $0.68 per share and $0.28 per share, respectively, using a 25% effective tax rate on pre-tax income if the following items were excluded: (i) the acquired in-process research and development charge of $145.5 million for the year ended December 31, 1998 and $4.6 million for the six month period ended June 30, 1999, respectively, (ii) the restructuring and merger related charges of $75.4 million for the year ended December 31, 1998 and $5.9 million for the six month period ended June 30, 1999, respectively, (iii) the amortization of intangibles of $22.4 million for the year ended December 31, 1998 and $23.0 million for the six month period ended June 30, 1999, respectively,
    (iv) net other non-recurring charges of $9.1 million for the year ended December 31, 1998 and (v) the cumulative effect of a change in accounting principle involved in the six months ended June 30, 1999.

(4) Computed by dividing (i) earnings before taxes adjusted for fixed charges, minority interest and capitalized interest net of amortization by (ii) fixed charges, which includes interest expense and capitalized interest incurred, plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor, plus amortization of debt issuance costs. In 1998, earnings were inadequate to cover fixed charges by $140 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Statements in this discussion and analysis include forward-looking information statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve known and unknown risks and uncertainties. Our actual results in future periods may be significantly different from any future performance suggested in this prospectus. Risks and uncertainties that may affect our results may include, among others:

     - Fluctuations in the timing and volumes of customer demand,

     - Currency exchange rates,

     - Availability and utilization of our manufacturing capacity,

     - Timing and success of new product introductions, and

     - Unexpected obsolescence of existing products.

OVERVIEW

     We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors. These factors include, among others:

     - Cyclical nature of both the semiconductor industry and the markets addressed by our products,

     - Availability and extent of utilization of manufacturing capacity,

     - Price erosion,

     - Competitive factors,

     - Timing of new product introductions,

     - Changes in product mix,

     - Fluctuations in manufacturing yields,

     - Product obsolescence, and

     - The ability to develop and implement new technologies.

     Our operating results could also be impacted by sudden fluctuations in customer requirements, currency exchange rate fluctuations and other economic conditions affecting customer demand and the cost of operations in one or more of the global markets in which we do business. We operate in a technologically advanced, rapidly changing and highly competitive environment. We predominantly sell custom products to customers operating in a similar environment. Accordingly, changes in the conditions of any of our customers may have a greater impact on our operating results and financial position than if we predominantly offered standard products that could be sold to many purchasers. While we cannot predict what effect these various factors may have on our financial results, the aggregate effect of these and other factors could result in significant volatility in our future performance. To the extent our performance may not meet expectations published by external sources, public reaction could result in a sudden and significantly adverse impact on the market price of our securities, particularly on a short-term basis.

     We have international subsidiaries which operate and sell our products in various global markets. We purchase a substantial portion of our raw materials and equipment from foreign suppliers and incur labor and other operating costs in foreign currencies, particularly at our Japanese manufacturing facilities. As a result, we are exposed to international factors such as changes in foreign currency exchange rates or weak economic conditions of the respective countries in which we operate. We utilize forward exchange, currency swap, interest swap and option contracts to manage our exposure associated with currency fluctuations on intercompany transactions and certain foreign currency denominated commitments. With the exception of purchased option contracts and forward contracts, there were no currency swap or interest rate swap contracts outstanding as of June 30, 1999 and December 31, 1998. (See Note 8 to the Unaudited Consolidated Condensed Financial Statements.) Our corporate headquarters and some of our manufacturing facilities are located near major earthquake faults. As a result, in the event of a major earthquake, we could suffer damages which could significantly and adversely affect our operating results and financial condition.

RESULTS OF OPERATIONS

     On June 22, 1999, we completed a merger of our wholly-owned subsidiary with SEEQ in a transaction accounted for as a pooling of interests and SEEQ became a wholly-owned subsidiary. All financial information has been restated retroactively to reflect SEEQ and our combined operations as if the merger had occurred at the beginning of the earliest period presented (see Note 2 to the Unaudited Consolidated Condensed Financial Statements). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas we operate on a fiscal year ending on December 31.

     Where more than one material factor caused changes in results, we have quantified each material factor throughout the MD&A where practicable.

SIX MONTHS ENDED JUNE 30, 1999 VERSUS SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

Revenue

     Revenues for the second quarter of 1999 increased $165 million or 49% to $501 million compared to $336 million during the same period of 1998. The material factors contributing to this increase included additional revenues from the acquisition of Symbios in the third quarter of 1998 (see Note 6 to the Unaudited Consolidated Condensed Financial Statements). The increase was also attributable to increased demand for products used in communications and networking applications. The increase was offset in part by decreased demand for our component products used in computer product applications.

     Revenues for the first half of 1999 increased $296 million or 44% to $965 million compared to $669 million for the same period of the prior year. The material factors contributing to the increase included additional revenues from the acquisition of Symbios in the third quarter of 1998. The increase was also attributable to increased demand for products used in communications and networking applications. The increase was offset in part by the decreased demand and lower average selling prices for our component products used in computer and consumer product applications.

     One customer represented 11% of revenues for the three months ended June 30, 1999. There were no customers with revenues greater than or equal to 10% of total consolidated revenues for the six months ended June 30, 1999.

Operating costs and expenses

     Key elements of the consolidated statements of operations, expressed as a percentage of revenues, were as follows:

                                                           THREE MONTHS     SIX MONTHS
                                                              ENDED           ENDED
                                                             JUNE 30,        JUNE 30,
                                                           ------------    ------------
                                                           1999    1998    1999    1998
                                                           ----    ----    ----    ----
Gross margin.............................................   37%     47%     36%     45%
Research and development expenses........................   15%     20%     16%     20%
Selling, general and administrative expenses.............   13%     16%     13%     15%
Amortization of intangibles..............................    2%     --       2%     --
Income from operations...................................    5%     11%      4%     11%

Gross margin

     The gross margin percentage decreased to 37% during the second quarter of 1999 from 47% in the same period in 1998 and decreased to 36% during the first half of 1999 from 45% in the same period in 1998. The decrease reflected a combination of the following elements:

      - Changes in product mix primarily related to Symbios product additions from August 6, 1998,

      - Lower average selling prices, including the impact from currency fluctuations, and

      - Increased cost of revenues from commencing operations at our new fabrication facility in Gresham, Oregon in December of 1998.

     Our operating environment, combined with the resources required to operate in the semiconductor industry, requires that we manage a variety of factors. These factors include, among other things:

      - Product mix,

      - Factory capacity and utilization,

      - Manufacturing yields,

      - Availability of certain raw materials,

      - Terms negotiated with third-party subcontractors, and

      - Foreign currency fluctuations.

     These and other factors could have a significant effect on our gross margin in future periods.

     Changes in the relative strength of the yen may have a greater impact on gross margin than other foreign exchange fluctuations due to our large wafer fabrication operations in Japan. Although the yen strengthened (the average yen exchange rate for the second quarter and first half of 1999 increased 12% and 10%, respectively, from the same periods in 1998), the effect on gross margin and net income was not significant because yen denominated sales offset a substantial portion of yen denominated costs during the period. Moreover, we hedged a portion of our remaining yen exposure. (See Note 8 to the Unaudited Consolidated Condensed Financial Statements.) Future changes in the relative strength of the yen or mix of foreign denominated revenues and costs could have a significant effect on gross margins or operating results.

Research and development

     Research and development expenses increased $9 million or 14% to $75 million and $21 million or 16% to $152 million during the three and six month periods ended June 30, 1999, respectively, compared to $66 million and $131 million in the same periods of 1998, respectively. The material factors resulting in this increase were the following:

     - Expenditures for research and development activities which were a continuation of research and development activities of the Symbios business included in our unaudited consolidated financial statements in the second quarter and the first half of 1999,

     - Expenditures related to the continued development of advanced sub-micron products and process technologies,

     - Salary increases during the second quarter of 1999.

     For the three and six months ended June 30, 1999, the above noted increases were offset in part by $3 million which is directly attributable to a technology transfer agreement entered into with a non-public technology company located in Malaysia during the second quarter of 1999. (See Note 4 of the Notes to the Unaudited Consolidated Condensed Financial Statements).

     As a percentage of revenues, R&D expenses decreased to 15% and 16% for the second quarter and the first half of 1999, respectively, compared to approximately 20% for the comparable periods in 1998. The effects of our restructuring programs in the third quarter of 1998 primarily accounted for the decrease (see Note 5 of Notes to the Unaudited Consolidated Condensed Financial Statements). As we continue our commitment to technological leadership in our markets and realize the further benefit of cost savings from our restructuring efforts, we are targeting our R&D investment in the second half of 1999 to be approximately 13% of revenues.

Selling, general and administrative

     Selling, general and administrative expenses increased $11 million or 20% to $63 million and $26 million or 27% to $124 million for the three and six months ended June 30, 1999, respectively, compared to $52 million and $98 million during the same periods in 1998, respectively. The increase was primarily attributable to the inclusion of current expenses relating to the former Symbios business acquired on August 6, 1998 and salary increases in the second quarter of 1999. As a percentage of revenues, SG&A expenses decreased to approximately 13% for the three and six month periods ended June 30, 1999 from 16% and 15% during the same periods in 1998, respectively. We expect that SG&A expenses as a percentage of revenues will decline to approximately 12% of revenues during the second half of 1999 as we continue to realize the benefits of cost savings from the restructuring programs established in the third quarter of 1998.

Restructuring and merger related expenses

     Restructuring and merger related expenses were $8 million and $6 million for the three and six month periods ended June 30, 1999, respectively. There were no restructuring or merger related expenses recorded in the same periods of 1998. In connection with the merger with SEEQ on June 22, 1999 (see Note 2 of the Notes to the Unaudited Consolidated Condensed Financial Statements), we recorded $3 million in restructuring charges and $5 million in merger related expenses. The merger expenses related primarily to investment banking and other professional fees directly attributable to the merger with SEEQ. The restructuring charge is comprised of $2 million in write-downs of fixed assets which were duplicative to the combined company, $0.5 million of exit costs relating to non-cancelable building lease contracts and $0.5 million provision for severance costs related to the involuntary termination of certain employees. The exit costs and employee severance costs were recorded in accordance with EITF No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The fixed and other assets write-downs were recorded in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The restructuring actions as outlined by the restructuring plan are intended to be executed to completion by June 30, 2000, one year from the date the reserve was taken.

     The $6 million in restructuring and merger related expenses for the six months ended June 30, 1999 also included a $2.5 million reversal of restructuring reserves recorded in the first quarter of 1999. During the first quarter of 1999, we determined that $2.5 million of the restructuring reserve originally established in the third quarter of 1998 would not be utilized as a result of the completion of activities in the U.S., Europe and Japan, including the trade-in of certain software at a gain which was previously written down. For a description of the restructuring costs recorded in the third quarter of 1998 and changes to the restructuring reserves in the second quarter of 1999, refer to Note 5 of the Notes to the Unaudited Consolidated Condensed Financial Statements.

     The savings from the restructuring plan associated with the acquisition of SEEQ are not considered to be significant.

     As a result of the execution of restructuring plan announced in the third quarter of 1998, we expect to realize savings in 1999 of approximately $37 million in reduced employee expenses, $10 million in depreciation savings and $3 million related to reduced lease and maintenance contract expenses primarily associated with the reduction in the number of engineering design centers and sales facilities and administrative offices worldwide. As of June 30, 1999, the remaining cash requirements will be related primarily to severance payouts. The resources for such payments will come from cash on hand at the time the severance payouts are distributed.

In-process research and development

     On April 14, 1999, we acquired all of outstanding capital stock of ZSP Corporation for a total purchase price of $11.3 million which consisted of $7 million in cash (which included approximately

$0.6 million in direct acquisition costs), and assumed liabilities up to $4.3 million in accordance with the purchase agreement with ZSP. The merger was accounted for as a purchase (See Note 3 to the Notes to the Consolidated Condensed Financial Statements). ZSP, a development stage semiconductor company, was involved in the design and marketing of programmable Digital Signal Processors for use in wired and wireless communications. The results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in our consolidated condensed financial statements as of April 14, 1999, the effective date of the purchase, through the end of the period.

     In connection with the purchase of ZSP, we recorded a $4.6 million charge to in-process research and development during the second quarter of 1999. The amount was determined by identifying research projects for which technological feasibility had not been established and no alternative future uses existed. We acquired ZSP's in-process DSP research and development project that was targeted at the telecommunications market. This product is being developed specifically for voice over net or voice over internet protocol applications and is intended to have substantial incremental functionality, greatly improved speed and a wider range of interfaces than ZSP's current technology.

     The value of the one project identified to be in progress was determined by estimating the future cash flows from the project once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value as defined below. The net cash flows from the identified project are based on our estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs and applicable income taxes for the project. These estimates were compared and found to be in line with industry analysts forecasts of growth in the telecommunications market. Estimated total revenues are expected to peak in the years 2002 and 2003 and then decline in 2004 as other new products are expected to become available. These projections are based on our estimates of market size and growth, expected trends in technology, and the expected timing of new product introductions by us and our competitors.

     We applied a royalty percentage of 25% of operating income for the project in-process to attribute value for dependency on predecessor core technologies. The discount rate used was 25% for the project, a rate 1,000 basis points higher than the industry weighted average cost of capital estimated at approximately 15% to account for the risks associated with the inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of the technology, the profitability level of such technology and the uncertainty of technological advances which could impact the estimates described above.

     The percentage of completion for the project was determined using milestones representing management's estimate of effort, value added and degree of difficulty of the portion of the project completed as of April 14, 1999, as compared to the remaining research and development to be completed to bring the project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are:

     - Researching the market requirements and the engineering architecture and feasibility studies,

     - Design and verification milestones, and

     - Prototyping and testing the product (both internal and customer testing).

     Development of ZSP's digital signal processor project started in May 1998. As of April 14, 1999, we estimated the project was 65% complete. As of the acquisition date, the cost to complete the project was estimated at $1 million for the remainder of 1999.

     However, development of the technology remains a substantial risk to us due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and competitive threats from other companies. Additionally, the value of other intangible assets acquired may become impaired. Our management believes that the in-process research and development charge of $4.6 million is valued consistently with the SEC staff's view regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the valuation model and require us to revise the amount allocated to in-process research and development.

AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES

     Amortization of goodwill and other intangibles increased $11 million to $12 million and $20 million to $23 million in the three and six months ended June 30, 1999, respectively, compared to $1 million and $3 million during the same periods in 1998, respectively. The increase was primarily related to amortization of goodwill and other intangibles associated with the acquisition of Symbios in the third quarter of 1998 and the acquisition of ZSP in the second quarter of 1999.

Interest expense

     Interest expense increased $10 million and $20 million for the three and six month periods ended June 30, 1999 as compared to the same periods in the prior year. The increase was attributable to interest expense on the bank debt facility, which we entered into during the third quarter of 1998 to fund the purchase of Symbios, and the 4 1/4% convertible subordinated notes issued in March 1999. (See Note 10 of Notes to the Unaudited Consolidated Condensed Financial Statements.) Additionally, in 1999, we did not capitalize any interest associated with the construction of the new fabrication facility in Gresham, Oregon, as operations of the facility commenced in December 1998.

Interest income and other

     Interest income and other decreased $3 million to $2 million and $9 million to $4 million in the second quarter and the first half of 1999, respectively, as compared to $5 million and $13 million during the same periods in 1998, respectively. The decrease was primarily attributable to the following:

     - A reduction in interest income attributable to lower average balances of cash, cash equivalents and short-term investments during the first half of 1999 as compared to the same period in the prior year. The lower average balances of cash, cash equivalents and short term investments resulted primarily from cash outlays associated with the purchase of Symbios in the third quarter of 1998 and debt repayments, net of borrowings, primarily during the first quarter of 1999; and

     - The combination of slightly higher losses on both foreign exchange and fixed asset disposals during the three and six months ended June 30, 1999 compared to the same periods of 1998.

Provision for income taxes.

     The tax provision for the three and six months ended June 30, 1999 was at an effective rate of 43% and 40%, respectively, compared to 25% for the three and six months ended June 30, 1998, respectively. The rate in the first half of 1999 was impacted by the write-offs relating to IPR&D, SEEQ merger costs and restructuring charges during the second quarter of 1999. Our effective tax rate can be above or below the U.S. statutory rate primarily due to non-deductible IPR&D and merger and restructuring charges offset in part by earnings of our foreign subsidiaries taxed at lower rates and the utilization of prior loss carryovers and other tax credits.

FISCAL YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

     Revenue In 1998, we adopted Statement of Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." We concluded that we operate in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, we design, develop, manufacture and market integrated circuits, including application-specific integrated circuits, application-specific standard products and related products and services. Semiconductor design and service revenues include engineering design services, licensing of our advanced design tools software, and technology transfer and support services. Our customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, we design, manufacture, market and support high performance data storage management and storage systems solutions, including a complete line of Redundant Array of Independent Disks ("RAID") storage systems, subsystems and related software. The following table describes revenues from the Semiconductor and Storage Systems segments as a percentage of total consolidated revenues:

                    REPORTABLE SEGMENTS:                      1996    1997    1998
                    --------------------                      ----    ----    ----
Semiconductor...............................................  100%    100%     94%
Storage Systems.............................................    --      --      6%
                                                              ----    ----    ----
                                                              100%    100%    100%
                                                              ====    ====    ====

     The Storage Systems segment was added in 1998 with the purchase of Symbios (see Note 2 of the Notes to the Audited Consolidated Financial Statements), and therefore financial data are not available for comparative purposes in prior years. In addition, the segment does not meet the quantitative thresholds of a reportable segment as defined in SFAS No. 131, and accordingly, separate financial information related to the segment has been excluded for the fiscal year 1998.

     Total revenues increased 15.2% to $1.52 billion in 1998 from $1.32 billion in 1997. Material factors resulting in this increase were additional revenues from Symbios after August 6, 1998, and increased demand for our component products used in communications and networking applications. The increase was offset in part by decreased demand for our component products used in computer product applications and lower average selling prices when expressed in dollars for component products used in computer and consumer product applications. Design and service revenues remained relatively consistent as compared to 1997 at 5% of total Semiconductor segment revenues. In 1997, all revenues were from the Semiconductor segment. During 1998, one customer represented 12% of our consolidated revenues.

     Total revenues increased to $1.32 billion in 1997 from $1.27 billion in 1996. Material factors resulting in the increase in revenues during 1997 were an increase in demand for our component products used in consumer and communication applications. The increase was offset in part by declines in demand for our component products used in computer applications and by lower average selling prices during 1997 as compared to 1996 when expressed in dollars. Design and service revenues remained relatively consistent as compared to 1996 at 6% of total revenues. One customer represented 22% in 1997 and 14% in 1996 of our consolidated revenues.

Operating costs and expenses Key elements of the consolidated statements of operations, expressed as a percentage of revenues, were as follows:

                                                              1996    1997    1998
                                                              ----    ----    ----
Gross profit margin.........................................   44%     48%     42%
Research and development expense............................   15%     17%     19%
Selling, general and administrative expense.................   14%     15%     15%
(Loss)/income from operations...............................   15%     15%     (8)%

Gross margin Gross margin percentage for 1998 decreased to 42% from 48% in 1997. The decrease reflects a combination of the following elements:

     - Non-recurring inventory charges of $7.7 million,

     - Changes in product mix related to Symbios product additions from August 6, 1998,

     - Lower average selling prices, including the impact from currency fluctuations, and

     - Increased cost of sales from commencing operations at our new fabrication facility in Gresham, Oregon in December of 1998, including $11.8 million in lower of cost or market charges.

     The gross margin percentage for 1997 increased to 48% of revenues, compared with 44% in 1996. The increase was primarily related to increased manufacturing yields largely attributable to the installation of chemical mechanical polishing equipment during the fourth quarter of 1996 and to an improvement in capacity utilization during 1997 as compared to 1996. The increase was partially offset by lower average selling prices.

     Our operating environment, combined with the resources required to operate in the semiconductor industry, requires that we manage a variety of factors. These factors include, among other things:

     - Product mix,

     - Factory capacity and utilization,

     - Manufacturing yields,

     - Availability of certain raw materials,

     - Terms negotiated with third-party subcontractors, and

     - Foreign currency fluctuations.

     These and other factors could have a significant effect on our gross margin in future periods.

     Changes in the relative strength of the yen may have a greater impact on gross margin than other foreign exchange fluctuations due to our large wafer fabrication operations in Japan. Although the yen weakened (the average yen exchange rate for 1998 decreased 9.9% from 1997), the effect on gross margin and net income was not significant because yen denominated sales offset a substantial portion of yen denominated costs during those periods. Moreover, we hedged a portion of our remaining yen exposure. (See Note 6 of the Audited Notes to the Consolidated Financial Statements.) Future changes in the relative strength of the yen or mix of foreign denominated revenues and costs could have a significant effect on gross margins or operating results.

Research and development Total research and development increased 26.7% or $61.4 million to $291.1 million during 1998 as compared to 1997. The increase was attributable to the following:

     - Research and development expenditures for Symbios included in our consolidated financial statements since August 6, 1998,

     - Expenditures related to the continued development of advanced sub-micron products and process technologies, and

     - Upgrade from 6 inch to 8 inch wafer fabrication capability at our Santa Clara, California research and development facility.

     As a percentage of revenues, R&D expenses were 19% in 1998, 17% in 1997, and 15% in 1996. Total R&D expenses increased from previous years' R&D spending by $42 million to $229.7 million in 1997 and by $61 million to $187.7 million in 1996. The increase in 1997 as compared to 1996 was primarily attributed to increased compensation and staffing levels and expansions of our product development centers as we continued to develop higher technology sub-micron products and the related manufacturing, packaging and design processes. As we continue our commitment to technological leadership in our markets and realize the benefit of cost savings from our restructuring programs in the third quarter of 1998, we are targeting our research and development investment in the second half of 1999 to be approximately 13% to 15% of revenues.

Selling, general and administrative Selling, general and administrative expenses increased $30.0 million during 1998 as compared to 1997. The increase was primarily attributable to SG&A expenses from Symbios since August 6, 1998. SG&A expenses as a percentage of revenue were 15% in 1998 and 1997 and 14% in 1996.

     SG&A expenses increased $25 million in 1997 and $8 million in 1996 from previous years' SG&A spending. The increases during 1997 and 1996 were primarily attributable to increased information technology costs related to upgrading our business systems and infrastructure. We are targeting SG&A expenses to decline in 1999 to 13% of revenues as the benefit of cost savings are realized during 1999 from the restructuring programs established in the third quarter of 1998.

In-process research and development We reduced our estimate of the amount allocated to in-process research and development by $79.3 million from the $224.8 million amount previously reported in the third quarter of 1998 to $145.5 million for the year ended December 31, 1998. Amortization of intangibles increased by $4.3 million from $18.1 million to $22.4 million for the year ended December 31, 1998. The basic loss per share and loss per share assuming dilution decreased from $1.51 to $0.97 for the year ending December 31, 1998.

     We allocated amounts to IPR&D and intangible assets in the third quarter of 1998 in a manner consistent with widely recognized appraisal practices at the date of acquisition of Symbios. Subsequent to the acquisition, the Commission staff expressed views that took issue with certain appraisal practices generally employed in determining the fair value of the IPR&D that was the basis for our measurement of our IPR&D charge. The charge of $224.8 million, as first we reported, was based upon assumptions and appraisal methodologies the SEC has since announced it does not consider appropriate.

     As a result of computing IPR&D using the Commission's preferred methodology, we decided to revise the amount originally allocated to IPR&D. We have revised earnings for 1998 and have amended our report on Form 10-Q and report on Form 8-K/A previously filed with the Commission. The revised quarterly results for the third and fourth quarters of 1998 are included in this report under Part II, Item 8 "Financial Statements and Supplementary Data."

     The $145.5 million allocation of the purchase price to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established and no alternative future uses existed. We acquired technology consisting of storage and semiconductor research and development projects in process. The storage projects consist of designing controller modules, a new disk drive and a new version of storage management software with new architecture to improve performance and portability. The semiconductor projects consist of client/server products being designed with new architectures and protocols and a number of ASIC and peripheral products that are being custom designed to meet the specific needs of specific customers. The amounts of in-process research and development allocated to each category of projects was $50.7 million for storage projects, $69.1 million for client/server projects and $25.7 million for ASIC and peripheral projects.

Net cash flows The value of these projects was determined by estimating the expected cash flows from the projects once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated values as defined below. The net cash flows from the identified projects are based on our estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from those projects. These estimates are based on the assumptions mentioned below. The research and development costs included in the model reflect costs to sustain projects, but exclude costs to bring in-process projects to technological feasibility.

     The estimated revenues are based on management projections of each in-process project for semiconductor and storage systems products, and the aggregated business projections were compared and found to be in line with industry analysts' forecasts of growth in substantially all of the relevant markets. Estimated total revenues from the IPR&D product areas are expected to peak in the year 2001 and decline from 2002 to 2005 as other new products are expected to become available. These projections are based on our estimates of market size and growth, expected trends in technology, and the nature and expected timing of new product introductions by us and our competitors.

     Projected gross margins approximate Symbios' recent historical performance and are in line with industry margins in the semiconductor and storage systems industry sectors. The estimated selling, general and administrative costs are consistent with Symbios' historical cost structure which is in line with industry averages at approximately 15% of revenues. Research and development costs are consistent with Symbios' historical cost structure.

Royalty rate We applied a royalty charge of 25% of operating income for each in-process project to attribute value for dependency on predecessor core technologies.

Discount rate Discounting the net cash flows back to their present value is based on the industry weighted average cost of capital ("WACC"). The industry WACC is approximately 15% for semiconductors and 16% for storage systems. The discount rate used in discounting the net cash flows from IPR&D is 20% for semiconductor and 21% for storage systems, a 500 basis point increase from the respective industry WACCs. This discount rate is higher than the industry WACC due to inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of such technology, the profitability levels of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

Percentage of completion The percentage of completion for each project was determined using milestones representing management's estimate of effort, value added, and degree of difficulty of the portion of each project completed as of August 6, 1998, as compared to the remaining research and development to be completed to bring each project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are:

     - Researching the market requirements and the engineering architecture and feasibility studies,

     - Design and verification milestones, and

     - Prototyping and testing the product (both internal and customer testing).

     Each of these phases has been subdivided into milestones, and then the status of each of the projects was evaluated as of August 6, 1998. We estimate as of the acquisition date, the storage projects in aggregate are approximately 74% complete and the aggregate costs to complete are $25.2 million ($5.7 million in 1998, $14.5 million in 1999 and $5.0 million in 2000). We estimate the semiconductor projects are approximately 60% complete for client/server projects and 55% complete for ASIC and peripheral projects. As of the acquisition date, we expect the cost to complete all semiconductor projects to be approximately $24.1 million ($8.7 million in 1998, $14.8 million in 1999 and $0.6 million in 2000).

     Substantially all of the IPR&D projects are expected to be completed and generating revenues within the 24 months following the acquisition date.

     However, development of these technologies remains a significant risk to us due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and significant competitive threats from numerous companies. Failure to bring these products to market in a timely manner could adversely affect sales and profitability of the combined company in the future. Additionally, the value of other intangible assets acquired may become impaired. Our management and advisers believe that the restated IPR&D charge of $145.5 million is valued consistently with the Commission staff's views regarding valuation methodologies. There can be no assurances, however, that the Commission staff will not take issue with any assumptions used in our valuation model and require us to further revise the amount allocated to IPR&D.

     In July 1997, we acquired all issued and outstanding shares of the common stock of Mint Technology, Inc. ("Mint") for $9.5 million in cash and options to purchase approximately 681,726 shares of common stock with an intrinsic value of $11.3 million. The acquisition was accounted for as a purchase. (See Note 8 of the Notes to the Audited Consolidated Financial Statements.) Approximately $2.9 million of the purchase price was allocated to IPR&D and was expensed in the third quarter of 1997. The nature of the projects in process at the date of acquisition related to computer aided design tools, in particular, those that would be used for functional verification of the chip design. The additional costs to complete the tools were approximately $850,000 and were completed in the fourth quarter of 1997. The actual development timeline and costs were in line with estimates.

     INTEREST EXPENSE. Interest expense increased to $8.9 million in 1998 from $1.9 million in 1997. The increase was primarily attributable to interest expense on the new debt facility with a bank which we entered into to fund the purchase of Symbios. (See Notes 2 and 4 of the Notes to the Audited Consolidated Financial Statements.) It was offset in part by the capitalization of interest as part of the construction at our new manufacturing facility in Gresham, Oregon. Interest expense was $1.9 million in 1997 compared to $13.9 million in 1996. The decrease resulted from the conversion of all of our $144 million, 5 1/2% Convertible Subordinated Notes to common stock on March 24, 1997 (See
Note 4 of the Notes to the Audited Consolidated Financial Statements) and the capitalization of interest as part of the construction of the Gresham facility.

     INTEREST INCOME AND OTHER. Interest income and other decreased $27.2 million to $7.7 million in 1998 from $34.9 million in 1997. The decrease was primarily attributable to the combination of a reduction of $18 million in interest income generated from our lower average balances of cash, cash equivalents and short-term investments during 1998 and lower interest rates in 1998 as compared to 1997. The lower average balances of cash, cash equivalents and short term investments resulted primarily from cash outlays associated with the purchase of Symbios and purchases of property and equipment for the new fabrication facility in Gresham, Oregon. Additionally, we charged to other expense the following:

     - $8.1 million of surplus fixed assets, and

     - $14.3 million of our equity investment in two non-public technology companies with impairment indicators considered to be other than temporary. (See Note 1 of the Notes to the Audited Consolidated Financial Statements.)

     The decrease in interest income and other was offset in part by a $16.7 million gain on sale of a long-term investment in a non-public technology company and a $3.1 million gain on the sale of a building owned by a European affiliate.

     Interest and other income increased $4.7 million in 1997 compared to 1996. The increase was primarily attributable to a decrease in foreign exchange losses from $6.9 million in 1996 to $1.6 million in 1997, which related primarily to a reduced foreign exchange exposure at our European sales affiliate. In addition, we received other income from insurance settlement proceeds, the disposal of land owned by a European affiliate and other miscellaneous gains. These gains were offset in part by losses on the final sale of equipment from our Milpitas wafer manufacturing facility. (See Note 7 of the Notes to the Audited Consolidated Financial Statements.)

     PROVISION FOR INCOME TAXES. In 1998, we recorded a provision for income taxes with an effective tax rate of 8%. The tax rate in 1998 was impacted by the write-offs relating to IPR&D and restructuring charges during the third quarter of 1998, which were not deductible for tax purposes. Excluding these charges, the effective tax rate would have been 25%. The rates were 27% and 28% in 1997 and 1996, respectively. The tax rate in the years presented was lower than the U.S. statutory rate primarily due to earnings of our foreign subsidiaries taxed at lower rates and the utilization of prior loss carryovers and other tax credits.

     MINORITY INTEREST. There was a 91% decrease in minority interest in net income of subsidiaries in 1998 attributable to the purchase of minority interest shares of our Japanese affiliate LSI Logic K.K. The changes in minority interest in 1998 and 1997 were attributable to the composition of earnings and losses among certain of our international affiliates for each of the respective years. The changes in minority interest in 1996 was primarily attributable to the purchase in that year of minority held shares of LSI Logic Japan Semiconductor, Inc. ("JSI"), formerly known as Nihon Semiconductor, Inc., and LSI Logic Europe, Ltd. (formerly known as LSI Logic Europe, plc). (See Note 8 of the Notes to the Audited Consolidated Financial Statements.)

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. On November 21, 1997, the Emerging Issues Task Force ("EITF") issued EITF 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract or an Internal Project that Combines Business Process Re-engineering and Information Technology Transformation." EITF 97-13 required that we expense, in the fourth quarter of 1997, all costs previously capitalized in connection with business process re-engineering activities as defined by the statement. Accordingly, we recorded a charge of $1.4 million, net of related tax of $0.6 million, during the fourth quarter of 1997. (See Note 1 of the Notes to the Audited Consolidated Financial Statements.)

Restructuring We remain committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios into our operations, our management, with the approval of the Board of Directors, committed itself to a plan of action and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included the following elements:

     - Worldwide realignment of manufacturing capacity,

     - Consolidation of certain design centers, sales facilities and administrative offices, and

     - Streamlining of our overhead structure to reduce operating expenses.

     The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 2 of the Notes to the Audited Consolidated Financial Statements, such costs relating to Symbios were accrued as a liability assumed in the purchase in accordance with EITF 95-3.

     Restructuring costs include the following elements:

     - $37.2 million related primarily to fixed assets impaired as a result of the decision to close, by the third quarter of 1999, a manufacturing facility in Tsukuba, Japan,

     - $4.7 million for termination of leases and maintenance contracts primarily in the U.S. and Europe,

     - $1.7 million for non-cancelable purchase commitments primarily in Europe,

     - $13.1 million in fixed asset and other asset write-downs, primarily in the U.S., Japan and Europe,

     - Approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales facilities and administrative offices primarily in the U.S. and Europe, and

     - $16.3 million in work force reduction costs.

     Other exit costs include $0.9 million related to payments made for early lease contract terminations and the write-down of surplus assets to their estimated realizable value: $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide.

     The workforce reduction costs primarily include severance costs related to involuntary reduction of approximately 900 jobs from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance on assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and management estimates. Severance costs and other exit costs noted above were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be completed by September 30, 1999, one year from the date the reserve was taken.

     As of December 31, 1998, the remaining cash requirements were related primarily to severance payouts. Cash requirements for severance payments were approximately $5 million in the first quarter of 1999 with the remaining $7 million spread evenly over the second and third quarter of 1999. We used our cash balances on hand at the time the severance distributions are made.

     As a result of the execution of the restructuring plan announced in the third quarter of 1998, we recognized reduced employee expenses in the fourth quarter of 1998 of approximately $4.0 million and expect to realize further savings of approximately $37.3 million in 1999. Depreciation expense savings of approximately $1.7 million were realized in the fourth quarter of 1998 and we realized further savings of approximately $9.5 million in 1999. We also realized additional savings of $2.6 million in 1999 related to the reduction in the number of engineering design centers and sales and administrative offices worldwide. These savings included reduced lease and maintenance contract expenses.

     The following table sets forth our 1998 restructuring reserves as of September 30, 1998, and activity against the reserve for the three month period ending December 31, 1998:

                                               SEPTEMBER 30, 1998                            DECEMBER 31,
                                                 RESTRUCTURING                 TRANSLATION       1998
                                                    EXPENSE         UTILIZED   ADJUSTMENT      BALANCE
                                               ------------------   --------   -----------   ------------
                                                                     (IN THOUSANDS)
Write-down of manufacturing facility(a)......       $37,200         $(35,700)    $   --        $ 1,500
Other fixed asset related charges(a).........        13,100          (13,100)        --             --
Payments to employees for severance(b).......        16,300           (4,700)        --         11,600
Lease terminations and maintenance
  contracts(c)...............................         4,700             (100)        --          4,600
Noncancelable purchase commitments (c).......         1,700             (100)        --          1,600
Other exit costs(c)..........................         2,400           (1,200)        --          1,200
Cumulative currency translation adjustment...                                     1,512          1,512
                                                    -------         --------     ------        -------
          Total..............................       $75,400         $(54,900)    $1,512        $22,012
                                                    =======         ========     ======        =======

---------------
(a) Amounts utilized represent a write-down of fixed assets due to impairment. The amounts were accounted for as a reduction of the assets and did not result in a liability. The $1.5 million balance for the write-down of the facility relates to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 290 employees.

(c) Amounts utilized represent cash charges.

YEAR 2000 DISCLOSURE

     The following statement is a Year 2000 Readiness Disclosure under the Year 2000 Information and Readiness Disclosure Act of 1998.

     As with many other companies, the Year 2000 computer issue presents risks for us. We use a significant number of computer software programs and operating systems in our internal operations, including applications used in our financial, product development, order management and manufacturing systems. There are areas in which the Year 2000 computer issue could negatively impact us and our business. If internal systems do not properly recognize and process date information for years into and beyond the turn of the century, there could be an adverse impact on our operations. Moreover, if critical suppliers' or customers' systems or products fail because of a Year 2000 malfunction, there could be an adverse impact on our operating results. Finally, our products could malfunction as a result of a failure in date recognition. A Year 2000 problem could arise if our systems were to fail to properly recognize and process date information for several reasons: they could fail to properly recognize years that begin with the digits "20" instead of "19"; they could attribute specially assigned meanings to certain date code digits, such as "99"; or they could fail to recognize the year 2000 as a leap year. The inability of computer software programs to accurately recognize, interpret and process date codes designating the year 2000 and beyond could cause systems to yield inaccurate results or encounter operating problems, including interruption of the business operations such systems control.

     We are engaged in a comprehensive program to assess our Year 2000 risk exposure and to plan and implement remedial and corrective action where necessary. We have reviewed all of our major internal systems, including human resources, financial, engineering and manufacturing systems, to assess Year 2000 readiness and to identify critical systems that require correction or remediation. Assessment of our design engineering systems and products was completed in the first quarter of 1999. Based on the results of this assessment, it is anticipated that remediation of critical systems will be completed and tested by the end of the third quarter 1999. We believe that our existing human resources, financial and business software systems are Year 2000 ready. We cannot assure you, however, that integration and testing of new, corrected or updated programs or systems with which they interface will not result in necessary corrective action to one or more critical systems. A significant disruption of our financial or business systems would adversely impact our ability to process orders, manage production and issue and pay invoices. Our inability to perform these functions for a long period of time could result in a material impact on our results of operations and financial condition.

     Our manufacturing facilities incorporate sophisticated computer integrated manufacturing systems which depend on a mix of the Company's proprietary software and systems and software purchased from third parties. Failure of these systems would cause a disruption in the manufacturing process and could result in a delay in completion and shipment of products. Our assessment of the Year 2000 readiness of our manufacturing systems is complete. Based on information currently available, we believe that our systems will not be materially impacted by Year 2000 issues. However, we cannot assure you that a significant disruption in systems resulting from a Year 2000 problem will not occur. If the computer integration system fails for this or any other reason, there could be a material adverse impact on our operating results and financial condition.

     We are working with critical suppliers of products and services to assess their Year 2000 readiness with respect both to their operations and the products and services they supply to us. Comprehensive inquiries have been sent and responses are being monitored, with appropriate follow-up where required. This analysis will continue well into 1999, with corrective action taken commensurate with the criticality of affected products and services.

     Our assessment program also has encompassed our own product offerings. Our ASICs are custom-designed chips which implement the customer's functional or engineering specifications. As designer and manufacturer of the physical implementation of a customer's design in silicon, we generally do not have specific knowledge of the role of the customer's ASIC within the complete system for which it is intended. Whether the chip will operate correctly depends on the system function and the software design and integration, which will be determined independently by the customer or other third party suppliers. Our ASSP and storage systems products, on the other hand, do implement chip and system functionality designed by us. They include graphics processing, audio/video signal decoding, data transmission, I/O control and data storage whose functionality generally is not date dependent. We have completed our assessment of the Year 2000 readiness of these products, and there is no information to indicate that Year 2000 issues will have a material impact on sales or functionality of our standard product offerings. Customers are seeking assurances of our Year 2000 readiness with increasing frequency, and we are endeavoring promptly and completely to address their concerns. However, we have no control over a customer's Year 2000 readiness. Customers who believe that the products they purchase from us may not be Year 2000 compliant may seek alternative sources of supply. A significant decline in new orders or increase in cancellations of existing backlog could have a material adverse impact on our results of operations or financial condition.

     We are at work on the development of various types of contingency plans to address potential problems with critical internal systems and third party interactions. Our contingency plans include procedures for dealing with a major disruption of internal business systems, plans for long term factory shutdown and identification of alternative vendors of critical materials in the event of Year 2000 related disruption in supply. Contingency planning will continue through at least 1999, and will depend heavily on the results of the remediation and testing of critical systems. The potential ramifications of a Year 2000 type failure are potentially far-reaching and largely unknown. We cannot assure you that a contingency plan in effect at the time of a system failure will adequately address the immediate or long term effects of a failure, or that such a failure would not have a material adverse impact on our operations or financial results in spite of prudent planning.

     Our costs to date related to the Year 2000 issue consist primarily of reallocation of internal resources to evaluate and assess systems and products as described above and to plan our remediation and testing efforts. We have not maintained detailed accounting records, but based on our review of department budgets and staff allocations, we believe these costs to be immaterial. We currently estimate that the total cost of ongoing assessment, remediation, testing and planning directly related to Year 2000 issues will amount to approximately $15 million. Of this, approximately $8 million is expected to consist of expenses attributed to redeployment of labor resources and overhead, $3 million for the cost of software and external consulting fees and $4 million for additional capital expenditures. The capital expenditures represent the early replacement of information technology equipment and software to obtain the full benefits of Year 2000 protections versus the normal technical obsolescence replacement cycle. The estimate is based on the current assessment of the projects and is subject to change as the projects progress. We cannot assure you that remediation and testing will not identify issues which require additional expenditure of material amounts which could result in an adverse impact on financial results in future reporting periods.

     Based on currently available information, management does not believe that the Year 2000 issues discussed above related to internal systems or products sold to customers will have a material adverse impact on our financial condition or overall trends in results of operations. However, we are uncertain to what extent we may be affected by such matters. In addition, we cannot assure you that the failure to ensure Year 2000 capability by a supplier not considered critical or another third party would not have a material adverse effect on us.

ADOPTION OF THE EURO

     In 1998, we established a task force to address the issues raised by the implementation of the European single currency. Our primary focus has been the changes needed to address a mix of Euro and local denomination transactions during the transition period from January 1, 1999 through January 1, 2002.

     As of January 1, 1999, we began transacting business in Euros. We implemented a new bank account structure throughout Europe to accommodate customers and vendors and to improve liquidity management in Europe.

     We do not presently expect that the introduction and use of the Euro will materially affect our foreign exchange and hedging activities or our use of derivative instruments. We do not believe that the introduction of the Euro will result in any significant increase in costs to the Company, and all costs associated with the introduction of the Euro will be expensed in accordance with our policy. We do not expect that the transition to the Euro will result in any competitive pricing or will adversely impact any of our internal computer systems. While we will continue to evaluate the impact of the Euro introduction over time, based on currently available information, we do not believe that the introduction of the Euro currency will have a significant adverse impact on our financial condition or overall trends in results of operations.

FINANCIAL CONDITION AND LIQUIDITY

     Cash, cash equivalents and short-term investments increased by $53 million during the first six months of 1999 to $345 million from $292 million at the end of 1998. The increase was primarily generated from operations partially offset by purchases of property and equipment, repayment of debt obligations, net of borrowings, and purchases net of sales of equity securities.

     Working capital increased by $279 million to $518 million at June 30, 1999 from $239 million at December 31, 1998. The increase in working capital was primarily a result of the following elements:

     - Lower current liabilities as a result of repayment of the short-term portion of the debt facility in the first quarter of 1999, lower accounts payable due to the timing of invoice receipt and payment, and lower income taxes payable primarily resulting from the timing of payments, and

     - Higher short-term investments, accounts receivable and inventories. The increase in accounts receivable was attributable to higher sales in the second quarter of 1999 as compared to the fourth quarter of 1998. The increase in inventories reflected the expectation of continued sales growth in 1999 that would be higher than the rate in 1998.

     The increase in working capital was offset in part by lower prepaids and other current assets and higher accrued salaries, wages and benefits as compared to December 31, 1998. The increase in accrued salaries and wages related to the timing of payments and accruals as of June 30, 1999 compared to December 31, 1998.

     During the first six months of 1999, we generated $100 million of cash and cash equivalents from operating activities compared to $68 million during the same period in 1998. The increase in cash and cash equivalents provided from operations was primarily attributable to:

     - Higher net income (before depreciation and amortization, write-off of unamortized preproduction costs, non-cash restructuring charges and the gain on stock investments); and

     - A decrease in prepaids and other assets and an increase in accrued and other liabilities.

     The decrease in prepaids and other assets was primarily attributable to a $23 million increase in the accumulated amortization of goodwill and other intangibles during the first half of 1999 offset in part by timing differences of payments on prepaids and other current assets. The increase in accrued and other liabilities was primarily due to an increase in accrued salaries and wages and benefits offset in part by a decrease in income taxes payable.

     The increased cash from operations was offset in part by an increase in accounts receivable, inventories, and a decrease in accounts payable. The increase in accounts receivable was primarily a result of higher revenues in the first half of 1999 as compared to the first half of 1998. Inventories were primarily higher as revenues are expected to continue to be higher for the second half of 1999 as compared to 1998. The decrease in accounts payable was primarily as a result of timing of invoice receipt and the higher volumes of business in June 1999 compared to June 1998.

     Cash and cash equivalents used in investing activities during the first six months of 1999 were $109 million compared to $47 million during the same period in 1998. The primary investing activities during the first six months of 1999 included the following:

     - Purchases and sales of debt and equity securities available-for-sale;

     - The acquisition of a non-public technology company; and

     - Purchases of property and equipment.

     The increase in cash used in investing activities during the first six months of 1999 as compared to the same period in 1998 was primarily attributable to a decrease in the maturities and sales of debt and equity securities available-for-sale offset in part by a decrease in both the purchases of debt and equity securities available for sale and purchases of property and equipment. We believe that maintaining technological leadership in the highly competitive worldwide semiconductor industry requires substantial ongoing investment in advanced manufacturing capacity. Net capital additions were $29 million and $148 million during the first six months of 1999 and 1998, respectively. The decrease in additions from 1998 was primarily attributable to reduced purchases of property and equipment related to construction of the new wafer fabrication facility in Gresham, Oregon. We expect to incur capital expenditures of no more than $250 million in 1999.

     Cash and cash equivalents used for financing activities during the first six months of 1999 totaled $9 million, compared to $12 million provided by financing activities in the same period of 1998. The increase in cash used during the first six months of 1999 was primarily attributable to repayment of the credit facility, net of proceeds, from the issuance of the 4 1/4% convertible subordinated notes (see Note 4 to the Unaudited Consolidated Condensed Financial Statements.) The increase in cash used is offset in part by proceeds from sale of common stock issued pursuant to our employee stock option and purchase plans.

     During March of 1999, we issued $345 million of 4 1/4% convertible subordinated notes due in 2004. The Convertible Notes are subordinated to all existing and future senior debt, are convertible 60 days following issuance into shares of our common stock at a conversion price of $31.353 per share and are redeemable at our option, in whole or in part, at any time on or after March 20, 2002. Each holder of the Convertible Notes has the right to cause us to repurchase all of such holder's Convertible Notes at 100% of their principal amount plus accrued interest upon the occurrence of certain events and in certain circumstances. Interest is payable semiannually. We paid approximately $9.5 million for debt issuance costs related to the Convertible Notes. The debt issuance costs are being amortized using the interest method. We used the net proceeds from the Convertible Notes to repay debt obligations as outlined below.

     On August 5, 1998, we entered into a credit agreement with JSI and ABN AMRO. The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 and thereafter syndicated to a group of lenders determined by ABN AMRO and us. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility and a $150 million senior unsecured revolving credit facility.

     On August 5, 1998, we borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, we borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of March 31, 1999 the spread was 1%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid it's existing 11.4 billion yen ($79.2 million) credit facility and borrowed 8.6 billion yen ($70.5 million at June 30,
1999) bearing interest at adjustable rates. In March of 1999, we repaid the $150 million outstanding under the 364 day Facility and $185.5 million outstanding under the Revolver primarily using proceeds from the Convertible Notes. Borrowings outstanding under the Revolver including the yen sub-facility were $370 million as of June 30, 1999. As of June 30, 1999, the interest rate for the Revolver and the yen sub-facility were 5.96% and 1.14%, respectively. Debt issuance costs were not significant.

     In accordance with the existing credit agreement, we must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. As of June 30, 1999, we were in compliance with these covenants.

     We believe that our level of financial resources is an important competitive factor in our industry. Accordingly, we may, from time to time, seek additional equity or debt financing. We believe that our existing liquid resources and funds generated from operations, combined with funds from such financing and our ability to borrow funds, will be adequate to meet our operating and capital requirements and obligations through the foreseeable future. However, we can provide no assurance that such additional financing will be available when needed or, if available, will be on favorable terms. Any future equity financing will decrease existing stockholders' equity percentage ownership and may, depending on the price at which the equity is sold, result in dilution.

RECENT ACCOUNTING PRONOUNCEMENTS

     In April 1998, the Accounting Standards Executive Committee released Statement of Position No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. We will expense the unamortized preproduction balance of $91.8 million, net of tax as of January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

     In 1998, we adopted SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. The primary difference between our net income and our comprehensive income is due to foreign currency translation adjustments. We are showing comprehensive income in the Statement of Stockholders' Equity.

     In 1998, we adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and replaces the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of our operations or financial position or the segments we reported in 1998. (See Note 11 of Notes to Audited Consolidated Financial Statements.)

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges, and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Upon adoption of SFAS No. 133, we will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While we believe the adoption of this statement will not have a significant effect on our results of operations as most derivative instruments are closed on the last day of each fiscal quarter, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

                                    BUSINESS

     LSI Logic Corporation is a worldwide leader in the design, development, manufacture and marketing of high performance application specific integrated circuits ("ASICs") and application specific standard products ("ASSPs"). We use advanced process technologies and design methodologies to design, develop and manufacture highly complex circuits. Our submicron process technologies, combined with our CoreWare(R) design methodology, provide us with the ability to integrate system level solutions on a single chip. Our products are tailored to the specific application requirements of OEMs and other customers in the networking, telecom/wireless, consumer, computer, storage components and storage systems markets. Our methodology has been used to create custom and standard semiconductors for a variety of applications in each of these markets. In August 1998, we acquired Symbios, Inc., a leading supplier of client/server storage solutions, enabling us to extend our market focus to storage components and storage systems. Our customers, which include Cisco Systems, Inc., Compaq Computer Corporation, Hewlett Packard Company, IBM Corporation, NCR, Sony Corporation and Sun Microsystems, Inc., are worldwide leaders in their end markets.

     Since our inception, our technology and our business strategy have been based on integrating increasingly complex electronic building blocks onto a few chips or a single chip. High-level, industry-standard building blocks of the type that were previously independent chips, such as microprocessors, networking controllers, digital signal processors and video compression engines, are used as "cores" that are connected electronically, along with a customer's proprietary logic and memory, to form an entire system on a single chip. The results for our customers are higher system performance, lower system cost and faster time-to-market with a differentiated product. We have been a leader in developing and promoting important industry standard architectures, functions, protocols and interfaces. This focus enables us to launch standards-based products quickly, allowing our customers and ourselves to achieve time-to-market and other competitive advantages.

     We use proprietary and leading third-party electronic design automation ("EDA") software design tools in the design phase of our work. Our design tool environment is highly integrated with our manufacturing process requirements so that it will accurately simulate product performance, reducing design time and project cost. We offer a broad range of design and manufacturing options to our customers in implementing their product specifications. A customer may use its own engineers to implement a design, use our engineers on a "turn-key" basis to completely design their ASICs, or collaborate with us in a combined engineering effort. We have an extensive network of design centers located around the world and staffed with highly experienced engineers. These centers enable us to have close interaction with our customers' engineering, management and system architects, facilitating design development for new products and ongoing after-sales customer support.

     We operate our own manufacturing facilities in order to control our deployment of advanced wafer fabrication technology, our manufacturing costs and our response to customer delivery requirements. In December 1998, we began production in a new, state-of-the-art facility in Gresham, Oregon that is equipped for advanced manufacturing operations and is designed to accommodate our expansion requirements well into the foreseeable future. Our production operations in the United States and Japan, as well as those of our assembly and test subcontractors in Asia, are ISO certified, an important international measure for quality.

     We have developed and use complementary metal oxide semiconductor ("CMOS") process technologies to manufacture integrated circuits implementing submicron geometries. Our advanced processes are capable of producing products with an effective electrical channel length within transistors as small as 0.18 micron. During the first quarter of 1998, we announced our next generation process technology that has an effective electrical channel length within transistors of
0.13 micron, which is planned to be ready for production in the fourth quarter of 1999.

     We market our products and services worldwide through direct sales, marketing and field technical staff and through independent sales representatives and distributors. We market our storage system products to OEMs and end users through value added resellers.

PRODUCTS AND SERVICES

     We design, manufacture, market and sell semiconductor products and storage systems solutions.

     In our semiconductor business, we primarily manufacture, market and sell ASICs. ASICs are semiconductors that are designed for a unique, customer-specified application. We also market and sell a variety of integrated standard components called ASSPs that are designed by us for specific electronic systems applications. Our ASSPs are sold to multiple customers, such as OEMs, who offer system-level products using applications for which our ASSPs are designed. Both our ASICs and ASSPs are manufactured using our proprietary process technologies.

     Our semiconductor products are increasingly based upon our cell-based technology. This technology allows us to design products using predefined circuit elements, called cells, that are standard building blocks of electronic functions. These cells can be integrated into a product to implement a customer's design specifications. Our emphasis on our newer cell-based product lines reflects the market preference for developing advanced integrated circuit products. Customers obtain greater flexibility in the design of system level products using cell-based technology than is available using an array-based methodology which limits the placement of circuits to a fixed grid. We also continue to manufacture and sell gate-array products which were designed using prior technologies.

     Our CoreWare design methodology offers a comprehensive design approach for creating a system on a chip efficiently, predictably and rapidly. Our CoreWare libraries include pre-designed implementations of industry standard electronic functions, interfaces and protocols. Some of these are targeted for specific types of products, and others can be used in a variety of product applications. Examples of the cores which are targeted for specific applications are:

     - Switched Ethernet/Fast Ethernet/Gigabit Ethernet for networking and communications,

     - Fibre Channel for storage applications,

     - IEEE 1394 for storage and consumer product applications, and

     - Audio/video encoders and decoders for consumer products.

     Cores that can be used in product applications across a broad range of product markets include:

     - The MiniRISC(R) family of MIPS-based RISC (reduced instruction set computing) processor cores,

     - The GigaBlaze(R) SeriaLink(R)transceiver core,

     - The ARM(R) CPU core,

     - The OakDSPCore(R) digital signal processor core, and

     - The HyperPHY high speed I/O (input/output) transceiver core.

     Our acquisition of Symbios, Inc. resulted in a significant expansion of our product lines designed for applications involving data storage and transmission between a host computer and peripheral devices such as disk drives, scanners and printers. We offer many industry standard I/O technologies, such as SCSI (small computer system interface, pronounced "skuzzy"), Fibre Channel, PCI (peripheral component interface), IEEE 1394, USB (universal serial bus) and I2O (intelligent I/O) compliant software.

     In addition to our integrated circuit products, we develop and market high-performance data storage management and storage system solutions. These products are targeted at key data storage applications, including:

     - On-line transaction processing,

     - Data warehousing,

     - Internet servers,

     - Electronic commerce,

     - Video delivery, editing and production, and

     - Migration of mission critical applications off mainframe computers.

     We offer a comprehensive array of storage products that can be integrated on a component basis or aggregated into a complete storage solution. This broad array of products includes the following:

     - Host adapter boards ("HAB"),

     - Drive enclosures,

     - Disk array controllers, and

     - Complete Redundant Array of Independent Disks ("RAID") storage systems.

     We also develop and market storage management software called SYMplicity(TM) Storage Manager. To meet open computing standards, our storage solutions products are designed to operate within the Windows NT, UNIX and Novell operating systems environments.

     In addition to the product offerings mentioned above, we continue to expand our design services. The semiconductor design flow is an interactive process involving participation by both us and our customers. We seek to engage customers early in their new system product development process. We provide advice on product design strategies to optimize product performance and suitability for the targeted application. We also offer design engineering and consulting services in the areas of system architecture and system level design simulation, verification and synthesis used in the development of complex integrated circuits. In offering a wide variety of design services, we allow the customer to determine our level of participation in the design process.

     We make various circuit elements from our library available to our customers. These elements range from simple cells to larger and more complex elements and silicon structures called macrocells, megacells and megafunctions. The most complex of these cells are the cores that make up our CoreWare library.

     Our software design tool environment supports and automatically performs key elements of the design process from circuit concept to physical layout of the circuit design. The design tool environment features a combination of internally developed proprietary software and third party tools which are highly integrated with our manufacturing process requirements. The design environment includes expanded interface capabilities with a range of third party tools from leading EDA vendors such as Cadence Design Systems, Inc., Mentor Graphics Corporation, Synopsys, Inc. and Avant! Corporation, and features hardware/software co-verification capability.

     After completion of the ASIC engineering design effort, we produce and test prototype circuits for shipment to the customer. We then begin volume production of integrated circuits that have been developed through one or more of the arrangements described above in accordance with the customer's quantity and delivery requirements.

MARKETING AND CUSTOMERS

     We primarily market our products and services to leading OEMs that develop and manufacture products for the following applications:

     - Networking. Our products are used in local area network ("LAN") and wide area network ("WAN") equipment such as hubs, routers and switches. Drawing from our CoreWare library, customers can use RISC processors, digital signal processors ("DSPs"), HyperPHY high speed transceiver cores, and Ethernet cores, including our GigaBlaze core capable of transmission at more than one gigabit per second. We also offer mixed-signal (digital and analog) integration and ASSPs such as the ATMizer(R) family of products that supports segmentation and reassembly, or SAR, functions on a single chip.

     - Telecommunications and Wireless. We provide our telecommunications customers with a blend of high performance, high integration and low power solutions for Internet access, switching, digital

       WAN and residential broadband applications. Wireless customers benefit from strong microprocessor and DSP core offerings, mixed-signal functions, industry standard buffers and interfaces, and a range of ASSPs including our Cablestream(TM) QAM receiver.

     - Consumer. We target high-volume consumer product applications with advanced digital technology and complete system solutions. Our products have been designed into video games and digital set-top box systems for satellite, cable and terrestrial TV reception. We also offer highly integrated, cost-effective ASSP solutions for digital cameras and DVD player and PC applications.

     - Computer. We provide tools, libraries, semiconductor processes and packaging products which enable our OEM customers to reliably develop high performance, high complexity designs for leading edge computer systems. For the office automation market, we provide a suite of MIPS(R) and ARM embedded processors and industry standard bus interface cores such as USB, IEEE 1394 and PCI.

     - Storage Components. We design and manufacture semiconductor components that facilitate data storage and transmission between a host computer and peripheral devices such as disk drives, scanners and printers. We offer many industry standard I/O technologies, such as SCSI, Fibre Channel, PCI, IEEE 1394, USB and I2O compliant software.

     - Storage Systems. We develop and market scaleable and integrated hardware and software solutions for the enterprise market. To provide our OEM customers with the flexibility to create differentiated products, we offer a broad array of storage products that can be integrated on a component basis or aggregated into a complete storage solution. This broad array of products includes HABs, drive enclosures, disk array controllers and complete RAID storage systems.

     In each of the foregoing applications we seek to leverage our systems-level ASIC strength to the benefit of acknowledged market leaders. We recognize that this strategy may result in increased dependence on a limited number of customers for a substantial portion of our revenues. It is possible that we will not achieve significant sales volumes from one or more of the customers or applications we have selected. This could result in lower revenues and higher unit costs due to an underutilization of resources.

     We market our semiconductor products and services primarily through our network of direct sales and marketing and field engineering offices located in North America, Europe, Japan and elsewhere in Pan-Asia. In 1998, we opened a representative office in Beijing, China. We also use independent distributors and sales representatives. Distributors typically offer customers engineering support and purchase product from us for resale to their customers. Sales representatives facilitate sales by us directly to customers and typically do not carry inventory. International sales are subject to risks common to export activities, including governmental regulations, tariff increases and other trade barriers and currency fluctuations.

     We sell our storage hardware and software solutions primarily to OEMs. However, we also sell our RAID storage systems to resellers, system integrators and distributors under the brand name MetaStor(R).

     In 1998, Sony Corporation accounted for approximately 12% of our revenues. No other customer accounted for greater than 10% of total revenue. Although we do not currently foresee any reduction in volume of products ordered by Sony, a significant decline in product orders could have a material adverse impact on our operating results and financial condition.

MANUFACTURING

     Our semiconductor manufacturing operations convert a design into packaged silicon chips and support customer volume production requirements. Manufacturing begins with fabrication of custom diffused silicon wafers. Layers of metal interconnects are deposited onto the wafer and patterned using customized photo masks. Wafers are then tested, cut into die and sorted. The die that pass initial tests are then sent to the assembly process where the fabricated circuits are encapsulated into ceramic or plastic packages. The finished devices undergo additional testing and quality assurance before shipment. Dedicated computer systems are used in this comprehensive testing sequence. The test programs use the basic functional test criteria from the design simulation. For ASICs, the functional test criteria are specified by the customer.

     We own and operate manufacturing facilities in the United States, Japan and Hong Kong. We utilize various high performance CMOS process technologies in the volume manufacture of our products. Our advanced manufacturing facilities feature highly specialized chemical mechanical polishing equipment which increase yields and allow for higher levels of chip customization. The production operations are fully computer integrated to increase efficiency and reduce costs.

     Semiconductor process technologies are identified in terms of the size of the channel length within the transistors, measured in millionths of a meter called "microns." The measurement of the channel length is expressed in two ways: effective electrical channel length and drawn gate length. The effective channel length is smaller than the drawn gate length. In this prospectus, we use the effective channel length to identify our process technologies.

     Our advanced submicron manufacturing processes are capable of producing products with an effective electrical channel length within each transistor as small as 0.18 micron (G11 process technology) allowing for up to 24,000,000 usable gates on a single chip. Our G10 process technology is capable of producing 0.25 micron products. During the first quarter of 1998, we announced our next generation 0.13 micron G12 process technology, which is planned to be ready for production in the fourth quarter of 1999. These advanced process technologies allow for greater circuit density and increased functionality on a single chip.

     Substantially all of our wafers are fabricated in facilities in Tsukuba, Japan, Colorado Springs, Colorado and our new factory in Gresham, Oregon. In the Fall of 1998, we announced that the older of the two Tsukuba factories, which produces the 0.38 micron products, will be closed in 1999 after eleven years of service. This action was taken as part of a comprehensive restructuring and cost reduction plan.

     The new manufacturing facility in Gresham, Oregon, began volume production in December 1998. Located on 325 acres outside of Portland, the facility is equipped for advanced manufacturing operations and is designed to accommodate our expansion requirements well into the foreseeable future. The Gresham plant is equipped to produce eight-inch wafers hosting products manufactured to the G10 and G11 processes.

     The manufacturing of our HABs and other storage system products involves the assembly and testing of components, including our semiconductors, which are then integrated into final products. We utilize subcontractors for the assembly and test of our HABs. Our storage system products are assembled and tested internally.

     Our fixed costs for manufacturing are high and are expected to remain high because we must continually make significant capital expenditures and add new advanced capacity in order to remain competitive. If demand for our products does not absorb the additional capacity, the increase in fixed costs and operating expenses related to increases in production capacity may result in a material adverse impact on our operating results and financial condition.

     We have developed a high-density interconnect packaging technology, known as Flip Chip, which essentially replaces the wires that connect the edge of the die to a package with solder bumps spread over the entire external surface of the die. This technology enables us to reach exceptional performance and lead count levels in packages required for process technologies of 0.18 micron and below. We also offer a mini ball grid array package that features a smaller package size without sacrificing electrical and thermal performance. And we also offer a wide array of ceramic and plastic wirebond packaging options.

     Final assembly (i.e., encapsulation in a plastic or ceramic package) and test operations are conducted by our Hong Kong affiliate through independent subcontractors in the Philippines, Malaysia, Korea and Hong Kong. We perform ceramic package assembly for our products at our Fremont, California facility.

     Both manufacturing and sales of our products may be impacted by political and economic conditions abroad. Protectionist trade legislation in either the United States or foreign countries, such as a change in the current tariff structures, export compliance laws or other trade policies, could adversely affect our ability to manufacture or sell products in or into foreign markets. The recent economic crisis in Asia could affect the viability of our assembly and test subcontractors in that area. We cannot guarantee that current arrangements with our component suppliers or assembly, testing and packaging subcontractors will continue, and we do not maintain an extensive inventory of assembled components. The failure to secure assembly and test capacity could affect our sales and result in a material adverse impact on our operating results and financial condition.

     Although there has been no evidence of problems, it is still impossible to predict the effects on Hong Kong business operations of the 1997 reversion of Hong Kong to the Peoples' Republic of China ("PRC"). Our Hong Kong subsidiary exercises primary control over our manufacturing and assembly and test operations. If the PRC were to attempt to control or otherwise impose increased governmental influence over business activities in Hong Kong, our operations could be adversely affected.

     Development of advanced manufacturing technologies in the semiconductor industry frequently requires that critical selections be made as to those vendors from which essential equipment (including future enhancements) and after-sales services and support will be purchased. Some of our equipment selections require that we procure certain specific types of materials or components specifically designed to our specifications. Therefore, when we implement specific technology choices, we may become dependent upon certain sole-source vendors. Accordingly, our capability to switch to other technologies and vendors may be substantially restricted and may involve significant expense and delay in our technology advancements and manufacturing capabilities.

     The semiconductor equipment and materials industries also include numerous vendors that are relatively small and have limited resources. Several of these vendors provide equipment and or services to us. We do not have long-term supply or service agreements with vendors of certain critical items, and shortages could occur in various essential materials due to interruption of supply or increased demand in the industry. Given the limited number of suppliers of certain of the materials and components used in our products, if we experience difficulty in obtaining essential materials in the future, we cannot assure you that alternative suppliers would be available to meet our needs, or that if available, such suppliers would provide components in a timely manner or on favorable terms. Should we experience such disruptions, our operations could be materially affected, which could have a material adverse impact on our operating results and financial condition. Our operations also depend upon a continuing adequate supply of electricity, natural gas and water.

     Our manufacturing facilities incorporate sophisticated computer integrated manufacturing systems which depend upon a mix of our proprietary software and systems and software purchased from third parties. Failure of these systems would cause a disruption in the manufacturing process and could result in a delay in completion and shipment of products. Based on our assessment of the Year 2000 issues, we believe that the operation of the computer integrated manufacturing systems will not be adversely impacted by the Year 2000. However, we cannot assure you that a significant disruption in the system resulting from a Year 2000 related issue will not occur. If the computer integration system fails for this or any other reason, there could be a material adverse impact on our operating results and financial condition.

     Additional risk factors are set forth in the Risk Factors section above.

BACKLOG

     Generally, we do not have long-term volume purchase contracts with our customers. Instead, customers place purchase orders that are subject to acceptance by us. The timing of the performance of design services and the placement of orders included in our backlog at any particular time are generally within the control of the customer. For example, there could be a significant time lag between engagement for design services and the delivery of a purchase order for the product. Or a customer may from time to time revise delivery quantities or delivery schedules to reflect changes in the customer's needs. For these reasons, our backlog as of any particular date is not a meaningful indicator of future sales.

COMPETITION

     The semiconductor industry is intensely competitive and characterized by constant technological change, rapid product obsolescence, evolving industry standards, and price erosion. Many of our competitors are larger, diversified companies with substantially greater financial resources. Some of these also are customers who have internal semiconductor design and manufacturing capacity. We also compete with smaller and emerging companies whose strategy is to sell products into specialized markets or to provide a portion of the products and services which we offer.

     Our major competitors include large domestic companies such as IBM Corporation, Lucent Technologies, Inc., Motorola, Inc. and Texas Instruments, Inc. We also face competition from large foreign corporations, including Toshiba Corporation, NEC Corporation and SGS Thomson Microelectronics, S.A.

     The principal competitive factors in the industry include:

     - Design capabilities (including EDA programs, cell libraries and engineering skills),

     - Quality of the products and services delivered,

     - Product functionality,

     - Delivery time, and

     - Price.

     In addition, standard products and system level offerings compete on the following factors:

     - Quality of system integration,

     - Existence and accessibility of differentiating features, and

     - Quality and availability of supporting software.

     We believe that we presently compete favorably with respect to these factors. It is possible, however, that other custom design approaches or competing system level products will be developed by others which could have a material adverse impact on our competitive position.

     We are increasingly emphasizing our CoreWare design methodology and system-on-a-chip capability. Competitive factors that are important to the success of this strategy include:

     - Selection, quantity and quality of our CoreWare library elements,

     - Our ability to offer our customers systems level expertise, and

     - Quality of software to support system-level integration.

     Although there are other companies that offer similar types of products and related services, we believe that we currently compete favorably with those companies. However, competition in this area is increasing, and we cannot assure you that our CoreWare methodology approach and product offerings will continue to receive market acceptance.

     We also compete in the storage systems market, which is characterized by many of the same pressures found in the semiconductor industry. We believe that important competitive factors in the storage systems market include the following:

     - Product performance and price,

     - Support for new industry and customer standards,

     - Scalability,

     - Features and functionality, and

     - Reliability, technical service and support.

     Our failure to compete successfully with respect to any of these or other factors could have a material adverse effect on our results of operations and financial condition. Our storage system products compete primarily with products from independent storage providers such as Adaptec, the CLARiiON business unit of Data General Corporation, EMC Corporation, MTI Technologies, Inc., Mylex Corporation and Network Appliance, Inc. In addition, many of our current customers in this market, as well as certain potential customers, also have internal storage divisions which produce products that compete directly or indirectly with our storage system products. We cannot assure you that these customers, which include Compaq Computer Corporation, Dell Computer Corporation, Hewlett Packard Company, IBM Corporation, Sun Microsystems, Inc., and Unisys Corporation, will continue to purchase storage products from us.

RESEARCH AND DEVELOPMENT

     Our industry is characterized by rapid changes in products, design tools and process technologies. We must continue to improve our existing products, design tool environment and process technologies and to develop new ones in a cost effective manner to meet changing customer requirements and emerging industry standards. If we are not able to successfully introduce new products, design tool environments and process technologies or to achieve volume production of products at acceptable yields using new manufacturing processes, there could be a material adverse impact on our operating results and financial condition.

     We operate research and development facilities in California, Colorado and Kansas. The following table shows our expenditures on research and development activities for each of the last three fiscal years.

              YEAR                     AMOUNT       PERCENT OF REVENUE
              ----                 --------------   ------------------
                                   (IN THOUSANDS)
1996............................      $187,749              15%
1997............................      $229,735              17%
1998............................      $291,125              19%

     Research and development expenses primarily consist of salaries and related costs of employees engaged in ongoing research, design and development activities and subcontracting costs. As we continue our commitment to technological leadership in our markets and realize the benefit of cost savings from our restructuring programs in the third quarter of 1998, we are targeting our research and development investment in the second half of 1999 to be approximately 13% to 15% of revenues.

PATENTS, TRADEMARKS AND LICENSES

     We own various United States and international patents and have additional patent applications pending relating to certain of our products and technologies. We also maintain trademarks on certain of our products and services and claim copyright protection for certain proprietary software and documentation. While patent and trademark protection for our intellectual property is important, we believe our future success is primarily dependent upon the technical competence and creative skills of our personnel.

     We also protect our trade secret and other proprietary information through agreements with our customers, suppliers, employees and consultants and through other security measures. We have also entered into certain cross-license agreements that generally provide for the non-exclusive licensing of design and product manufacturing rights and for cross-licensing of future improvements developed by either party.

     We continue to expand our portfolio of patents and trademarks. We offer a staged incentive to engineers to identify, document and submit invention disclosures. We have developed an internal review procedure to maintain a high level of disclosure quality and to establish priorities and plans for filings both in the United States and abroad. The review process is based solely on engineering and management judgment, with no assurance that a specific filing will issue, or if issued, will deliver any lasting value to us. We cannot assure you that the rights granted under any patents will provide competitive advantages to us or will be adequate to safeguard and maintain our proprietary rights. Moreover, the laws of certain countries in which our products are or may be manufactured or sold may not protect our products and intellectual property rights to the same extent as the laws of the United States.

     Please see additional risk factors set forth in the Risk Factors section above and Note 12 of Notes to Consolidated Financial Statements.

ENVIRONMENTAL REGULATION

     Federal, state and local regulations, as well as those of other nations, impose various environmental controls on the use and discharge of certain chemicals and gases used in semiconductor processing. Our facilities have been designed to comply with these regulations, and we believe that our activities conform to present environmental regulations. However, increasing public attention has been focused on the environmental impact of electronics and semiconductor manufacturing operations. While to date we have not experienced any materially adverse impact on our business from environmental regulations, we cannot assure you that such regulations will not be amended so as to impose expensive obligations on us in the future. In addition, violations of environmental regulations or unpermitted discharges of hazardous substances could result in the necessity for the following actions:

     - Additional capital improvements to comply with such regulations or to restrict discharges,

     - Liability to our employees and/or third parties, and

     - Business interruptions as a consequence of permit suspensions or revocations or as a consequence of the granting of injunctions requested by governmental agencies or private parties.

EMPLOYEES

     At June 30, 1999, we and our subsidiaries had approximately 6,150 employees.

     In connection with our restructuring and cost reduction plan announced in October 1998 following the Symbios acquisition, we announced a workforce reduction of 1,200 jobs or approximately 17% of the workforce to be achieved by October 1999. The reduction was primarily a result of the following actions:

     - Closure of the manufacturing facility in Japan and the former Symbios test and assembly facilities in Colorado,

     - Consolidation of duplicative design centers and sales offices in the U.S. and Europe, and

     - Closure of redundant administrative functions.

     Our future success depends in large part on the continued service of our key technical and management personnel and on our ability to continue to attract and retain qualified employees, particularly those highly skilled design, process and test engineers involved in the manufacture of existing products and the development of new products and processes. Although we consider our employee relations to be good, the competition for such personnel is intense, and the loss of key employees or the inability to hire such employees when needed could have a material adverse input on our business and financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company, and certain information about them as of June 30, 1999, are as follows:

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
Wilfred J. Corrigan........................  61    Chairman, Chief Executive Officer and
                                                   Director
Elias J. Antoun............................  42    Executive Vice President, Consumer Products
John P. Daane..............................  35    Executive Vice President, Communications,
                                                   Computer and ASIC Products
John D'Errico..............................  56    Executive Vice President, LSI Storage
                                                   Products and Colorado Operations
Thomas Georgens............................  39    Senior Vice President, Storage Systems
W. Richard Marz............................  55    Executive Vice President, Geographic
                                                   Markets
R. Douglas Norby...........................  64    Executive Vice President, Chief Financial
                                                   Officer and Director
David E. Sanders...........................  51    Vice President, General Counsel and
                                                   Secretary
Lewis C. Wallbridge........................  55    Vice President, Human Resources
Joseph M. Zelayeta.........................  52    Executive Vice President, Worldwide
                                                   Operations
T.Z. Chu...................................  65    Director(1)(2)
Malcolm R. Currie..........................  72    Director(1)(2)
James H. Keyes.............................  58    Director(1)(2)
Matthew J. O'Rourke........................  61    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     Wilfred J. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since our organization in January 1981. Mr. Corrigan also serves on the boards of directors of several privately held corporations.

     Elias J. Antoun was named Executive Vice President, Consumer Products in March 1998. Mr. Antoun joined the Company in 1991 and has served in senior management and executive positions including General Manager of Finance and, more recently, President of LSI Logic K.K.

     John P. Daane was named Executive Vice President, Communications, Computer and ASIC Products, in October 1997. Mr. Daane joined us in 1985, and has served in senior management and executive positions since 1992, including, most recently, Vice President and General Manager of the Communication Products Division.

     John D'Errico was named Executive Vice President, Storage Components and Colorado Operations in August 1998. Mr D'Errico joined us in 1984 and has held various senior management and executive positions at our manufacturing facilities in the U.S. and Japan. Most recently, Mr. D'Errico served as Vice President and General Manager, Pan-Asia.

     Thomas Georgens was named Senior Vice President and General Manager, Storage Systems, Inc. in August 1998, upon the acquisition of Symbios, Inc. Mr. Georgens joined Symbios in 1996, where he served as Vice President and General Manager of Storage Systems. Before joining Symbios, Mr. Georgens was employed by EMC Corporation, where he served as Director of Engineering Operations for the Systems Group and later as Director of Internet Marketing.

     W. Richard Marz joined the Company in September 1995 as Senior Vice President, North American Marketing and Sales, and was named Executive Vice President, Geographic Markets in May 1996. Before joining us, Mr. Marz was a long-time senior sales and marketing executive at Advanced Micro Devices, Inc., a semiconductor manufacturer.

     R. Douglas Norby has been a director of the Company since 1993. He has served as Executive Vice President and Chief Financial Officer of the Company since November 1996. From September 1993 until November 1996, he served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, an EDA company. From July 1992 until September 1993, he served as President and Chief Executive Officer of Pharmetrix Corporation, a health care company located in Menlo Park, California. Mr. Norby also serves on the board of directors of Corvas International, Inc., a biopharmaceutical company.

     David E. Sanders has served as Vice President, General Counsel and Secretary of the Company since 1991. He joined the Company in 1986. Prior to joining the Company, he served as Associate General Counsel of Advanced Micro Devices, Inc.

     Lewis C. Wallbridge has served as Vice President, Human Resources of the Company since joining the Company in 1984. Prior to joining the Company, he served as director of Human Resources of Amdahl Corporation.

     Joseph M. Zelayeta was named Executive Vice President, Worldwide Operations in September 1997. Employed with the Company since 1981, Mr. Zelayeta has held management and executive positions in research and development and manufacturing operations since 1986.

     T.Z. Chu has been a director of the Company since 1992. He served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997. From August 1993 until March 1995, he served as President and Chief Executive Officer of Hoefer Scientific Instruments, a manufacturer of scientific instruments. From January 1992 until August 1993, he acted as a consultant to Hambrecht & Quist, an investment banking firm and to Thermo Instrument Systems, Inc., a manufacturer of analytical instruments.

     Malcolm R. Currie has been a director of the Company since 1992. He serves as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles. He served as Chairman and Chief Executive Officer of Hughes Aircraft Company from March 1988 until his retirement in July 1992. He presently serves on the boards of directors of Unocal Corporation, Investment Company of America, SM&A Corp., and Regal One Corp., and as Chairman of the Board of Trustees of the University of Southern California.

     James H. Keyes has been a director of the Company since 1983. He has served as Chairman and Chief Executive Officer of Johnson Controls, Inc. since January 1993. Johnson Controls, Inc. is a global leader in automotive systems and facility management and control. He also serves on the boards of directors of Pitney Bowes, Inc. and the Chicago Federal Reserve Board.

     Matthew J. O'Rourke has been a director of the Company since 1999. He was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Prior to his retirement, he served as the managing partner at Price Waterhouse's New York National Office from 1994 to 1996 and as managing partner for Northern California from 1988 to 1994. Since his retirement, Mr. O'Rourke has provided services as an independent business consultant. He is a member of the board of directors of Read-Rite Corporation, a manufacturer of recording heads and related assemblies for computer disk and tape drives and other data storage products.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 1999 and as adjusted to reflect the sale of common stock offered by us hereby for (i) each stockholder who is known by us to own beneficially more than 5% of the common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as otherwise indicated in the notes to this table, we believe, based on information furnished by such owners, that the persons named in the table have voting and investment power with respect to all the shares of common stock, subject to community property laws, where applicable. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership also includes 2,755,301 shares of stock subject to options and warrants currently exercisable or convertible within 60 days of the date of this table. Applicable percentages are based on approximately 144.3 million shares outstanding on March 31, 1999, adjusted as required by rules promulgated by the Commission.

                                                                                PERCENTAGE OF
                                                                                   SHARES
                                                                                BENEFICIALLY
                                                                                  OWNED(1)
                                                                 SHARES      -------------------
                                                              BENEFICIALLY   PRIOR TO    AFTER
                      BENEFICIAL OWNER                          OWNED(1)     OFFERING   OFFERING
                      ----------------                        ------------   --------   --------
Massachusetts Financial Services............................                   8.30%          %
Wilfred J. Corrigan(1)......................................   6,989,952       4.93%
T.Z. Chu(2).................................................      68,200          *
Malcolm R. Currie(3)........................................     144,450          *
James H. Keyes(4)...........................................      68,750          *
R. Douglas Norby(5).........................................     219,632          *
John P. Daane(6)............................................     162,262          *
W. Richard Marz(7)..........................................     217,521          *
Joseph M. Zelayeta(8).......................................     237,000          *
All current directors and executive officers as a group (14    8,479,291       5.97%
  persons)(9)...............................................

---------------
 *  Less than one percent (1%)

(1) Includes options to purchase 1,600,000 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(2) Includes options to purchase 21,250 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(3) Includes options to purchase 21,250 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(4) Includes options to purchase 21,250 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(5) Includes options to purchase 173,125 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(6) Includes options to purchase 149,500 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(7) Includes options to purchase 212,500 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(8) Includes options to purchase 221,500 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

(9) Includes options to purchase 2,755,301 shares, which are presently exercisable or will become exercisable within 60 days of March 31, 1999.

                            DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

     COMMON STOCK. As of July 26, 1999, there were 147,391,417 shares of common stock outstanding held by approximately 4,084 holders of record. Each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders. Our certificate of incorporation provides that at all elections of directors, each holder of stock shall be entitled to cumulative voting. The holder may cast all of these votes for a single candidate or may distribute them among the number of directors to be elected. Holders of common stock are entitled to receive dividends declared by the board of directors, out of funds legally available for the payment of dividends subject to preferences that may be applicable to the holders of preferred stock. Upon liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of liabilities, subject to prior distribution rights of preferred stock. The holders of common stock have no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock.

     All outstanding shares of common stock are fully paid and nonassessable.

     PREFERRED STOCK. As of July 26, 1999, no shares of preferred stock were issued and outstanding. The board of directors has the authority to issue the preferred stock in one or more series and to fix the following rights, preferences, privileges and restrictions of the preferred stock without further vote or action by our stockholders:

     - dividend rights and rates,

     - terms of conversion, voting rights, terms of redemption, liquidation preferences,

     - the number of shares constituting any series or the designation of such series.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control and may adversely affect the voting and other rights of the holders of common stock. Except in accordance with the rights plan described below, we have no present plans to issue any shares of preferred stock.

     PREFERRED SHARES RIGHTS PLAN. On November 16, 1988, our board of directors authorized a dividend distribution of one share purchase right for each share of common stock outstanding as of the close of business on December 15, 1988 and each future share of common stock. The Amended and Restated Preferred Shares Rights Agreement dated November 20, 1998 between us and BankBoston, N.A., as rights agent, provides, among other things, that after a distribution date, each right entitles the registered holder to purchase from us 1/1000 of a share of our Series A participating preferred stock, $0.01 par value, initially at a price of $100.00.

     The rights will expire ten years after the date of issuance, or December 15, 2008, unless earlier redeemed, and will become exercisable and transferable separately from the common stock following the tenth day after a person or group:

     - acquires beneficial ownership of 20% or more of our common stock,

     - announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 30% or more of our common stock, or

     - a later date after the occurrence of an event described in clause (i) or
       (ii) above as may be determined by a majority of directors not affiliated with the acquiring group or person.

     If (a) an acquiror obtains 30% or more of our common stock, (b) an acquiring entity combines with us in a transaction in which we are the surviving company and our common stock remains outstanding and unchanged or (c) we effect or permit certain "self-dealing" transactions with an owner of 20% or more of our common stock or its affiliates or associates, then each right will entitle the holder to purchase, at the then-current purchase price, a number of shares of common stock having a then-current market value of twice the purchase price.

     If (x) we merge into another entity, (y) an acquiring entity merges into us and our common stock is changed into or exchanged for other securities or assets or (z) we sell more than 50% of our assets or earning power, then each right will entitle the holder to purchase, at the then-current purchase price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the purchase price.

     We may redeem the rights at our option for $0.01 per right at any time on or prior to the tenth day after public announcement that a person or group has acquired beneficial ownership of 20% or more of our common stock or such later date as may be determined by a majority of the directors not affiliated with the acquiring group or person. The rights are also redeemable at our option following the shares acquisition date if:

     - such redemption is in connection with a consolidation or merger in which we are not the surviving corporation,

     - no acquiror has held more than 20% of our common stock for less than the last three years, and

     - the redemption is approved by a majority of the directors not affiliated with the acquiring group or person.

Our right of redemption may be reinstated if the acquiring person or group reduces its beneficial ownership to 10% or less of our common stock.

     The Series A participating preferred purchasable upon exercise of the rights will be nonredeemable and junior to any other series of our preferred stock. Each share of Series A participating preferred will have a preferential cumulative quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of common stock. In the event of liquidation, the holders of Series A participating preferred will receive a preferred liquidation payment equal to 1,000 times the aggregate amount to be distributed per share to the holders of shares of common stock plus accrued dividends. Following payment of the Series A liquidation preference, and after the holders of shares of common stock shall have received an amount per share equal to the quotient obtained by dividing the Series A liquidation preference by 1,000, the holders of Series A participating preferred and holders of common stock will share ratably and proportionately the remaining assets to be distributed in liquidation. Each share of Series A participating preferred Stock will have 1,000 votes and will vote together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other securities, cash and/or other property, each share of Series A participating preferred will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock.

     Although the rights should not interfere with a business combination approved by the board of directors in the manner set forth in the rights plan, they may cause substantial dilution to a person or group that attempts to acquire control without approval by the board.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in the manner described below.

     The Section 203 restrictions do not apply if:

     (1) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained the status,

     (2) upon consummation of the transaction which resulted in the stockholder obtaining the status, the stockholder owned at least 85% of the shares of stock entitled to vote in the election of directors, the "voting stock". The 85% calculation does not include those shares:

        - owned by directors who are also officers of the target corporation, and

        - held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer, or

     (3) on or after the date the interested stockholder obtained its status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to LSI Logic Corporation. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CHARTER AND BYLAW PROVISIONS

     Our charter and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders as follows:

     - our charter provides for cumulative voting at all elections of directors,

     - our board has the power to establish the rights, preferences and privileges of authorized and unissued shares,

     - our charter limits the liability of our directors, in their capacity as directors but not in their capacity as officers, to LSI Logic Corporation or its stockholders to the fullest extent permitted by Delaware law.

INDEMNIFICATION ARRANGEMENTS

     Our bylaws provide that our directors, officers and agents shall be indemnified against expenses, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status. However, the director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of LSI Logic Corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

CHANGE OF CONTROL AGREEMENTS

     We have entered into certain severance agreements with each of our executive officers providing for the acceleration of unvested options held by such executive officers and the payment of certain lump sum amounts and benefits upon an involuntary termination at any time within twelve (12) months after a change of control.

     A "change of control" is defined as

     - the consummation of a merger or consolidation with any other corporation, other than a merger or consolidation in which we are the surviving entity,

     - the approval by our stockholders of a plan of liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, and

     - any person becoming the beneficial owner, as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, of 50% or more of our total outstanding voting securities. Our successors shall be bound under the change of control severance agreements. The change of control severance agreements terminate on November 20, 2003. Although these should not interfere with a business combination, they may cause a substantial dilution to a person or group that attempts to acquire us without approval of our board of directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is Boston EquiServe, L.P.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an underwriting agreement between us and Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., J.P. Morgan & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated, dated             , 1999, the underwriters have severally agreed
to purchase, and we have agreed to sell to them, the respective numbers of shares of common stock set forth opposite the names of such underwriters below:

                            NAME                              NUMBER OF SHARES
                            ----                              ----------------
Morgan Stanley & Co. Incorporated...........................
BancBoston Robertson Stephens Inc...........................
J.P. Morgan & Co., Inc......................................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
                                                                 ---------
          Total.............................................     5,000,000
                                                                 =========

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of common stock offered is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered hereby if any are taken (other than those covered by the underwriters' over-allotment option described below).

     We have granted to the underwriters an option, exercisable within 30 days from the date of the underwriting agreement, to purchase up to an aggregate of 750,000 additional shares of common stock solely for the purpose of covering over-allotments, if any.

     The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The underwriters initially proposed to offer part of the shares of common stock offered by this prospectus directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price
that represents a concession not in excess of $     per share under the public
offering price. Any underwriter may allow, and such dealers may reallow, a
concession not in excess of $     per share to other underwriters or to certain
dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.

     Concurrent with this offering of our common stock, we are conducting a separate offering of $250,000,000 principal amount of subordinated notes due 2006 convertible into our common stock at $ per share. This offering of our common stock is not conditioned on the completion of our offering of the notes. We will grant to the underwriters for the notes offering an option, exercisable within 30 days of the date of the underwriting agreement, to purchase up to an additional $37,500,000 principal amount of the notes, solely for the purpose of covering over-allotments of the notes of that offering, if any.

     We and our executive officers and directors have agreed that we and they will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise for a 90-day period after the date of this prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated, except that we may, without such consent, (i) issue and sell the notes offered pursuant to our concurrent offering, (ii) issue the common stock issuable upon conversion of the notes offered pursuant to our concurrent offering and our outstanding 4 1/4% convertible subordinated notes due 2004, (iii) to issue and sell the common stock offered by this prospectus,
(iv) grant options or issue and
sell stock upon the exercise of outstanding stock options or otherwise pursuant to our stock option or employee stock purchase plans, and (v) take any of the proscribed actions in connection with acquisitions of technologies, businesses or portions thereof, provided that the aggregate value of our equity securities issued or issuable in connection with such other acquisitions, as valued when issued or agreed to be issued, whichever is earlier, does not exceed $20 million in the aggregate (excluding any of our equity securities issued or issuable pursuant to such other acquisitions to persons who, prior to or simultaneous with our agreeing to make any such other acquisition, agree to be bound by the foregoing restrictions for the remainder of the period for which we are bound).

     In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the common stock for their own account. To cover over-allotments or to stabilize the price of the common stock, the underwriters may bid for, and purchase shares of common stock in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. In addition, the underwriters may bid for, and purchase, the notes offered under our concurrent offering or shares of our common stock on the open market to cover over-allotments or stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The underwriters and dealers may engage in passive market making transactions in the common stock in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for, or purchase, the common stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the common stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market prices of the common stock above independent market levels. Underwriters and dealers are not required to engage in passive market making, and may end passive market making activities at any time.

     Certain of the underwriters have engaged in transactions with and performed various banking and other services for us in the past and may do so from time to time in the future.

     BancBoston Robertson Stephens is an affiliate of BancBoston, N.A., a lender to us under our existing credit facility, and Boston EquiServe, L.P., is the transfer agent for our common stock.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling, Menlo Park, California.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Reports, proxy and information statements and other information filed electronically by us with the Commission are available at the Commission's website at http://www.sec.gov.

                           TRADEMARK ACKNOWLEDGEMENTS

     LSI Logic logo design, G10, The System on a Chip Company, ATMizer, CoreWare, SeriaLink, MiniRISC, GigaBlaze and MetaStor are registered trademarks of LSI Logic Corporation; G11, G12, Cablestream and SYMplicity are trademarks of LSI Logic Corporation.

     ARM is a registered trademark of Advanced RISC Machines Limited, used under license. OakDSPCore is a registered trademark of DSP Group, Inc., used under license. All other brand and product names appearing in this prospectus are the trademarks of their respective companies.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................  F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-4
Consolidated Statements of Stockholders' Equity for the
  Years Ended December 31, 1998, 1997 and 1996..............  F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998, 1997 and 1996..........................  F-6
Notes to Consolidated Financial Statements..................  F-7
Consolidated Condensed Balance Sheets as of June 30, 1999
  and December 31, 1998 (unaudited).........................  F-29
Consolidated Condensed Statements of Operations for the
  three and six months ended June 30, 1999 (unaudited)......  F-30
Consolidated Condensed Statements of Cash Flows for the six
  months ended June 30, 1999 and 1998 (unaudited)...........  F-31
Notes to Condensed Consolidated Financial Statements
  (unaudited)...............................................  F-32

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of LSI Logic Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of LSI Logic Corporation and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 1, on June 22, 1999, SEEQ Technology, Inc. ("SEEQ") merged with a wholly-owned subsidiary of LSI Logic Corporation and became a wholly-owned subsidiary of the Company in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect to the merger. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of LSI Logic Corporation and its subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based upon our audits, the accompanying supplementary consolidated balance sheets and the related supplementary consolidated statements of operations, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of LSI Logic Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 22, 1999,
except as to the pooling of interests
with SEEQ Technology Inc.
which is as of June 22, 1999

                          CONSOLIDATED BALANCE SHEETS

                                  A S S E T S

                                                                        DECEMBER 31,
                                                              --------------------------------
                                                                   1998              1997
                                                              --------------    --------------
                                                              (IN THOUSANDS, EXCEPT PER-SHARE
                                                                          AMOUNTS)
Cash and cash equivalents...................................    $  210,306        $  114,087
Short-term investments......................................        81,220           386,369
Accounts receivable, less allowance for doubtful accounts
  of $3,949 and $2,683......................................       249,106           215,912
Inventories.................................................       181,440           106,072
Deferred tax assets.........................................        62,699            41,034
Prepaid expenses and other current assets...................        52,250            28,432
                                                                ----------        ----------
          Total current assets..............................       837,021           891,906
                                                                ----------        ----------
Property and equipment, net.................................     1,486,256         1,128,023
Goodwill and other intangibles..............................       332,779            20,852
Other assets................................................       167,749           114,584
                                                                ----------        ----------
          Total assets......................................    $2,823,805        $2,155,365
                                                                ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable............................................    $  195,228        $  213,491
Accrued salaries, wages and benefits........................        47,988            39,005
Other accrued liabilities...................................       109,236            57,767
Income taxes payable........................................        57,993            87,304
Current portion of long-term obligations....................       187,852            45,662
                                                                ----------        ----------
          Total current liabilities.........................       598,297           443,229
                                                                ----------        ----------
Long-term obligations and deferred income taxes.............       695,797           120,557
                                                                ----------        ----------
Minority interest in subsidiaries...........................         5,238             5,197
                                                                ----------        ----------
Commitments and contingencies (Note 12)

Stockholders' equity:
Preferred shares; $.01 par value; 2,000 shares authorized...            --                --
Common stock; $.01 par value; 450,000 shares authorized;
  143,867 and 142,480 shares outstanding....................         1,439             1,424
Additional paid-in capital..................................     1,135,219         1,089,574
Retained earnings...........................................       368,378           507,856
Accumulated other comprehensive income/(loss)...............        19,437           (12,472)
                                                                ----------        ----------
          Total stockholders' equity........................     1,524,473         1,586,382
                                                                ----------        ----------
          Total liabilities and stockholders' equity........    $2,823,805        $2,155,365
                                                                ==========        ==========

                See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1998           1997           1996
                                                         -----------    -----------    -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.............................................     1,516,891      1,322,626      1,271,855
Costs and expenses:
  Cost of revenues...................................       884,598        694,274        716,755
  Research and development...........................       291,125        229,735        187,749
  Selling, general and administrative................       226,258        196,359        171,733
  Acquired in-process research and development.......       145,500          2,850             --
  Restructuring of operations and other non-recurring
     charges.........................................        75,400             --             --
  Amortization of intangibles........................        22,369          4,472          3,869
                                                         ----------     ----------     ----------
          Total costs and expenses...................     1,645,250      1,127,690      1,080,106
                                                         ----------     ----------     ----------
(Loss)/income from operations........................      (128,359)       194,936        191,749
Interest expense.....................................        (8,865)        (1,860)       (13,850)
Interest income and other............................         7,719         34,891         30,483
                                                         ----------     ----------     ----------
(Loss)/income before income taxes, minority interest
  and cumulative effect of change in accounting
  principle..........................................      (129,505)       227,967        208,382
Provision for income taxes...........................         9,905         60,819         57,521
                                                         ----------     ----------     ----------
(Loss)/income before minority interest and cumulative
  effect of change in accounting principle...........      (139,410)       167,148        150,861
Minority interest in net income of subsidiaries......            68            727            499
                                                         ----------     ----------     ----------
(Loss)/income before cumulative effect of change in
  accounting principle...............................      (139,478)       166,421        150,362
Cumulative effect of change in accounting
  principle..........................................            --         (1,440)            --
                                                         ----------     ----------     ----------
Net (loss)/income....................................      (139,478)       164,981        150,362
                                                         ==========     ==========     ==========
Basic earnings per share:
  (Loss)/income before cumulative effect of change in
     accounting principle............................         (0.97)    $     1.18     $     1.15
  Cumulative effect of change in accounting
     principle.......................................            --          (0.01)            --
                                                         ----------     ----------     ----------
  Net (loss)/ income.................................    $    (0.97)    $     1.17     $     1.15
                                                         ==========     ==========     ==========
Diluted earnings per share:
  (Loss)/income before cumulative effect of change in
     accounting principle............................    $    (0.97)    $     1.15     $     1.08
  Cumulative effect of change in accounting
     principle.......................................            --          (0.01)            --
                                                         ----------     ----------     ----------
  Net (loss)/income..................................         (0.97)          1.14     $     1.08
                                                         ==========     ==========     ==========
Shares used in computing per share amounts:
  Basic..............................................       143,153        140,880        131,181
                                                         ==========     ==========     ==========
  Dilutive...........................................       143,153        146,446        145,423
                                                         ==========     ==========     ==========

                See Notes to Consolidated Financial Statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              ACCUMULATED
                                   COMMON STOCK     ADDITIONAL                   OTHER
                                 ----------------    PAID-IN     RETAINED    COMPREHENSIVE
                                 SHARES    AMOUNT    CAPITAL     EARNINGS    INCOME/(LOSS)     TOTAL
                                 -------   ------   ----------   ---------   -------------   ----------
                                                             (IN THOUSANDS)
Balances at December 31,
  1995.........................  131,579   $1,316   $  976,975   $ 192,513     $ 56,225      $1,227,029
Net income.....................                                    150,362
Foreign currency translation
  adjustments..................                                                 (30,821)
Total comprehensive income.....                                                                 119,541
Purchases of common stock under
  stock repurchase program.....   (2,077)     (21)     (46,817)                                 (46,838)
Issuance to employees under
  stock option and purchase
  plans........................    1,803       18       20,028                                   20,046
Tax benefit of employee stock
  transactions.................                         10,750                                   10,750
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1996.........................  131,305    1,313      960,936     342,875       25,404       1,330,528
Net income.....................                                    164,981
Foreign currency translation
  adjustments..................                                                 (37,876)
Total comprehensive income.....                                                                 127,105
Purchase of common stock under
  stock repurchase program.....   (2,400)     (24)     (59,857)                                 (59,881)
Issuance to employees under
  stock option and purchase
  plans........................    1,840       19       24,420                                   24,439
Tax benefit of employee stock
  transactions.................                         11,200                                   11,200
Issuance of stock from
  conversion of Convertible
  Subordinated Notes, net of
  deferred offering costs......   11,735      117      141,591                                  141,708
Intrinsic value of options
  issued in conjunction with
  the acquisition of Mint
  Technology, Inc..............                         11,283                                   11,283
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1997.........................  142,480    1,425    1,089,573     507,856      (12,472)      1,586,382
Net loss.......................                                   (139,478)
Foreign currency translation
  adjustments..................                                                  31,909
Total comprehensive loss.......                                                                (107,569)
Purchase of common stock under
  stock repurchase program.....     (445)      (4)      (5,657)                                  (5,661)
Issuance to employees under
  stock option and purchase
  plans........................    1,832       18       21,724                                   21,742
Common stock to be issued for
  litigation settlement........                          1,406                                    1,406
Tax benefit of employee stock
  transactions.................                          3,026                                    3,026
Fair value of options issued in
  conjunction with the
  acquisition of Symbios,
  Inc..........................                         25,147                                   25,147
                                 -------   ------   ----------   ---------     --------      ----------
Balances at December 31,
  1998.........................  143,867   $1,439   $1,135,219   $ 368,378     $ 19,437      $1,524,473
                                 =======   ======   ==========   =========     ========      ==========

                See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                         1998          1997           1996
                                                       ---------    -----------    -----------
                                                                   (IN THOUSANDS)
Operating activities:
Net (loss)/income..................................    $(139,478)   $   164,981    $   150,362
Adjustments:
  Depreciation and amortization....................      227,424        168,246        148,875
  Common stock issued for litigation...............        1,406
  Minority interest in net income of
     subsidiaries..................................           68            727            499
  Write-off of acquired in-process research and
     development...................................      145,500          2,850             --
  Non-cash restructuring and other related
     charges.......................................       75,400             --             --
  Gain on sale of equipment........................           --            (62)           (10)
  Gain on sale of stock investments................      (16,671)            --             --
  Changes in:
     Accounts receivable...........................       32,744        (34,157)        42,500
     Inventories...................................        6,992        (15,374)        44,076
     Current deferred tax assets...................      (21,665)       (22,160)         5,558
     Prepaid expenses and other assets.............      (42,662)       (10,844)         2,128
     Accounts payable..............................      (67,831)       111,499        (55,660)
     Accrued and other liabilities.................       21,525         38,220         14,879
                                                       ---------    -----------    -----------
  Net cash provided by operating activities........      222,752        403,926        353,207
                                                       ---------    -----------    -----------
Investing activities:
  Purchase of debt and equity securities
     available-for-sale............................     (326,979)    (1,134,838)    (1,117,885)
  Maturities and sales of debt and equity
     securities available-for-sale.................      631,755      1,319,823      1,055,183
  Purchase of non-marketable equity securities.....       (9,216)       (10,704)        (6,252)
  Purchases of property and equipment, net of
     retirements...................................     (329,892)      (513,448)      (362,024)
  Acquisition of Symbios, net of cash acquired.....     (763,683)            --             --
  Proceeds from sale of stock investments..........       23,106             --             --
  Acquisition of Mint Technology, Inc., net of cash
     acquired......................................           --         (6,863)            --
  Release of funds in escrow.......................        2,676          1,200          1,000
  Acquisition of stock from minority interest
     holders.......................................         (599)            --         (2,757)
                                                       ---------    -----------    -----------
  Net cash used in investing activities............     (772,832)      (344,830)      (432,735)
                                                       ---------    -----------    -----------
Financing activities:
  Proceeds from borrowings.........................      724,682         34,193        145,832
  Repayment of debt obligations....................     (101,781)       (90,428)       (58,033)
  Purchase of common stock under repurchase
     program.......................................       (5,661)       (59,881)       (46,838)
  Issuance of common stock, net....................       21,742         24,444         20,046
                                                       ---------    -----------    -----------
  Net cash provided by/(used in) financing
     activities....................................      638,982        (91,672)        61,007
                                                       ---------    -----------    -----------
Effect of exchange rate changes on cash and cash
  equivalents......................................        7,317         (5,038)        (5,670)
                                                       ---------    -----------    -----------
Increase/(decrease) in cash and cash equivalents...       96,219        (37,614)       (24,191)
                                                       ---------    -----------    -----------
Cash and cash equivalents at beginning of period...      114,087        151,701        175,892
                                                       ---------    -----------    -----------
Cash and cash equivalents at end of period.........    $ 210,306    $   114,087    $   151,701
                                                       =========    ===========    ===========
Supplemental non-cash disclosures:
  Conversion of subordinated debentures to common
     stock.........................................    $      --    $   141,708    $        --
                                                       =========    ===========    ===========
  Tax benefit of employee stock transactions.......    $   3,026    $    11,200    $    10,750
                                                       =========    ===========    ===========

                See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS. LSI Logic Corporation designs, develops and manufactures high-performance integrated circuits, including ASICs, ASSPs and related products and services, which it markets primarily to original equipment manufacturers in the electronic data processing, consumer electronics, telecommunications and certain office automation industries worldwide. The Company also markets and supports ASICs for peripheral and storage systems connectivity, peripheral controller electronics, host adapter integrated circuits and boards and a complete line of RAID storage systems, subsystems and related software.

     BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and all of its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. Assets and liabilities of certain foreign operations are translated to U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Accounts denominated in foreign currencies have been remeasured into functional currencies before translation into U.S. dollars. Foreign currency transaction gains and losses are included as a component of interest income and other. Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

     On August 6, 1998, the Company completed the acquisition of all of the outstanding capital stock of Symbios from Hyundai Electronics America ("HEA"). HEA is a majority-owned subsidiary of Hyundai Electronics Industries Co., Ltd. ("HEI"), a Korean corporation. The transaction was accounted for as a purchase, and accordingly, the results of operations of Symbios and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated financial statements as of August 6, 1998, the effective date of the purchase, through the end of the period. The acquisition of Symbios is discussed further in Note 2 of Notes to the Consolidated Financial Statements. There are no significant differences between the accounting policies of the Company and Symbios.

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company, with SEEQ Technology, Inc. ("SEEQ") in a transaction accounted for as a pooling of interests, and SEEQ became a wholly-owned subsidiary of the Company. All financial information has been restated retroactively to reflect the combined operations of the Company and SEEQ as if the merger had occurred at the beginning of the earliest period presented (see Note 8). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas the Company operates on a 52/53 week fiscal year ending on December 31. SEEQ's financial information has been recast to conform to the Company's year-end.

     Minority interest in subsidiaries represents the minority stockholders' proportionate share of the net assets and results of operations of the Company's majority-owned subsidiaries. Sales of common stock of the Company's subsidiaries and purchases of such shares may result in changes in the Company's proportionate share of the subsidiaries' net assets. The Company reflects such changes as an element of additional paid-in-capital.

     During 1997, the Company changed its fiscal year from a 52-53 week year to a year ending December 31. In 1996, the year ended on the Sunday closest to December 31. For presentation purposes, the consolidated financial statements and notes refer to December 31 as year end. Fiscal years 1998 and 1996 were 52-week years while fiscal year 1997 was a 53-week year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Certain items previously reported in specific financial statement captions have been reclassified to conform with the 1998 presentation.

     CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS. All highly liquid investments purchased with an original maturity of ninety days or less are considered to be cash equivalents and are classified as held-to-maturity. Marketable short-term investments are accounted for as available-for-sale. Management determines the appropriate classification of debt and equity securities at the time of purchase and reassesses the classification at each reporting date. Investments in debt and equity securities classified as held-to-maturity are reported at amortized cost and securities available-for-sale are reported at fair value with unrealized gains and losses, net of related tax, if any, reported as a separate component of comprehensive income. Unrealized gains and losses at December 31, 1998 and 1997 were not significant. Realized gains and losses are based on the book value of specific securities at the time of sale. Realized gains and losses are included in interest income and other and were not significant during 1998, 1997 and 1996.

     CONCENTRATION OF CREDIT RISK OF FINANCIAL INSTRUMENTS. Financial instruments which potentially subject the Company to credit risk consist of cash equivalents, short-term investments and accounts receivable. Cash equivalents and short-term investments are maintained with high quality institutions, the composition and maturities of which are regularly monitored by management. A majority of the Company's trade receivables are derived from sales to large multinational computer, communication and consumer electronics manufacturers, with the remainder distributed across other industries. Amounts due from one of the Company's customers accounted for 17% and 26% of trade receivables at December 31, 1998 and 1997, respectively. During 1998 and 1997, the Company sold throughout the year approximately $77 million and $177 million (discounted at short-term yen borrowing rates, averaging 0.4% in 1998 and in 1997), respectively, of its Japanese sales affiliate's accounts receivable through financing programs with certain Japanese banks. Related transaction costs were not significant. Concentrations of credit risk with respect to all other trade receivables are considered to be limited due to the quantity of customers comprising the Company's customer base and their dispersion across industries and geographies. The Company performs ongoing credit evaluations of its customers' financial condition and requires collateral as considered necessary. Write-offs of uncollectible amounts have not been significant.

     FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company, using available market information and valuation methodologies considered to be appropriate. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts. The book value of the new debt at December 31, 1998 approximates fair value as the debt is at adjustable rates. (See Note 4 to the Notes.) The estimated fair value of financial instruments at December 31, 1997 was not significantly different from the values presented in the consolidated balance sheets.

     INVENTORIES. Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis for raw materials and is computed on a currently adjusted standard basis (which approximates first-in, first-out) for work-in-process and finished goods.

     PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost and includes interest on funds borrowed. Depreciation and amortization are calculated based on the straight-line method. Depreciation of equipment and buildings, in general, is computed using the assets' estimated useful lives as presented below:

Buildings and improvements...........................  20 - 40 years
Equipment............................................  2 - 6 years
Furniture and fixtures...............................  3 - 6 years

     Amortization of leasehold improvements is computed using the shorter of the remaining term of the Company's facility leases or the estimated useful lives of the improvements. Depreciation for income tax purposes is computed using accelerated methods.

     PREPRODUCTION ENGINEERING COSTS. Incremental costs incurred in connection with developing major production capabilities at new manufacturing plants, including facility carrying costs and costs to qualify production processes, are capitalized and amortized over the expected useful lives of the manufacturing processes utilized in the plants, generally four years. Amortization commences when the manufacturing plant is capable of volume production, which is generally characterized by meeting certain reliability, defect density and service cycle time criteria defined by management. In April of 1998, the Accounting Standards Executive Committee of the AICPA released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. The Company will expense the unamortized preproduction balance of $92 million, net of tax on January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5. The preproduction costs are included in property and equipment at December 31, 1998 and 1997. The Company recorded approximately $2 million in amortization of preproduction costs in 1998 related to the new fabrication facility in Gresham, Oregon.

     SOFTWARE. The Company capitalizes substantially all external costs related to the purchase and implementation of software projects used for business operations and engineering design activities. Capitalized software costs primarily include purchased software and external consulting fees. Capitalized software projects are amortized over the estimated useful life of the project, typically a two to five year period. The Company had $62 million and $47 million of capitalized software costs, net of amortization, included in other assets at December 31, 1998 and 1997, respectively. Software amortization totaling $17 million, $15 million and $16 million was included in the Company's results of operations during 1998, 1997 and 1996, respectively.

     On November 21, 1997, the Emerging Issues Task Force issued EITF No. 97-13, "Accounting for costs incurred in connection with a consulting contract or an internal project that combines business process re-engineering and information technology transformation." EITF No. 97-13 required that the Company change its accounting policy to expense, in the fourth quarter of 1997, all costs previously capitalized in connection with business process re-engineering activities as defined by the statement. The Company recorded a charge of $1.4 million, net of related tax of $0.6 million, during the fourth quarter of 1997. The charge reduced basic and diluted earnings per share by one cent for the quarter and year ended December 31, 1997.

     OTHER ASSETS. Goodwill and other intangibles acquired in connection with the acquisition of Symbios on August 6, 1998 (See Note 2 of Notes to the Consolidated Financial Statements), the purchase of Mint Technology, Inc. in 1997 and the purchase of common stock from minority stockholders (See Note 8 of Notes to the Consolidated Financial Statements) of approximately $369 million and $35 million, and related accumulated amortization of $36 million and $14 million, are included in other assets at December 31, 1998 and 1997, respectively. The acquisitions were accounted for as purchases, and the excess of the purchase price over the fair value of assets acquired was allocated to existing technology, workforce in place, trademarks and goodwill, which are being amortized over a weighted average life of eight years. Goodwill and other intangibles are evaluated for impairment based on the related estimated undiscounted cash flows.

     At December 31, 1998 and 1997, the Company had $8 million and $20 million invested in restricted shares of Chartered Semiconductor Manufacturing Pte. Ltd. ("CSM"), respectively. Transfer of the shares is restricted for five years or until the listing of CSM stock upon a recognized stock exchange, whichever occurs sooner. The Company also had $11 million in a number of other non-public technology companies for both years ended December 31, 1998 and 1997. In the third quarter of 1998, the Company wrote-down to estimated fair values two long-term equity investments. This included a write-down of $11.9 million in its investment in CSM and a $2.4 million write-down of its investment in a technology company. The estimated fair values for these investments were based on third party financings by CSM and management analysis of the two companies financial statements. The decline in values was considered by management to be other than temporary. In the fourth quarter of 1998, the Company recognized a gain of $16.7 million on proceeds of $23.1 million related to the sale of one of its investments in a technology Company. The carrying value of the investment was approximately $6.4 million. All investments are recorded as long-term assets at cost less adjustments made for other than temporary declines in value and the Company believes that the fair value of the investments is equal to or greater than their carrying values at December 31, 1998 and 1997.

     REVENUE RECOGNITION. Revenue is primarily recognized upon shipment with the exception of standard products sold to distributors. Revenue from standard products sold to distributors is deferred until the distributor sells the product to a third-party. Revenue from the licensing of the Company's design and manufacturing technology is recognized when the significant contractual obligations have been fulfilled. Royalty revenue is recognized upon the sale of products subject to royalties. The Company uses the percentage-of-completion method for recognizing revenues on fixed-fee design arrangements.

     One customer accounted for 12%, 22% and 14% of consolidated revenues in 1998, 1997 and 1996, respectively.

     STOCK-BASED COMPENSATION. The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Company's policy is to grant options with an exercise price equal to the quoted market price of the Company's stock on the grant date. The Company provides additional pro forma disclosures as required under SFAS No. 123, "Accounting for Stock-Based Compensation." (See Note 9 of Notes to the Consolidated Financial Statements.)

     INCOME PER SHARE Basic EPS is computed by dividing net income available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS is computed using the weighted-average number of common and dilutive potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options. A reconciliation of the numerators and denominators of the basic and diluted per share computations as follows (in thousands, except per share amounts):

                                                                     YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------------------
                                             1998                              1997                             1996
                                -------------------------------   ------------------------------   ------------------------------
                                                      PER-SHARE                        PER-SHARE                        PER-SHARE
                                 INCOME*    SHARES+    AMOUNT     INCOME*    SHARES+    AMOUNT     INCOME*    SHARES+    AMOUNT
                                ---------   -------   ---------   --------   -------   ---------   --------   -------   ---------
Basic EPS:
  Net (loss)/income before
    cumulative effect of
    change in accounting
    principle.................  $(139,478)  143,153    $(0.97)    $166,421   140,880    $ 1.18     $150,362   131,181    $ 1.15
                                                       ------                           ------                           ------
  Cumulative effect of change
    in accounting principle...         --                  --       (1,440)  140,880     (0.01)          --                  --
  Net (loss)/ income available
    to common stockholders....   (139,478)  143,153     (0.97)     164,981   140,880      1.17      150,362   131,181      1.15
                                                       ------                           ------                           ------
  Effect of dilutive
    securities:
    Stock options.............                   --                            2,816                            2,507
    5 1/2% Convertible
      Subordinated Notes......         --        --                  1,279     2,750                  6,166    11,735
Diluted EPS:
  Net (loss)/income before
    cumulative effect of
    change in accounting
    principle (adjusted for
    assumed conversion of
    debt).....................   (139,478)  143,153     (0.97)     167,700   146,446      1.15      156,528   145,423      1.08
                                                       ------                           ------                           ------
  Cumulative effect of change
    in accounting principle...         --        --        --       (1,440)  146,446     (0.01)          --                  --
                                                                                        ------
  Net (loss)/income available
    to common stockholders....  $(139,478)  143,153    $(0.97)    $166,260   146,446    $ 1.14     $156,528   145,423    $ 1.08
                                                       ------                           ------                           ------

---------------
* Numerator

+ Denominator

     Options to purchase approximately 20,117,000, 4,065,000, and 3,194,000 shares were outstanding at December 31, 1998, 1997 and 1996, respectively, but were not included in the computation because the exercise prices were greater than the average market price of common shares in 1997 and 1996. In 1998, all options were excluded from the calculation because of their antidilutive effect on earnings per share. The exercise price ranges of these options were $1.98 to $58.13, $32.00 to $103.75 and $30.50 to $103.75 at December 31, 1998, 1997 and
1996, respectively.

     SELF-INSURANCE. The Company retains certain exposures in its insurance plan under self-insurance programs. Reserves for claims made and reserves for estimated claims incurred but not yet reported are recorded as current liabilities.

     COMPREHENSIVE INCOME. In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The primary difference between net income and comprehensive income, for the Company, is due to foreign currency translation adjustments. Comprehensive income is being shown in the statement of stockholders' equity.

     SEGMENT REPORTING. In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of the Company's operations or financial position or the segments reported in 1998. (See Note 11 of Notes to the Consolidated Financial Statements.)

NOTE 2 -- ACQUISITION OF SYMBIOS

     The Company completed the acquisition of all of the outstanding capital stock of Symbios from HEA on August 6, 1998.

     The Company paid approximately $767 million in cash for all of the outstanding capital stock of Symbios. The Company additionally paid approximately $6 million in direct acquisition costs and accrued an additional $6 million as payable to HEA relating to the resolution of certain obligations outlined in the Stock Purchase Agreement which were resolved in February of 1999 without a change to the accrual. The purchase was financed using a combination of cash reserves and a new credit facility bearing interest at adjustable rates. (See Note 4 of Notes to the Consolidated Financial Statements.) In addition, the Company assumed all of the options outstanding under Symbios' 1995 Stock Plan with a calculated Black-Scholes value of $25 million. The total purchase price of Symbios was $804 million.

     The total purchase price of $804 million was allocated to the estimated fair value of assets acquired and liabilities assumed based on an independent appraisal and management estimates.

     The total purchase price was allocated as follows (in millions):

Fair value of property, plant and equipment.................  $252
Fair value of other tangible net assets.....................    72
In-process research and development.........................   146
Current technology..........................................   214
Assembled workforce and trademarks..........................    37
Residual goodwill...........................................    83
                                                              ----
                                                              $804
                                                              ====

     SYMBIOS INTEGRATION. The Company has taken certain actions to combine the Symbios operations with LSI Logic and, in certain instances, to consolidate duplicative operations. Adjustments to accrued integration costs related to Symbios were recorded as an adjustment to the fair value of net assets in the purchase price allocation. The Company finalized the integration plan as of December 31, 1998. Accrued integration charges include $4 million related to involuntary separation and relocation benefits for approximately 300 Symbios positions and $1.4 million in other exit costs primarily relating to the closing of Symbios sales offices and the termination of certain contractual relationships. The Symbios integration related accruals are based upon management's current estimate of integration costs and are in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     The following table sets forth the Company's 1998 integration activity from August 6, 1998 to December 31, 1998:

                                                          AUGUST 6, 1998                DECEMBER 31,
                                                          INTEGRATION OF                    1998
                                                             SYMBIOS        UTILIZED      BALANCE
                                                          --------------    --------    ------------
                                                                        (IN THOUSANDS)
Payments to employees for severance and relocation(a)...      $4,000        $(1,640)       $2,360
Other exit costs(a).....................................       1,437           (435)        1,002
                                                              ------        -------        ------
          Total.........................................      $5,437        $(2,075)       $3,362
                                                              ======        =======        ======

---------------
(a) Amounts utilized represent cash charges.

     The utilization of the Symbios integration reserve of $2.1 million during the period August 6, 1998 to December 31, 1998 relates primarily to payments of $1.6 million to 47 employees for severance and relocation and $0.4 million for payments to third parties to terminate certain contractual relationships. No significant adjustments were made to this reserve during the year. The Company expects to complete the activities underlying the integration plan by June 1999.

     IN-PROCESS RESEARCH AND DEVELOPMENT. The Company reduced its estimate of the amount allocated to in-process research and development ("IPR&D") by $79.3 million from the $224.8 million amount previously reported in the third quarter of 1998 to $145.5 million for the year ended December 31, 1998. Amortization of intangibles increased by $4.3 million from $18.1 million to $22.4 million for the year ended December 31, 1998. The basic loss per share and loss per share assuming dilution decreased from $1.51 to $0.97 for the year ending December 31, 1998.

     The amount allocated to IPR&D and intangible assets in the third quarter of 1998 was made in a manner consistent with widely recognized appraisal practices at the date of acquisition of Symbios. Subsequent to the acquisition, the SEC staff expressed views that took issue with certain appraisal practices generally employed in determining the fair value of the in-process research and development that was the basis for the Company's measurement of its in-process research and development charge. The charge of $224.8 million, as first reported by the Company, was based upon assumptions and appraisal methodologies the SEC has since announced it does not consider appropriate.

     As a result of computing in-process research and development using the SEC preferred methodology, the Company decided to revise the amount originally allocated to in-process research and development. The Company has revised earnings for the third quarter of 1998 and has amended its Report on Form 10-Q and Report on Form 8-K/A previously filed with the Securities Exchange Commission. The revised quarterly results for the third and fourth quarter of 1998 are included in this Annual Report on Form 10-K/A under Part II, Item 8 "Financial Statements and Supplementary Data."

     The $145.5 million allocation of the purchase price to IPR&D was determined by identifying research projects in areas for which technological feasibility had not been established and no alternative future uses existed. We acquired technology consisting of storage and semiconductor research and development projects in process. The storage projects consist of designing controller modules, a new disk drive and a new version of storage management software with new architectures to improve performance and portability. The semiconductor projects consist of client/server products being designed with new architectures and protocols and a number of ASIC and peripheral products that are being custom designed to meet the specific needs of specific customers. The amounts of in-process research and development allocated to each category of projects was $50.7 million for storage projects, $69.1 million for client/server projects and $25.7 million for ASIC and peripheral projects.

     The percentage of completion for each project was determined using milestones representing management's estimate of effort, value added, and degree of difficulty of the portion of each project completed as of August 6, 1998, as compared to the remaining research and development to be completed to bring each project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are: researching the market requirements and the engineering architecture and feasibility studies; the design and verification milestones; and the third phase of prototyping and testing the product (both internal to the Company and customer testing). Each of these phases has been subdivided into milestones and then the status of each of the projects was evaluated as of August 6, 1998. We estimate as of the acquisition date, the storage projects in aggregate are approximately 74% complete, semiconductor projects are approximately 60% complete for client/server projects and 55% complete for ASIC and peripheral projects.

     However, development of these technologies remains a significant risk to the Company due to the remaining effort to achieve technical feasibility, rapidly changing customer markets and significant competitive threats from numerous companies. Failure to bring these products to market in a timely manner could adversely affect sales and profitability of the combined company in the future. Additionally, the value of other intangible assets acquired may become impaired. Company management believes that the restated in-process research and development charge of $145.5 million is valued consistently with the SEC staff's current views regarding valuation methodologies. There can be no assurances, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to further revise the amount allocated to in-process research and development.

     USEFUL LIVES OF INTANGIBLE ASSETS. The estimated weighted average useful life of the intangible assets for current technology, assembled workforce, trademarks and residual goodwill, created as a result of the acquisition, is approximately eight years.

     PRO FORMA RESULTS. The following pro forma summary is provided for illustrative purposes only and is not necessarily indicative of the consolidated results of operations for future periods or that actually would have been realized had the Company and Symbios been a consolidated entity during the periods presented. The summary combines the results of operations as if Symbios had been acquired as of the beginning of the periods presented.

     The summary includes the impact of certain adjustments such as goodwill amortization, changes in depreciation, estimated changes in interest income because of cash outlays associated with the transaction and elimination of certain notes receivable assumed to be repaid as of the beginning of the periods presented, changes in interest expense because of the new debt entered into with the purchase (see discussion in Note 4 of the Notes) and the repayment of certain debt assumed to be repaid as of the beginning of the periods presented. Additionally, in-process research and development of $145.5 million discussed above has been excluded from the periods presented as it arose from the acquisition of Symbios. The restructuring charge of $75.4 million did not relate to the acquisition of Symbios (see Note 3 of the Notes) and accordingly was included in the preparation of the pro forma results.

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1998          1997
                                                      ----------    ----------
                                                            (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT
                                                         PER-SHARE AMOUNTS)
Revenue.............................................  $1,875,247    $1,942,095
Net income..........................................  $   (4,843)   $  136,657
Basic EPS...........................................  $    (0.03)   $     0.97
Diluted EPS.........................................  $    (0.03)   $     0.94

NOTE 3 -- RESTRUCTURING

     The Company remains committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios into the Company's operations, the Company's management, with the approval of the Board of Directors, committed itself to a restructuring plan and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included a worldwide realignment of manufacturing capacity, the consolidation of certain design centers and administrative offices, and a streamlining of the Company's overhead structure to reduce operating expenses. The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 2 of Notes to the Consolidated Financial Statements, integration costs relating to Symbios was accrued as a liability assumed in the purchase in accordance with EITF No. 95-3.

     Restructuring costs include $37.2 million related primarily to fixed assets impaired as a result of the decision to close, by the third quarter of 1999, a manufacturing facility in Tsukuba, Japan; $4.7 million for terminations of leases and maintenance contracts primarily in the U.S. and Europe; $1.7 million for non-cancelable purchase commitments primarily in Europe; $13.1 million in fixed asset and other asset write-downs primarily in the U.S., Japan and Europe; approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales and administrative offices primarily in the U.S. and Europe; and work force reduction costs of $16.3 million. Other exit costs include

$0.9 million related to payments made for early leave contract terminations and the write-down of surplus assets to their estimated realizable value; $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide. The workforce reduction costs primarily include severance costs related to involuntary termination of employment for approximately 900 employees from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance for assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and use of management estimates. Severance costs and other above noted exit costs were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be executed to completion by September 30, 1999, one year from the date the reserve was taken.

     The following table sets forth the Company's 1998 restructuring reserves as of September 30, 1998 and activity against the reserve for the three month period ending December 31, 1998:

                                                   SEPTEMBER 30, 1998
                                                     RESTRUCTURING                   TRANSLATION    BALANCE
                                                        EXPENSE          UTILIZED    ADJUSTMENT     12/31/98
                                                   ------------------    --------    -----------    --------
Write-down of manufacturing facility(a)..........       $37,200          $(35,700)     $   --       $ 1,500
Other fixed asset related charges(a).............        13,100           (13,100)         --            --
Payments to employees for severance(b)...........        16,300            (4,700)         --        11,600
Lease terminations and maintenance
  contracts(c)...................................         4,700              (100)         --         4,600
Noncancelable purchase commitments (c)...........         1,700              (100)         --         1,600
Other exit costs(c)..............................         2,400            (1,200)         --         1,200
Cumulative currency translation adjustment.......                                       1,512         1,512
                                                        -------          --------      ------       -------
         Total...................................       $75,400          $(54,900)     $1,512       $22,012
                                                        =======          ========      ======       =======

---------------
(a) Amounts utilized represent a write-down of fixed assets due to impairment. The amounts were accounted for as a reduction of the assets and did not result in a liability. The $1.5 million balance for the write-down of the facility relates to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 290 employees.

(c) Amounts utilized represent cash charges.

NOTE 4 -- DEBT

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Notes payable to banks......................................  $739,774    $111,242
Capital lease obligations...................................     7,749       4,766
                                                              --------    --------
                                                               747,523     116,008
Current portion of long-term debt, capital lease obligations
  and short-term borrowings.................................  (187,852)    (45,662)
                                                              --------    --------
Long-term debt and capital lease obligations................  $559,671    $ 70,346
                                                              ========    ========

     On August 5, 1998, the Company entered into a credit agreement with ABN AMRO Bank N.V. ("ABN AMRO"). The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 by and among the Company, JSI, ABN AMRO and thereafter syndicated to a group of lenders determined by ABN AMRO and the Company. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility ("Revolver"), and a $150 million senior unsecured revolving credit facility ("364 day Facility").

     On August 5, 1998, the Company borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, the Company borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of December 31, 1998, the interest rate for the 364 day Facility and the Revolver ranged from 6.65% to 6.82%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. As of December 31, 1999, the interest rate for the yen sub-facility was 1.99%. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid it's existing 11.4 billion yen (US$79.2 million) credit facility and borrowed 8.6 billion yen (US$74 million at December 31, 1998) bearing interest at adjustable rates. Borrowings outstanding under the 364 day Facility and the Revolver including the yen sub-facility were $740 million as of December 31, 1998. JSI also had borrowings outstanding of approximately 85 million yen (US$0.7 million) at December 31, 1998. The Company paid approximately $3.8 million in debt issuance costs related to the new debt facility. This amount was capitalized as an other asset and is being amortized over the life of the credit facility.

     The Company, in accordance with the new credit arrangement, must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. At December 31, 1998, the Company was in compliance with these covenants.

     In February 1997, the Company called for redemption of its $144 million, 5 1/2% Convertible Subordinated Notes ("Convertible Notes") which were outstanding at December 31, 1996. The Convertible Notes were converted at a price of $12.25 per share resulting in the issuance of 11,735,000 shares of common stock. The redeemed value of the Convertible Notes of $142 million, net of deferred offering costs, was recorded as part of stockholders' equity.

     In December 1996, the Company entered into a credit arrangement with several banks for a $300 million revolving line of credit expiring in December 1999. The Company canceled this agreement on July 31, 1998.

     Aggregate principal payments required on outstanding debt and capital lease obligations are $188 million, $139 million, $105 million, $315 million, and $0.5 million for 1999, 2000, 2001, 2002, and thereafter respectively.

     The Company paid $9 million, $9 million and $17 million in interest during 1998, 1997 and 1996, respectively.

NOTE 5 -- CASH AND INVESTMENTS

     Cash and cash equivalents and short-term investments included the following debt and equity securities at December 31:

                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Cash and cash equivalents
Overnight deposits..........................................  $ 82,591    $ 30,724
Commercial paper............................................    44,803      11,955
Corporate debt securities...................................        --      10,384
Time deposits...............................................        --       5,409
Other.......................................................        --       8,319
                                                              --------    --------
          Total held-to-maturity............................   127,394      66,791
Cash........................................................    82,912      47,296
                                                              --------    --------
          Total cash and cash equivalents...................  $210,306    $114,087
                                                              ========    ========
Short-term investments
Corporate debt securities...................................  $ 34,545    $138,143
Time deposits...............................................    24,934     102,165
U.S. government and agency securities.......................     5,065      69,294
Commercial paper............................................        --      44,735
Bank notes..................................................    11,663      18,207
Auction rate preferred......................................     5,013      13,825
                                                              --------    --------
          Total available-for-sale..........................  $ 81,220    $386,369
                                                              ========    ========

     Cash and cash equivalents and short-term investments held at December 31, 1998 and 1997 approximate fair market value. As of December 31, 1998, contractual maturities of available-for-sale securities are within one year.

NOTE 6 -- FINANCIAL INSTRUMENTS

     The Company has foreign subsidiaries which operate and sell the Company's products in various global markets. As a result, the Company is exposed to changes in foreign currency exchange rates and interest rates. The Company utilizes various hedge instruments, primarily forward contract, currency swap, interest rate swap and currency option contracts, to manage its exposure associated with firm intercompany and third-party transactions and net asset and liability positions denominated in non-functional currencies. The Company does not hold derivative financial instruments for speculative or trading purposes.

     On August 5, 1998, the Company recognized a loss of $1.5 million from the decision to close interest rate swap contracts which converted the interest associated with yen borrowings by JSI from adjustable to fixed rates. The contracts were closed because the underlying debt was repaid as discussed in
Note 4 of Notes to the Consolidated Financial Statements. Current period gains and losses associated with the interest rate swaps are included in interest expense, or as other gains and losses at such time as related borrowings are terminated. At December 31, 1998, there were no interest rate swap contracts outstanding, however, the Company may enter into interest rate swaps in the future. As of December 31, 1997, the Company had several interest rate swap contracts outstanding which convert the interest associated with 14 billion yen (US$109 million) of borrowings by the Company's Japanese manufacturing subsidiary from adjustable to fixed rates (ranging from 1.75% to 2.46%). The interest rate swaps covered payments to be made under term borrowings through 2001.

     The Company enters into forward contracts, currency swaps and currency option contracts to hedge firm commitments, intercompany transactions and third party exposures. The forward and currency swap contracts hedging firm intercompany asset and liability positions denominated in non-functional currencies expired on the last day of the year ended December 31, 1998 and year ended December 31, 1997. Forward contracts are considered identifiable hedges and realized and unrealized gains and losses are deferred until settlement of the underlying commitments. They are recorded as other gains or losses when a hedged transaction is no longer expected to occur. Deferred foreign gains and losses were not significant at December 31, 1998 and 1997, respectively. Foreign currency transaction gains and losses included in interest income and other were insignificant for the year ended December 31, 1998 and 1997, respectively.

     At December 31, 1998, total outstanding purchased currency option contracts were $130 million. These contracts expire quarterly through June 1999. These currency options were treated as hedges of third-party yen revenue exposures. The realized and unrealized gains and option premiums are deferred until the exposure underlying the option is recorded. The deferred premiums on all outstanding options were $5.5 million as of December 31, 1998 and included in other current assets. The Company closed option contracts not qualifying for hedge accounting treatment during the third quarter of 1998 at a gain of $0.7 million.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Upon adoption of SFAS No. 133, the Company will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While the Company believes the adoption of this statement will not have a significant effect on the Company's results of operations as most derivative instruments are closed on the last day of each fiscal quarter, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

NOTE 7 -- BALANCE SHEET DETAIL

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                                 ----          ----
                                                                   (IN THOUSANDS)
Inventories:
  Raw materials.............................................  $   32,347    $   19,892
  Work-in-process...........................................      53,042        60,136
  Finished goods............................................      96,051        26,044
                                                              ----------    ----------
                                                              $  181,440    $  106,072
                                                              ==========    ==========
  Property and equipment:
  Land......................................................  $   50,278    $   39,885
  Buildings and improvements................................     459,157       145,297
  Equipment.................................................   1,349,443       865,203
  Leasehold improvements....................................      56,898        47,242
  Preproduction engineering.................................      97,356        58,972
  Furniture and fixtures....................................      49,707        39,391
  Construction in progress..................................     210,426       557,350
                                                              ----------    ----------
                                                               2,273,265     1,753,340
Accumulated depreciation and amortization...................    (787,009)     (625,317)
                                                              ----------    ----------
                                                              $1,486,256    $1,128,023
                                                              ==========    ==========

     The Company had $97 million and $34 million of unamortized preproduction engineering costs at December 31, 1998 and 1997, respectively, associated with the construction of a new manufacturing facility in Gresham, Oregon. This new facility became operational as of December 1, 1998, at which time capitalized preproduction began to be amortized over the expected useful life of the manufacturing technology of approximately four years. In April 1998, the Accounting Standards Executive Committee released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. The Company will expense the unamortized preproduction balance of $92 million, net of tax on January 1, 1999 and present it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5. The preproduction costs are included in property and equipment at December 31, 1998 and 1997.

     Accumulated amortization for preproduction engineering was $27 million and $25 million at December 31, 1998 and 1997, respectively. Capitalized interest included within property and equipment totaled $29 million and $17 million at December 31, 1998 and 1997, respectively. Accumulated amortization of capitalized interest was $9 million and $7 million at December 31, 1998 and 1997, respectively.

     During 1997, the Company dispositioned assets held for sale with a carrying amount of $15 million that were associated with the 1996 shutdown of the Milpitas wafer manufacturing facility. In August 1997, approximately $5.6 million of the Milpitas equipment held for sale was transferred to another facility within the Company as it was determined that the equipment could be used to meet current capacity requirements.

NOTE 8 -- PURCHASES OF MINORITY INTEREST AND OTHER ACQUISITIONS

     PURCHASES OF MINORITY INTEREST. During the third quarter of 1998, the Company acquired approximately 107,880 shares of its Japanese affiliate from its minority interest shareholders for approximately $0.6 million. The acquisition was accounted for as a purchase and the excess of purchase price over the estimated fair value of the assets acquired was allocated to goodwill and is being amortized over eight years using the straight-line method. The Company owned approximately 93% of the Japanese affiliate at December 31, 1998. There were no minority interest purchases during 1997. As of December 31, 1997, the Company owned 92% of the Japanese affiliate and 100% of the U.K. affiliate.

     During 1996, the Company acquired 117,000 common shares of its Japanese sales affiliate from its minority interest shareholders for approximately $0.7 million. In December 1996, the Company acquired the remaining minority shares outstanding of its European sales affiliate, LSI Logic Europe, Ltd. (formerly LSI Logic Europe, plc) for $2 million. These acquisitions were accounted for as purchases and the excess of the purchase price over the fair value of the assets acquired of $2 million was allocated to goodwill and is being amortized over seven years. As of December 31, 1996, the Company owned approximately 92% of the Japanese affiliate and 100% of the U.K. affiliate.

BUSINESS COMBINATION

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company with SEEQ Technology, Inc. ("SEEQ"), and SEEQ became a wholly-owned subsidiary of the Company. The stock-for-stock transaction was approved by the shareholders of SEEQ, after which SEEQ was merged with and into LSI Logic Corporation, with LSI Logic Corporation continuing as the surviving corporation in the merger. As a result of the merger, the separate existence of SEEQ ceased. Under the merger agreement, each outstanding share of SEEQ common stock was converted into the right to receive 0.0759 LSI Logic Corporation common shares and resulted in the issuance of 2.5 million shares. SEEQ stock options outstanding as of the merger date were converted to options to acquire 0.4 million shares. This transaction has been accounted for as a pooling of interests, and accordingly, financial information for periods prior to the merger reflect retroactive restatement of the companies' combined financial position and operating results. For periods preceding the merger, there were no intercompany transactions which required elimination from the combined consolidated results of operations and there were no significant adjustments necessary to conform the accounting practices of the two companies.

     Selected financial information for the combining entities included in the consolidated statements of income for the three months ended March 31, 1999 (unaudited) and the two years ended December 31, 1998 and 1997 are as follows (in thousands):

                                                                      FOR THE PERIOD
                                                         -----------------------------------------
                                                         MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                           1999           1998            1997
                                                         ---------    ------------    ------------
Net sales
LSI Logic Corp.........................................  $463,617      $1,490,701      $1,290,275
SEEQ...................................................     6,780          26,190          32,351
                                                         --------      ----------      ----------
Combined...............................................   463,617       1,516,891       1,322,626
                                                         ========      ==========      ==========
Net income
LSI Logic Corp.........................................   (86,902)       (131,632)        159,248
SEEQ...................................................      (862)         (7,846)          5,733
Integration/Restructuring charge(a)....................    (2,600)             --              --
                                                         --------      ----------      ----------
Combined...............................................  $(90,364)     $ (139,478)     $  164,981
                                                         ========      ==========      ==========

(a) The integration and restructuring charge of $3.4 million, after related income tax effects, reduced earnings of the combined company by $2.6 million.

     ACQUISITION OF MINT TECHNOLOGY. In July 1997, the Company acquired all issued and outstanding shares of common stock of Mint Technology, Inc. ("Mint"). Mint provides engineering services on a contract basis to help customers ensure timely and cost-effective completion of their design programs. Mint's consulting services specialize in the architectural specification, implementation and test of complex application-specific integrated circuits and field programmable gate array based system designs. The acquisition was accounted for as a purchase. The acquisition price consisted of $9.5 million in cash and options to purchase approximately 681,726 shares of common stock with an intrinsic value of $11.3 million. The intrinsic value of the stock is being expensed over four years. Approximately $2.9 million of the purchase price was allocated to in-process research and development and was expensed in the third quarter of 1997. Total goodwill recorded as part of the acquisition was $5.7 million and is being amortized over four years. Pro forma results of operations have not been presented as the amounts would not significantly differ from the Company's historical results. The nature of the projects in process at the date of acquisition related to computer aided design tools, in particular, those that would be used for functional verification of the chip design. The additional costs to complete the tools were approximately $850,000 and were completed in the fourth quarter of 1997. The actual development timeline and costs were in line with estimates.

NOTE 9 -- COMMON STOCK

     The following summarizes all shares of common stock reserved for issuance as of December 31, 1998:

                                                              NUMBER OF SHARES
                                                              ----------------
                                                               (IN THOUSANDS)
Issuable upon:
Exercise of stock options, including options available for
  grant.....................................................       24,639
Purchase under Employee Stock Purchase Plan.................          550
                                                                   ------
                                                                   25,189
                                                                   ======

     The Company's Board of Directors approved an action which authorizes management to acquire up to 5 million and 4 million shares of its own stock in the open market at current market prices in August 1997 and February 1996, respectively. Accordingly, the Company repurchased 445,000 and 2.4 million shares of its common stock from the open market for approximately $5.7 million and $60 million in 1998 and 1997, respectively. The transactions were recorded as reductions to common stock and additional paid-in capital. The authorization for stock repurchases was rescinded by the Company's Board of Directors in February of 1999.

     STOCK OPTION PLANS. The Company's 1982 Incentive Stock Option Plan ("1982 Option Plan") is administered by the Board of Directors. Terms of the 1982 Option Plan required that the exercise price of options be no less than the fair value at the date of grant and required that options be granted only to employees or consultants of the Company. Generally, options granted vest in annual increments of 25% per year commencing one year from the date of grant and have a term of ten years. During 1992, the 1982 Option Plan expired by its terms. Accordingly, no further options may be granted thereunder. Certain options previously granted under the 1982 Option Plan remained outstanding at December 31, 1998.

     The 1991 Equity Incentive Plan, as amended July 30,1997, enables the Company to grant stock options to its officers, employees or consultants. Stock options may be granted with an exercise price no less than the fair value of the stock on the date of grant. The term of each option is determined by the Board of Directors and is generally ten years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant. A total of 25 million shares have been reserved for issuance under this plan, including 7 million shares approved by the Company's Board of Directors and stockholders in 1998.

     In May 1995, the stockholders approved the 1995 Director Option Plan ("Director Plan"), which replaced the 1986 Directors' Stock Option Plan, and reserved 500,000 shares for issuance thereunder. Terms of the Director Plan provide for an initial option grant to new directors and subsequent automatic option grants each year thereafter. The option grants generally have a ten year term and vest in equal increments over four years. The exercise price of options granted is the fair market value of the stock on the date of grant.

     In connection with the acquisition of Symbios (See Note 2 of Notes to the Consolidated Financial Statements), each outstanding stock option under Symbios' Stock Option plan was converted to an option of the Company's common stock at a ratio of 1.0094. As a result, outstanding options to purchase 2,073,593 shares were assumed. No further options may be granted under the Symbios plan.

     In connection with the acquisition of Mint (See Note 8 of Notes to the Consolidated Financial Statements), each outstanding stock option under Mint's Stock Option Plan ("Mint Plan") was converted to an option for the Company's common stock at a ratio of 0.6286. As a result, outstanding options to purchase 681,726 shares were assumed. No further options may be granted under the Mint Plan.

     At December 31, 1998 shares available for grant under all stock option plans were 4,486,000.

     The following table summarizes the Company's stock option share activity and related weighted average exercise price within each category for each of the years ended December 31, 1998, 1997 and 1996 (share amounts in thousands):

                                                  1998                1997                1996
                                            ----------------    ----------------    ----------------
                                            SHARES    PRICE     SHARES    PRICE     SHARES    PRICE
                                            ------    ------    ------    ------    ------    ------
Options outstanding at January 1..........  14,040    $24.34    11,108    $20.86     9,065    $20.26
Options assumed...........................   2,074     13.93       682     16.71      2.67     22.22
Options canceled..........................  (2,433)   (26.30)   (1,176)   (27.20)   (4,408)   (34.43)
Options granted...........................   7,070     19.64     4,598     30.78     7,308     27.79
Options exercised.........................    (635)   (12.15)   (1,172)     9.54    (1,124)    (7.39)
                                            ------    ------    ------    ------    ------    ------
Options outstanding at December 31........  20,116    $21.84    14,040    $24.34    11,108    $20.89
                                            ======    ======    ======    ======    ======    ======
Options exercisable at December 31........   7,125    $20.39     4,425    $17.88     2,977    $10.77
                                            ======    ======    ======    ======    ======    ======

     On August 16, 1996 the Company canceled options to purchase 2,853,000 shares of common stock with exercise prices ranging from $32.13 to $58.13, previously granted to employees, excluding certain executive officers, and reissued all such options at an exercise price of $22.38, the fair market value of the stock on August 16, 1996. The reissued options have a ten year term and vest in equal increments over four years from the date of reissuance.

     Significant option groups outstanding at December 31, 1998 and related weighted average exercise price and contractual life information is as follows (share amounts in thousands):

                                                OUTSTANDING         EXERCISABLE        REMAINING
           OPTIONS WITH EXERCISE              ----------------    ----------------    ------------
            PRICES RANGING FROM:              SHARES    PRICE     SHARES    PRICE     LIFE (YEARS)
           ---------------------              ------    ------    ------    ------    ------------
$1.98 to $10.00.............................   1,617    $ 6.06    1,372     $ 5.65        4.91
$10.01 to $20.00............................   7,414     16.33    1,387      13.06        9.18
$20.01 to $30.00............................   7,286     23.90    2,982      23.79        7.85
$30.01 to $40.00............................   3,037     32.42    1,118      31.99        8.10
greater than $40.00.........................     763     44.60      267      47.74        6.94
                                              ------    ------    -----     ------
                                              20,117    $21.76    7,125     $21.89
                                              ======    ======    =====     ======

     All options were granted at an exercise price equal to the market value of the Company's common stock at the date of grant with the exception the options assumed as part of the purchase of SEEQ on June 22, 1999, Symbios on August 6, 1998 and Mint in July of 1997. (See Notes 2 and 8 of Notes to the Consolidated Financial Statements.) The weighted average estimated grant date fair value, as defined by SFAS No. 123, for options granted during 1998, 1997 and 1996 was $10.85, 17.05 and $16.86 per option, respectively. The estimated grant date fair value disclosed by the Company is calculated using the Black-Scholes model. The Black-Scholes model, as well as other currently accepted option valuation models, was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated grant date fair value. The following weighted average assumptions are included in the estimated grant date fair value calculations for the Company's stock option awards:

                                                              1998    1997    1996
                                                              ----    ----    ----
Expected life (years).......................................  4.85    4.57    5.25
Risk-free interest rate.....................................  5.00%   5.99%   6.10%
Volatility..................................................    57%     56%     55%
Dividend yield..............................................     0%      0%      0%

     STOCK PURCHASE PLANS. Since 1983, the Company has offered Employee Stock Purchase Plans ("Employee Plans") under which rights are granted to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of an offering period or the end of each six-month segment within such offering period. Sales under the Employee Plans in 1998, 1997 and 1996 were 1,084,000, and 669,000 and 668,000 shares of common stock at an average price of $13.85, 19.77 and $17.36 per share, respectively. During 1997, the Company's stockholders approved an amendment to the Company's Employee Plan to increase the number of shares reserved for issuance by 500,000 shares. Additionally in 1997, the stockholders approved an amendment to the Company's Employee Plan to increase the number of shares of common stock reserved for issuance pursuant to the Employee Plan on the first day of each fiscal year, beginning fiscal 1998 by 1.15% of the shares of the Company's common stock issued and outstanding on the last day of the immediately preceding fiscal year, less the number of shares available for future option grants under the Employee Plans on the last day of the preceding fiscal year. Shares available for future purchase under the Employee Plans were 550,000 at December 31, 1998.

     Compensation cost (included in pro forma net income and net income per share amounts) for the grant date fair value of the purchase rights granted under the Employee Plan was calculated using the Black-Scholes model. The following weighted average assumptions are included in the estimated grant date fair value calculations for rights to purchase stock under the Company's Employee Plan:

                                                              1998    1997    1996
                                                              ----    ----    ----
Expected life (years).......................................  1.25    1.25    1.25
Risk-free interest rate.....................................  4.42%   5.82%   5.70%
Volatility..................................................    59%     58%     54%
Dividend yield..............................................     0%      0%      0%

     The weighted average estimated grant date fair value, as defined by SFAS No. 123, of rights to purchase stock under the Employee Plan granted in 1998, 1997 and 1996 were $5.94, $12.99 and $10.84 per share, respectively.

     STOCK PURCHASE RIGHTS. In November 1988, the Company implemented a plan to protect stockholders' rights in the event of a proposed takeover of the Company. The plan was amended and restated in November 1998. Under the plan, each share of the Company's outstanding common stock carries one Preferred Share Purchase Right ("Right"). Each Right entitles the holder, under certain circumstances, to purchase one-thousandth of a share of Preferred Stock of the Company or its acquiror at a discounted price. The Rights are redeemable by the Company and will expire in 2008.

     PRO FORMA NET INCOME AND NET INCOME PER SHARE. Had the Company recorded compensation costs based on the estimated grant date fair value, as defined by SFAS No. 123, for awards granted under its stock option plans and stock purchase plan, the Company's net income and earnings per share would have been adjusted to the pro forma amounts below for the years ended December 31, 1998, 1997 and 1996.

                                                       1998           1997          1996
                                                    -----------    ----------    ----------
                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Pro forma net (loss)/income
  Basic...........................................   $(193,346)     $135,461      $131,247
  Diluted.........................................   $(193,346)     $136,740      $135,686
Pro forma net (loss)/income per share
  Basic...........................................   $   (1.35)     $   0.96      $   1.00
  Diluted.........................................   $   (1.35)     $   0.93      $   0.93

     The pro forma effect on net income and net income per share for 1998, 1997 and 1996 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

NOTE 10 -- INCOME TAXES

     The provision for taxes consisted of the following:

                                                         1998       1997       1996
                                                       --------    -------    -------
                                                               (IN THOUSANDS)
CURRENT:
     Federal.........................................  $ 11,075    $12,726    $29,200
     State...........................................     2,560      4,172      6,969
     Foreign.........................................    22,075     43,106     19,398
                                                       --------    -------    -------
          Total......................................    35,710     60,004     55,567
                                                       --------    -------    -------
DEFERRED (BENEFIT) LIABILITY:
     Federal.........................................    (8,396)     5,135     (2,437)
     State...........................................    (2,085)     1,575     (6,635)
     Foreign.........................................   (15,324)    (5,895)    11,026
                                                       --------    -------    -------
          Total......................................   (25,805)       815      1,954
                                                       --------    -------    -------
TOTAL................................................  $  9,905    $60,819    $57,521
                                                       ========    =======    =======

     The domestic and foreign components of income before income taxes and minority interest were as follows:

                                                      1998         1997        1996
                                                    ---------    --------    --------
                                                             (IN THOUSANDS)
Domestic..........................................  $ (36,857)   $ 69,054    $ 86,149
Foreign...........................................    (92,648)    158,913     122,233
                                                    ---------    --------    --------
Income before income taxes and minority
  interest........................................  $(129,505)   $227,967    $208,382
                                                    =========    ========    ========

     Undistributed earnings of the Company's foreign subsidiaries aggregate to approximately $283 million at December 31, 1998 and are indefinitely reinvested in foreign operations or will be remitted substantially free of additional tax. No material provision has been made for taxes that might be payable upon remittance of such earnings, nor is it practicable to determine the amount of this liability.

     The deferred tax assets valuation allowance at December 31, 1998 is attributed to U.S. federal, state and foreign deferred tax assets which result primarily from restructuring and other one-time charges, net operating loss carryovers and the Company's acquisition of Symbios. Management believes that realization of deferred tax assets is not more likely than not at December 31, 1998 other than to the extent of taxable income for the carryover period. At December 31, 1997, management believed that realization of a portion of the deferred tax assets related to the net operating loss carryover is not more likely than not and established the requisite valuation allowance.

     As of June 22, 1999, the Company has pre-acquisition net operating loss carry forwards of SEEQ of approximately $94 million which expire from 1999 through 2018. Due to the ownership change which occurred as a result of the SEEQ acquisition, utilization of these losses is subject to an annual limitation of approximately $5 million.

     Significant components of the Company's deferred tax assets and liabilities as of December 31, were as follows:

                                                                1998        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
DEFERRED TAX ASSETS:
  Net operating loss carryforwards..........................  $ 43,347    $ 38,196
  Tax credit carryovers.....................................     2,380       2,380
  Future deductions for purchased intangible assets.........    45,239          --
  Future deductions for reserves and other..................    90,791      47,032
                                                              --------    --------
          Total deferred tax assets.........................   181,757      87,608
Valuation allowance.........................................   (58,166)    (36,787)
                                                              --------    --------
Net deferred tax assets.....................................   123,591      50,821
Deferred tax liabilities -- depreciation and amortization...   (84,644)    (37,670)
                                                              --------    --------
Total net deferred tax assets...............................  $ 38,947    $ 13,151
                                                              ========    ========

     Differences between the Company's effective tax rate and the federal statutory rate were as follows:

                                          1998                  1997                  1996
                                          ----                  ----                  ----
                                                           (IN THOUSANDS)
Federal statutory rate............  $(44,886)   (35)%     $ 79,788     35%      $ 72,831     35%
State taxes, net of federal
  benefit.........................     2,049      2%         3,937      2%         6,517      3%
Difference between U.S. and
  foreign tax rates...............    21,970     17%       (22,453)   (10)%      (12,358)    (6)%
Nondeductible expenses............     6,200      5%         2,847      1%         4,693      2%
Foreign tax credits...............      (420)    --         (1,195)    --        (11,260)    (5)%
Research and development tax
  credit..........................        (2)    --         (4,500)    (2)%       (4,243)    (2)%
Future benefit of deferred tax
  assets not recognized...........    24,438     19%        (2,029)    (1%)       (3,400)    (1)%
Other.............................       556     --          4,424      2%         4,741      2%
                                    --------    ---       --------    ---       --------     --
Effective tax rate................  $  9,905      8%      $ 60,819     27%      $ 57,521     28%
                                    ========    ===       ========    ===       ========     ==

     The Company paid $30 million, $31 million and $53 million for income taxes in 1998, 1997 and 1996, respectively.

     The IRS is currently auditing the Company's federal income tax returns for fiscal years 1991, 1992, 1993 and 1994. The Company received a notice of proposed tax deficiency for the years 1991 and 1992 and filed an appeal with the IRS on March 26, 1997 in response to that IRS notice. Management believes the ultimate outcome of the IRS audits will not have a material adverse impact on the Company's financial position or results of operations.

NOTE 11 -- SEGMENT REPORTING AND FOREIGN OPERATIONS

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company concluded that it operates in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, the Company designs, develops, manufactures and markets integrated circuits, including ASICs, ASSPs and related products and services. Semiconductor design and service revenues include engineering design services, licensing of LSI Logic's advanced design tools software, and technology transfer and support services. The Company's customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, the Company designs, manufactures, markets and supports high performance data storage management and storage systems solutions, including a complete line of RAID storage systems, subsystems and related software. The Storage Systems segment did not meet the requirements for a reportable segment as defined in SFAS No. 131.

     The Company's significant operations outside the United States include manufacturing facilities, design centers and sales offices in Japan and Europe.

     Long-lived assets consist of net property and equipment, goodwill, capitalized software and other intangibles, and other long-term assets excluding long-term deferred tax assets.

     The following is a summary of operations by entities located within the indicated geographic areas for 1998, 1997 and 1996. United States revenues include export sales.

                                                    1998          1997          1996
                                                 ----------    ----------    ----------
                                                             (IN THOUSANDS)
REVENUES:
  United States................................  $  957,257    $  649,703    $  694,990
  Japan........................................     261,705       366,508       264,316
  Europe.......................................     218,015       240,249       212,410
  Other foreign countries......................      79,914        66,166       100,139
                                                 ----------    ----------    ----------
          Total................................  $1,516,891    $1,322,626    $1,271,855
                                                 ----------    ----------    ----------
LONG-LIVED ASSETS:
  United States................................  $1,589,451    $  849,133
  Japan........................................     301,423       332,073
  Europe.......................................      24,286        23,454
  Other foreign countries......................      44,966        57,159
                                                 ----------    ----------
          Total................................  $1,960,126    $1,261,819
                                                 ==========    ==========

NOTE 12 -- LEASES

     The Company leases the majority of its facilities and certain equipment under non-cancelable operating leases which expire in 1999 through 2022. The facilities lease agreements typically provide for base rental rates which are increased at various times during the terms of the leases and for renewal options at the fair market rental value.

     The non-cancellable equipment leases generally provide for the lessor to retain the depreciation for income taxes and most of the leases require the Company to pay property taxes, insurance and normal maintenance and repairs. Leases meeting certain specific criteria are accounted for as the acquisition of an asset and the incurrence of a liability (in a capital lease). The base values of assets held under capital leases are as follows.

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
                                                                (IN THOUSANDS)
Machinery and equipment.....................................  $ 5,983    $ 3,505
Furniture and fixtures......................................    1,934      1,181
                                                              -------    -------
                                                                7,916      4,686
Accumulated amortization....................................   (2,694)    (1,326)
                                                              -------    -------
                                                              $ 5,222    $ 3,360
                                                              =======    =======

     Minimum future lease payments (in thousands) for non-cancelable leases as of December 31, 1998 were as follows:

                        YEARS ENDED                           OPERATING    CAPITAL
                        DECEMBER 31,                           LEASES      LEASES
                        ------------                          ---------    -------
1999........................................................  $  28,658    $ 1,982
2000........................................................     23,687      1,566
2001........................................................     19,702      1,082
2002........................................................     14,650        459
2003........................................................      8,525        383
Thereafter..................................................     21,492        220
                                                              ---------    -------
          Total minimum lease payments......................  $ 116,714      5,692
                                                              ---------
Less: amount representing interest..........................                  (717)
                                                                           -------
Present value of minimum lease payments.....................                 4,975
Less: current portion.......................................                (1,612)
                                                                           -------
Long term lease obligations.................................               $ 3,363
                                                                           =======

     Rental expense under all operating leases was $58.6 million for fiscal 1998, $58.6 million for fiscal 1997, and $62.6 million for fiscal 1996.

     In June 1995, the Company, through its Japanese subsidiary, entered into a master lease agreement and a master purchase agreement with a group of leasing companies ("Lessor") for up to 15 billion yen (US$129 million). Each Lease Supplement pursuant to the transaction will have a lease term of one year with four consecutive annual renewal options. The Company may, at the end of any lease term, return or purchase at a stated amount all the equipment. Upon return of the equipment, the Company must pay the Lessor a terminal adjustment amount. The Lessor also has entered into a remarketing agreement with a third party to remarket and sell any equipment returned pursuant to which the third party is obligated to reimburse the Company a guaranteed residual value. The lease line was fully utilized as of December 31, 1998. There were no significant gains or losses from these leasing transactions. Minimum rental payments under these operating leases, including option periods, are $23 million for 1999 and $16 million for 2000. The terminal adjustment, which the Company would be required to pay upon cancellation of all leases and return of the equipment, would be as follows: 1999 -- $42 million; 2000 -- $22 million; 2001 -- $2 million.

13. COMMITMENTS AND CONTINGENTS

     During the third quarter of 1995, the remaining shares of our Canadian subsidiary, LSI Logic Corporation of Canada, Inc. ("LSI Canada"), that were previously owned by other parties were acquired by another one of our subsidiary companies. At that time former shareholders of LSI Canada representing approximately 800,000 shares or about 3% (which is now approximately 620,000 shares) of the previously outstanding shares, exercised dissent an appraisal rights as provided by Canadian law. By so doing, these parties notified LSI Canada of their disagreement with the per share value in Canadian dollars ($4.00) that was paid to the other former shareholders. In order to resolve this matter, a petition was filed by LSI Canada in late 1995 in the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court") and has been pending since that time. The trial of that case was to occur in late 1998. Prior to the scheduled commencement of the trial, some of the parties who represent approximately 410,000 shares retained a new attorney. Their new attorney is now attempting to set aside the action based on the petition filed by LSI Canada and commence a new action, which we understand will be based on a different legal theory. Until their request is heard and resolved by the Court, a new trial date for the pending matter is not expected to be set. They have also notified us that they intend to bring a new action alleging that other conduct by LSI Logic Corporation was oppressive of the rights of minority shareholders in LSI Canada, for which they will seek damages. While we cannot give any assurances regarding the resolution of these matters, we believe that the final outcome will not have a material adverse effect on our consolidated results of operations or financial condition. Also, during 1998, a claim that was brought in 1994 by another former shareholder of LSI Canada against LSI Logic Corporation in the Court of Chancery of the State of Delaware in and for the New Castle County was dismissed. That dismissal was upheld on appeal to the Delaware Supreme Court.

     A lawsuit alleging patent infringement has been filed in the United States District Court for the District of Arizona by the Lemelson Medical, Education & Research Foundation, Limited Partnership against eighty-eight electronics industry companies, including us. The case number is CIV990377PHXRGS. The patents involved in this lawsuit generally relate to semiconductor manufacturing and computer imaging, including the use of bar coding for automatic identification of articles. While we cannot make any assurance regarding the eventual resolution of this matter, we do not believe it will have a material adverse effect on our consolidated results of operations or financial condition.

     The Company is a party to other litigation matters and claims which are normal in the course of its operations, and while the results of such litigations and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a significantly adverse effect on the Company's consolidated financial position or results of operations.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                     ASSETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 1999           1998
                                                              ----------    ------------
Cash and cash equivalents...................................  $  190,530     $  210,306
Short-term investments......................................     154,613         81,220
Accounts receivable, less allowance for doubtful accounts of
  $4,914 and $3,537.........................................     333,831        249,106
Inventories.................................................     191,485        181,440
Deferred tax assets.........................................      62,699         62,699
Prepaid expenses and other current assets...................      44,030         52,250
                                                              ----------     ----------
          Total current assets..............................     977,188        837,021
                                                              ----------     ----------
Property and equipment, net.................................   1,246,541      1,486,256
Goodwill and other intangibles..............................     316,705        332,779
Other assets................................................     215,281        167,749
                                                              ----------     ----------
          Total assets......................................  $2,755,715     $2,823,805
                                                              ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable............................................  $  172,032     $  195,228
Accrued salaries, wages and benefits........................      67,632         47,988
Other accrued liabilities...................................     103,352        109,236
Income taxes payable........................................      43,719         57,993
Current portion of long-term obligations....................      72,051        187,852
                                                              ----------     ----------
          Total current liabilities.........................     458,786        598,297
                                                              ----------     ----------
Long-term obligations and deferred income taxes.............     805,778        695,797
Minority interest in subsidiaries...........................       5,068          5,238
Commitments and contingencies...............................          --             --
Stockholders' equity:
  Preferred shares; $.01 par value; 2,000 shares
     authorized.............................................          --             --
  Common stock; $.01 par value; 450,000 shares authorized;
     145,967 and 143,867 shares outstanding.................       1,460          1,439
Additional paid-in capital..................................   1,159,402      1,135,219
Retained earnings...........................................     290,445        368,378
Accumulated other comprehensive income......................      34,776         19,437
                                                              ----------     ----------
          Total stockholders' equity........................   1,486,083      1,524,473
                                                              ----------     ----------
          Total liabilities and stockholders' equity........  $2,755,715     $2,823,805
                                                              ==========     ==========

See accompanying notes to unaudited consolidated condensed financial statements.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED     SIX MONTHS ENDED
                                                             JUNE 30,              JUNE 30,
                                                        -------------------   -------------------
                                                          1999       1998       1999       1998
                                                        --------   --------   --------   --------
Revenues..............................................  $501,012   $336,272   $964,629   $669,002
                                                        --------   --------   --------   --------
Costs and expenses:
  Cost of revenues....................................   314,398    179,844    616,289    367,392
  Research and development............................    75,046     65,943    151,569    130,857
  Selling, general and administrative.................    62,783     52,404    124,272     97,601
  Acquired in-process research and development........     4,600         --      4,600         --
  Restructuring of operations and other non-recurring
     charges..........................................     7,848         --      5,871         --
  Amortization of intangibles.........................    11,815      1,386     23,022      2,772
                                                        --------   --------   --------   --------
     Total costs and expenses.........................   476,490    299,577    925,623    598,622
                                                        --------   --------   --------   --------
Income from operations................................    24,522     36,695     39,006     70,380
Interest expense......................................    (9,620)       (95)   (20,200)      (175)
Interest income and other expense.....................     2,459      5,470      4,195     13,480
                                                        --------   --------   --------   --------
Income before income taxes and cumulative effect of
  change in accounting principle......................    17,361     42,070     23,001     83,685
Provision for income taxes............................     7,530     10,691      9,160     20,890
                                                        --------   --------   --------   --------
Income before cumulative effect of change in
  accounting principle................................     9,831     31,379     13,841     62,795
Cumulative effect of change in accounting principle...        --         --    (91,774)        --
                                                        --------   --------   --------   --------
Net income/(loss).....................................  $  9,831   $ 31,379   $(77,933)  $ 62,795
                                                        ========   ========   ========   ========
Basic earnings per share:
  Income before cumulative effect of change in
     accounting principle.............................  $   0.07   $   0.22   $   0.10   $   0.44
  Cumulative effect of change in accounting
     principle........................................        --         --      (0.64)        --
                                                        --------   --------   --------   --------
  Net income/(loss)...................................  $   0.07   $   0.22   $  (0.54)  $   0.44
                                                        ========   ========   ========   ========
Dilutive earnings per share:
  Income before cumulative effect of change in
     accounting principle.............................  $   0.06   $   0.22   $   0.09   $   0.43
  Cumulative effect of change in accounting
     principle........................................        --         --      (0.61)        --
                                                        --------   --------   --------   --------
  Net income/(loss)...................................  $   0.06   $   0.22   $  (0.52)  $   0.43
                                                        ========   ========   ========   ========
Shares used in computing per share amounts:
  Basic...............................................   145,622    143,168    144,883    142,868
                                                        ========   ========   ========   ========
  Dilutive............................................   151,947    144,719    149,614    144,377
                                                        ========   ========   ========   ========

See accompanying notes to unaudited consolidated condensed financial statements.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
Operating activities:
Net (loss)/income...........................................  $ (77,933)   $  62,795
Adjustments:
  Depreciation and amortization.............................    190,752       91,701
  Write-off of unamortized preproduction costs..............     97,356           --
  Acquired in-process research and development..............      4,600           --
  Non-cash restructuring and other non-recurring charges....        827           --
  Changes in:
     Accounts receivable....................................    (87,639)     (26,754)
     Inventories............................................    (11,499)      (3,191)
     Prepaid expenses and other assets......................      2,935      (29,363)
     Accounts payable.......................................    (26,091)     (33,690)
     Accrued and other liabilities..........................      7,040        6,119
                                                              ---------    ---------
Net cash provided by operating activities...................    100,348       67,617
                                                              ---------    ---------
Investing activities:
  Purchases of debt and equity securities
     available-for-sale.....................................   (198,577)    (253,249)
  Maturities and sales of debt and equity securities
     available-for-sale.....................................    125,014      361,267
  Purchase of equity securities.............................       (117)      (6,866)
  Acquisition of a non-public technology company............     (6,779)          --
  Purchases of property and equipment, net of retirements...    (28,503)    (148,274)
                                                              ---------    ---------
Net cash used for investing activities......................   (108,962)     (47,122)
                                                              ---------    ---------
Financing activities:
  Proceeds from borrowings..................................    345,000           --
  Repayment of debt obligations.............................   (368,302)        (736)
  Debt issuance costs.......................................     (9,488)          --
  Issuance of common stock, net.............................     24,204       12,356
                                                              ---------    ---------
Net cash (used for)/provided by financing activities........     (8,586)      11,620
                                                              ---------    ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (2,576)      (5,185)
                                                              ---------    ---------
(Decrease)/increase in cash and cash equivalents............    (19,776)      26,930
Cash and cash equivalents at beginning of period............    210,306      114,087
                                                              ---------    ---------
Cash and cash equivalents at end of period..................  $ 190,530    $ 141,017
                                                              =========    =========

See accompanying notes to unaudited consolidated condensed financial statements.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting only of normal recurring adjustments except as noted below for unamortized preproduction, acquired in-process research and development as discussed in Note 3 and the restructuring expenses as discussed in Note 5) necessary to present fairly the financial information included therein. While the Company believes that the disclosures are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

     On June 22, 1999, the Company completed a merger of Stealth Acquisition Corporation, a wholly-owned subsidiary of the Company, with SEEQ Technology, Inc. ("SEEQ") in a transaction accounted for as a pooling of interests, and SEEQ became a wholly owned subsidiary of the Company. All financial information has been restated retroactively to reflect the combined operations of the Company and SEEQ as if the merger had occurred at the beginning of the earliest period presented (see Note 2). Prior to the merger, SEEQ's fiscal year-end was the last Sunday in September of each year whereas the Company operates on a year ending on December 31.

     For financial reporting purposes, the Company reports on a 13 or 14 week quarter with a year ending December 31. For presentation purposes, the consolidated condensed financial statements refer to the quarter's calendar month end for convenience. The results of operations for the quarter ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.

     On April 14, 1999, the Company acquired all of outstanding capital stock of ZSP Corporation. ("ZSP") in a merger transaction accounted for as a purchase. Accordingly, the results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated condensed financial statements as of April 14, 1999, the effective date of the purchase, through the end of the period (see Note 3). There are no significant differences between the accounting policies of the Company and ZSP.

     In April 1998, the Accounting Standards Executive Committee ("AcSEC") released Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities." The SOP is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. Accordingly, the Company has expensed the unamortized preproduction balance of $92 million associated with the Gresham manufacturing facility, net of tax, on January 1, 1999 and has presented it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Certain items previously reported in specific financial statement captions have been reclassified to conform with the 1999 presentation.

     During the second quarter of 1999, one customer represented 11% of the Company's consolidated revenues. There were no customers with revenues greater than or equal to 10% of total consolidated revenues for the six months ended June 30, 1999.

     This Current Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

Actual results could differ significantly from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including the risk factors set forth in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998 as well as other periodic reports both previously and hereafter filed by the Company with the Securities Exchange Commission. Statements made herein are as of the date of the filing of this 10-Q with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. The Company expressly disclaims any obligation to update information presented herein, except as may otherwise be required by law.

NOTE 2 -- ACQUISITION OF SEEQ

     As discussed in Note 1, on June 22, 1999, the Company completed a merger with SEEQ. SEEQ was formed in January 13, 1981 to engage in the development, production and sale of state-of-the-art, high technology semiconductor devices. The stock for stock transaction was approved by the shareholders of SEEQ. As a result of the merger, the separate existence of SEEQ ceased. Under the terms of the Agreement and Plan of Reorganization and Merger, SEEQ's shareholders received 0.0759 of a share of the Company's common stock for each SEEQ share. Accordingly, the Company will issue up to 2.5 million shares of its common stock for all the outstanding shares of SEEQ common stock. Additionally, outstanding options to acquire SEEQ common stock were converted to options to acquire 0.4 million shares of the Company's common stock.

     The merger was accounted for as a pooling of interests. Accordingly, the Company's financial statements have been restated retroactively to include the financial results of SEEQ for all periods presented. SEEQ's results of operations are insignificant to the combined financial results (less than 3% by income statement line item for the six months ended June 30, 1999), and accordingly, separate results of operations of SEEQ and LSI are not presented.

     Adjustments to conform accounting policies of SEEQ to those of LSI were not significant to the combined financial results. There were no inter-company transactions between the two companies for the periods presented.

  Restructuring and merger related expenses associated with the SEEQ merger

     In connection with the merger with SEEQ on June 22, 1999, LSI recorded $3 million in restructuring charges and $5 million in merger related expenses. The merger expenses relate primarily to investment banking and other professional fees directly attributable to the merger with SEEQ. The restructuring charge is comprised of $2 million in write-downs of fixed assets which are duplicative to the combined company, $0.5 million of exit costs relating to non-cancelable building lease contracts and $0.5 million provision for severance costs related to the involuntary termination of certain employees. The exit costs and employee severance costs were recorded in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The fixed and other assets write-downs were recorded in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The restructuring actions as outlined by the restructuring plan are intended to be completed by June 30, 2000, one year from the date the reserve was taken. There was no activity against the SEEQ restructuring reserves in the second quarter of 1999.

NOTE 3 -- ACQUISITION OF ZSP

     As discussed in Note 1, on April 14, 1999, the Company acquired all of outstanding capital stock of ZSP, a semiconductor company without a fabrication facility that designs and markets programmable digital signal processors ("DSPs"). The acquisition was accounted for as a purchase. Accordingly, the results of operations of ZSP and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated condensed financial statements as of April 14, 1999, the effective

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

date of the purchase, through the end of the period. There are no significant differences between the accounting policies of the Company and ZSP.

     The Company paid approximately $7 million in cash which included direct acquisition costs of $0.6 million for investment banking legal and accounting fees and liabilities assumed of $4.3 million. The total purchase price of $11.3 million was allocated to the estimated fair value of assets acquired and liabilities assumed based on independent appraisals, where appropriate and management estimates as follows:

                           (In thousands)
Fair value of tangible net (liabilities)/assets.............  $  (301)
In-process research and development.........................    4,600
Other current technology....................................    2,600
Excess of purchase price over net assets acquired...........    4,370
                                                              -------
                                                              $11,269
                                                              =======

     The Company accrued approximately $0.7 million of exit costs for a non-cancelable building lease contract and to prepare the building for sublease. The exit costs were accrued as a liability assumed in the purchase price allocation in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The Company expects no other additional liabilities that may result in an adjustment to the allocation of the purchase price.

  In-process research and development:

     In connection with the purchase of ZSP, the Company recorded a $4.6 million charge to in-process research and development during the second quarter of 1999. The amount was determined by identifying research projects for which technological feasibility had not been established and no alternative future uses existed. The Company acquired ZSP's in-process DSP research and development project that was targeted at the telecommunications market. This product is being developed specifically for voice over net or voice over internet protocol applications and is intended to have substantial incremental functionality, greatly improved speed and a wider range of interfaces than ZSP's current technology.

     The value of the one project identified to be in progress was determined by estimating the future cash flows from the project once commercially feasible, discounting the net cash flows back to their present value and then applying a percentage of completion to the calculated value. The percentage of completion for the project was determined using milestones representing management's estimate of effort, value added and degree of difficulty of the portion of the project completed as of April 14, 1999, as compared to the remaining research and development to be completed to bring the project to technical feasibility. The development process is grouped into three phases with each phase containing between one and five milestones. The three phases are (i) researching the market requirements and the engineering architecture and feasibility studies, (ii) design and verification milestones, and (iii) prototyping and testing the product (both internal and customer testing). Development of ZSP's digital signal processor project started in May 1998. As of April 14, 1999, the Company estimated that the project was 65% complete.

     However, development of the technology remains a substantial risk to the Company due to factors including the remaining effort to achieve technical feasibility, rapidly changing customer markets and competitive threats from other companies. Additionally, the value of other intangible assets acquired may become impaired. Company management believes that the in-process research and development charge of $4.6 million is valued consistently with the SEC staff's view regarding valuation methodologies. There can be no assurance, however, that the SEC staff will not take issue with any assumptions used in the Company's valuation model and require the Company to revise the amount allocated to in-process research and development.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  Useful life of intangible assets:

     The amount allocated to current technology and residual goodwill is being amortized over their estimated weighted average useful life of seven years using a straight-line method.

NOTE 4 -- LICENSE AGREEMENT

     The Company and Wafer Technology (Malaysia) Sdn. Bhd. ("WTM") are currently definitizing an agreement under which the Company will grant licenses to WTM with respect to certain of the Company's wafer fabrication technologies and will provide associated manufacturing training and related services. In exchange, the Company will receive cash and equity consideration preliminarily valued at $120 million over the period for which transfers and obligations of the Company are scheduled to occur. Pursuant to an interim agreement, the Company has performed certain obligations which were valued at $3.0 million. This amount was recorded as an offset to the Company's research and development expenses during the quarter ended June 30, 1999.

NOTE 5 -- RESTRUCTURING

  SEEQ restructuring

     In connection with the merger with SEEQ on June 22, 1999, LSI recorded $3 million in restructuring charges and $5 million in merger related expenses (see
Note 2). There were no changes to the SEEQ restructuring reserves in the second quarter of 1999.

  Restructuring reserve activity

     During the second quarter of 1999, the Company utilized $1.1 million in restructuring reserves which were originally established in the third quarter of 1998. The amounts utilized reflect severance payments of $0.6 million for approximately 130 employees terminated during the second quarter and $0.5 million for lease terminations and other exit costs primarily in the U.S. and Europe. See table below describing the 1998 restructuring.

     During the first quarter of 1999, the Company determined that $2.5 million of the restructuring reserve established in the third quarter of 1998 would not be utilized because of a change in management's estimate of the reserve requirements in the U.S., Europe and Japan. Accordingly, the restructuring reserve reversal was included in the determination of income from operations for the six month period ended June 30, 1999. The remaining restructuring reserve activity in the first quarter is described in the table below.

  Description of 1998 restructuring:

     The Company remains committed to improving profitability and strengthening competitiveness. As a result of identifying opportunities to streamline operations and maximize the integration of Symbios, Inc. ("Symbios") acquired on August 6, 1998 (see Note 6) into the Company's operations, the Company's management, with the approval of the Board of Directors, committed itself to a restructuring plan and recorded a $75.4 million restructuring charge in the third quarter of 1998. The action undertaken included a worldwide realignment of manufacturing capacity, the consolidation of certain design centers and administrative offices, and a streamlining of the Company's overhead structure to reduce operating expenses. The restructuring charge excludes any integration costs relating to Symbios. As discussed in Note 6 of Notes to the Unaudited Consolidated Condensed Financial Statements, integration costs relating to Symbios were accrued as a liability assumed in the purchase in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Restructuring costs include $37.2 million related primarily to fixed assets impaired as a result of the decision to close a manufacturing facility in Tsukuba, Japan by the third quarter of 1999; $4.7 million for termination of leases and maintenance contracts primarily in the U.S. and Europe; $1.7 million for non-cancelable purchase commitments primarily in Europe; $13.1 million in fixed asset and other asset write-downs primarily in the U.S., Japan and Europe; approximately $2.4 million in other exit costs, which result principally from the consolidation and closure of certain design centers, sales facilities and administrative offices primarily in the U.S. and Europe; and work force reduction costs of $16.3 million.

     Other exit costs include $0.9 million related to payments made for early lease contract terminations and the write-down of surplus assets to their estimated realizable value; $0.7 million for the write-off of excess licenses for closed locations in Europe and $0.8 million of other exit costs associated with the consolidation of design centers worldwide.

     The workforce reduction costs primarily include severance costs related to involuntary termination of employment for approximately 900 employees from manufacturing in Japan, and engineering, sales, marketing and finance personnel located primarily in the U.S., Japan and Europe. The fair value of assets determined to be impaired in accordance with the guidance for assets to be held and used in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," were the result of independent appraisals and use of management estimates. Severance costs and other above noted exit costs were determined in accordance with EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The restructuring actions, as outlined by the plan, are intended to be executed to completion by September 30, 1999, one year from the date the reserve was taken.

     The following table sets forth the Company's 1998 restructuring reserves as of December 31, 1998 and activity against the reserve for the six month period ended June 30, 1999:

                                                                       (IN THOUSANDS)
                                                              RESERVE/                           RESERVE/
                                       BALANCE               TRANSLATION   BALANCE              TRANSLATION   BALANCE
                                       12/31/98   UTILIZED   ADJUSTMENT    3/31/99   UTILIZED   ADJUSTMENT    6/30/99
                                       --------   --------   -----------   -------   --------   -----------   -------
Write-down of manufacturing
  facility(a)........................  $ 1,500    $    --      $(1,100)        400                            $   400
Other fixed asset related charges....       --         --           --                                             --
Payments to employees for
  severance(b).......................   11,600     (6,140)        (820)      4,640      (640)                   4,000
Lease terminations and maintenance
  contracts(c).......................    4,600       (550)         (83)      3,967      (367)                   3,600
Noncancelable purchase
  commitments(c).....................    1,600        (80)          --       1,520                              1,520
Other exit costs(d)..................    1,200       (326)        (530)        344      (124)                     220
Cumulative currency translation
  adjustment.........................    1,512         --         (500)      1,012        --        (400)         612
                                       -------    -------      -------     -------   -------       -----      -------
         Total.......................  $22,012    $(7,096)     $(3,033)    $11,883   $(1,131)      $(400)     $10,352
                                       =======    =======      =======     =======   =======       =====      =======

---------------
(a) The $1.5 million balance at 12/31/98 for the write-down of the facility related to machinery and equipment decommissioning costs.

(b) Amounts utilized represent cash payments related to the severance of approximately 350 employees since 12/31/98 (approximately 130 in Q2 1999).

(c) Amounts utilized represent cash charges.

(d) Amounts utilized represent non-cash charges.

     The Company expects to complete the activities underlying the restructuring plan by September 1999.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 6 -- INTEGRATION OF SYMBIOS

     On August 6, 1998, the Company completed the acquisition of all of the outstanding capital stock of Symbios, Inc. from Hyundai Electronics America ("HEA"). HEA is a majority-owned subsidiary of Hyundai Electronics Industries Co., Ltd. ("HEI"), a Korean corporation. The transaction was accounted for as a purchase, and accordingly, the results of operations of Symbios and estimated fair value of assets acquired and liabilities assumed were included in the Company's consolidated financial statements as of August 6, 1998, the effective date of the purchase, through the end of the period. There are no significant differences between the accounting policies of the Company and Symbios. The allocation of the purchase price was disclosed in the Report on Form 10K/A for the year ended December 31, 1998 previously filed with the Securities and Exchange Commission.

     The Company has taken certain actions to combine the Symbios operations with those of LSI Logic and, in certain instances, to consolidate duplicative operations. Adjustments to accrued integration costs related to Symbios were recorded as an adjustment to the fair value of net assets in the purchase price allocation. The Company finalized the integration plan as of December 31, 1998. Accrued integration charges included $4 million related to involuntary separation and relocation benefits for approximately 300 Symbios employees and $1.4 million in other exit costs primarily relating to the closing of Symbios sales offices and the termination of certain contractual relationships. The Symbios integration related accruals were based upon management's current estimate of integration costs and are in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

     The following table sets forth the Company's Symbios integration reserve as of December 31, 1998 and activity against the reserve for the six month period ended June 30, 1999:

                                                                  (IN THOUSANDS)
                                                        DECEMBER 31,                JUNE 30,
                                                            1998                      1999
                                                          BALANCE       UTILIZED    BALANCE
                                                       --------------   --------    --------
Payments to employees for severance and
  relocation(a)......................................      $2,360       $(1,624)     $  736
Other exit costs(a)..................................       1,002          (474)        528
                                                           ------       -------      ------
          Total......................................      $3,362       $(2,098)     $1,264
                                                           ======       =======      ======

---------------
(a) The amount utilized represents cash payments related to the severance and relocation of approximately 160 employees. Utilization in Q2 1999 primarily reflects severance payments of $0.4 million for 29 employees and other exit costs of $0.5 million.

     No significant adjustments were made to the reserve during the periods presented. The Company expects to complete the activities underlying the integration plan by August 1999.

NOTE 7 -- INVESTMENTS

     The Company classifies its debt and marketable equity securities into an available-for-sale category and values them at fair value in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," with unrealized gains and losses, net of taxes, reported in shareholders' equity until realized. For all investment securities, unrealized losses that are other than temporary are recognized in net income. Gains and losses on securities sold are based on the specific identification method and are reflected in net income. The Company currently does not actively trade securities.

     Short-term investments consist primarily of U.S. and foreign corporate debt securities, commercial paper, auction rate preferred stock, U.S. and foreign government and agency securities and time deposits. As of June 30, 1999 and December 31, 1998, the Company held $155 million and $81 million of available-for-sale securities, respectively, that were classified as short-term investments on the consolidated balance sheet. Short-term investments are recorded at amortized cost, plus accrued interest, which

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

approximates fair market value at June 30, 1999 and December 31, 1998. The contract maturities of these securities are within one year. Realized gains and losses were not significant during the quarters ended June 30, 1999 and 1998.

     The Company held marketable equity securities with an aggregate carrying value of $49 million that were classified as long-term assets on the consolidated balance sheet as of June 30, 1999. There were no significant investments in marketable equity securities as of December 31, 1998 as the companies became publicly traded during the six month period ended June 30, 1999. Unrealized gains, net of the related tax effect, of $28 million are included in accumulated other comprehensive income as of June 30, 1999. During the quarter, realized gains and losses were not significant.

NOTE 8 -- DERIVATIVE FINANCIAL INSTRUMENTS

     The Company has foreign subsidiaries which operate and sell the Company's products in various global markets. As a result, the Company is exposed to changes in foreign currency exchange rates and interest rates. The Company utilizes various hedge instruments, primarily forward contract, currency swap, interest rate swap and currency option contracts, to manage its exposure associated with firm intercompany and third-party transactions and net asset and liability positions denominated in non-functional currencies. The Company does not hold derivative financial instruments for speculative or trading purposes. As of June 30, 1999 and December 31, 1998, there were no interest rate swap or currency swap contracts outstanding.

     The Company enters into forward contracts and currency swaps to hedge firm intercompany asset and liability positions denominated in non-functional currencies. The following table summarizes by major currency the forward exchange contracts outstanding as of June 30, 1999 and December 31, 1998. The buy amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies, and the sell amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies. Foreign currency amounts are translated at rates current at June 30, 1999 and December 31, 1998.

                                                             (IN THOUSANDS)
                                                        JUNE 30,    DECEMBER 31,
                                                          1999          1998
                                                        --------    ------------
Buy/(Sell):
Japanese Yen..........................................  $ 8,954         $--
Japanese Yen..........................................   (3,264)         --

     These forward contracts are considered identifiable hedges and realized and unrealized gains and losses are deferred until settlement of the underlying commitments. They are recorded as other gains or losses when the underlying exposure materializes or the hedged transaction is no longer expected to occur. Deferred foreign gains and losses were not significant at June 30, 1999 and December 31, 1998. Foreign currency transaction gains and losses included in interest income and other were insignificant for the three and six-month periods ended June 30, 1999 and 1998.

     Currency option contracts were treated as hedges of third-party yen revenue exposures. At June 30, 1999, total outstanding purchased currency option contracts were $20 million. These contracts expire in September 1999. At December 31, 1998, total outstanding purchased currency option contracts were $130 million. These contracts expired quarterly through June 1999. The realized and unrealized gains and option premiums are deferred until the exposure underlying the option is recorded. The deferred premiums on all outstanding options were $0.3 million as of June 30, 1999 and $6 million as of December 31, 1998. The deferred premiums were included in other current assets.

     On August 5, 1998, the Company recognized a loss of $1.5 million from the decision to close interest rate swap contracts which converted the interest associated with yen borrowings by LSI Logic Japan Semiconductor, Inc., a wholly owned subsidiary of the Company ("JSI"), from adjustable to fixed rates.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

The contracts were closed because the underlying debt was repaid as discussed in
Note 10. Current period gains and losses associated with the interest rate swaps are included in interest expense, or as other gains and losses at such time as related borrowings are terminated.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the instruments. The statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Upon adoption of SFAS No. 133, the Company will be required to adjust hedging instruments to fair value in the balance sheet, and recognize the offsetting gain or loss as transition adjustments to be reported in net income or other comprehensive income, as appropriate, and presented in a manner similar to the cumulative effect of a change in accounting principle. While we believe the adoption of this statement will not have a significant effect on our results of operations, the impact of the adoption of SFAS No. 133 as of the effective date cannot be reasonably estimated at this time.

NOTE 9 -- BALANCE SHEET:

                                                            (IN THOUSANDS)
                                                       JUNE 30,    DECEMBER 31,
                                                         1999          1998
                                                       --------    ------------
Inventories:
Raw materials........................................  $ 30,902      $ 32,347
Work-in-process......................................    81,113        53,042
Finished Goods.......................................    79,470        96,051
                                                       --------      --------
          Total......................................  $191,485      $181,440
                                                       ========      ========

     The Company had $97 million of unamortized preproduction engineering costs at December 31, 1998 associated with the construction of a new manufacturing facility in Gresham, Oregon. This new facility became operational as of December 1, 1998, at which time capitalized preproduction began to be amortized over the expected useful life of the manufacturing technology of approximately four years. In April 1998, the AcSEC released SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998 and requires companies to expense all costs incurred or unamortized in connection with start-up activities. Accordingly, the Company has expensed the unamortized preproduction balance of $92 million, net of tax, on January 1, 1999 and has presented it as a cumulative effect of a change in accounting principle in accordance with SOP No. 98-5.

NOTE 10 -- DEBT

     During March 1999, the Company issued $345 million of 4 1/4% Convertible Subordinated Notes (the "Convertible Notes") due in 2004. The Convertible Notes are subordinated to all existing and future senior debt, are convertible 60 days following issuance into shares of the Company's common stock at a conversion price of $31.353 per share and are redeemable at the option of the Company, in whole or in part, at any time on or after March 20, 2002. Each holder of the Convertible Notes has the right to cause the Company to repurchase all of such holder's Convertible Notes at 100% of their principal amount plus accrued interest upon the occurrence of certain events and in certain circumstances. Interest is payable semiannually. The Company paid approximately $9.5 million for debt issuance costs related to the Convertible Notes. The debt issuance costs are being amortized using the interest method. The net

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

proceeds of the Convertible Notes were used to repay borrowings under the Company's 364 day facility and the Revolver as described below.

     On August 5, 1998, the Company entered into a credit agreement with ABN AMRO Bank N.V. ("ABN AMRO"). The credit agreement was restated and superseded by the Amended and Restated Credit Agreement dated as of September 22, 1998 by and among the Company, JSI, ABN AMRO and thereafter syndicated to a group of lenders determined by ABN AMRO and the Company. The credit agreement consists of two credit facilities: a $575 million senior unsecured reducing revolving credit facility ("Revolver"), and a $150 million senior unsecured revolving credit facility ("364 day Facility").

     On August 5, 1998, the Company borrowed $150 million under the 364 day Facility and $485 million under the Revolver. On December 22, 1998, the Company borrowed an additional $30 million under the Revolver. The credit facilities allow for borrowings at adjustable rates of LIBOR/TIBOR with a 1.25% spread. As of March 31, 1999 the spread changed to 1%. Interest payments are due quarterly. The 364 day Facility expires on August 3, 1999 at which time borrowings outstanding are payable in full. The Revolver is for a term of four years with the principal reduced quarterly beginning on December 31, 1999. The Revolver includes a term loan sub-facility in the amount of 8.6 billion yen made available to JSI over the same term. The yen term loan sub-facility is for a period of four years with no required payments until it expires on August 5, 2002. Pursuant to the restated credit agreement, on August 30, 1998, JSI repaid its existing 11.4 billion yen ($79.2 million) credit facility and borrowed 8.6 billion yen ($71 million at June 30, 1999) bearing interest at adjustable rates. In March of 1999, the Company repaid the full $150 million outstanding under the 364 day Facility and $185.5 million outstanding under the Revolver primarily using the proceeds from the Convertible Notes as described above. Borrowings outstanding under the Revolver including the yen sub-facility were $370 million as of June 30, 1999. As of June 30, 1999, the interest rate for the Revolver and the yen sub-facility were 5.96% and 1.14%, respectively. The debt issuance costs associated with these debt facilities were not significant.

     In accordance with the terms of its existing credit agreement, the Company must comply with certain financial covenants related to profitability, tangible net worth, liquidity, senior debt leverage, debt service coverage and subordinated indebtedness. As of June 30, 1999, the Company was in compliance with these covenants.

NOTE 11 -- RECONCILIATION OF BASIC AND DILUTED EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted per share computations as required by SFAS No. 128, "Earnings Per Share ("EPS")."

                                                    (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                                            THREE MONTHS ENDED JUNE 30,
                                           -------------------------------------------------------------
                                                       1999                            1998
                                           -----------------------------   -----------------------------
                                                               PER-SHARE                       PER-SHARE
                                           INCOME*   SHARES+    AMOUNT     INCOME*   SHARES+    AMOUNT
                                           -------   -------   ---------   -------   -------   ---------
Basic EPS:
  Net income available to common
     stockholders........................  $9,831    145,622     $0.07     $31,379   143,168     $0.22
Effect of dilutive securities:
  Stock options..........................              6,325                           1,551
Diluted EPS:
  Net income available to common
     stockholders........................  $9,831    151,947     $0.06     $31,379   144,719     $0.22

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Options to purchase 704,863 and 7,477,499 shares were outstanding at June 30, 1999 and 1998, respectively, but were not included in the calculation of diluted shares for the three month periods ended June 30, 1999 and 1998 because the exercise prices were greater than the average market price of common shares in each respective quarter. The exercise price ranges of these options were $41.88 to $58.13 and $25.31 to $58.13 at June 30, 1999 and 1998, respectively.
For the three months ended June 30, 1999, common equivalent shares of 11,003,732 and interest expense of $2 million, net of taxes, associated with the Convertible Notes (see Note 10) were excluded from the computation of diluted earnings per share as a result of their antidilutive effect on earnings per share

                                                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                                           SIX MONTHS ENDED JUNE 30,
                                         --------------------------------------------------------------
                                                      1999                            1998
                                         ------------------------------   -----------------------------
                                                              PER-SHARE                       PER-SHARE
                                         INCOME*    SHARES+    AMOUNT     INCOME*   SHARES+    AMOUNT
                                         --------   -------   ---------   -------   -------   ---------
Basic EPS:
  Net income before cumulative effect
     of change in accounting
     principle.........................  $ 13,841   144,883    $ 0.10     $62,795   142,868     $0.44
                                                               ------                           -----
  Cumulative effect of change in
     accounting principle..............   (91,774)  144,883     (0.64)         --        --        --
                                                               ------
  Net (loss)/income available to common
     stockholders......................   (77,933)  144,883     (0.54)     62,795   142,868      0.44
                                                               ------                           -----
Effect of dilutive securities:
  Stock options........................               4,731                           1,509
Diluted EPS:
  Net income before cumulative effect
     of change in accounting
     principle.........................    13,841   149,614      0.09      62,795   144,377      0.43
                                                               ------                           -----
  Cumulative effect of change in
     accounting principle..............   (91,774)  149,614     (0.61)         --        --        --
                                                               ------
  Net (loss)/income available to common
     stockholders......................  $(77,933)  149,614    $(0.52)    $62,795   144,377     $0.43
                                                               ------                           -----

---------------
     * Numerator -- + Denominator

     Options to purchase 2,952,522 and 7,189,109 shares were outstanding at June 30, 1999 and 1998, respectively, but were not included in the calculation of diluted shares for the six month periods ended June 30, 1999 and 1998 because the exercise prices were greater than the average market price of common shares in each respective period. The exercise price ranges of these options were $32.13 to $58.13 and $25.31 to $58.13 at June 30, 1999 and 1998, respectively.
For the six month period ended June 30, 1999, common equivalent shares of 6,243,690 and interest expense of $3 million, net of taxes, associated with the Convertible Notes (see Note 10) were excluded from the computation of diluted earnings per share as a result of their antidilutive effect on earnings per share

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 12 -- COMPREHENSIVE INCOME

     Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The primary differences between net income and comprehensive income, for the Company, are due to foreign currency translation adjustments and unrealized gains on available-for-sale securities. Comprehensive income for the current reporting and comparable period in the prior year is as follows:

                                                  (IN THOUSANDS)
                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                     ------------------    -------------------
                                      1999       1998        1999       1998
                                     -------    -------    --------    -------
Comprehensive income/(loss)........  $21,438    $15,168    $(67,963)   $47,220

NOTE 13 -- SEGMENT REPORTING

     The Company operates in two reportable segments: the Semiconductor segment and the Storage Systems segment. In the Semiconductor segment, the Company designs, develops, manufactures and markets integrated circuits, including application-specific integrated circuits ("ASICs"), application-specific standard products ("ASSPs") and related products and services. Semiconductor design and service revenues include engineering design services, licensing of LSI's advanced design tools software, and technology transfer and support services. The Company's customers use these services in the design of increasingly advanced integrated circuits characterized by higher levels of functionality and performance. The proportion of revenues from ASIC design and related services compared to semiconductor product sales varies among customers depending upon their specific requirements. In the Storage Systems segment, the Company designs, manufactures, markets and supports high performance data storage management and storage systems solutions and a complete line of Redundant Array of Independent Disks ("RAID") storage systems, subsystems and related software.

     The following is a summary of operations by segment for the three and six-month periods ended June 30, 1999.

                                                              (IN THOUSANDS)
                                                            THREE MONTHS ENDED
                                                              JUNE 30, 1999
                                               --------------------------------------------
                                               SEMICONDUCTOR    STORAGE SYSTEMS     TOTAL
                                               -------------    ---------------    --------
Revenue......................................    $434,047           $66,965        $501,012
Income from operations.......................    $ 17,317           $ 7,205        $ 24,522

                                                             SIX MONTHS ENDED
                                                              JUNE 30, 1999
                                               --------------------------------------------
                                               SEMICONDUCTOR    STORAGE SYSTEMS     TOTAL
                                               -------------    ---------------    --------
Revenue......................................    $830,154          $134,475        $964,629
Income from operations.......................    $ 26,754          $ 12,252        $ 39,006

     The Storage Systems segment was added in August 1998 with the purchase of Symbios, and therefore revenue and income from operations are not available for the three and six-month periods ended June 30, 1998. Intersegment revenues for the three and six-month periods ended June 30, 1999 were not significant.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following is a summary of total assets by segment as of June 30, 1999 and December 31, 1998:

                                                                   (IN THOUSANDS)
                                                              JUNE 30,     DECEMBER 31,
                                                                1999           1998
                                                             ----------    ------------
Assets by segment:
Semiconductor..............................................  $2,616,391     $2,700,295
Storage Systems............................................     139,324        123,510
                                                             ----------     ----------
  Total assets.............................................  $2,755,715     $2,823,805
                                                             ==========     ==========

     The Storage Systems segment did not meet the requirement for a reportable segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998. However, for purposes of comparability, total assets by segment as of December 31, 1998 were included in the table.

NOTE 14 -- LEGAL MATTERS

     A discussion of certain pending legal proceedings is included in Item 3 of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998. Except as set forth in this Note, the information provided therein remains unchanged. On February 26, 1999 a lawsuit alleging patent infringement was filed in the United States District Court for the District of Arizona by the Lemelson Medical, Education & Research Foundation, Limited Partnership against eighty-eight electronics industry companies, including us. The case number is CIV99-0377PHX RGS. The patents involved in this lawsuit generally relate to semiconductor manufacturing and computer imaging, including the use of bar coding for automatic identification of articles. The relief sought is an injunction and damages in an unspecified amount. While we cannot make any assurances regarding the eventual resolution of this matter, we do not believe it will have a material adverse effect on our consolidated results of operations or financial condition.

     The Company continues to believe that the final outcome of such matters discussed will not have a material adverse effect on the Company's consolidated financial position or results of operations. No assurance can be given, however, that these matters will be resolved without the Company becoming obligated to make payments or to pay other costs to the opposing parties, with the potential, particularly if viewed on a quarterly basis, for having an adverse effect on the Company's financial position or its results of operations.

     Certain additional claims and litigation against the Company have also arisen in the normal course of business. The Company believes that it is unlikely that the outcome of these claims and lawsuits will have a materially adverse effect on the Company's consolidated financial position or results of operations.

                                [LSI Logic Logo]

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The aggregate estimated (other than the registration fee) expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $162,248
NASD fees...................................................    61,000
Trustee's fees and expenses.................................
Accounting fees and expenses................................
Legal fees and expenses.....................................
Miscellaneous...............................................
                                                              --------
  Total.....................................................  $
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF LSI

CERTIFICATE OF INCORPORATION

     Article 10 of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

     - for any breach of their duty of loyalty to the corporation or its stockholders,

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

     - for any transaction from which the director derived an improper personal benefit.

BYLAWS

INDEMNIFICATION ARRANGEMENTS

     Our bylaws provide that our directors, officers and agents shall be indemnified against expenses including attorneys' fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of LSI Logic Corporation, and, with the respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

     We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of LSI, arising out of such person's services as a director or officer of LSI, any subsidiary of LSI or any other company or enterprise to which the person provides services at the request of LSI.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith or incorporated by reference herein:

    EXHIBIT
    NUMBER                            EXHIBIT TITLE
    -------                           -------------
      3.1      Amended and Restated Certificate of Incorporation.(1)
      3.2      Bylaws.(2)
      4.1      Underwriting Agreement for Common Stock.*
      4.2      Underwriting Agreement for Convertible Subordinated Notes
               due 2006.*
      4.3      Indenture.*
      4.4      Specimen of Common Stock Certificate.*
      5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.*
     12.1      Computation of Ratio of Earnings to Fixed Charges.*
     23.1      Consent of PricewaterhouseCoopers LLP, independent auditors.
     23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (included in Exhibit 5.1).*
     24.1      Power of Attorney of certain directors and officers of LSI
               Logic Corporation (see page II-4 of this Form S-3).
     25.1      Form T-1 Statement of Eligibility of Trustee for Indenture
               under the Trust Indenture Act of 1939.*
     27.1      Financial Data Schedule.*

------------------------
* To be filed by amendment.

(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-8 (No. 333-57563) filed June 24, 1998

(2) Incorporated by reference to exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1998.

(b) Financial Statement Schedules.

     The following financial statement schedule for the years ended December 31, 1998, 1997 and 1996 should be read in conjunction with the consolidated financial statements of LSI Logic Corporation filed as part of this Registration
Statement:

     - Schedule II -- Valuation and Qualifying Accounts

     Schedules other than that listed above have been omitted since they are either not required, not applicable, or because the information required is included in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 28, 1999.

                                    LSI LOGIC CORPORATION

                                    By:       /s/ WILFRED J. CORRIGAN
                                       -----------------------------------------
                                        Name: Wilfred J. Corrigan
                                        Title: Chairman, Chief Executive Officer
                                               and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Wilfred J. Corrigan and R. Douglas Norby, and each of them, as his true and lawful attorneys-in-fact and agents, each with power of substitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments to this Registration Statement and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                        TITLE                   DATE
                        ----                                        -----                   ----
               /s/ WILFRED J. CORRIGAN                 Chairman, Chief Executive        July 28, 1999
-----------------------------------------------------  Officer and Director (Principal
                 Wilfred J. Corrigan                   Executive Officer)

                /s/ R. DOUGLAS NORBY                   Executive Vice President, Chief  July 28, 1999
-----------------------------------------------------  Financial Officer and Director
                  R. Douglas Norby                     (Principal Financial Officer
                                                       and Principal Accounting
                                                       Officer)

                    /s/ T.Z. CHU                       Director                         July 28, 1999
-----------------------------------------------------
                      T.Z. Chu

                /s/ MALCOLM R. CURRIE                  Director                         July 28, 1999
-----------------------------------------------------
                  Malcolm R. Currie

                 /s/ JAMES H. KEYES                    Director                         July 28, 1999
-----------------------------------------------------
                   James H. Keyes

               /s/ MATTHEW J. O'ROURKE                 Director                         July 28, 1999
-----------------------------------------------------
                 Matthew J. O'Rourke

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
  3.1      Amended and Restated Certificate of Incorporation.(1)
  3.2      Bylaws.(2)
  4.1      Underwriting Agreement for Common Stock.*
  4.2      Underwriting Agreement for Convertible Subordinated Notes
           due 2006.*
  4.3      Indenture.*
  4.4      Specimen of Common Stock Certificate.*
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.*
 12.1      Computation of Ratio of Earnings to Fixed Charges.*
 23.1      Consent of PricewaterhouseCoopers LLP, independent auditors.
 23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 5.1).*
 24.1      Power of Attorney of certain directors and officers of LSI
           Logic Corporation (see page II-4 of this Form S-3).
 25.1      Form T-1 Statement of Eligibility of Trustee for Indenture
           under the Trust Indenture Act of 1939.*
 27.1      Financial Data Schedule.*

-------------------------
* To be filed by amendment.

(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-8 (No. 333-57563) filed June 24, 1998.

(2) Incorporated by reference to exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 26, 1998.